Exhibit 10.48

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
Amendment No. 2
to the
A320 Family Aircraft Purchase Agreement
made July 20, 2011
between
AIRBUS S.A.S.
and
AMERICAN AIRLINES, INC.
This Amendment No. 2 to the A320 Family Aircraft Purchase Agreement made July 20, 2011 (as amended, supplemented or otherwise modified, hereinafter referred to as the “Amendment”), entered into as of May 30, 2013, by and between AIRBUS S.A.S., a société par actions simplifiée, created and existing under French law having its registered office at 1 Rond-Point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814 (the “Seller”), and AMERICAN AIRLINES, INC., a Delaware corporation having its principal office at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155, United States of America (the “Buyer”)
WITNESSETH:
WHEREAS, the Buyer and the Seller entered into an Airbus A320 Aircraft Family Purchase Agreement, made July 20, 2011, which, together with all Exhibits, Appendices and Letter Agreements attached thereto and as amended, modified or supplemented from time to time is hereinafter called the “Agreement”.
WHEREAS, the Buyer and the Seller have agreed on the use of [****] A319 Aircraft for certain testing related to future product enhancements and certain related terms as set forth in this Amendment.
NOW, THEREFORE, IT IS AGREED AS FOLLOWS:
The capitalized terms used herein and not otherwise defined in this Amendment will have the meanings assigned to them in the Agreement. The terms “herein,” “hereof,” and “hereunder” and words of similar import refer to this Amendment.
1    SCOPE
Pursuant to Clause 8.5 of the Agreement, the Seller has requested the Buyer’s agreement to use an A319 Aircraft for [****] prior to Delivery thereof. The Buyer has agreed to take Delivery of such A319 Aircraft pursuant to the terms contained in the Agreement and this Amendment.

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

2    AIRCRAFT MSN AND DELIVERY DATE
The A319 model aircraft bearing manufacturer’s serial number 5327 and CAC ID No. 392499 (the “Sharklet Test Aircraft”) will be used by the Seller prior to Delivery to conduct a Sharklet flight test program. Such use of the Sharklet Test Aircraft will not modify the Seller’s obligation to deliver and transfer title to the Sharklet Test Aircraft at the time and location and in the condition required by Clauses 8 and 9 of the Agreement.

3    USE PRIOR TO DELIVERY
Prior to Delivery thereof, the Sharklet Test Aircraft will have accumulated [****] flight hours (“FH”) and [****] fight cycles (“FC”) in support of the Seller’s Sharklet flight test program and production flight testing.

4    [****]

4.1    Warranty
Notwithstanding the accumulation of FH and FC on the Sharklet Test Aircraft prior to Delivery, the terms and conditions of Clause 12 of the Agreement will apply to such Aircraft as if such Aircraft had been delivered to the Buyer without the accumulation of such FH and FC.

4.2    [****]
The Seller [****].

4.3    [****]
The Buyer acknowledges and agrees that:
    (a)    [****]

5    ENGINE SELECTION

5.1    Clause 2.4.7 of the Agreement is deleted in its entirety and replaced by the following quoted text:
QUOTE
    2.4.7    The Buyer will notify the Seller of its choice of:
    (i)    A319 Propulsion System, A320 Propulsion System and A321 Propulsion System by November 30, 2011, and
    (ii)    A319 NEO Propulsion System, A320 NEO Propulsion System and A321 NEO Propulsion System by [****].
UNQUOTE

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

5.2    Paragraph 3.4.2 of Letter Agreement No. 5 to the Agreement is deleted in its entirety and replaced by the following quoted text:
QUOTE
    3.4.2    INTENTIONALLY LEFT BLANK
UNQUOTE
6    EFFECT OF THE AMENDMENT

6.1    The Agreement, as amended by this Amendment, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous understanding, commitments or representations whatsoever, whether oral or written between the Buyer and the Seller.

6.2    The Agreement will be deemed amended to the extent provided in this Amendment and, except as specifically amended hereby, will continue in full force and effect in accordance with its original terms.

6.3    Both parties agree that this Amendment will constitute an integral, nonseverable part of the Agreement and be governed by the provisions of the Agreement, except that if the Agreement and this Amendment have specific provisions that are inconsistent, the specific provisions contained in this Amendment will govern.

7    CONFIDENTIALITY
Each of the Seller and the Buyer agree not to disclose the terms and conditions of this Amendment to any person without the prior written consent of the other party. Notwithstanding the foregoing, each of the Seller and the Buyer agrees that such terms and conditions may be disclosed without such prior written consent to (i) the Official Committee of Unsecured Creditors (excluding Boeing Capital Corporation) and/or its professional advisors retained in the Chapter 11 Cases in accordance with the terms of the Stipulated Protective Order Pursuant to Sections 105(a) and 107(b) of the Bankruptcy Code and Bankruptcy Rule 9018 Establishing Procedures for the Protection of Confidential Information Provided by the Debtors to the Official Committee of Unsecured Creditors entered by the Bankruptcy Court on January 27, 2012 [Docket No. 891], (ii) the Bankruptcy Court, (iii) counsel and advisors for the Ad Hoc Group of AMR Corporation Creditors identified in that certain “Motion for Approval of ‘Fee Letter’ to Pay Certain Work Fees and Expenses of Professionals Employed by the Ad Hoc Group of AMR Corporation Creditors” filed with the Bankruptcy Court on August 29, 2012, (iv) as required by law or as necessary in connection with the enforcement of such party’s rights hereunder, and (v) the board of directors, managers, employees, auditors, and legal, financial and technical advisors of each party.

8    GOVERNING LAW
THIS AMENDMENT AND THE AGREEMENTS CONTEMPLATED HEREIN WILL BE GOVERNED BY AND CONSTRUED AND THE PERFORMANCE THEREOF WILL BE DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF CLAUSE 22.6 OF THE AGREEMENT.

9    COUNTERPARTS
This Amendment has been executed in two (2) original copies.
Notwithstanding the foregoing, this Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

IN WITNESS WHEREOF, this Amendment was entered into as of the day and year first above written.

AIRBUS S.A.S.

By:	/s/ Airbus S.A.S.
Name:	Airbus S.A.S.
Title:	Senior Vice President Contracts

AMERICAN AIRLINES, INC.

By:	/s/ American Airlines, Inc.
Name:	American Airlines, Inc.
Title:	Vice President-Treasurer

LETTER AGREEMENT NO. 1

TO
AMENDMENT NO. 2
As of May 30, 2013
American Airlines, Inc.
4333 Amon Carter Boulevard
Fort Worth, Texas 76155
Re: LEASING MATTERS
Ladies and Gentlemen,
American Airlines, Inc. (the “Buyer”) and Airbus S.A.S. (the “Seller”) have entered into Amendment No. 2 (as amended, supplemented or otherwise modified, the “Amendment”), of even date herewith to the Airbus A320 Family Aircraft Purchase Agreement made July 20, 2011 (as supplemented and amended by the other letter agreements (including Letter Agreement No. 1 dated July 20, 2011 (“Letter Agreement No. 1”), and as otherwise supplemented, amended or modified from time to time, the “Agreement”). The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 1 to the Amendment (this “Letter Agreement”) certain additional terms and conditions regarding the sale or lease of the Aircraft subject to the Agreement. Capitalized terms used herein and not otherwise defined in this Letter Agreement will have the meanings assigned thereto in the Agreement. The terms “herein”, “hereof”, and “hereunder” and words of similar import refer to this Letter Agreement.
Both parties agree that this Letter Agreement will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement will be governed by the provisions of said Agreement, except that if the Agreement and this Letter Agreement have specific provisions which are inconsistent, the specific provisions contained in this Letter Agreement will govern.

1.    LEASING DOCUMENTATION
Effective as of the date hereof, each of Exhibit A, Exhibit B, Exhibit C and Exhibit D attached to Letter Agreement No. 1 is amended by deleting each such exhibit in its entirety and replacing it as follows:
    (i)    Exhibit A is replaced with Exhibit I attached hereto (the “Replacement Lease”),
    (ii)    Exhibit B is replaced with Exhibit II attached hereto (the “Replacement Trust Agreement”),
    (iii)    Exhibit C is replaced with Exhibit III attached hereto (the “Replacement Participation Agreement”), and

    (iv)    Exhibit D is replaced with Exhibit IV attached hereto (the “Replacement Definitions Annex”).

The Replacement Lease, the Replacement Trust Agreement, the Replacement Participation Agreement and the Replacement Definitions Annex are collectively referred to herein as the “Replacement Leasing Documentation”.

2.    EXHIBIT E — FORM OF LEASING LETTER
Effective as of the date hereof, each of Exhibit B, Exhibit C, Exhibit D and Exhibit E attached to the form of Leasing Letter attached as Exhibit E to Letter Agreement No. 1 is hereby amended by deleting each such exhibit in its entirety and replacing it with Exhibit I, Exhibit II, Exhibit III and Exhibit IV, respectively, attached hereto.

3.    REFERENCES
On and after the date of this Letter Agreement:
    (i)    each reference in Letter Agreement No. 1 to “this Letter Agreement”, “hereunder”, “hereof” or words of like import referring to Letter Agreement No. 1, shall mean and be a reference to Letter Agreement No. 1, as amended by this Letter Agreement,
    (ii)    references in Letter Agreement No. 1 and each exhibit attached thereto (including, without limitation, the form of Leasing Letter) to the “Lease”, the “Trust Agreement”, the “Participation Agreement” and the “Definitions Annex” shall mean and be references to the Replacement Lease, the Replacement Trust Agreement, the Replacement Participation Agreement and the Replacement Definitions Annex, respectively, and
    (iii)    each reference in Letter Agreement No. 1 and each exhibit attached thereto (including, without limitation, the form of Leasing Letter) to the “Leasing Documentation” shall mean and be a reference to the Replacement Leasing Documentation.

4.    ASSIGNMENT
This Letter Agreement and the rights and obligations of the parties will be subject to the provisions of Clause 21 of the Agreement; provided, however, this Letter Agreement may not be assigned by the Buyer under either Clause 21.5 or 21.6 without the express written consent of the Seller, which the Seller may withhold in its sole discretion.

5.    CHAPTER 11 CASES
The Seller acknowledges that the Buyer is a debtor in possession under the Bankruptcy Code in the Chapter 11 Cases pending in the Bankruptcy Court. On January 23, 2013,

the Bankruptcy Court entered the Order Pursuant to 11 U.S.C. § 365(a) and Fed. R. Bankr. P. 6006 approving assumption of (A) the A320 Family Aircraft Purchase Agreement made July 20, 2011, as amended, between Airbus S.A.S. and American Airlines, Inc., and (B) the General Terms Agreement by and among IAE International Aero Engines AG and American Airlines, Inc. as amended and supplemented [Docket No. 6315].

6.    CONFIDENTIALITY
Each of the Seller and the Buyer agree not to disclose the terms and conditions of this Letter Agreement to any person without the prior written consent of the other party. Notwithstanding the foregoing, each of the Seller and the Buyer agrees that such terms and conditions may be disclosed without such prior written consent to (i) the Official Committee of Unsecured Creditors (excluding Boeing Capital Corporation) and/or its professional advisors retained in the Chapter 11 Cases in accordance with the terms of the Stipulated Protective Order Pursuant to Sections 105(a) and 107(b) of the Bankruptcy Code and Bankruptcy Rule 9018 Establishing Procedures for the Protection of Confidential Information Provided by the Debtors to the Official Committee of Unsecured Creditors entered by the Bankruptcy Court on January 27, 2012 [Docket No. 891], (ii) the Bankruptcy Court, (iii) counsel and advisors for the Ad Hoc Group of AMR Corporation Creditors identified in that certain “Motion for Approval of ‘Fee Letter’ to Pay Certain Work Fees and Expenses of Professionals Employed by the Ad Hoc Group of AMR Corporation Creditors” filed with the Bankruptcy Court on August 29, 2012, (iv) as required by law or as necessary in connection with the enforcement of such party’s rights hereunder, and (v) the board of directors, managers, employees, auditors, and legal, financial and technical advisors of each party.

7.    COUNTERPARTS
This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

If the foregoing correctly sets forth your understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to the Seller.

Very truly yours, AIRBUS S.A.S.

By:	/s/ Airbus S.A.S.
Name: Airbus S.A.S.
Title: Senior Vice President Contracts

Accepted and Agreed:

AMERICAN AIRLINES, INC.

By:	/s/ American Airlines, Inc.
Name: American Airlines, Inc.
Title: Vice President-Treasurer

EXHIBIT I
FORM OF LEASE AGREEMENT
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CONFIDENTIAL: Annexes B and C of this Lease Are
Subject to Restrictions on Dissemination Set Forth in Section 10.4 of the Participation
Agreement (as defined herein)
LEASE AGREEMENT ([YEAR] MSN [MSN])
dated as of
[Date]
between
WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
not in its individual capacity, except as expressly
provided herein, but solely as Owner Trustee,
as Lessor
and
AMERICAN AIRLINES, INC.,
as Lessee
Covering One Airbus [Model] Aircraft
(Generic Manufacturer and Model AIRBUS [Generic Model])
TO THE EXTENT, IF ANY, THAT THIS LEASE AGREEMENT CONSTITUTES CHATTEL PAPER (AS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE AGREEMENT MAY BE PERFECTED THROUGH DELIVERY OR POSSESSION OF ANY COUNTERPART OF THIS LEASE AGREEMENT OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE THE COUNTERPART THAT CONTAINS THE RECEIPT EXECUTED BY LESSOR ON THE SIGNATURE PAGE THEREOF.
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i
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(continued)
EXHIBITS, ANNEXES AND SCHEDULES

EXHIBIT A	–	FORM OF LEASE SUPPLEMENT
ANNEX A	–	DEFINITIONS
ANNEX B	–	RETURN CONDITIONS
ANNEX C	–	MID-TERM INSPECTION RECORDS LIST
ii
        LA 1 – Lease Agreement

LEASE AGREEMENT ([YEAR] MSN [MSN])

This LEASE AGREEMENT ([YEAR] MSN [MSN]) (as amended, modified or supplemented from time to time, this “Lease”), dated as of [ ], [YEAR], between WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee (herein in such capacity, together with its successors and permitted assigns, “Lessor” or “Owner Trustee”, and in its individual capacity, together with its successors and permitted assigns, “Trust Company”), and AMERICAN AIRLINES, INC., a Delaware corporation (together with its successors and permitted assigns, “Lessee”).
RECITALS:
Lessee wishes to lease the Aircraft from Lessor, and Lessor wishes to lease the Aircraft to Lessee, on the terms and subject to the conditions provided herein.
NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the agreements contained in the other Operative Documents and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1. Definitions. Unless the context otherwise requires, all capitalized terms used herein and not otherwise defined herein shall have the meanings set forth, and shall be construed and interpreted in the manner described, in Annex A hereto for all purposes of this Lease.
Section 2. Leasing of Aircraft. (a) Lessor hereby agrees (subject to satisfaction or waiver of the conditions set forth in Sections 4.1 and 4.2 of the Participation Agreement) to lease to Lessee hereunder, and Lessee hereby agrees (subject to satisfaction or waiver of the conditions set forth in Section 4.3 of the Participation Agreement) to lease from Lessor hereunder, the Aircraft, as evidenced by the execution by Lessor and Lessee of Lease Supplement No. 1 covering the Aircraft.
(b) On the Delivery Date, subject to Lessee’s acceptance of the Aircraft, Lessee will take possession of the Aircraft “AS-IS, WHERE-IS AND WITH ALL FAULTS.”
Section 3. Term and Rent.
(a) Term. The Basic Term for the lease of the Aircraft hereunder shall commence on the Delivery Date and shall end on the Lease Expiry Date, or such earlier date on which this Lease is terminated in accordance with the provisions hereof.
(b) Basic Rent. Lessee hereby agrees to pay to Lessor Basic Rent in advance for the Aircraft throughout the Term in installments, the first installment of which shall be due and payable on the Delivery Date, and the remaining installments of which shall be due and payable on the other Lease Period Dates, in the amounts computed as provided in Schedule A to Lease Supplement No. 1 for the Basic Term (Basic Rent payable for any Renewal Term, shall be as provided in Section 21). The installment of Basic Rent due and payable on the
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[Lease Agreement ([Year] MSN [MSN])]
Delivery Date shall be allocable to the Lease Period commencing on the Delivery Date and ending on the day immediately preceding the following Lease Period Date. Each other installment of Basic Rent is allocable to the Lease Period beginning on the Lease Period Date on which such installment is due and payable.
(c) Supplemental Rent. Lessee also agrees to pay to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent promptly as the same shall become due and owing, and in the event of any failure on the part of Lessee to pay any Supplemental Rent, Lessor shall, subject to Section 15, have all rights, powers and remedies provided for herein, in equity or law, as in the case of nonpayment of Basic Rent. In addition, Lessee will pay as Supplemental Rent, on demand, to the extent permitted by applicable Law, an amount equal to interest at the Overdue Rate on any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded, as the case may be, for the period until the same shall be paid.
(d) Payments in General. All payments of Rent shall be made in Dollars by wire transfer of immediately available funds not later than 1:00 p.m. (New York time) on the date of payment, to Lessor to the account set forth on Annex B to the Participation Agreement (or such other account in the United States of Lessor as Lessor directs by written notice to Lessee at least 10 Business Days prior to the date such payment of Rent is due, or, in the case of Supplemental Rent expressly payable to a Person other than Lessor, to the Person that shall be entitled thereto to such account in the United States as such Person directs by written notice to Lessee at least 10 Business Days prior to the date such payment of Rent is due). If any Rent is due on a day that is not a Business Day, such Rent shall be paid on the next succeeding Business Day with the same force and effect as if paid on the scheduled date of payment, and no interest shall accrue on the amount of such payment from and after such scheduled date to the time of payment on such next succeeding Business Day.
Section 4. Lessor’s Representations, Warranties and Covenants.
(a) Disclaimer. NONE OF OWNER TRUSTEE, TRUST COMPANY OR OWNER PARTICIPANT (IN EACH CASE, IN ITS CAPACITY AS SUCH) MAKES OR SHALL BE DEEMED TO HAVE MADE HEREIN ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE AIRWORTHINESS, VALUE, CONDITION, WORKMANSHIP, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, OR AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY ENGINE OR ANY PART THEREOF, except that nothing set forth in this subsection (a) shall (x) derogate from the representations and warranties made by Owner Trustee, Trust Company or Owner Participant in or pursuant to any Operative Document or (y) be construed as a waiver by Lessee of any warranty or other claim against any manufacturer, supplier, dealer, contractor, subcontractor or other Person.
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[Lease Agreement ([Year] MSN [MSN])]
(b) U.S. Citizenship. Lessor at all times will be a Citizen of the United States to permit registration of the Aircraft with the FAA. Trust Company represents and warrants that it is a Citizen of the United States. Owner Trustee represents and warrants that it is a Citizen of the United States.
(c) Quiet Enjoyment. Lessor covenants that, except as expressly permitted by Section 15 following an Event of Default that has occurred and is continuing, notwithstanding anything herein or in any other Operative Document to the contrary, neither Lessor nor any Person claiming by, through or under Lessor shall (i) discharge the registration with the International Registry of the International Interests arising with respect to the Lease, (ii) transfer the right to discharge any of such International Interests to any other Person or cause any such right to be so transferred (except (x) in connection with a Transfer permitted by Section 8.1 of the Participation Agreement, or (y) in the case of any Back-Leveraging Transaction, to the Back-Leveraging Party, but only if, as a precondition to such transfer, the Back-Leveraging Party shall have agreed in writing for the benefit of Lessee not to transfer, during the Term, such right to discharge further except in connection with an exercise of remedies at such time that an Event of Default has occurred and is continuing or unless such right is transferred back to Lessor in connection with the release of the applicable security interest), or (iii) take or cause to be taken any action inconsistent with Lessee’s rights under this Lease and its right to quiet enjoyment of the Aircraft, the Airframe, any Engine or any Part, or otherwise in any way interfere with or interrupt the use, operation and continuing possession of the Aircraft, the Airframe, any Engine or any Part by Lessee or any sublessee, assignee or transferee under any sublease, assignment or transfer then in effect and permitted by the terms of this Lease.
(d) Lien Lifting. Lessor agrees that (i) it shall promptly, at its own cost and expense, take such action as may be necessary duly to discharge and satisfy in full any Lessor’s Lien attributable to it if the same shall arise at any time (by bonding or otherwise, so long as Lessee’s operation and use of the Aircraft is not impaired); provided that Lessor may, for a period of not more than 60 days, contest any such Lessor’s Lien diligently and in good faith by appropriate proceedings so long as such contest does not involve any material risk of the sale, forfeiture or loss of or loss of use of the Airframe or any Engine or any material risk of criminal penalties or material civil penalties being imposed on Lessee, and (ii) it shall indemnify and hold harmless Lessee from and against any loss, cost, expense or damage (including reasonable legal fees and expenses) that may be suffered or incurred by Lessee as a result of a failure by Lessor to promptly discharge or satisfy in full any such Lessor’s Lien.
(e) Warranties. Lessor agrees that, so long as no Event of Default shall have occurred and be continuing, Lessee shall have the benefit of and shall be entitled to enforce, either in its own name or in the name of Lessor for the use and benefit of Lessee, any and all warranties of any Person (whether express or implied) in respect of the Aircraft, the Airframe, any Engine or any Part, and Lessor agrees to execute and deliver such further documents and take such further action, as may be reasonably requested by Lessee and at Lessee’s cost and expense, as may be necessary to enable Lessee to obtain such warranty service or the benefits of any such warranty as may be furnished for the Aircraft, Airframe, any Engine or any Part by such Person. Lessor hereby appoints and constitutes Lessee, except at such times as an Event of Default shall have occurred and be continuing, its agent and attorney-in-fact during the Term to
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assert and enforce, from time to time, in the name and for the account of Lessor and Lessee, as their interests may appear, but in all cases at the cost and expense of Lessee, whatever claims and rights Lessor may have against such Person.
(f) Lessor’s Interest in Certain Engines. Lessor hereby agrees, for the benefit of the lessor, conditional vendor or secured party of any airframe or any engine leased, purchased or owned by Lessee (or any Permitted Sublessee) subject to a lease, conditional sale or other security agreement, that Lessor will not acquire or claim, as against such lessor, conditional vendor or secured party, any right, title or interest in any engine or engines as the result of such engine or engines being installed on the Airframe at any time while such engine or engines are subject to such lease, conditional sale or other security agreement, provided however, that such agreement of Lessor shall not be for the benefit of any lessor, conditional vendor or secured party of any airframe or any engine leased, purchased or owned by Lessee (or any Permitted Sublessee) subject to a lease, conditional sale or other security agreement, unless such lessor, conditional vendor, or secured party has expressly agreed (which agreement may be contained in such lease, conditional sale or other security agreement) that neither it nor its successors or assigns will acquire or claim, as against Lessor, any right, title or interest in an Engine as a result of such Engine being installed on such airframe subject to such lease, conditional sale or security agreement.
(g) Title Transfers by Lessor. If Lessor shall be required to transfer title to the Aircraft or any Engine to Lessee or its designee pursuant to this Lease, (i) Lessor will (A) transfer to Lessee or its designee, without recourse or warranty (except as to the absence of Lessor’s Liens and Liens of the type described in Section 6(h)), all of Lessor’s right, title and interest in and to such Aircraft or Engine, free and clear of all right, title and interest of Lessor and of Lessor’s Liens and Liens of the type described in Section 6(h), all in AS-IS WHERE-IS condition, (B) at Lessee’s expense, execute and deliver such bills of sale (and any such bill of sale shall be in such form as will qualify as a “contract of sale” pursuant to Article V of the Aircraft Protocol) and other documents and instruments of transfer (including consents to appropriate registrations with the International Registry), all in form and substance reasonably satisfactory to Lessee, as Lessee shall reasonably request to evidence (on the public record or otherwise) such transfer and the vesting in Lessee or its designee of all of Lessor’s right, title and interest in and to such Aircraft or Engine and (C) take such actions as may be required to be taken by Lessor so that the transfer of such Aircraft or Engine to Lessee or its designee shall be registered as a Sale on the International Registry, (ii) Lessor will assign (to the extent freely assignable) to Lessee or its designee all of Lessor’s rights in any available warranties with respect to such Aircraft or Engine and (iii) Lessor will assign (to the extent freely assignable) to Lessee or its designee, pursuant to an assignment agreement in form and substance reasonably satisfactory to Lessee, all of its right, title and interest in and to claims against third Persons (other than any insurer with respect to an insurance policy obtained by or on behalf of Lessor or Owner Participant for its own account, in each case so long as such retained claims in no way interfere with the assignments described in clauses (i) and (ii) of this sentence) relating to such Aircraft or Engine.
(h) Vesting of Title. Lessor agrees that in each instance in which this Lease provides that title to the Aircraft, any Engine, engine, Part or Obsolete Part shall be transferred to or vest in Lessee, title to such Aircraft, Engine, engine, Part or Obsolete Part shall
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[Lease Agreement ([Year] MSN [MSN])]
vest in Lessee free and clear of all right, title and interest of Lessor, Lessor’s Liens and Liens of the type described in Section 6(h), and Lessor shall do all acts necessary to discharge all such Liens and other rights held by it in such Aircraft, Engine, engine, Part or Obsolete Part.
Section 5. Return of Aircraft. Lessee hereby agrees to comply with the Return Conditions regarding return of the Aircraft to Lessor. In addition, Lessee agrees, in connection with any return of the Aircraft hereunder, to pay on the Return Date the amounts payable pursuant to Annex B, if any. All references in this Lease or elsewhere in any other Operative Document to this Section 5 shall be deemed to refer also to Annex B.
Section 6. Liens. Lessee will not, directly or indirectly, create, incur, assume or suffer to exist any Lien on or with respect to the Airframe or any Engine, title thereto or any interest therein or in this Lease except:
(a) the respective rights of the parties to the Operative Documents as provided therein;
(b) the rights of others under agreements or arrangements to the extent expressly permitted by this Lease;
(c) Lessor’s Liens;
(d) Liens for Taxes that either are not yet overdue or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine, title thereto or any interest therein or any material risk of criminal liability or material civil penalty against Lessor or Owner Participant;
(e) materialmen’s, mechanics’, workers’, landlord’s, repairmen’s, employees’ or other like Liens arising in the ordinary course of business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that either are not yet overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine, title thereto or any interest therein or any material risk of criminal liability or material civil penalty against Lessor or Owner Participant;
(f) Liens (other than Liens for Taxes) arising out of any judgment or award (i) for 60 days after the entry of such judgment or award, provided that during such 60-day period there is no material risk of the sale, forfeiture or loss of the Airframe or any Engine, title thereto or any interest therein or any material risk of criminal liability or material civil penalty against Lessor or Owner Participant, or (ii) during an appeal or other proceeding for review regarding such judgment or award with respect to which there shall have been secured a stay of execution pending such appeal or review;
(g) salvage or similar rights of insurers under insurance policies maintained pursuant to Section 11;
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[Lease Agreement ([Year] MSN [MSN])]
(h) the respective rights of the financing parties under any financing arrangements entered into by Lessor or Owner Participant with respect to the Aircraft at any time, including, without limitation arrangements permitted by Section 8.3 of the Participation Agreement;
(i) Liens approved in writing by Lessor; and
(j) any other Lien with respect to which Lessee shall have provided cash collateral or other security adequate in the reasonable opinion of Lessor.
Liens described in clauses (a) through (j) above are referred to as “Permitted Liens”. Lessee will promptly take (or cause to be taken) such action as may be necessary duly to discharge (by bonding or otherwise) any Lien not excepted above if the same shall arise at any time.
Section 7. Registration, Maintenance and Operation; Possession; Insignia.
(a) Registration, Maintenance and Operation. Lessee, at its expense, shall:
(i) subject to the further provisions of this Section 7, cause the Aircraft to remain duly registered at the FAA in the name of Lessor, as owner, except:
(A) as otherwise required by the Transportation Code, or
(B) to the extent that such registration cannot be maintained (x) because of the failure of Lessor or Owner Participant to comply with the citizenship or other eligibility requirements for registration of aircraft under the Transportation Code or with Section 6.3.1 or 6.4.4 of the Participation Agreement or (y) because of the failure by Lessor or Owner Participant to execute and deliver, upon request of Lessee, any documents required for the renewal of such registration;
provided that Lessor and Owner Participant shall execute and deliver all such documents as may be required by the FAA from time to time for the purpose of effecting and continuing such registration, and shall not register the Aircraft or permit the Aircraft to be registered under any laws other than the United States at any time except as provided in the following proviso; and provided, further, that Lessee may at any time, with the prior written consent of Owner Participant (such consent not to be unreasonably withheld), subject to satisfaction of the Re-registration Conditions or waiver of any thereof by Owner Participant, cause the Aircraft or permit the Aircraft to be registered under the applicable statutes of any country in which a Permitted Sublessee could be based, in the name of Lessor or, if required by applicable Law, in the name of any other Person, and Lessor and Owner Participant shall cooperate with Lessee’s reasonable requests in effecting and continuing such foreign registration, and Lessee shall maintain such registration unless and until the Aircraft is re-registered in accordance with this Section 7;
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(ii) cause the Aircraft to be maintained, serviced, repaired, reconditioned, overhauled, stored and tested in accordance with Lessee’s maintenance program for aircraft of the same make and model, which shall be an FAA Part 121 approved program (the “Maintenance Program”) (or, if the Aircraft is then registered in accordance with the terms of the Operative Documents in another country or shall be subleased to a Permitted Sublessee, in each case in accordance with the terms of this Lease, an Approved Program) and, except during any Sublease Period, in the same manner and with the same care used by Lessee with respect to comparable [A319/320/321]1 aircraft and engines owned or operated by Lessee and utilized in similar circumstances (and, during any Sublease Period, by a maintenance performer appropriately approved by the FAA or EASA of recognized standing, experience and facilities to perform the relevant work on aircraft of the same make and model as the Aircraft and in the same manner and with the same care used by the Permitted Sublessee with respect to comparable [A319/320/321]2 aircraft and engines owned or operated by the Permitted Sublessee and utilized in similar circumstances) so as to keep the Aircraft in the same operating condition as when delivered to Lessee hereunder (ordinary wear and tear excepted);
(iii) cause the Aircraft to be kept in such condition as may be necessary to enable an airworthiness certification of the Aircraft to be maintained in good standing at all times (other than during temporary periods of storage of not more than 90 calendar days in accordance with applicable regulations or during periods of grounding by applicable governmental authorities, except where such periods of grounding are the result of the failure by Lessee to maintain the Aircraft as otherwise required herein) under the Transportation Code or the applicable laws of any other jurisdiction in which the Aircraft may then be registered;
(iv) cause all records, logs and other documentation with respect to the Aircraft to be maintained as required by the FAA or the applicable central authority of the jurisdiction where the Aircraft is registered to be maintained in respect of the Aircraft (all such records, logs and other documentation to be maintained in the English language);
(v) maintain and update a one-way cross-reference table indicating for each of the Maintenance Program tasks the corresponding MPD reference task (if any); and
(vi) cause to be furnished to Lessor (A) such information that is readily available without undue expense as may be reasonably requested by Lessor to enable Lessor to file any reports, filings or statements required to be filed by Lessor with the FAA (or the aeronautical authority of the country of registry of the Aircraft if the Aircraft is not registered under the laws of the United States) because of Lessor’s interest in the Aircraft, and (B) such other information concerning the location, condition, use and operation of the Aircraft as Lessor may reasonably request.
1     Specific aircraft type to be specified in each Lease.
2     Specific aircraft type to be specified in each Lease.
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Lessee agrees that it will comply with all mandatory airworthiness directives issued by the FAA (or the appropriate authorities in the jurisdiction where the Aircraft is registered) (each, an “AD” and collectively, “ADs”) in respect of the Aircraft which require compliance no later than the last day of the Term, as and to the extent required by such ADs and the Maintenance Program prior to such date. Lessee shall not be required to comply with any manufacturer service bulletins, except as and to the extent required by the Maintenance Program prior to the last day of the Term.
The Aircraft will not be maintained, used or operated in violation of any law, rule, regulation or order of any government or governmental authority having jurisdiction in any country in which the Aircraft is flown, or in violation of any AD, license or registration relating to the Aircraft issued by any such authority; provided that Lessee may in good faith contest the validity or application of any such law, rule, regulation, order, airworthiness certificate, license or registration or any AD referred to in the immediately preceding paragraph in any reasonable manner which does not materially adversely affect Lessor or Owner Participant or their respective interests in the Aircraft or any Operative Document, or involve any material risk of criminal liability or material civil penalty against Lessor or Owner Participant; and provided, further, that Lessee shall not be in default under this sentence if it is not possible for Lessee to comply with the laws of a jurisdiction other than the United States (or other than any jurisdiction in which the Aircraft is then registered) because of a conflict with the applicable laws of the United States (or such jurisdiction in which the Aircraft is then registered) in which event Lessee shall use its reasonable best efforts to cause the Aircraft to be removed, as soon as practicable, from the jurisdiction other than the United States (or other than the jurisdiction in which the Aircraft is then registered) creating the conflict or take such other reasonable action (including, if necessary, changing the registration of the Aircraft unless the Aircraft is then registered in the United States), as soon as practicable, as may be necessary to avoid the conflict.
Lessee may operate or allow the Aircraft to be operated anywhere in the world, except that Lessee agrees not to operate or locate the Aircraft, or suffer the Aircraft to be operated or located:
(A) in any area excluded from coverage by any insurance required by the terms of Section 11, except in the case of a requisition for use by the U.S. government where Lessee obtains indemnity in lieu of such insurance from the U.S. government against the risks and in the amounts required by Section 11 covering such area, or
(B) in any war zone or recognized or, in Lessee’s reasonable judgment, threatened area of hostilities unless covered by war risk insurance or unless the Aircraft is operated or used under contract with the U.S. government under which contract the U.S. government assumes liability for loss of, damage to, or loss of use of, the Aircraft and for injury to persons or damage to property of others.
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(b) Possession. Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided that Lessee or a Person permitted to be in possession of the Aircraft, the Airframe or any Engine may, without the prior consent of Lessor:
(i) [Intentionally Left Blank.]
(ii) deliver possession of the Airframe or any Engine to any Person for testing, service, repair, reconditioning, restoration, storage, maintenance, overhaul work or other similar purposes or for alterations, modifications or additions to the Airframe or such Engine to the extent required or permitted by the terms of this Lease;
(iii) transfer possession of the Airframe or any Engine to the U.S. government pursuant to a sublease, contract or other instrument, a copy of which shall be furnished to Lessor; provided that the term of such sublease (including, without limitation, any option of the sublessee to renew or extend) or the term of possession under such contract or other instrument shall not continue beyond the end of the Basic Term or any Renewal Term then in effect or any Renewal Term that Lessee has irrevocably notified Lessor that it will exercise;
(iv) subject the Airframe or any Engine to the CRAF Program or transfer possession of the Airframe or any Engine at any time to the U.S. government or any instrumentality or agency thereof in accordance with applicable laws, rulings, regulations or orders (including, without limitation, the CRAF Program); provided that Lessee (A) shall promptly notify Lessor upon transferring possession of the Airframe or any Engine pursuant to this clause (iv) and (B) in the case of a transfer of possession pursuant to the CRAF Program, within 60 days thereof, shall notify Lessor of the name, address and phone number of the responsible Contracting Office Representative for the Air Mobility Command of the U.S. Air Force or other appropriate Person to whom notices must be given with respect to such Airframe or Engine;
(v) install an Engine on an airframe owned by Lessee free and clear of all Liens except Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety);
(vi) install an Engine on an airframe leased, purchased or owned by Lessee subject to a lease, conditional sale or other security agreement; provided that (A) such airframe is free and clear of all Liens except (1) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe and (2) Liens of the type permitted by clause (v) above and (B) either (1) there shall have been obtained from the lessor, conditional vendor or secured party of such airframe a written agreement (which may be the lease or conditional sale or other security agreement covering such airframe), in form and substance satisfactory to Lessor (it being understood that an agreement from such lessor, conditional vendor or secured party substantially in the form
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of Section 4(f) shall be deemed to be satisfactory to Lessor) whereby such lessor, conditional vendor or secured party expressly agrees that it will not acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Lease or title thereto is held by Lessor or (2) such lease, conditional sale or other security agreement effectively provides that such Engine shall not become subject to the Lien of such lease, conditional sale or other security agreement at any time while such Engine is subject to this Lease or title thereto is held by Lessor, notwithstanding the installation thereof on such airframe;
(vii) install an Engine on an airframe owned by Lessee, leased to Lessee or owned by Lessee subject to a conditional sale or other security agreement under circumstances where neither clause (v) nor clause (vi) is applicable; provided that, if such installation shall divest Lessor’s title to such Engine, such installation shall be deemed an Event of Loss with respect to such Engine and Lessee shall comply with Section 8(d) in respect thereof, it being understood that Lessor does not intend hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by Lessee with such Section 8(d); and
(viii) sublease any Engine or the Airframe and Engines or engines then installed on the Airframe; provided that (A) such sublease will be to a Permitted Sublessee; (B) the sublessee is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person; (C) the term of such sublease (including, without limitation, any option of the sublessee to renew or extend) shall not continue beyond the end of the Basic Term or any Renewal Term then in effect or any Renewal Term that Lessee has irrevocably notified Lessor that it will exercise; (D) such sublease shall require the sublessee to maintain such Engine or such Airframe and Engines, as the case may be (or cause such Engine or such Airframe and Engines, as the case may be, to be maintained) pursuant to an Approved Program and otherwise in compliance with the terms of this Lease; (E) Lessor and Owner Participant shall have received assurances reasonably satisfactory to the Owner Participant to the effect that the insurance provisions of the Lease shall have been complied with after giving effect to such sublease; and (F) such sublease will include a covenant from the Permitted Sublessee, for the benefit of Lessee and Lessor, to the effect that the Aircraft shall not be operated in violation of any law, rule, regulation or order of the U.S. government or any instrumentality or agency thereof restricting the countries in which the Aircraft may be operated;
provided that the rights of any transferee who receives possession by reason of a transfer permitted by this subsection (b) (other than the transfer of an Engine which is deemed an Event of Loss) shall be, during the period of such possession, subject and subordinate to, and any sublease permitted by this subsection (b) shall be made expressly subject and subordinate to, all the terms of this Lease, including, without limitation, Lessor’s rights to repossession pursuant to Section 15 and to avoid and terminate such sublease upon the occurrence of an Event of Default, and Lessee shall in all events remain primarily liable hereunder for the performance and observance of all the terms and conditions of this Lease (including, without limitation, the terms and conditions set forth in Section 7(a)(ii) and Section 11) to the same extent as if such sublease
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or transfer had not occurred, and that any such sublease shall provide that (except with respect to a sublease to a Permitted Sublessee described in clause (i) of the definition thereof) the sublessee may not further sub-sublease the Aircraft. No sublease or other relinquishment of possession of the Airframe or any Engine shall in any way discharge or diminish any of Lessee’s obligations to Lessor hereunder. Lessee shall, prior to entering into a sublease of the Airframe or Engines, notify Lessor of the identity of the sublessee and the term of such sublease, and provide Lessor with a copy of such sublease; provided that the identity of the sublessee and the existence and terms of such sublease shall be Confidential Information and shall be held by Lessor in accordance with the provisions of Section 23. Any sublease having a term (including available renewal terms) in excess of 12 months shall be assigned to Lessor as additional security for the obligations of Lessee hereunder (such assignment to be on such terms and subject to such conditions (including the making of registrations with the International Registry and filings and notifications with the FAA or other applicable governmental authority) as shall be reasonably satisfactory to Lessor and Lessee).
Lessor acknowledges that any “wet lease” or other similar arrangement under which Lessee maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this subsection (b). No “wet lease” will extend beyond the Basic Term or any Renewal Term then in effect or any Renewal Term that Lessee has irrevocably notified Lessor that it will exercise.
(c) Insignia. No later than 30 days following the Delivery Date, Lessee shall affix and shall thereafter during the Term maintain in the cockpit of the Airframe adjacent to the airworthiness certificate therein and (if not prevented by applicable law or regulations or by any governmental authority) on each Engine a metal nameplate bearing the legible inscription “TITLE TO THIS AIRCRAFT/ENGINE IS HELD BY WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS OWNER TRUSTEE, AS LESSOR, WHICH HAS LEASED THIS AIRCRAFT/ENGINE TO AMERICAN AIRLINES, INC.”, such nameplate to be replaced, if need be, with a nameplate reflecting the name of any successor Owner Trustee. Except as provided above, Lessee will not allow the name of any Person to be placed on the Airframe or on any Engine as a designation that constitutes a claim of ownership; provided that nothing herein contained shall prohibit Lessee from placing its customary colors and insignia (and those of any code-sharing partner or the oneworld global alliance or any member thereof) on such Airframe or Engine or displaying information concerning the registration of the Aircraft.
Section 8. Replacement and Pooling of Parts; Alterations, Modifications and Additions; Substitution of Engines.
(a) Replacement of Parts. Lessee, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in subsection (c) or if the Airframe or any Engine to which a Part relates has suffered an Event of Loss. In addition, Lessee may, at its own cost and expense, remove or cause to be removed in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not
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worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided that Lessee, except as otherwise provided in subsection (c), will, at its own cost and expense, replace or cause to be replaced such Parts as promptly as practicable. All replacement parts shall be free and clear of all Liens (except for Permitted Liens) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and state of repair required by the terms hereof. Title to all Parts at any time removed from the Airframe or any Engine shall remain vested in Lessor, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Airframe or any Engine and which meet the requirements for replacement parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached to the Airframe or any Engine as above provided, without further act, (i) title to the replaced Part shall thereupon vest in Lessee, free and clear of all right, title and interest of Lessor and of Lessor’s Liens and Liens of the type described in Section 6(h), and shall no longer be deemed a Part hereunder, (ii) title to such replacement part shall thereupon vest in Lessor free and clear of all Liens (except Permitted Liens) and (iii) such replacement part shall become subject to this Lease and be deemed part of the Airframe or such Engine, and a Part, for all purposes to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine.
(b) Pooling of Parts. Any Part removed from the Airframe or an Engine as provided in subsection (a) may be subjected by Lessee or a Person permitted hereunder to be in possession of the Aircraft to a pooling arrangement customary in the airline industry entered into in the ordinary course of Lessee’s or such other Person’s business; provided that a part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or such Engine in accordance with subsection (a) as promptly as practicable after the removal of such removed Part, but in any case before the last day of the Term. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or an Engine in accordance with subsection (a) may be owned by a third party subject to such a pooling arrangement; provided that Lessee, at its expense, as promptly thereafter as practicable, either (i) causes title to such replacement Part to vest in Lessor in accordance with subsection (a) by Lessee (or any such Person) acquiring title thereto for the benefit of, and transferring such title to, Lessor free and clear of all Liens (other than Permitted Liens) or (ii) replaces or causes to be replaced such replacement Part by incorporating or installing in or attaching to the Airframe or such Engine a further replacement Part owned by Lessee (or any such Person) free and clear of all Liens (other than Permitted Liens) and otherwise satisfying the requirements of subsection (a) above, and by causing title to such further replacement Part to vest in Lessor in accordance with subsection (a).
(c) Alterations, Modifications and Additions. Lessee will make or cause to be made such alterations and modifications in and additions to the Airframe, the Engines and the Parts as may be required from time to time to meet the applicable standards of the FAA or other applicable regulatory agency or body of the foreign jurisdiction in which the Aircraft is then registered as permitted by Section 7(a); provided that Lessee may in good faith contest the validity or application of any such standard in any reasonable manner which does not materially adversely affect Lessor, Owner Participant or their respective interests in the Aircraft or involve any material risk of criminal liability or material civil penalty against Lessor or Owner
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Participant. In addition, Lessee, at its own expense, may from time to time make or cause to be made such alterations and modifications in and additions to the Airframe, any Engine or any Part as Lessee may deem desirable in the proper conduct of its business, including without limitation, removal of Parts that Lessee deems to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine (such Parts, “Obsolete Parts”); provided that no such alteration, modification, addition or removal shall materially diminish the value (except as described in the last proviso of this sentence) or utility of the Airframe or such Engine, or impair the condition or airworthiness thereof, below the value, utility, condition and airworthiness thereof immediately prior to such alteration, modification, addition or removal assuming the Airframe or such Engine was then of the value and utility and in the condition and airworthiness required to be maintained by the terms of this Lease; provided that the value (but not the utility, condition or airworthiness) of the Aircraft may be reduced by the value of the Obsolete Parts which shall have been removed, if the aggregate value of all such Obsolete Parts removed from the Aircraft and not replaced in accordance with the terms of this Section 8 shall not exceed the amount specified in Schedule A to the Participation Agreement. Title to all Parts incorporated or installed in or attached or added to the Airframe or any Engine or Part as the result of such alteration, modification or addition shall, without further act, vest in Lessor. Lessor shall not be required under any circumstances to pay or compensate Lessee for any such alteration, modification or addition. Notwithstanding the foregoing, Lessee may, at any time during the Term, remove any Part; provided that (i) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached (or which should have been incorporated or installed in or attached) to the Airframe or such Engine at the time of delivery thereof to Lessee on the Delivery Date or any Part in replacement of, or substitution for, any such Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or Engine pursuant to the first sentence of this subsection (c) and (iii) such Part can be removed from the Airframe or such Engine without materially diminishing or impairing the value, utility, condition or airworthiness required to be maintained by the terms of this Lease which the Airframe or such Engine would have had at such time had such Part never been installed on the Airframe or such Engine. Upon the removal by Lessee of any Part as provided in the immediately preceding sentence or the removal of any Obsolete Part permitted by this subsection (c), title thereto shall, without further act, vest in Lessee, free and clear of all right, title and interest of Lessor and of Lessor’s Liens, and such Part shall no longer be deemed part of the Airframe or the Engine from which it was removed. Title to any Part not removed by Lessee as provided in such second preceding sentence prior to the return of the Airframe or such Engine to Lessor hereunder shall remain vested in Lessor.
(d) Substitution of Engines.
(i) Lessee shall have the right at its option at any time, so long as no Event of Default shall have occurred and be continuing, on at least 30 days’ prior notice to Lessor, to terminate this Lease with respect to any Engine by substituting a Replacement Engine for such Engine (it being understood that the Return Conditions shall apply, in lieu of this Section 8(d), to any substitutions that occur pursuant to Section I of Annex B). In addition, if an Event of Loss shall have occurred or shall have been deemed to have occurred pursuant to Section 7(b) or Section 10(d) with respect to an Engine (other than an Event of Loss that also includes the Airframe, in which event Section 10(a) shall apply), Lessee shall within 60 days of the occurrence of such Event of
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Loss and on at least five days’ prior notice to Lessor substitute a Replacement Engine for such Engine (any such Engine suffering such Event of Loss or being substituted pursuant to the first sentence of this paragraph, a “Replaced Engine”). Any such Replacement Engine will have value and utility at least equal to (but in any event without regard to the number of hours or cycles) the Replaced Engine (assuming that such Replaced Engine was of the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss); provided that, if any Replacement Engine is being substituted for a Replaced Engine pursuant to the first sentence of this paragraph, any such Replacement Engine will have value and utility at least equal to (taking into account the number of hours or cycles since new or overhaul, whichever is more recent) the Replaced Engine (assuming that such Replaced Engine was of the condition and repair required by the terms hereof immediately prior to such substitution). No Event of Loss with respect to an Engine shall result in any reduction in Basic Rent.
(ii) Prior to or at the time of any such substitution, Lessee shall:
(A) furnish Lessor with a warranty (as to title) bill of sale (which warranty shall except Permitted Liens) with respect to such Replacement Engine, which in the case of any such conveyance to which the Cape Town Treaty is applicable shall be in such form as will qualify as a “contract of sale” pursuant to Article V of the Aircraft Protocol;
(B) if the seller of such Replacement Engine is “situated in” a country that has ratified the Cape Town Treaty, cause the sale of such Replacement Engine to Lessor to be registered on the International Registry as a Sale (or, if the seller of such Replacement Engine is not situated in a country that has ratified the Cape Town Treaty, use reasonable efforts to cause the seller to register the sale of such Replacement Engine on the International Registry);
(C) cause a Lease Supplement substantially in the form of Exhibit A, subjecting such Replacement Engine to this Lease, and duly executed by Lessee, to be delivered to Lessor for execution (and Lessor shall promptly execute such Lease Supplement) and, upon such execution, to be filed for recordation pursuant to the Transportation Code or, if necessary, pursuant to the applicable laws of such jurisdiction other than the United States in which the Aircraft is registered, as the case may be;
(D) cause the International Interest created pursuant to the Lease Supplement in favor of Lessor with respect to such Replacement Engine to be registered on the International Registry as an International Interest;
(E) furnish Lessor with such evidence of compliance with the insurance provisions of Section 11 with respect to such Replacement Engine as Lessor may reasonably request; and
(F) (x) if such Replacement Engine is being substituted for a Replaced Engine pursuant to the first sentence of Section 8(d)(i), furnish Lessor
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with a certificate of an aircraft engineer or appraiser (who may be an employee of Lessee) certifying that such Replacement Engine has a value and utility (taking into account the number of hours or cycles since new or overhaul, whichever is more recent) at least equal to, and is in as good operating condition as, the Engine so replaced assuming such Engine was in the condition and repair required by the terms hereof; and (y) if such Replacement Engine is being substituted for a Replaced Engine pursuant to the second sentence of Section 8(d)(i), furnish Lessor with a certificate of an aircraft engineer or appraiser (who may be an employee of Lessee) certifying that such Replacement Engine has a value and utility (but in any event without regard to the number of hours or cycles) at least equal to, and is in as good operating condition as, the Engine so replaced assuming such Engine was in the condition and repair required by the terms hereof.
Promptly following the recordation of the Lease Supplement covering such Replacement Engine pursuant to the Transportation Code (or pursuant to the applicable laws of the jurisdiction in which the Aircraft is registered) described in clause (C) and the registrations on the International Registry described in clauses (B) and (D), Lessee will cause to be delivered to Lessor an opinion of Aviation Counsel as to such recordation and registration.
(iii) Upon full compliance by Lessee with the terms of subsection (ii), Lessor will transfer to Lessee or its designee the Replaced Engine in accordance with Section 4(g). For all purposes hereof, each Replacement Engine shall, after delivery of the warranty (as to title) bill of sale with respect to such Replacement Engine to Lessor, be deemed part of the property leased hereunder, and be deemed an “Engine” as defined herein, and such Replaced Engine shall cease to be an Engine leased hereunder.
(e) Excluded Equipment. Lessee may install in, and remove from, the Aircraft any Excluded Equipment, and in any such case, Lessor will not acquire or claim any right, title or interest in any such Excluded Equipment as a result of its installation on the Aircraft; provided that in connection with any removal of Excluded Equipment, Lessee shall repair any damage to the Aircraft caused by such removal and shall restore the applicable areas from which such Excluded Equipment was removed to a serviceable condition appropriate for commercial passenger service by Lessee.
Section 9. [Intentionally Left Blank].
Section 10. Loss, Destruction, Requisition, etc.
(a) Event of Loss with Respect to the Airframe. Upon the occurrence during the Term of an Event of Loss with respect to the Airframe, Lessee shall within 15 days after such occurrence give Lessor notice of such Event of Loss, and Lessee shall, on the Loss Payment Date, pay, or cause to be paid, (A) to Lessor, the Stipulated Loss Value for the Aircraft and (B) to the Persons entitled thereto, all Supplemental Rent other than Stipulated Loss Value due and owing on such Loss Payment Date; provided that (x) if the Loss Payment Date is a Lease Period Date, Lessee shall have no obligation to pay the installment of Basic Rent that would otherwise be due and payable on such Lease Period Date and (y) if the Loss Payment Date
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is not a Lease Period Date, Lessee shall be entitled to credit against its obligation to pay Stipulated Loss Value the portion of the installment of Basic Rent allocable to the period from (and including) such Loss Payment Date to (but not including) the next succeeding Lease Period Date, or if no Lease Period Date succeeds such Loss Payment Date, the last day of the Term.
The “Loss Payment Date” with respect to an Event of Loss means the 90th day following the date of the occurrence of such Event of Loss.
In the event of payment in full of the Stipulated Loss Value for the Aircraft and all amounts payable pursuant to this Section 10(a):
(i) the obligation of Lessee to pay Basic Rent hereunder on any Lease Period Date occurring on or subsequent to the Loss Payment Date shall terminate;
(ii) the obligation of Lessee to pay Supplemental Rent (other than payments of Supplemental Rent for indemnities surviving pursuant to Section 7.3.1 of the Participation Agreement or to be made by Lessee in respect of liabilities and obligations of Lessee which have accrued but not been paid or which are in dispute as of the date of such payment) shall terminate;
(iii) the Term shall end; and
(iv) Lessor shall transfer the Aircraft to Lessee or its designee in accordance with Section 4(g).
(b) Payments with Respect to Events of Loss. Any payments (other than insurance proceeds, the application of which is provided for in Section 11) received at any time by Lessor or by Lessee from any governmental authority or other Person with respect to an Event of Loss to the Airframe or any Engine will be applied as follows:
(i) if such payments are received with respect to the Airframe (or the Airframe and the Engines or engines installed on the Airframe), (A) such payments shall, after reimbursement of Lessor for costs and expenses, be applied in reduction of Lessee’s obligation to pay the Stipulated Loss Value and other amounts required to be paid by Lessee pursuant to subsection (a), if not already paid by Lessee or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of Stipulated Loss Value and such other amounts, and (B) the balance, if any, of such payment remaining thereafter will be apportioned between Lessee (or its designee) and Lessor as their interests may appear; and
(ii) if such payments are received with respect to an Event of Loss with respect to an Engine under circumstances contemplated by Section 8(d), such payments shall be paid over to, or retained by, Lessee or its designee; provided that, in the case of an Engine with respect to which an Event of Loss shall have occurred or shall have been deemed to have occurred pursuant to Section 7(b) or Section 10(d), Lessee shall have fully performed the terms of Section 8(d) with respect to the Event of Loss for which such payments are made.
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[Lease Agreement ([Year] MSN [MSN])]
(c) Requisition for Use of the Airframe Not Constituting an Event of Loss. In the event of the requisition for use by the U.S. government (including for this purpose any agency or instrumentality thereof), including, without limitation, pursuant to the CRAF Program, of the Airframe and the Engines or engines installed thereon during the Term not constituting an Event of Loss, Lessee shall promptly notify Lessor of such requisition, and all of Lessee’s obligations under this Lease with respect to the Aircraft shall (to the extent feasible with respect to obligations other than payment obligations) continue to the same extent as if such requisition had not occurred.
All payments received by Lessor or Lessee from the U.S. government for the use of the Airframe and such Engines or engines during the Term shall be paid over to, or retained by, Lessee or its designee; and all payments received by Lessor or Lessee from the U.S. government for the use of the Airframe and such Engines or engines after the Term shall be paid over to, or retained by, Lessor; provided that if such requisition constitutes an Event of Loss, then all such payments shall be applied as provided in Section 10(b).
(d) Requisition for Use by a Government of an Engine. In the event of the requisition for use by the U.S. government (including for this purpose any agency or instrumentality thereof), for a period in excess of 60 days, of any Engine (but not the Airframe) during the Term not constituting an Event of Loss, Lessee will replace such Engine hereunder by substituting another engine for such Engine in accordance with the terms of Section 8(d) to the same extent as if an Event of Loss had occurred with respect to such Engine, and any payments received by Lessor or Lessee from the U.S. government with respect to such requisition shall be paid over to, or retained by, Lessee or its designee.
(e) Application of Payments During Existence of Event of Default. Any amount referred to in subsection (b), subsection (c) or subsection (d) which is payable to Lessee or its designee shall not be paid to Lessee or its designee (or, if it has been previously paid directly to Lessee, shall not be retained by Lessee), if at the time of such payment an Event of Default shall have occurred and be continuing, but shall be paid to and held by Lessor pursuant to Section 22 as security for the obligations of Lessee under this Lease, and at such time as there shall not be continuing any such Event of Default such amount shall be paid to Lessee or its designee.
(f) Event of Loss with Respect to Engine. Upon the occurrence during the Term of an Event of Loss with respect to an Engine (other than an Event of Loss that also includes the Airframe, in which event Section 10(a) shall apply), the parties shall comply with the terms of Section 8(d) with respect thereto.
Section 11. Insurance.
(a) Aircraft Liability Insurance.
(i) Except as provided in clause (ii) of this subsection (a) and subject to self-insurance to the extent specified in subsection (c), Lessee will carry, or cause to be carried at no expense to the Specified Persons, aircraft liability insurance (including, but not limited to, bodily injury, personal injury and property damage liability, exclusive of
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        LA 1 – Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]
manufacturer’s product liability insurance) and contractual liability insurance with respect to the Aircraft (x) in amounts per occurrence that are not less than the aircraft liability insurance applicable to similar aircraft and engines in Lessee’s fleet on which Lessee carries insurance (provided that such liability insurance (including self-insurance specified in subsection (c)) shall not be less than the amount per occurrence certified in
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        LA 1 – Lease Agreement

the insurance report delivered to Lessor on the Delivery Date)3; (y) of the type usually carried by corporations engaged in the same or similar business, similarly situated with Lessee, and operating similar aircraft and engines and covering risks of the kind customarily insured against by Lessee; and (z) that is maintained in effect with insurers of recognized responsibility; provided that Lessee will carry, or cause to be carried, at no expense to the Specified Persons, aircraft liability war risk and allied perils insurance, if and only to the extent the same is maintained by Lessee with respect to other aircraft operated by Lessee on the same routes. Any policies of insurance carried in accordance with this subsection (a) and any policies taken out in substitution or replacement for any of such policies shall (A) name the Specified Persons as additional insureds; (B) subject to the conditions of clause (C) below, provide that, in respect of the interests of the Specified Persons in such policies, the insurance shall not be invalidated by any action or inaction of Lessee and shall insure the respective interests of the Specified Persons as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee; (C) provide that, except to the extent not provided for by the war risk and allied perils insurance provider, if such insurance is canceled for any reason whatsoever, or if any change is made in the policy that reduces the amount of insurance or the coverage certified in the insurance report delivered to the Specified Persons on the Delivery Date or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Specified Person for 30 days (seven days, or such other period as is customarily available in the industry, in the case of any war risk or allied perils coverage) after receipt by such Specified Person of written notice from such insurers of such cancellation, change or lapse; (D) provide that the Specified Persons shall not have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance; (E) provide that the insurers shall waive any rights of (1) set-off, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Specified Persons to the extent of any moneys due to the Specified Persons and (2) subrogation against the Specified Persons to the extent that Lessee has waived its rights by its agreements to indemnify the Specified Persons pursuant hereto or in the other Operative Documents; (F) be primary without right of contribution from any other insurance that may be carried by any Specified Person; and (G) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. In the case of a sublease or contract with the U.S. government in respect of the Aircraft or any Engine, or in the case of any requisition for use of the Aircraft or any Engine by the U.S. government, a valid agreement by the U.S. government to indemnify Lessee, or an insurance policy issued by the U.S. government, against any risks that Lessee is required hereunder to insure against shall be considered adequate insurance for purposes of this subsection (a) to the extent of the risks (and in the amounts) that are the subject of such indemnification or insurance. The insurance provisions set forth above for the benefit of the Specified Persons shall only apply to the extent that Lessee has agreed to indemnify such Specified Person pursuant to the Operative Documents or a Lessee Consent and then only in such
3     Amount to be certified shall be no less than $[****].
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        LA 1 – Lease Agreement
[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

Specified Person’s capacity as Lessor, Trust Company, Owner Participant or Back-Leveraging Indemnified Person, as applicable. To the extent that the war-risk and allied perils insurance provider does not provide for provision of direct notice to Specified Persons of cancellation, change or lapse in the insurance required hereunder, Lessee hereby agrees that upon receipt of notice of any thereof from such insurance provider it shall give the Specified Persons immediate notice of each cancellation or lapse of, or material change to, such insurance.
(ii) During any period that the Airframe or an Engine, as the case may be, is on the ground and not in operation, Lessee may carry or cause to be carried as to such non-operating Airframe or Engine, in lieu of the insurance required by clause (i) above, and subject to self-insurance to the extent specified in subsection (c), insurance otherwise conforming with the provisions of said clause (i) except that: (A) the amounts of coverage shall not be required to exceed the amounts of airline liability insurance from time to time applicable to airframes or engines owned or leased by Lessee of the same type as such non-operating Airframe or Engine and that are on the ground and not in operation and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time applicable to airframes or engines owned or leased by Lessee of the same type as such non-operating Airframe or Engine and that are on the ground and not in operation.
(b) Insurance Against Loss or Damage to Aircraft.
(i) Except as provided in clause (ii) of this subsection (b), and subject to self-insurance to the extent specified in subsection (c), Lessee shall maintain, or cause to be maintained, in effect with insurers of recognized responsibility, at no expense to the Specified Persons, all-risk aircraft hull insurance covering the Aircraft and all-risk coverage with respect to any Engines or Parts while removed from the Aircraft (including, without limitation, war risk and allied perils insurance if and to the extent the same is maintained by Lessee or, in the case of a sublease to a Permitted Sublessee, such Permitted Sublessee, with respect to other aircraft operated by Lessee or such Permitted Sublessee, as the case may be, on the same routes) that is of the type usually carried by corporations engaged in the same or similar business and similarly situated with Lessee; provided that (x) such insurance (including self-insurance specified in subsection (c)) will at all times while the Aircraft is subject to this Lease be for an amount not less than the Stipulated Loss Value for the Aircraft from time to time and (y) such insurance need not cover an Engine while attached to an airframe not owned, leased or operated by Lessee (it being understood that nothing in the immediately preceding clause (y) is intended, and shall not be construed, to override the requirement set forth in Section 7(b) of having an Engine that is subject to a sublease or other transfer of possession pursuant to such Section 7(b) covered by insurance that complies with the terms of this subsection (b)). Any policies carried in accordance with this subsection (b) and any policies taken out in substitution or replacement for any such policies shall (A) provide that any insurance proceeds up to an amount equal to the Stipulated Loss Value, payable for any loss or damage constituting an Event of Loss with respect to the Aircraft, and any insurance proceeds in excess of the Insurance Threshold Amount, up to the amount of the Stipulated Loss Value, for any loss or damage to the Aircraft (or Engines) not
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[Lease Agreement ([Year] MSN [MSN])]
constituting an Event of Loss with respect to the Aircraft, shall be paid to the Loss Payee, and that all other amounts shall be payable to Lessee or its designee unless the insurer shall have received notice that an Event of Default exists, in which case all insurance proceeds for any loss or damage to the Aircraft (or Engines) up to the Stipulated Loss Value shall be payable to the Loss Payee; (B) subject to the conditions of clause (C) below, provide that, in respect of the interests of the Specified Persons in such policies, the insurance shall not be invalidated by any action or inaction of Lessee and shall insure their respective interests as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee; (C) provide that, except to the extent not provided by the war risk and allied perils insurance provider, if such insurance is canceled for any reason whatsoever, or if any change is made in the policy that reduces the amount of insurance or the coverage certified in the insurance report delivered to the Specified Persons on the Delivery Date or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Specified Person for 30 days (seven days, or such other period as is customarily available in the industry, in the case of any war risk or allied perils coverage) after receipt by such Specified Person of written notice from such insurers of such cancellation, change or lapse; (D) provide that the Specified Persons shall not have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance; (E) provide that the insurers shall waive any rights of (1) set-off, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Specified Persons to the extent of any moneys due to the Specified Persons and (2) subrogation against the Specified Persons to the extent that Lessee has waived its rights by its agreements to indemnify the Specified Persons pursuant hereto or in the other Operative Documents; (F) be primary without right of contribution from any other insurance that may be carried by any Specified Person; and (G) contain a 50/50 provisional claims settlement clause of the type contained in AVS 103 (or its equivalent), if such a provision is available. In the case of a sublease or contract with the U.S. government in respect of the Aircraft or any Engine, or in the case of any requisition for use of the Aircraft or any Engine by the U.S. government, a valid agreement by the U.S. government to indemnify Lessee, or an insurance policy issued by the U.S. government, against any risks that Lessee is required hereunder to insure against shall be considered adequate insurance for purposes of this subsection (b) to the extent of the risks (and in the amounts) that are the subject of such indemnification or insurance. The insurance provisions set forth above for the benefit of the Specified Persons shall only apply to the extent that Lessee has agreed to indemnify such Specified Person pursuant to the Operative Documents or a Lessee Consent and then only in such Specified Person’s capacity as Lessor, Trust Company, Owner Participant or Back-Leveraging Indemnified Person, as applicable. To the extent that the war-risk and allied perils insurance provider does not provide for provision of direct notice to Specified Persons of cancellation, change or lapse in the insurance required hereunder, Lessee hereby agrees that upon receipt of notice of any thereof from such insurance provider it shall give the Specified Persons immediate notice of each cancellation or lapse of, or material change to, such insurance.
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[Lease Agreement ([Year] MSN [MSN])]
(ii) During any period that the Airframe or Engine is on the ground and not in operation, Lessee may carry or cause to be carried as to such non-operating Airframe or Engine, in lieu of the insurance required by clause (i) above, and subject to self-insurance to the extent specified in subsection (c), insurance otherwise conforming with the provisions of said clause (i) except that the scope of the risks covered and the type of insurance shall be the same as from time to time applicable to airframes or engines owned or leased by Lessee of the same type as such non-operating Airframe or Engine and that are on the ground and not in operation; provided that, subject to self-insurance to the extent permitted by subsection (c), Lessee shall maintain insurance against risk of loss or damage to such non-operating Airframe in an amount at least equal to the Stipulated Loss Value during such period that such Airframe is on the ground and not in operation.
(c) Self-Insurance. Lessee may from time to time self-insure, by way of deductible, self-insured retention, premium adjustment or franchise or otherwise (including, with respect to insurance maintained pursuant to subsection (a) or (b) above, insuring for a maximum amount that is less than the amounts required by subsection (a) or (b)), the risks required to be insured against pursuant to subsection (a) or (b), but in no case shall such self-insurance with respect to all of the aircraft and engines in Lessee’s fleet (including, without limitation, the Aircraft) exceed for any 12-month policy year 1% of the average aggregate insurable value (for the preceding policy year) of all aircraft (including, without limitation, the Aircraft) on which Lessee carries insurance unless Lessee’s independent aircraft insurance broker certifies that the standard among major U.S. airlines is a higher level of self insurance, in which event Lessee may self insure the Aircraft to such higher level; provided that a deductible per occurrence that, in the case of the Aircraft, is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling shall be permitted in addition to the above-mentioned self-insurance.
(d) Application of Insurance Payments. All losses will be adjusted by Lessee with the insurers. All insurance payments received under policies required to be maintained by Lessee hereunder, exclusive of any payments received in excess of the Stipulated Loss Value for the Aircraft from such policies, as the result of the occurrence of an Event of Loss with respect to the Airframe or an Engine will be applied as follows:
(i) if such payments are received with respect to the Airframe (or the Airframe and the Engines installed on the Airframe), so much of such payments remaining after reimbursement of Lessor for its costs and expenses shall be applied (A) in reduction of Lessee’s obligation to pay the Stipulated Loss Value and other amounts required to be paid by Lessee pursuant to Section 10(a), if not already paid by Lessee, or, if already paid by Lessee, will be applied to reimburse Lessee for its payment of such Stipulated Loss Value and such other amounts, and (B) the balance, if any, of such payment remaining thereafter will be paid over to, or retained by, Lessee or its designee; and
(ii) if such payments are received with respect to an Event of Loss with respect to an Engine under the circumstances contemplated by Section 8(d), such payments shall be paid over to, or retained by, Lessee or its designee; provided that in the case of an Engine with respect to which an Event of Loss shall have occurred or shall have been deemed to have occurred pursuant to Section 7(b) or Section 10(d) Lessee shall have fully performed the terms of Section 8(d) with respect to the Event of Loss for which such payments are made.
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[Lease Agreement ([Year] MSN [MSN])]
In all events, the insurance payment for any loss or damage to the Aircraft in excess of the Stipulated Loss Value for the Aircraft shall be paid to Lessee or its designee.
The insurance payments for any loss or damage to the Airframe or an Engine not constituting an Event of Loss with respect to the Airframe or such Engine will be applied in payment (or to reimburse Lessee) for repairs or for replacement property in accordance with the terms of Section 7 and Section 8, and any balance remaining after compliance with such Sections with respect to such loss or damage shall be paid to Lessee or its designee. Any amount referred to in the preceding sentence or in clause (i) or (ii) of the second preceding paragraph which is payable to Lessee or its designee shall not be paid to Lessee or its designee (or, if it has been previously paid directly to Lessee, shall not be retained by Lessee) if at the time of such payment an Event of Default shall have occurred and be continuing, but shall be paid to and held by Lessor pursuant to Section 22, as security for the obligations of Lessee under this Lease, and at such time as there shall not be continuing any such Event of Default, such amount shall be paid to Lessee or its designee.
(e) Reports, Etc. On or before the Delivery Date, and annually upon renewal of Lessee’s insurance coverage, Lessee will furnish to each Specified Person a report signed by a firm of independent aircraft insurance brokers appointed by Lessee (which firm may be in the regular employ of Lessee), stating the opinion of such firm that the commercial hull and liability insurance then carried and maintained on the Aircraft complies with the terms hereof; provided that all information contained in such report shall be Confidential Information and shall be treated as such by each of the Specified Persons and their respective officers, directors, agents and employees in accordance with the provisions of Section 23. Lessee will cause such firm to agree to advise each Specified Person in writing of any default in the payment of any premium or of any other act or omission on the part of Lessee of which such firm has knowledge and that might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft. Lessee will also cause such firm to advise each Specified Person in writing as promptly as practicable after such firm acquires knowledge that an interruption of any insurance carried and maintained on the Aircraft pursuant to this Section will occur.
(f) Salvage Rights; Other. All salvage rights to the Airframe and each Engine shall remain with Lessee’s insurers at all times. Nothing in this Section shall limit or prohibit each Specified Person or Lessee from obtaining insurance for its own account, and at its sole expense, with respect to the Airframe or any Engine, and any proceeds payable under such insurance shall be payable as provided in the insurance policy relating thereto; provided that no such insurance may be obtained which would limit or otherwise adversely affect the coverage or amounts payable under, or increase the premiums for, any insurance required to be maintained pursuant to this Section or any other insurance maintained by Lessee (or, in the case of a sublease to a Permitted Sublessee, such Permitted Sublessee) with respect to the Aircraft or any other aircraft in the fleet of Lessee (or such Permitted Sublessee).
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[Lease Agreement ([Year] MSN [MSN])]
Section 12. Inspection.
(a) Annual Inspection of Aircraft. At all reasonable times during the Term (but not more than once annually unless an Event of Default has occurred and is continuing, in which case there shall be no restriction on the number of inspections), upon at least 10 days’ prior written notice to Lessee from Lessor, Lessor or its authorized representative (together with any representative of a potential financing party, lessee or transferee, if applicable, referred to in Section 12(b), the “Inspecting Party”) may at its own expense (other than following the occurrence and during the continuance of an Event of Default, in which case the reasonable expenses of one inspection, as designated by the Lessor, shall be at the expense of Lessee) and risk (including, without limitation, any risk of personal injury), conduct a non-intrusive, visual walk-around inspection of the Aircraft and any Engine that may include going on board the Aircraft and examining the contents of any open panels, bays or other components of the Aircraft (but shall not include the opening of any unopened panels, bays or other components) and, subject to Section 12(c), may inspect the books and records of Lessee relating to the Aircraft specified in Annex C; provided that (i) the Inspecting Party shall provide, prior to conducting any such inspection, assurances reasonably satisfactory to Lessee that it is fully insured with respect to any risks incurred in connection with any such inspection and, if requested by Lessee, a written release satisfactory to Lessee with respect to such risks; (ii) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and to the requirements of any applicable law; and (iii) all such inspections shall be conducted so as not to interfere with Lessee’s business or the operation or maintenance of the Aircraft, and, in the case of an inspection during a maintenance visit, such inspection shall not in any respect interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit (as determined by Lessee in its sole discretion).
Lessor shall not have any duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection. No inspection pursuant to this Section shall relieve Lessee of any of its obligations under this Lease. Lessee will, upon the request of Lessor at any time, notify Lessor of the time and location of the next scheduled heavy maintenance visit to be conducted by Lessee in respect of the Aircraft during the Term; provided that Lessee shall have the right in its sole discretion to reschedule, or change the location of, any heavy maintenance visit of which it shall have notified Lessor pursuant to this sentence, Lessee hereby agreeing to use reasonable efforts to notify Lessor of any such rescheduling or change.
(b) Marketing Inspection of Aircraft. In addition to the annual inspection described in Section 12(a), but subject to the other conditions and requirements for inspections set forth in Section 12(a), upon at least 10 days’ prior written notice to Lessee and during times reasonably acceptable to Lessee, in connection with a proposed financing, lease or transfer of the Aircraft or of the Lease or Owner Participant’s interest therein (including the Trust Estate), Lessor or Owner Participant or their respective authorized representatives, and up to two representatives of a potential financing party, lessee or transferee, if applicable, may inspect the Airframe and any Engines installed thereon and, unless Owner Participant has requested electronic records pursuant to Section 12(c), the books and records of Lessee relating thereto specified in Annex C (any such inspection, a “Marketing Inspection”); provided that there shall be no more than two Marketing Inspections in any year. The identity of any potential financing party, lessee or transferee shall be held confidential by Lessee in manner consistent with the terms of Section 10.4 of the Participation Agreement.
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[Lease Agreement ([Year] MSN [MSN])]
(c) Electronic Records. In lieu of the annual physical inspection of the books and records referred to in subsection (a) or physical inspection of the books and records referred in subsection (b), during the Term (but not more than three times annually) Lessor may request that Lessee provide to Lessor some or all of the books and records relating to the Aircraft that are available and are indicated in Annex C as being transmissible in electronic form, and Lessee shall provide such documents in electronic form within 30 days of such request to Lessor.
(d) Confidentiality. All information obtained from Lessee in electronic form or in connection with any inspection shall be Confidential Information and shall be held by Lessor, Owner Participant and any Inspecting Party in accordance with the provisions of Section 23.
(e) Compliance. Notwithstanding anything to the contrary in this Lease, in no event shall Lessee be required to permit Lessor, Owner Participant or any Inspecting Party to inspect any portion of the Aircraft or any Engine that Lessee would be prohibited from showing to such Person pursuant to the Export Administration Regulations or any other applicable law or to disclose to any such Person any information with respect to the Aircraft or any Engine that Lessee would be prohibited from disclosing to such Person pursuant to the Export Administration Regulations or any other applicable law.
Section 13. Assignment. Except as expressly permitted by the Participation Agreement and this Lease, Lessee will not, without the prior written consent of Lessor, such consent not to be unreasonably withheld, Transfer any of its rights or obligations hereunder. Except as expressly permitted by the Participation Agreement, this Lease and Article IX of the Trust Agreement, Lessor will not, without the prior written consent of Lessee, Transfer any of its right, title and interest in and to this Lease or the Aircraft. The terms and provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.
Section 14. Events of Default. The following events shall constitute Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied or waived:
(a) Lessee shall fail to make any payment of Basic Rent (other than the payment of Basic Rent due pursuant to Section U of the Return Conditions) or Stipulated Loss Value within five Business Days after such payment shall be or become due; or
(b) Lessee shall fail to make (i) any payment of Basic Rent due pursuant to Section U of the Return Conditions or (ii) any other payment of Supplemental Rent (including, without limitation, indemnity payments) hereunder (other than those described in subsection (a) above), in either case at the time required to be paid hereunder, and any such failure shall continue unremedied for a period of 10 Business Days after receipt by Lessee of written notice of such failure by Lessor; or
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[Lease Agreement ([Year] MSN [MSN])]
(c) Lessee shall fail to carry and maintain insurance on or with respect to the Aircraft in accordance with the provisions of Section 11; provided that, in the case of insurance with respect to which cancellation, change or lapse for nonpayment of premium shall not be effective as to Lessor or Owner Participant for 30 days (or seven days, or such other period as may from time to time be customarily obtainable in the industry, in the case of any war risk or allied perils coverage) after receipt of notice by Lessor or Owner Participant, as the case may be, of such cancellation, change or lapse, no such failure to carry and maintain insurance shall constitute an Event of Default until the earlier of (i) the date such failure shall have continued unremedied for a period of 20 days (or five days in the case of any war risk or allied perils coverage) after receipt by Lessor or Owner Participant, as the case may be, of the notice of cancellation, change or lapse referred to in Section 11(a)(i)(C) or Section 11(b)(i)(C) or (ii) the date on which such insurance is not in effect as to Lessor or Owner Participant; or
(d) Lessee shall fail to perform or observe any other material covenant, condition or agreement not specified elsewhere in this Section 14 to be performed by it under any Operative Document to which Lessee is a party, and such failure in any such case shall continue unremedied for a period of 30 days after receipt by Lessee of written notice thereof by Lessor; provided that, if such failure is capable of being remedied, no such failure shall constitute an Event of Default hereunder for a period of 120 days (or, if such failure relates to the performance or observance of any such covenant, condition or agreement contained in Section 7(a), 8(a), 8(b) or 8(c), 180 days) after receipt of such notice so long as Lessee is diligently proceeding to remedy such failure; or
(e) any representation or warranty made by Lessee in any Operative Document to which Lessee is a party or in any document or certificate furnished by Lessee to Lessor pursuant to the terms of any thereof shall prove to have been incorrect in any material respect at the time made, and such incorrectness shall continue to be material and shall continue to be unremedied for a period of 30 days after receipt by Lessee of written notice thereof by Lessor; or
(f) [except for the Chapter 11 Case and actions taken by Lessee in connection with the Chapter 11 Case,]4 Lessee shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property or shall admit in writing its inability to pay its debts generally as they come due or shall make a general assignment for the benefit of creditors; or
(g) [except for the Chapter 11 Case,]5 Lessee shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as in effect at such time) or any answer admitting the material allegations of a
4     Include if the Closing occurs during the pendency of the Chapter 11 Case.
5     Id.
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Lease Agreement ([Year] MSN [MSN])]
petition filed against Lessee in any such proceeding, or Lessee shall, by voluntary petition or answer, consent to or seek relief under the provisions of any bankruptcy or other similar law (as in effect at such time) providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; or
(h) an order, judgment, or decree shall be entered by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee or of any substantial part of its property, or sequestering any substantial part of the property of Lessee, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof; or
(i) [except for the Chapter 11 Case,]6 a petition against Lessee in a proceeding under the federal bankruptcy laws or other insolvency laws (as in effect at such time) shall be filed and shall not be withdrawn or dismissed within 90 days thereafter, or, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days; or
(j) an “Event of Default” under a Related Lease, if any, shall have occurred and be continuing.
provided that, notwithstanding anything to the contrary contained in this Lease, any failure of Lessee to perform or observe any covenant, condition, or agreement herein shall not constitute an Event of Default if such observance is prevented solely by reason of an event referred to in the definition of Event of Loss so long as Lessee is continuing to comply with the applicable terms of Section 10.
Section 15. Remedies. Upon the occurrence of an Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default by a written notice to Lessee (provided that this Lease shall be deemed to have been declared in default without the necessity of such written notice upon the occurrence of any Event of Default described in Section 14(g), (h) or (i)); and at any time thereafter, so long as Lessee shall not have remedied all outstanding Events of Default, Lessor may do one or more of the following, as Lessor shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law; provided that during any period the Aircraft is subject to the CRAF Program in accordance with the provisions of Section 7(b) and in the possession of the U.S. government or an instrumentality or agency thereof, Lessee shall not, on account of any Event of Default, be required to do any of the following in such manner as to limit Lessee’s operational control under this Lease (or any sublessee’s operational control under any sublease permitted by the terms of this Lease) of the Airframe or Engines, unless at least 60 days’ (or such other period as may then be applicable under the Air Mobility Command Program of the U.S. government) prior notice of default hereunder shall have been given by
6     Id.
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[Lease Agreement ([Year] MSN [MSN])]
Lessor by registered or certified mail to Lessee (or any sublessee) with a copy addressed to the Contracting Office Representative for the Air Mobility Command of the U.S. Air Force under any contract with Lessee (or any sublessee) relating to the Aircraft:
(a) cause Lessee, upon the written demand of Lessor and at Lessee’s expense, to return promptly, and Lessee shall return promptly, all or such part of the Airframe and any Engines as Lessor may so demand, to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Section 5 as if the Airframe or such Engines were being returned at the end of the Term; or Lessor, at its option, after Lessee shall have failed to so return the Aircraft after such demand, may enter upon the premises where the Airframe is or any or all Engines are located or reasonably believed to be located and, without breach of peace, take immediate possession of and remove such Airframe or Engines (together with any engine which is not an Engine but which is installed on the Airframe, subject to all of the rights of the owner, lessor, lienor or secured party of such engine; provided that, in the event that an engine (which is not an Engine) is installed on the Airframe, such engine shall be held for the account of any such owner, lessor, lienor or secured party or, if owned by Lessee, may, at the option of Lessee with the consent of Lessor (which consent shall not be unreasonably withheld) or at the option of Lessor with the consent of Lessee (which consent shall not be unreasonably withheld), be exchanged with Lessee for an Engine in accordance with the Return Conditions), by summary proceedings or otherwise, all without liability to Lessor for or by reason of such entry or taking possession; or
(b) sell all or any part of the Airframe and any Engine at public or private sale, whether or not Lessor shall at the time have possession thereof, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the Airframe or such Engine as Lessor, in its sole discretion, may determine, free and clear of any rights of Lessee; or
(c) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under clause (a) or clause (b) above with respect to all of any part of the Airframe or any Engine, Lessor, by written notice to Lessee, may cause Lessee to pay to Lessor, and Lessee shall pay to Lessor, on a payment date that is at least 15 days from the date of such written notice (such payment date, the “Specified Payment Date”), as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due for Lease Period Dates occurring on and after the Specified Payment Date):
(i) any unpaid Basic Rent due on Lease Period Dates prior to the Specified Payment Date, provided that (x) if the Specified Payment Date is a Lease Payment Date, Lessee shall have no obligation to pay the installment of Basic Rent that would otherwise be due and payable on the Lease Period Date that is the Specified Payment Date and (y) if the Specified Payment Date is not a Lease Payment Date, Lessee shall be entitled to credit against its payment obligations in this subsection (c) the portion of the installment of Basic Rent allocable to the period from (and including) such Specified Payment Date to (but not including) the next succeeding Lease Period Date, or if no Lease Period Date succeeds such specified Payment Date, the last day of the Term; plus
27
        LA 1 – Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]
(ii) an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft computed as of the Reference Stipulated Loss Value Determination Date, over the amount determined as provided in clause (A) or (B) below, as applicable (whether to use the amount determined as provided in clause (A) or in clause (B) shall have been specified in such written notice by Lessor, in its sole discretion):
(A) the sum of (x) the Fair Market Rental Value of the Aircraft for the remainder of the useful life of the Aircraft, after discounting such Fair Market Rental Value to present value as of the Specified Payment Date at an annual rate equal to 4% and (y) the salvage value of the Aircraft at the end of its useful life (as such salvage value is determined by mutual written agreement between Lessor and Lessee or, in the absence of mutual written agreement, pursuant to an Independent Appraisal) after discounting such salvage value to the present value as of the Specified Payment Date at an annual rate equal to 4%, or
(B) the Fair Market Sales Value of the Aircraft determined as of the Specified Payment Date; or
(d) in the event Lessor, pursuant to clause (b) above, shall have sold the Aircraft, Lessor, in lieu of exercising its rights under clause (c) above with respect to the Aircraft, by written notice to Lessee, may cause Lessee to pay to Lessor, and Lessee shall pay to Lessor, on the fifth day following the date of such sale (such fifth day, the “Sale Date”), as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due on Lease Period Dates occurring on and after the Sale Date):
(i) any unpaid Basic Rent due on Lease Period Dates prior to the Sale Date; provided that (x) if the Sale Date is a Lease Period Date, Lessee shall have no obligation to pay the installment of Basic Rent that would otherwise be due and payable on the Lease Period Date that is the Sale Date and (y) if the Sale Date is not a Lease Period Date, Lessee shall be entitled to credit against its payment obligations in this subsection (d) the portion of the installment of Basic Rent allocable to the period from (and including) such Sale Date to (but not including) the next succeeding Lease Period Date, or if no Lease Period Date succeeds such Sale Date, the last day of the Term; plus
(ii) (A) if such sale is a public or private sale to a purchaser that is not an Affiliate of Owner Participant, the Stipulated Loss Value for the Aircraft, computed as of the Reference Stipulated Loss Value Determination Date, minus the net proceeds of such sale (after deduction of all actual and reasonable out-of-pocket costs of such sale) or (B) if such sale is a public or private sale to an Affiliate of Owner Participant, the Stipulated Loss Value for the Aircraft, computed as of the Reference Stipulated Loss Value Determination Date, minus the Fair Market Sales Value of the Aircraft, determined as of the Sale Date; or
(e) rescind this Lease as to the Aircraft, or exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action, either at law or in equity, to enforce the terms or to recover damages for the breach hereof.
28
        LA 1 – Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]
In addition, to the extent permitted by applicable Law, Lessee shall be liable, except as otherwise provided above, and without duplication of amounts payable hereunder, for any and all unpaid Rent due hereunder before or during the exercise of any of the foregoing remedies and for all reasonable legal fees and other actual and reasonable costs and expenses incurred by Lessor or Owner Participant by reason of the occurrence of any Event of Default or the exercise of Lessor’s remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Airframe or any Engine in accordance with the Return Conditions or in placing such Airframe or Engine in the condition and airworthiness required by the Return Conditions (provided that, for the avoidance of doubt, Lessee shall not be liable for any amounts or obligations with respect to Return Conditions if Lessor exercises any remedy under subsection (c) or (d)). At any sale of the Airframe or an Engine or part thereof pursuant to this Section, Lessor or Owner Participant may bid for and purchase such property. Lessor agrees to give Lessee at least 30 days’ prior written notice of the date fixed for any public sale of the Airframe or any Engine or of the date on or after which any private sale will be held and of any lease or other disposition of the Aircraft, which notice Lessee hereby agrees to the extent permitted by applicable law is reasonable notice. Except as otherwise expressly provided above, to the extent permitted by applicable Law, no remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and, to the extent permitted by applicable Law, the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. To the extent permitted by applicable Law, no express or implied waiver by Lessor of any Event of Default shall in any way be, or construed to be, a waiver of any future or subsequent Event of Default.
Notwithstanding anything to the contrary set forth herein or in any other Operative Document, but subject to the next sentence (i) as permitted by Article 15 of the Cape Town Convention, the provisions of Chapter III of the Cape Town Convention are hereby excluded and made inapplicable to this Lease and the other Operative Documents, except for those provisions of such Chapter III that cannot be derogated from and (ii) as permitted by Article IV(3) of the Aircraft Protocol, the provisions of Chapter II of the Aircraft Protocol are hereby excluded and made inapplicable to this Lease and the other Operative Documents, except for (x) Article XVI of the Aircraft Protocol and (y) those provisions of such Chapter II that cannot be derogated from. The parties agree that the exercise of remedies hereunder and the other Operative Documents is subject to other applicable Law, including without limitation, the UCC (as in effect in the State of New York) and the Bankruptcy Code, and that nothing herein derogates from the rights of Lessor or Lessee under or pursuant to such other applicable Law.
Section 16. Further Assurances. Forthwith upon the execution and delivery of each Lease Supplement from time to time required by the terms hereof, Lessee will cause such Lease Supplement (and, in the case of Lease Supplement No. 1, this Lease) to be duly filed and recorded in accordance with the Transportation Code or the applicable Laws of such jurisdiction other than the United States in which the Aircraft is registered, as the case may be. In addition, each of Lessor and Lessee will promptly and duly execute and deliver to the other such further documents and assurances and take such further action as may from time to time be reasonably requested in order more effectively to carry out the intent and purpose of this Lease including, without limitation, if requested by Lessee or Lessor, the execution and delivery of supplements
29
        LA 1 – Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]
or amendments hereto, each in recordable form, subjecting to this Lease any Replacement Engine and the recording or filing of counterparts thereof; provided that this sentence is not intended to impose upon Lessee any additional liabilities not otherwise contemplated by this Lease.
Section 17. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents or waivers required or permitted under the terms and provisions of this Lease shall be in English and in writing, and given by United States registered or certified mail, return receipt requested, postage prepaid, overnight courier service or facsimile, and any such notice shall be effective when received (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) and addressed as follows:
    (a)    if to Lessee:
American Airlines, Inc.
4333 Amon Carter Boulevard, MD 5662
Fort Worth, Texas 76155
Attention: Treasurer
Facsimile: 817.967.4318
Telephone: 817.963.1234
    (b)    if to Lessor:
Wells Fargo Bank Northwest, National Association
MAC: 1240-026
260 N. Charles Lindbergh Dr.
Salt Lake City, UT 84116
Attention: Corporate Trust Lease Group
Facsimile: 801.246.7142
Telephone: 801.246.6000
    (c)    if to Owner Participant:
[Name of Owner Participant]
[Address of Owner Participant]
Attention:
Facsimile:
Telephone:
Any party, by notice to the other parties hereto, may designate different addresses for subsequent notices or communications. Whenever the words “notice” or “notify” or similar words are used herein, they mean the provision of formal notice as set forth in this Section 17.
30
        LA 1 – Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]
Section 18. No Set-Off, Counterclaim, etc. This Lease is a net lease and to the full extent permitted by applicable law, Lessee’s obligation to pay all Basic Rent and Stipulated Loss Value shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation:
(a) any set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, Owner Participant or any other Person for any reason whatsoever;
(b) any defect in the title, airworthiness, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Aircraft;
(c) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee or any Permitted Sublessee or any other Person; or
(d) any other circumstances, happening or event whatsoever, whether or not unforeseen or similar to any of the foregoing.
Lessee hereby waives, to the full extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof. Nothing contained in this Section shall be construed to waive any claim which Lessee may have hereunder (including, without limitation, claims that Basic Rent, Stipulated Loss Value or any other payments demanded from or paid by Lessee are or were erroneous) or otherwise or to limit the right of Lessee to make any claim it may have against Lessor, Owner Participant or any other Person or to pursue any such claim in such manner as Lessee shall deem appropriate.
Section 19. Section 1110. It is the intention of the parties hereto that this Lease, to the fullest extent available under applicable law, entitles Lessor to the benefits of Section 1110 with respect to the Aircraft. In furtherance of the foregoing, Lessor and Lessee hereby confirm that this Lease is to be treated as a lease for U.S. federal income tax purposes. Nothing contained in this paragraph shall be construed to limit Lessee’s use and operation of the Aircraft under this Lease or constitute a representation or warranty by Lessee as to tax consequences.
Section 20. Monies Received by Lessor. Except as otherwise provided herein, any monies received by Lessor in excess of the amounts to which Lessor is entitled pursuant to the terms hereof shall immediately be paid over by Lessor to Lessee.
Section 21. Renewal Options. Lessee shall have the right to extend this Lease with respect to the Aircraft for two successive periods having a duration of two years each (each such period being hereinafter referred to as a “Renewal Term”), each commencing at the expiration of the Basic Term or a Renewal Term, as the case may be. During any such Renewal Term, (a) the monthly Basic Rent shall be the monthly equivalent of the Fair Market Rental Value of the Aircraft and (b) the monthly Stipulated Loss Value amounts shall be the Stipulated Loss Value as of the last day of the Basic Term and thereafter the Stipulated Loss Value shall decline monthly on each Stipulated Loss Value Determination Date during such Renewal Term at a rate of 3% per annum through the end of such Renewal Term. Each such option to renew shall be exercised upon written revocable notice from Lessee to Lessor given not less than 300 days prior to (i) the Lease Expiry Date or (ii) the last day of the Renewal Term then in effect, as the case may be. Within 30 days of Lessee’s delivery of such revocable notice to Lessor, Lessee
31
        LA 1 – Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]
and Lessor shall calculate the amounts that would be payable in respect of Basic Rent and Stipulated Loss Value during such Renewal Term in accordance with the second sentence of this Section (including the determination of the applicable Fair Market Rental Value of the Aircraft by mutual agreement or Independent Appraisal), and promptly following such calculation (but in any event no later than the date that is 270 days prior to (i) the Lease Expiry Date or (ii) the last day of the Renewal Term then in effect, as the case may be), Lessee shall either deliver an irrevocable notice to renew the Lease or revoke its earlier revocable notice to renew the Lease. If no Event of Default shall have occurred and be continuing on the Lease Expiry Date or the last day of the Renewal Term then in effect, as the case may be, then this Lease shall be extended for the additional period of such Renewal Term at the Basic Rent and Stipulated Loss Value amounts calculated pursuant to the preceding sentence, and otherwise on the same conditions provided for herein.
Section 22. Investment of Security Funds. Any moneys which are (a) held by Lessor pursuant to the terms hereof, (b) required to be paid to or retained by Lessor and not required to be paid to Lessee pursuant to Section 10(e) or Section 11(d) solely because an Event of Default shall have occurred, or (c) required to be paid to Lessee pursuant to Section 10(b) or Section 11(d) after completion of a replacement to be made pursuant to Section 8(d) shall, until paid to Lessee as provided in Section 10 or Section 11, be invested in Permitted Investments by Lessor from time to time as directed in writing by Lessee or, if an Event of Default shall have occurred and is continuing, as directed in writing by Owner Participant. There shall, so long as no Event of Default shall have occurred and be continuing, be promptly remitted to Lessee any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment), and Lessee will promptly pay to Lessor, on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment).
Section 23. Confidential Information. All Confidential Information shall be held confidential by Lessor in accordance with Section 10.4 of the Participation Agreement.
Section 24. Lessor Right to Perform for Lessee. If Lessee fails to make any payment of Rent required to be made by it hereunder, Lessor may, on behalf of Lessee and upon prior notice to Lessee, itself make such payment. The amount of any such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment shall be deemed Supplemental Rent immediately due and payable as of and when such payment is made by Lessor.
Section 25. Lessee’s Performance and Rights. Any obligation imposed on Lessee in this Lease shall require only that Lessee perform or cause to be performed such obligation, even if stated herein as a direct obligation, and the performance of any such obligation by a permitted assignee, sublessee or transferee under an assignment, sublease or transfer agreement then in effect shall constitute performance by Lessee and to the extent of such performance in accordance with the terms of the applicable assignment, sublease or transfer agreement, discharge such obligation by Lessee. Except as otherwise expressly provided in this Lease, any right granted to Lessee in this Lease shall grant Lessee the right to exercise such right or permit such right to be exercised by such assignee, sublessee or transferee with the same force
32
        LA 1 – Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]
and effect as if such assignee, sublessee or transferee were named as “Lessee” herein. The inclusion of specific references to obligations or rights of any such assignee, sublessee or transferee in certain provisions of this Lease shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any such assignee, sublessee or transferee has not been made in this Lease.
Section 26. Concerning Lessor. Wells Fargo Bank Northwest, National Association is entering into the Operative Documents solely in its capacity as Owner Trustee under the Trust Agreement and not in its individual capacity (except as expressly provided in the Operative Documents) and in no case shall Wells Fargo Bank Northwest, National Association (or any entity acting as successor Owner Trustee under the Trust Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Lessor under the Operative Documents; provided, however, that Wells Fargo Bank Northwest, National Association (or any such successor Owner Trustee) shall be personally liable under the Operative Documents for its own gross negligence, its own simple negligence in the handling of funds actually received by it in accordance with the terms of the Operative Documents, its willful misconduct and its breach of its covenants, representations and warranties in the Operative Documents, to the extent covenanted or made in its individual capacity or as otherwise expressly provided in the Operative Documents; provided, further, that nothing contained in this Section 26 shall be construed to limit the exercise and enforcement in accordance with the terms of the Operative Documents of rights and remedies against the Trust Estate.
Section 27. Successor Owner Trustee. Lessee agrees that, in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Trust Agreement and Section 6.2.2 of the Participation Agreement, such successor Owner Trustee shall, upon written notice to Lessee by such successor Owner Trustee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor of the Aircraft for all purposes without in any way altering the terms of this Lease or Lessee’s obligations hereunder. One such appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor Owner Trustees pursuant to the Trust Agreement and Section 6.2.2 of the Participation Agreement, but such right may be exercised repeatedly as long as this Lease shall be in effect.
Section 28. Miscellaneous.
(a) Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
(b) No term or provision of this Lease may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against which the enforcement of the amendment, modification or supplement is sought.
        LA 1 – Lease Agreement
33

[Lease Agreement ([Year] MSN [MSN])]
(c) This Lease and the other Operative Documents, and all certificates, instruments and other documents relating thereto delivered and to be delivered from time to time pursuant to the Operative Documents, supersede any and all representations, warranties and agreements (other than any Operative Document) prior to the date of this Lease, written or oral, between or among any of the parties hereto relating to the transactions contemplated hereby and thereby.
(d) This Lease may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Lease, including a signature page executed by each of the parties hereto shall be an original, but all of such counterparts together shall constitute one instrument. In the event that a security interest is granted in this Lease with respect to the issuance of debt by Lessor to the extent permitted by Section 8.3 of the Participation Agreement, and that this Lease constitutes chattel paper (as such term is defined in the UCC), no security interest in this Lease may be created through the transfer or possession of any counterpart hereof other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by Lessor on the signature page thereof.
(e) The parties hereto do not intend any interest created by this Lease to be a perpetuity or to be subject to invalidation under any applicable perpetuities rule; however, if the rule is to be applied, then the perpetuities period shall be 21 years after the last to die of the currently living descendents of former United States President John F. Kennedy.
(f) THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS LEASE HAS BEEN DELIVERED IN THE STATE OF NEW YORK.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]
        LA 1 – Lease Agreement
34

[Lease Agreement ([Year] MSN [MSN])]
IN WITNESS WHEREOF, the parties have each caused this Lease to be duly executed as of the day and year first above written.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity (except as expressly provided herein) but solely as Owner Trustee

By:
Name:
Title:

AMERICAN AIRLINES, INC.

By:
Name:
Title:

[Receipt of the original counterpart of the foregoing
Lease is hereby acknowledged on this day of .
WELLS FARGO BANK NORTHWEST,
NATIONAL ASSOCIATION, not in its
individual capacity but solely as Owner Trustee

By:
Name:
Title:	]7
7     For chattel paper copy only.
        LA 1 – Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]
EXHIBIT A
TO LEASE AGREEMENT ([YEAR] MSN [MSN])
LEASE SUPPLEMENT NO. ([YEAR] MSN [MSN]), dated , 20 , between WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement ([YEAR] MSN [MSN]), dated as of [ ], [YEAR], between the Owner Participant named therein and Wells Fargo Bank Northwest, National Association (“Lessor”), and AMERICAN AIRLINES, INC., a Delaware corporation (“Lessee”).
RECITALS:
1. Lessor and Lessee have heretofore entered into that certain Lease Agreement ([YEAR] MSN [MSN]), dated as of [ ], [YEAR] (herein called, as at any time modified, supplemented or amended, the “Lease Agreement” and the defined terms in Annex A thereto being hereinafter used with the same meanings), providing for the execution and delivery from time to time of Lease Supplements, each substantially in the form hereof for the purpose of leasing specific aircraft and engines under the Lease Agreement as and when delivered by Lessor to Lessee in accordance with the terms thereof;
2. [The Lease Agreement relates to the aircraft and engines described below, and counterparts of the Lease Agreement are attached hereto and made a part hereof, and this Lease Supplement, together with such attachments, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.]1
[A counterpart of the Lease Agreement, attached to and made a part of Lease Supplement No. 1, dated [ ], 20 , to the Lease Agreement, has been recorded by the Federal Aviation Administration on , as one document and assigned Conveyance No. .]2
NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the agreements contained in the other Operative Documents and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Lessor hereby delivers and leases to Lessee under the Lease Agreement, and Lessee hereby accepts and leases from Lessor under the Lease Agreement, the following [described Aircraft, which Aircraft as of the date hereof consists of the following components]:3
1     This language for Lease Supplement No. 1.
2     This language for other Lease Supplements.
3     Only for Lease Supplement No. 1.
Exhibit A

LA 1 – Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]
[(a) one Airbus [Model] (Generic Manufacturer and Model AIRBUS [Generic Model]) airframe: U.S. Registration Number ; Manufacturer’s Serial No. ; and4
(b) two (2) [INSERT ENGINE INFO]) engines relating to such airframe and bearing, respectively, Manufacturer’s Serial Nos. and , respectively (each of which engines has 550 or more rated takeoff horsepower or the equivalent of such horsepower and is a jet propulsion aircraft engine having at least 1750 pounds of thrust or the equivalent of such thrust).
The Basic Term for the lease of the Aircraft shall commence on the date of this Lease Supplement (the “Delivery Date”) and shall end on 5 (the “Lease Expiry Date”), or such earlier date on which the Lease is terminated in accordance with the provisions thereof.
The Lease Period Dates for the Aircraft are set forth in Schedule A hereto.
The amount of Basic Rent for the Aircraft is set forth in Schedule A hereto.
The Stipulated Loss Values for the Aircraft are set forth in Schedule B hereto.]6
[Add description of Replacement Engine or Engines, if applicable].
2. All of the terms and provisions of the Lease Agreement are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.
3. This Lease Supplement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). All of such counterparts together shall constitute one instrument.
TO THE EXTENT, IF ANY, THAT THIS LEASE SUPPLEMENT CONSTITUTES CHATTEL PAPER (AS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE SUPPLEMENT MAY BE PERFECTED THROUGH DELIVERY OR POSSESSION OF ANY COUNTERPART OF THIS LEASE SUPPLEMENT OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE THE COUNTERPART THAT CONTAINS THE RECEIPT EXECUTED BY LESSOR ON THE SIGNATURE PAGE THEREOF.
4     Only for Lease Supplement No. 1.
5     Insert tenth (10th) anniversary of Delivery Date.
6     Language for other Lease Supplements.
Exhibit A

LA 1 – Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]
IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement No. to be duly executed as of the day and year first above written.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity (except as expressly provided herein) but solely as Owner Trustee

By:
Name:
Title:

AMERICAN AIRLINES, INC.

By:
Name:
Title:

[Receipt of the original counterpart of the
foregoing Lease is hereby acknowledged on this
day of .
WELLS FARGO BANK NORTHWEST,
NATIONAL ASSOCIATION, not in its
individual capacity but solely as Owner Trustee

By:
Name:
Title:	]7
7     For chattel paper copy only.
Exhibit A

LA 1 – Lease Agreement

SCHEDULE A TO
LEASE SUPPLEMENT NO. 1 ([YEAR] MSN [MSN])
BASIC RENT
Lease Period Dates during the Term:        The Delivery Date and the [ ]th day of each calendar month occurring after the Delivery Date during the Term (but not including the last day of the Term if such day is the [ ]th day of a calendar month)
Basic Rent during the Basic Term:        $[ ] per month during the through months following the Delivery Date, and thereafter $[ ] per month, in each case, payable in advance.
Basic Rent during any Renewal Term:        An amount per month determined in accordance with Section 21 of the Lease, payable in advance.

Schedule A
to Lease Supplement No. 1
LA 1 – Lease Agreement

SCHEDULE A TO LEASE SUPPLEMENT NO. 1 ([YEAR] MSN [MSN])1
INTENTIONALLY DELETED FROM THE VERSION OF THIS DOCUMENT
FILED WITH THE FAA AS CONTAINING CONFIDENTIAL AND
PROPRIETARY INFORMATION
1     Insert for FAA filing in lieu of Schedule A.

Schedule A
to Lease Supplement No. 1
LA 1 – Lease Agreement

SCHEDULE B TO
LEASE SUPPLEMENT NO. 1 ([YEAR] MSN [MSN])
STIPULATED LOSS VALUES
Stipulated Loss Value Determination Date        Stipulated Loss Value
Schedule B
        LA 1 – Lease Agreement

SCHEDULE B TO LEASE SUPPLEMENT NO. 1 ([YEAR] MSN [MSN])1
INTENTIONALLY DELETED FROM THE VERSION OF THIS DOCUMENT
FILED WITH THE FAA AS CONTAINING CONFIDENTIAL AND
PROPRIETARY INFORMATION
1     Insert for FAA filing in lieu of Schedule B.
Schedule B
        LA 1 – Lease Agreement

ANNEX A
TO LEASE AGREEMENT ([YEAR] MSN [MSN])
DEFINITIONS
Annex A
        LA 1 – Lease Agreement

ANNEX B
TO LEASE AGREEMENT([YEAR] MSN [MSN])
RETURN CONDITIONS
Upon the expiration of the Term or upon demand of Lessor following the earlier termination of the Lease by Lessor pursuant to the exercise of remedies in accordance with Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing (such date, the “Return Date”), Lessee shall return the Aircraft to Lessor by delivering the Aircraft (a) to a suitable storage facility in the continental United States or to one of Lessee’s United States maintenance facilities, in either case, as selected by Lessee or (b) to such other facility as may be agreed by Lessor and Lessee.
Lessee and Lessor agree that the Return Conditions set forth in Sections A through V of this Annex B shall apply to the return of the Aircraft to Lessor (for the avoidance of doubt, there will be no serviceability, cycle, condition, time or other requirements applicable to the Aircraft, any Engine or any Part (other than the Return Conditions and the Maintenance Program)), [****]; provided that, with respect to any discrepancies with the Return Conditions (other than discrepancies with respect to FAA requirements specified in Section A, the general condition specified in Section B, the completion of the next due Airframe “C-Check” under the Maintenance Program as specified in the first sentence of Section C, the Landing Gear Hard Time Minimum specified in Section D, the Hard Time Cycle Minimum specified in Section E, the Hard Time Performance Restoration Minimum specified in Section F and the APU Hard Time Minimum specified in Section G, which discrepancies shall be corrected by Lessee at its expense prior to the Return Date), Lessee shall have the option of either correcting such discrepancies at its own expense or providing compensation in lieu of such correction in an amount to be mutually agreed upon by Lessee and Lessor.
In connection with the return of the Aircraft to Lessor, Lessee shall also return the Records to Lessor by delivering them to (a) a facility agreed by Lessor and Lessee or (b) if no agreement as to such facility is reached as of the Return Date, to a suitable storage facility in the continental United States or one of Lessee’s United States maintenance facilities, in either case, as selected by Lessee. Lessee and Lessor agree that Section L of this Annex B shall apply to the return of the Records to Lessor.
Reference to the Maintenance Program in this Annex shall include, to the extent specifically incorporated in or cross-referenced as a requirement by the Maintenance Program, the aircraft maintenance manual and the engine maintenance program and engine manuals.
Annex B-1
LEASE AGREEMENT ([YEAR] MSN [MSN])
LA 1 – Lease Agreement
[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

If the Aircraft has been in storage prior to return, the Aircraft will be reactivated in accordance with the Maintenance Program prior to the Return Date.
A.    Registration & Certification, Maintenance Program & Airworthiness Directives
The Aircraft shall be registered with the FAA in the name of Lessor unless such registration cannot be maintained (i) because of the failure of Lessor or Owner Participant to comply with the citizenship or other eligibility requirements for registration of aircraft under the Transportation Code or with Section 6.3.1 of the Participation Agreement or (ii) because of the failure by Lessor or Owner Participant to execute and deliver any documents required for the renewal of such registration. The Aircraft shall (a) have a valid standard certificate of airworthiness issued by the FAA, (b) meet FAR 121 requirements (subject to Lessee’s right to remove Excluded Equipment, it being acknowledged that Excluded Equipment need not be installed on the Aircraft). The Aircraft shall be in compliance with the Maintenance Program, and Lessee shall comply with all ADs in respect of the Aircraft which require compliance no later than the last day of the Term, as and to the extent required by such ADs and the Maintenance Program prior to such date.
B.    General Condition
The Aircraft shall be (a) [****], (b) in the same operating condition as when delivered to Lessee under the Lease (ordinary wear and tear excepted) [****] and (d) equipped with two Engines (one or both of which may be Replacement Engines substituted pursuant to Section 8(d) of the Lease or Section I to this Annex B) duly installed thereon, but need not include any Excluded Equipment. Lessee shall repair any damage to the Aircraft caused by removal of Excluded Equipment and shall return the applicable areas from which such Excluded Equipment was removed to a serviceable and cosmetic condition appropriate for commercial passenger service by Lessee. The Aircraft shall be in compliance with Lessee’s corrosion prevention and control program. [****]
No Engine shall be returned [****]
C.    C-Check; Airframe Equivalency Charge
The Airframe shall have completed, within 30 days prior to the Return Date, the next due “C-Check” under the Maintenance Program [****], and following such C-Check the Aircraft shall not be used in flight operations except for the demonstration flight described in Section R of this Annex B and ferry or delivery flights performed pursuant to the Return Conditions.
Annex B-2
LEASE AGREEMENT ([YEAR] MSN [MSN])
LA 1 – Lease Agreement
[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

If (a) the Maintenance Program includes a substantially more comprehensive C-Check than other C-Checks in the Maintenance Program (such substantially more comprehensive C-Check, a “Heavy C-Check”), and (b) the C-Check performed pursuant to the previous paragraph was not a Heavy C-Check, then Lessee shall pay the Heavy C-Check Adjustment Amount (if any) [****]
If there is no Heavy C-Check in the Maintenance Program, then in lieu of the obligations in the preceding paragraph, Lessee and Owner Participant shall [****]
D.    Landing Gear Equivalency Charge
With respect to the Aircraft, each of the nose and main landing gear assemblies (each, a “Landing Gear Assembly”) shall have [****]% of the allowable time under the Maintenance Program between performance restoration visits under the Maintenance Program [****] (any such visit, a “Landing Gear Performance Restoration Visit”) remaining until the next scheduled Landing Gear Performance Restoration Visit therefor under the Maintenance Program; provided that Lessee may return the Aircraft with less than [****] on any Landing Gear Assembly, subject to paying the Landing Gear Adjustment Amount (if any) [****]
E.    Engine LLP Equivalency Charge; Hard Time Cycle Minimum
Each life-limited part of the Engines (each, an “Engine LLP”) shall have [****]% remaining of the manufacturer’s published life limit [****]; provided that Lessee may return the Aircraft with less than [****] on one or more Engine LLPs, subject to paying the Engine LLP Adjustment Amount (if any) [****]
F.    Engine Equivalency Charge; Hard Time Performance Restoration Minimum
Each Engine shall have [****]% of the expected time under the Maintenance Program between performance restoration visits under the Maintenance Program [****] (any such visit, an “Engine Performance Restoration Visit”) remaining until the next Engine Performance Restoration Visit of such Engine under the Maintenance Program as measured by Lessee’s historical mean time between Engine Performance Restoration Visits (“MTBR”) as reasonably determined by Lessee [****] for engines in Lessee’s fleet of the same make and model as measured by [****]; provided that Lessee may return one or both Engines with less than [****], subject to paying the Engine Performance Restoration Visit Adjustment Amount (if any) [****]
In the event that an Engine is, at return, [****]
Annex B-3
LEASE AGREEMENT ([YEAR] MSN [MSN])
LA 1 – Lease Agreement
[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

G.    Auxiliary Power Unit
With respect to the Aircraft, the auxiliary power unit (“APU”) will have [****]% of the expected time under the Maintenance Program between gas path refurbishments under the Maintenance Program [****] (any such visit, an “APU Performance Restoration Visit”) remaining until the next APU Performance Restoration Visit under the Maintenance Program as measured by Lessee’s historical mean time between APU Performance Restoration Visits as determined by Lessee (“APRV”) for APUs of the same make and model as the subject APU operating on aircraft in Lessee’s fleet as measured by APU hours [****]; provided that Lessee may return the APU with less than [****] subject to paying the APU Performance Restoration Visit Adjustment Amount (if any) [****]
H.    Calculation of Equivalency Charge Payments
Lessee shall calculate the amounts payable by Lessee under the Return Conditions, in each case as specified in Sections C, D, E, F and G, and provide Lessor with a statement listing such amounts, together with reasonably detailed calculations prior to the Return Date.
All payment amounts described in the preceding sentence and any payment obligations of Lessee pursuant to the proviso in the second full paragraph of this Annex B shall be aggregated so that only one aggregate payment by Lessee shall be required with respect to the Aircraft, and Lessee shall pay such aggregate amount to Lessor on the Return Date, minus [****].
[****]
I.    Engine Substitution
Lessee may deliver with the Airframe on the Return Date one or more Replacement Engines, without regard to the number of hours or cycles accumulated on any such Replacement Engine, but subject to the applicable provisions of this Annex B as if each reference to an “Engine” therein were a reference to such Replacement Engine.
In connection with the return of any such Replacement Engine not previously substituted pursuant to Section 8(d) or 10(d) of the Lease, (a) Lessee shall, at its own expense, (i) furnish Lessor with a warranty (as to title) bill of sale (which warranty shall except Lessor’s Liens and Liens described in Section 6(h) of the Lease) with respect to such Replacement Engine, which in the case of any such conveyance to which the Cape Town Treaty is applicable shall be in such form as will qualify as a “contract of sale” pursuant to Article V of the Aircraft Protocol and (ii) if Lessor has taken all the necessary
Annex B-4
LEASE AGREEMENT ([YEAR] MSN [MSN])
LA 1 – Lease Agreement
[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

steps to allow the registration, cause the sale of such Replacement Engine (if the seller of such Replacement Engine is “situated in” a country that has ratified the Cape Town Treaty) to be registered on the International Registry as an International Interest (or if the seller of such Replacement Engine is not situated in a country that has ratified the Cape Town Treaty, use reasonable efforts to cause the seller to register the sale of such Replacement Engine on the International Registry) and (b) Lessor shall transfer the Engine being replaced to Lessee in accordance with Section 4(g) of the Lease.
An engine substitution in accordance with the terms of this Section I may be completed no earlier than the date that is 90 days prior to (and including) the Return Date, and the provisions of Section 8(d) of the Lease are not intended to apply to such engine substitution.
J.    Maintenance Carry-Overs
Maintenance carry-overs, defined as any deferred, continued, carry-over, time-limited repairs or open log book maintenance items against the Aircraft (each, an “MCO”) shall be cleared per the Maintenance Program. However, MCOs which are deferred until the next Heavy C-Check as permitted by the Maintenance Program need not be corrected or performed by Lessee, [****]
K.    Special Markings
On or prior to the Return Date, Lessee shall, in a workmanlike manner, cause to be removed or painted over any identification marks of Lessee or the oneworld global alliance or any member thereof on the Aircraft.
L.    Records
All logs, drawings, engineering orders, manuals, certificates and data, and inspection, modification, overhaul and repair records, with respect to the Aircraft that are [****] (such logs, drawings, engineering orders, manuals, certificates, data and records, collectively, the “Records”) will be made available for Lessor’s review for the period beginning on the date that is 30 days preceding the anticipated last day of the Term and ending on the date that is three Business Days preceding the last day of the Term. [****] An indicative list of the Records is set forth in Exhibit A to this Annex B; provided that (a) Lessor, Owner Participant and Lessee acknowledge and agree that requirements to maintain such Records may change [****] and if, as a result of any such change, Lessee does not maintain any of the records listed in Exhibit A to this Annex B, such records shall not constitute “Records” under these Return Conditions; (b) Lessee acknowledges and agrees that [****]; and (c) Lessee will cooperate in good faith [****]. Lessee will use commercially reasonable efforts to [****]. In addition to the foregoing, Lessee will provide [****]
Annex B-5
LEASE AGREEMENT ([YEAR] MSN [MSN])
LA 1 – Lease Agreement
[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

Any review of the Records by Lessor shall be completed during this period and during normal business hours and shall not exceed a period of 10 Business Days, [****]. All Records shall be delivered in English to Lessor in Lessee’s format approved by the FAA and at Lessee’s expense, [****] (except that for those Records related to maintenance work, the demonstration flight in Section R or ferry or delivery flights, in each case to be performed pursuant to the Return Conditions, [****].
Each of the Records that are not provided in a paper format shall be [****].
M.    Maintenance, Repair and Miscellaneous
All repairs on the Aircraft shall have been performed (a) in accordance with [****].
On the Return Date, [****].
N.    Borescope Inspections; Power Assurance Runs
A full hot and cold section video borescope inspection of the Engines in accordance with the Maintenance Program and a maximum power assurance run for each Engine in accordance with the Maintenance Program shall be performed after the demonstration flight, before the Return Date by a representative of Lessee at Lessee’s expense in the presence of a representative of Lessor. Lessee will correct, at Lessee’s expense, any discrepancies found during such inspections that are determined not to be in compliance with the limits defined in the Maintenance Program.
O.    Liens
The Aircraft shall be free and clear of Liens (other than any Lessor’s Liens and Liens described in Section 6(h) of the Lease).
P.    Fuel
Lessee shall have no obligation to provide any fuel or oil with respect to the Aircraft on the Return Date, provided that any fuel or oil remaining on board the Aircraft on the Return Date shall be the property of Lessor without charge.
Q.    Tires and Brakes
All tires and brakes will have a minimum of [****] as of the Return Date.
Annex B-6
LEASE AGREEMENT ([YEAR] MSN [MSN])
LA 1 – Lease Agreement
[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

R.    Inspection; Demonstration Flight
Prior to the Return Date, during the work performed in connection with the Return Conditions Lessor shall be permitted a non-intrusive visual inspection to verify that the Aircraft is in compliance with the Return Conditions. The inspection shall not include opening any panels that otherwise cannot be opened without tools or equipment and shall not include any borescopes [****]. The inspection shall be subject to the following conditions: (i) Lessor shall provide, prior to conducting any such inspection, assurances reasonably satisfactory to Lessee that it is fully insured with respect to any risks incurred in connection with any such inspection and, if requested by Lessee, a written release satisfactory to Lessee with respect to such risks; (ii) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and to the requirements of any applicable law (including, without limitation, the Export Administration Regulations) [****]; and (iii) any such inspection shall be conducted so as not to interfere with Lessee’s business or the operation or maintenance of the Aircraft, and, in the case of an inspection during a maintenance visit, such inspection shall not in any respect interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit (as determined by Lessee in its sole discretion).
Prior to redelivery of the Aircraft, Lessee will [****]
S.    Technical Acceptance Certificate
Following return of the Aircraft in compliance with this Annex B, Lessor shall execute and deliver to Lessee a certificate of technical acceptance substantially in the form of Exhibit B to this Annex B (the “Technical Acceptance Certificate”) confirming delivery of the Aircraft by Lessee to Lessor. The execution of the Technical Acceptance Certificate shall not be unreasonably withheld or delayed by Lessor. Following execution and delivery of the Technical Acceptance Certificate by Lessor or its authorized representative and, if applicable, Lessee, at either party’s request, Lessee and Lessor shall enter into a lease termination agreement reasonably satisfactory to Lessee and Lessor for purposes of filing with the FAA and discharging the International Interest constituting the Lease from the International Registry.
T.    Confidentiality
All information obtained from Lessee in connection with the Return Conditions shall be Confidential Information and shall be held by Lessor and Owner Participant in accordance with the provisions of Section 23 of the Lease.
Annex B-7
LEASE AGREEMENT ([YEAR] MSN [MSN])
LA 1 – Lease Agreement
[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

U.    Return [****]
If Lessee does not return the Aircraft and the Records to Lessor in the condition required by this Annex B (for the avoidance of doubt, for reasons other than Lessor’s requests relating to records that are not “Records”), Lessee shall, without prejudice to any provision of the Lease, [****]
V.    [****]
Upon 30 days’ prior written request from Lessor, Lessee will consider in good faith, subject to [****]
Annex B-8
LEASE AGREEMENT ([YEAR] MSN [MSN])
LA 1 – Lease Agreement
[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

[Lease Agreement ([Year] MSN [MSN])]
EXHIBIT A to
ANNEX B-1
INDICATIVE LIST OF RECORDS FOR REDELIVERY OF THE AIRCRAFT
[****]
Annex B-9
LEASE AGREEMENT ([YEAR] MSN [MSN])
LA 1 – Lease Agreement
[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

[Lease Agreement ([Year] MSN [MSN])]
EXHIBIT B to
ANNEX B
TECHNICAL ACCEPTANCE CERTIFICATE
Dated
to Lease Agreement ([YEAR] MSN [MSN])
Relating to Airbus Model A3xx-xxx] Aircraft [(Generic Manufacturer and Model
A3xx-xxx ) bearing Manufacturer’s Serial Number [Manufacturer’s Serial Number]
and U.S. Registration No. [Reg. No.]
between
(LESSOR)
and
(LESSEE)
AMERICAN AIRLINES, INC. (“Lessee”) and [OWNER TRUSTEE], not in its individual capacity, except as expressly provided therein, but solely as Owner Trustee (in such capacity, “Lessor”), have entered into a Lease Agreement ([YEAR] MSN [MSN]), dated as of [Date] (as amended, modified or supplemented from time to time, the “Lease”). Capitalized terms used but not defined herein shall have the respective meanings set forth in, and shall be construed and interpreted in the manner described in, the Lease.
This Technical Acceptance Certificate is executed by the parties hereto to confirm that the following described Aircraft:

Manufacturer	Airbus
Model	A3[ — ]
Manufacturer’s Serial No.
Aircraft Flight Hours and Cycles	(See Schedule 1)
including the following described Engines installed thereon:
Manufacturer	Make and Model Manufacturer's Serial No.
Annex B-10
[LEASE AGREEMENT ([YEAR] MSN [MSN])]
LA 1 – Lease Agreement

was delivered by Lessee to Lessor. Lessor hereby confirms that Lessee has returned the Aircraft described above in compliance with the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Technical Acceptance Certificate to be executed by their duly authorized representatives as of the day and year first above written.

[OWNER TRUSTEE], not in its individual capacity (except as expressly provided in the Lease) but solely as Owner Trustee

By:
Name:
Title:

AMERICAN AIRLINES, INC.

By:
Name:
Title:

Annex B-11
[LEASE AGREEMENT ([YEAR] MSN [MSN])]
LA 1 – Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]
SCHEDULE 1 to
EXHIBIT B to
ANNEX B
AIRCRAFT FLIGHT HOURS AND CYCLES AS OF
U.S. REGISTRATION NO. [ ] MFR. SERIAL NO. [ ]
A.    AIRFRAME:
Heavy C-Check Units since last C-Check
Heavy C-Check Units since last Heavy C-Check
B.    ENGINES—MODEL:

Position	Mfr. Serial Number	Total EPRV Units	Total EPRV Units Until Next Performance Restoration Visit (Based Upon MTBR)	Cycles To Mfr’s Published Life Limit of Lowest Life Limited Part
1
2
C. LANDING GEAR:

	Mfr. Serial Number	Total LGPRV Units	LGPRV Units until Next Scheduled Performance Restoration Visit
Nose Landing Gear
Left Main Gear
Right Main Gear
Annex B-12
[LEASE AGREEMENT ([YEAR] MSN [MSN])]
LA 1 – Lease Agreement

ANNEX B TO LEASE AGREEMENT ([YEAR] MSN [MSN])1
INTENTIONALLY DELETED FROM THE VERSION OF THIS DOCUMENT
FILED WITH THE FAA AS CONTAINING CONFIDENTIAL AND
PROPRIETARY INFORMATION
1     Insert for FAA filing in lieu of Annex B.
Annex B-13
[LEASE AGREEMENT ([YEAR] MSN [MSN])]
LA 1 – Lease Agreement

ANNEX C
TO LEASE AGREEMENT ([YEAR] MSN [MSN]
MID-TERM INSPECTION RECORDS LIST
1.    AD Summary*
2.    Engines
– Disc Sheets*
– Life limited Parts*
– Time Monitored Parts*
– Service Bulletin On-Log*
3.    Major Repairs*
4.    Damage Log*
5.    Modification Status
6.    Overview of Maintenance Program*
7.    Maintenance Check Status / History*
8.    Time Control Reports (Airframe, Landing Gear)*
9.    Cross Reference (MPN – CPN)
10.    Avionics Listing*
11.    FMR – Open Items (Field Maintenance Reliability)*
12.    Incident / Accident Certification*
13.    Current Time and Cycles
14.    Aircraft Utilization*
15.    Emergency Equipment and Layout Drawings*
16.    Weight & Balance – Copy of Last Weigh Report*
17.    Summary of any sampling programs involving or affecting the Aircraft
18.    [****]
*    Available through electronic copy
Annex C
LA 1 – Lease Agreement
[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

ANNEX C TO LEASE AGREEMENT ([YEAR] MSN [MSN]) 1
INTENTIONALLY DELETED FROM THE VERSION OF THIS DOCUMENT
FILED WITH THE FAA AS CONTAINING CONFIDENTIAL AND
PROPRIETARY INFORMATION
1     Insert for FAA filing in lieu of Annex C.
Annex C
        LA 1 – Lease Agreement

EXHIBIT II
FORM OF TRUST AGREEMENT
        LA 1 – Trust Agreement

TRUST AGREEMENT ([YEAR] MSN [MSN])
dated as of [Date]
between
[NAME OF OWNER PARTICIPANT],
as Owner Participant
and
WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION
Covering One Airbus [Model] Aircraft
(Generic Manufacturer and Model AIRBUS [Generic Model])
        LA 1 – Trust Agreement

i
        LA 1 – Trust Agreement

(continued)
ANNEXES
ANNEX A — DEFINITIONS
ii
        LA 1 – Trust Agreement

[Trust Agreement ([Year] MSN [MSN])]
TRUST AGREEMENT ([YEAR] MSN [MSN])
THIS TRUST AGREEMENT ([YEAR] MSN [MSN]), dated as of [ ], [YEAR] (as amended, modified or supplemented from time to time, this “Trust Agreement”), is between [NAME OF OWNER PARTICIPANT], a [jurisdiction and organization] (together with its successors and permitted assigns, the “Owner Participant”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association (as Owner Trustee, together with its successors and permitted assigns in such capacity, “Owner Trustee”, and in its individual capacity, together with its successors and permitted assigns in such capacity, “Trust Company”).
RECITALS:
1. On the Delivery Date, Owner Trustee will purchase the Aircraft from Manufacturer and immediately following Owner Trustee’s purchase of the Aircraft, Lessee will lease the Aircraft from Owner Trustee pursuant to the Lease Agreement ([YEAR] MSN [MSN]) (such Lease together with Lease Supplement No. 1, the “Lease”).
2. Owner Participant desires to create a trust for the purposes of the acquisition of the Aircraft by Owner Trustee and the leasing of it to Lessee in accordance with the Lease.
3. Trust Company is willing to accept the duties and obligations imposed hereby on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the agreements contained in the other Operative Documents and the acceptance by Owner Trustee of the trust hereby created, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01 Certain Definitions. Unless the context otherwise requires, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth, and shall be construed and interpreted in the manner described, in Annex A for all purposes of this Trust Agreement.
ARTICLE II
AUTHORITY TO EXECUTE CERTAIN OPERATIVE DOCUMENTS;
DECLARATION OF TRUST
Section 2.01 Authority to Execute Documents. Owner Participant hereby authorizes and directs Owner Trustee (a) to execute and deliver the Participation Agreement, the Lease, Lease Supplement No. 1 and any other agreements, instruments or documents in the respective forms thereof in which delivered from time to time by Owner Participant to Owner Trustee for execution and delivery, (b) to execute and deliver all other agreements, instruments and certificates contemplated by the Operative Documents and (c) subject to the terms hereof, to exercise its rights (upon instructions received from Owner Participant) and perform its duties under the documents referred to in clauses (a) and (b) in accordance with the terms thereof.
LA 1 – Trust Agreement

[Trust Agreement ([Year] MSN [MSN])]
LA 1 – Trust Agreement
Section 2.02 Declaration of Trust. Trust Company hereby declares that it will hold, in its capacity as Owner Trustee, the Trust Estate upon the trust hereinafter set forth for the use and benefit of Owner Participant, subject, however, to the provisions of the Lease and the other Operative Documents. The name of the trust created hereby shall be “MSN [MSN] Trust” and such name may (but need not) be used in any correspondence and filings made by Owner Trustee in connection with the trust created hereby.
ARTICLE III
ACCEPTANCE AND DELIVERY OF AIRCRAFT; ISSUANCE OF
CERTIFICATES; LEASE OF AIRCRAFT; REPLACEMENT
Section 3.01 Authorization. Owner Participant hereby authorizes and directs Owner Trustee to, and Owner Trustee agrees for the benefit of Owner Participant that, on or prior to the Delivery Date, it will, subject to due compliance with the terms of Section 3.02:
(a) execute and deliver each of the Operative Documents to which it is a party;
(b) purchase the Aircraft and accept from Manufacturer the Bills of Sale therefor;
(c) authorize the financing statements contemplated by Section 4.1.9 of the Participation Agreement;
(d) make application to the FAA for registration of the Aircraft in the name of Owner Trustee by filing or causing to be filed (i) the FAA Bill of Sale, (ii) the Application for Aircraft Registration with the FAA (together with, without limitation, an affidavit from Owner Trustee stating that it is a Citizen of the United States) and (iii) this Trust Agreement;
(e) cause the Aircraft to be leased to Lessee under the Lease;
(f) take such other action as may be required of Owner Trustee under the Operative Documents to effectuate the transactions contemplated thereby; and
(g) execute and deliver all such other instruments, documents or certificates and take all such other actions as may be requested of Owner Trustee to effectuate the transactions contemplated under the Operative Documents, and take all other actions in accordance with the directions of Owner Participant as Owner Participant may deem necessary or advisable in connection with the transactions contemplated hereby, the taking of any such action by Owner Trustee in the presence (whether in person or pursuant to a conference call participated in by each of Owner Trustee and Owner Participant and/or its counsel) of Owner Participant or its counsel to evidence conclusively the direction of Owner Participant.
2
LA 1 – Trust Agreement

[Trust Agreement ([Year] MSN [MSN])]
Section 3.02 Conditions Precedent. The right and obligation of Owner Trustee to take the actions required by Section 3.01 shall be subject to the following conditions precedent:
(a) the terms and conditions of Section 4.1 of the Participation Agreement shall have been waived or complied with in a manner satisfactory to Owner Participant; and
(b) the terms and conditions of Section 4.2 of the Participation Agreement shall have been waived or complied with in a manner satisfactory to Owner Trustee.
Section 3.03 Replacement or Return of an Engine.
(a) Owner Participant hereby authorizes and directs Owner Trustee to, and Owner Trustee agrees for the benefit of Owner Participant that it will, in the event of any Replacement Engine being substituted pursuant to Section 8(d) of the Lease (and subject to compliance with the terms thereof and the satisfaction of the conditions thereunder), take the following actions:
(i) to the extent not previously accomplished by a prior authorization, authorize a representative or representatives of Owner Trustee (who shall be an employee or employees of Lessee) to accept delivery of such Replacement Engine, if the seller of such Replacement Engine is not Lessee;
(ii) accept from Lessee or other vendor of such Replacement Engine a bill of sale with respect to such Replacement Engine being furnished pursuant to Section 8(d) of the Lease;
(iii) if the seller of such Replacement Engine is “situated in” a country that has ratified the Cape Town Treaty, cooperate with Lessee to cause the sale of such Replacement Engine to Lessor to be registered on the International Registry as a Sale (or, if the seller of such Replacement Engine is not situated in a country that has ratified the Cape Town Treaty, cooperate with Lessee’s reasonable efforts to cause the seller to register the sale of such Replacement Engine on the International Registry);
(iv) execute and deliver a Lease Supplement covering such Replacement Engine, and cooperate with Lessee to cause such executed Lease Supplement to be filed for recordation pursuant to the Transportation Code or, if necessary, pursuant to the applicable laws of such jurisdiction other than the U.S. in which the Aircraft is registered, as the case may be;
(v) cooperate with Lessee to cause the International Interest created pursuant to the Lease Supplement in favor of Lessor with respect to such Replacement Engine to be registered on the International Registry as an International Interest;
(vi) transfer the Engine being replaced to Lessee or its designee in accordance with Section 4(g) of the Lease; and
(vii) take such further action as may be contemplated by the Operative Documents in connection with such replacement.
3
LA 1 – Trust Agreement

[Trust Agreement ([Year] MSN [MSN])]
In the event of the substitution of a Replacement Engine for any Engine, all provisions of this Trust Agreement relating to such replaced Engine shall be applicable to such Replacement Engine with the same force and effect as if such Replacement Engine were the same engine as the Engine being replaced.
(b) Owner Participant hereby authorizes and directs Owner Trustee to, and Owner Trustee agrees for the benefit of Owner Participant that it will, in the event of an engine being transferred to Owner Trustee pursuant to the Return Conditions (and subject to compliance with the terms of Annex B to the Lease and the satisfaction of the conditions thereunder applicable to such engine):
(i) accept from Lessee or other vendor of such engine the bill of sale with respect to such engine being furnished pursuant to the Return Conditions;
(ii) if the seller of such engine is “situated in” a country that has ratified the Cape Town Treaty, cooperate with Lessee to cause the sale of such engine to Lessor to be registered on the International Registry as a Sale (or, if the seller of such engine is not situated in a country that has ratified the Cape Town Treaty, cooperate with Lessee’s reasonable efforts to cause the seller to register the sale of such engine on the International Registry);
(iii) transfer the Engine being replaced by such engine to Lessee or its designee in accordance with Section 4(g) of the Lease; and
(iv) take such further action as may be contemplated by the Operative Documents in connection with such replacement.
ARTICLE IV
RECEIPT, DISTRIBUTION AND APPLICATION
OF INCOME FROM THE TRUST ESTATE
Section 4.01 Distribution of Payments.
(a) Payments to Owner Trustee; Other Parties. Except as otherwise provided in subsections (b) and (c), all Basic Rent, Supplemental Rent, insurance proceeds and requisition, indemnity or other payments of any kind, in each case included in the Trust Estate and received by Owner Trustee, shall be distributed forthwith upon receipt by Owner Trustee in the following order of priority: first, so much of such payment as shall be required to pay or reimburse Owner Trustee for any fees or expenses not otherwise paid or reimbursed as to which Owner Trustee is entitled to be so paid or reimbursed pursuant to the provisions hereof or of the other Operative Documents shall be retained by Owner Trustee; second, so much of the remainder for which provision as to the holding, application or distribution thereof is contained in the Lease or any other Operative Document shall be held, applied or distributed in accordance with the terms of the Lease or such other Operative Document; and third, the balance, if any, shall be paid to Owner Participant. Nothing herein is intended to limit or restrict the payment of the Security Deposit to the Owner Participant.
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(b) Certain Distributions to Lessee. Any payment of the type referred to in subsection (a) received by Owner Trustee shall, if required by the terms of the Lease or any other Operative Document, be distributed to Lessee.
(c) Insurance Proceeds. Any proceeds of any insurance for loss or damage to the Aircraft in excess of the Stipulated Loss Value for the Aircraft shall be paid to Lessee. Any proceeds of any insurance for loss or damage to the Aircraft not constituting an Event of Loss with respect to the Airframe, the Aircraft or any Engine received by Owner Trustee and not required by the terms of the Lease to be distributed to Lessee shall be applied as provided in Section 11(d) of the Lease.
Section 4.02 Method of Payments. Owner Trustee shall make distributions or cause distributions to be made to Owner Participant or Lessee, as applicable, pursuant to this Article IV by transferring by wire transfer in immediately available funds the amount to be distributed to such account or accounts of Owner Participant or Lessee, as applicable, as they respectively may designate from time to time by written notice to Owner Trustee (and Owner Trustee shall use reasonable efforts to cause such funds to be transferred by wire transfer on the same day as received, but in any case not later than the next Business Day); provided, however, that Owner Trustee shall use its reasonable best efforts to invest overnight, for the benefit of Owner Participant or Lessee, as applicable, in Permitted Investments (but only to the extent such investments are available and, if such investments are not available, then in such other investments available to Owner Trustee which, after consultation with Owner Participant or Lessee, as applicable, Owner Participant or Lessee, as applicable, shall direct), all funds not transferred by wire transfer on the same day as they were received. Notwithstanding the foregoing, Owner Trustee will, if so requested by Owner Participant or Lessee, as applicable, by written notice, pay any and all amounts payable by Owner Trustee hereunder to Owner Participant or Lessee, as applicable, either (a) by crediting such amount or amounts to an account or accounts maintained by Owner Participant or Lessee, as applicable, with Owner Trustee in immediately available funds or (b) by mailing an official bank check or checks in such amount or amounts payable to Owner Participant or Lessee, as applicable, at such address as Owner Participant or Lessee, as applicable, shall have designated in writing to Owner Trustee.
ARTICLE V
DUTIES OF OWNER TRUSTEE
Section 5.01 Certain Notices and Requests for Instructions; Related Actions. If Owner Trustee shall have knowledge of any Event of Default or Event of Loss, Owner Trustee shall give to Owner Participant prompt telephonic or facsimile notice thereof followed by prompt confirmation thereof by certified mail, postage prepaid. Subject to the terms of Sections 5.03 and 5.06 and Article XII, Owner Trustee shall (i) in the case of an Event of Default, take such action or shall refrain from taking such action, not inconsistent with the provisions of the Lease and the Participation Agreement, with respect to such Event of Default as Owner Trustee shall be directed in writing by Owner Participant, and (ii) in the case of an Event of Loss, take such action or refrain from taking such action as is provided in the Lease and the Participation Agreement. For all purposes of the Operative Documents, Owner Trustee shall not be deemed to have knowledge of an Event of Default or Event of Loss unless notified in writing thereof in the
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manner and at the address set forth in Section 11.05 or unless an officer in the corporate trust administration department of Owner Trustee who has responsibility for, or familiarity with, the transactions contemplated under the Operative Documents or any Vice President in such corporate trust administration department has actual knowledge thereof.
Section 5.02 Action Upon Instructions. Subject in all respects to the terms of Sections 5.01, 5.03 and 5.06 and Article XII and to the terms of the other Operative Documents, upon the written instructions at any time and from time to time of Owner Participant, Owner Trustee will take such of the following actions not inconsistent with the provisions of the Lease and Participation Agreement, as may be specified in such instructions: (a) give such notice or direction or exercise such right, remedy or power hereunder or under any Operative Document, or in respect of all or any part of the Trust Estate, as shall be specified in such instructions; (b) take such action to preserve or protect the Trust Estate (including the discharge of any Liens) as may be specified in such instructions; (c) approve as satisfactory to it all matters required by the terms of the Lease and the other Operative Documents to be satisfactory to Owner Trustee, it being understood that, without written instructions of Owner Participant, Owner Trustee shall not approve any such matter as satisfactory to it; (d) subject to the rights, if any, of Lessee under the Operative Documents, after the expiration or earlier termination of the Lease, convey all of Owner Trustee’s right, title and interest in and to the Aircraft for such amount, on such terms and to such purchaser or purchasers as shall be designated in such instructions, or lease the Aircraft on such terms as shall be set forth in such instructions or deliver the Aircraft to the Person designated in such instructions in accordance with such instructions; and (e) take or refrain from taking such other action or actions as may be specified in such instructions. In the event that Owner Trustee is unsure of the application of any provision of this Trust Agreement or any other Operative Document, Owner Trustee may request and rely upon instructions of Owner Participant.
Section 5.03 Indemnification. Owner Trustee shall not be required to take or refrain from taking any action under Section 5.01 or 5.02 unless Owner Trustee shall have been indemnified by Owner Participant, in manner and form satisfactory to Owner Trustee, against any liability, cost or expense (including reasonable counsel fees and disbursements) which may be incurred in connection therewith, other than any such liability, cost or expense which results from the willful misconduct or gross negligence of Owner Trustee, or the failure of Owner Trustee to use ordinary care in the receipt and disbursement of funds, and, if Owner Participant shall have directed Owner Trustee to take or refrain from taking any such action, Owner Participant agrees to pay the reasonable fees and charges of Owner Trustee for the services performed or to be performed by it pursuant to such direction. Owner Trustee shall not be required to take any action under Section 5.01 or 5.02 if Owner Trustee shall reasonably determine, or shall have been advised by counsel, that such action is contrary to the terms of any Operative Document or is contrary to Law.
Section 5.04 No Duties Except as Specified in Operative Documents or Instructions. Owner Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate, or otherwise to take or refrain from taking any action under or in connection with the Operative Documents, except as expressly required by the terms of the Operative Documents or (to the extent not inconsistent with the provisions of the Lease and the Participation Agreement) in written instructions from
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Owner Participant received pursuant to the terms of Section 5.01 or 5.02, and no implied duties or obligations shall be read into the Operative Documents against Owner Trustee. Without limiting the generality of the foregoing, Owner Trustee shall have no duty (i) to see to any registration of the Aircraft or any recording or filing of the Lease, this Trust Agreement or of any supplement to any thereof or to see to the maintenance of any such registration, rerecording or refiling, except that Owner Trustee shall comply with its obligations under Sections 6.3.1 and 6.4.4 of the Participation Agreement, (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Lessee shall be in default with respect thereto, other than to forward to Owner Participant copies of all reports and other information which Owner Trustee receives from Lessee pursuant to Section 11 of the Lease, to the extent not received by Owner Participant directly from Lessee, (iii) to see to the payment or discharge of any Tax or any Lien with respect to, assessed or levied against any part of the Trust Estate, except as provided by Section 6.07 hereof or Section 4(d) of the Lease, (iv) to confirm or verify any financial statements of Lessee or (v) to inspect the Aircraft or Lessee’s books and records with respect to the Aircraft.
Section 5.05 No Action Except Under Specified Documents or Instructions. Owner Trustee shall have no power or authority to, and Owner Trustee agrees that it will not, manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate except (a) as expressly required by the terms of any of the Operative Documents or (b) as expressly provided in written instructions from Owner Participant pursuant to Section 5.01 or 5.02 that are not inconsistent with the terms of the Operative Documents.
Section 5.06 Limitations on Activities. Owner Participant and Trust Company agree to, and Owner Participant shall not direct Owner Trustee to take any action in contravention of, the following:
(a) Owner Trustee shall not engage in any business or any other activity except as expressly permitted by the Operative Documents.
(b) Except as expressly permitted by Section 8.3 of the Participation Agreement, Owner Trustee shall not (i) create, incur or assume any indebtedness for money borrowed, (ii) assume or guarantee or become obligated for the debts of, or hold out the Trust Estate as being available to satisfy the obligations of, Owner Participant or any other Person or (iii) pledge any or all of the Trust Estate for the benefit of Owner Participant or any other Person.
(c) Owner Trustee shall maintain bank accounts, financial statements, and other books and records for the trust created hereunder separate from those of Owner Participant or any other Person.
(d) Owner Trustee shall hold the Trust Estate in its own name, as trustee, and shall conduct its activities as Owner Trustee in its own name, as trustee, or in the name of the trust specified in Section 2.02.
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ARTICLE VI
OWNER TRUSTEE
Section 6.01 Acceptance of Trust and Duties. Trust Company accepts the trust hereby created and agrees to perform the same but only upon the terms hereof applicable to it. Trust Company also agrees to receive and disburse all monies received by it constituting part of the Trust Estate upon the terms hereof. Trust Company, shall not be answerable or accountable under any circumstances, except for (a) its own willful misconduct or gross negligence, (b) its failure to use ordinary care in receiving or disbursing funds, (c) liabilities that may result from the inaccuracy of any representation or warranty of Trust Company (or from the failure by Trust Company to perform any covenant) in any Operative Document and (d) Taxes on or measured by any fees, commissions or other compensation received as compensation for services rendered as Owner Trustee; provided, however, that the failure to act or perform in the absence of instructions after Owner Trustee has requested instructions from Owner Participant pursuant to the last sentence of Section 5.02 shall not constitute willful misconduct or gross negligence for purposes of clause (a) of this Section.
Section 6.02 No Representations or Warranties as to Certain Matters. NEITHER OWNER TRUSTEE NOR TRUST COMPANY MAKES OR SHALL BE DEEMED TO HAVE MADE HEREIN ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE AIRWORTHINESS, VALUE, CONDITION, WORKMANSHIP, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, OR AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY ENGINE OR ANY PART THEREOF, except that nothing set forth in this sentence shall derogate from the representations and warranties made by Owner Trustee or Trust Company in or pursuant to any Operative Document.
Section 6.03 No Segregation of Monies Required; Investment Thereof. Monies received by Owner Trustee hereunder need not be segregated in any manner, except to the extent required by Law, and may be deposited under such general conditions as may be prescribed by Law, and shall be invested as provided in Section 4.02 hereof or Section 22 of the Lease, as applicable; provided that such monies shall not be commingled with any funds or assets of Owner Participant.
Section 6.04 Reliance Upon Certificates; Counsel and Agents. Owner Trustee shall incur no liability to anyone in acting in reliance upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Unless other evidence in respect thereof is specifically prescribed herein, any request, direction, order or demand of Owner Participant or Lessee mentioned herein or in any of the other Operative Documents shall be sufficiently evidenced by written instruments signed by
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a person purporting to be an officer of Owner Participant or Lessee, as the case may be. Owner Trustee may accept a copy of a resolution of the board of directors of Lessee or Owner Participant, as the case may be, certified by the Secretary or an Assistant Secretary of Lessee or Owner Participant, as the case may be, as conclusive evidence that such resolution has been duly adopted by said board of directors and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, Owner Trustee may for all purposes hereof rely on a certificate signed by an officer of Lessee or Owner Participant, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.
Section 6.05 Not Acting in Individual Capacity. Wells Fargo Bank Northwest, National Association is entering into the Operative Documents solely in its capacity as Owner Trustee under this Trust Agreement and not in its individual capacity (except as expressly provided in the Operative Documents) and in no case shall Wells Fargo Bank Northwest, National Association (or any entity acting as successor Owner Trustee under the Trust Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Lessor or Owner Trustee under the Operative Documents; provided, however, that Wells Fargo Bank Northwest, National Association (or any such successor Owner Trustee) shall be personally liable under the Operative Documents for its own gross negligence, its own simple negligence in the handling of funds actually received by it in accordance with the terms of the Operative Documents, its willful misconduct and its breach of its covenants, representations and warranties in the Operative Documents, to the extent covenanted or made in its individual capacity or as otherwise expressly provided in the Operative Documents; provided, further, that nothing contained in this Section shall be construed to limit the exercise and enforcement in accordance with the terms of the Operative Documents of rights and remedies against the Trust Estate.
Section 6.06 Fees; Compensation. Lessee agrees to pay the fees and expenses of Owner Trustee as provided in Section 7.4 of the Participation Agreement.
Section 6.07 Books and Records; Tax Returns. Owner Trustee shall be responsible for keeping all appropriate books and records relating to the receipt and disbursement by it of all monies under this Trust Agreement or any agreement contemplated hereby. At the request of Owner Participant, Owner Trustee shall be responsible for causing to be prepared all income tax returns required to be filed with respect to the trust created hereby and shall execute and file such returns; provided that Owner Participant shall pay all costs and expenses incurred in connection therewith. In addition, Owner Trustee will file any withholding or other information returns required by the Code or the regulations thereunder (including, without limitation, IRS Forms 1042 and 1042-S or any similar or successor forms) with respect to payments received by it under the Operative Documents or distributed by it hereunder, and will withhold, and deposit with the relevant taxing authority, any required U.S. federal tax with respect thereto, in accordance with U.S. federal Tax Laws. Owner Participant shall furnish to Owner Trustee such duly completed and executed forms, statements or certificates, as may be reasonably requested by Owner Trustee, in order for Owner Trustee to file any such returns and to otherwise comply with any withholding or other requirements, and will promptly notify Owner Trustee if any such form, statement or certificate becomes obsolete or incorrect. Owner Participant shall be
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responsible for causing to be prepared and filed, at its expense, all income tax returns required to be filed by Owner Participant. Each party hereto, upon request of the other party, will furnish any information in its possession or reasonably available to it as may be reasonably requested by the other party in connection with the preparation of such tax returns or to otherwise comply with the requirements of any taxing authority with respect to the transactions contemplated by the Operative Documents.
ARTICLE VII
INDEMNIFICATION OF OWNER TRUSTEE
BY OWNER PARTICIPANT
Section 7.01 Owner Participant to Indemnify Trust Company. Owner Participant hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless Trust Company, and its successors, assigns, legal representatives, agents and servants, from and against any and all Claims and Taxes (excluding any Taxes payable by Trust Company on or measured by any fees, commissions or other compensation received for services rendered as Owner Trustee hereunder) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Trust Company in any way relating to or arising out of this Trust Agreement or any of the other Operative Documents or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the use, possession, operation, control, delivery, maintenance, repair, substitution, replacement, or other disposition of the Aircraft (including, without limitation, with respect thereto, any such Claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Estate or the action or inaction of Owner Trustee or Trust Company hereunder; provided that such indemnification shall not extend to any of the foregoing resulting from (a) the willful misconduct or gross negligence on the part of Owner Trustee or Trust Company, (b) failure on the part of Owner Trustee or Trust Company to use ordinary care in receiving or disbursing funds, (c) the inaccuracy of any representation or warranty of Trust Company (or from the failure of Trust Company to perform any covenant) in any Operative Document or (d) a breach by Trust Company of its covenants set forth in Section 5.04 hereof and the first sentence of Section 5.01 hereof; provided, further, that (i) Owner Participant shall be liable under this Section only to the extent that Trust Company is indemnified by Lessee pursuant to Section 7 of the Participation Agreement and (ii) Trust Company shall not make any claim for indemnification or other payment from the Owner Participant pursuant to this Section 7.01 unless and until Trust Company shall have first made demand upon Lessee for such indemnification. The indemnities contained in this Section extend to Trust Company and shall not be construed as indemnities of the Trust Estate (except to the extent, if any, that the Trust Company has been reimbursed by the Trust Estate for amounts covered by the indemnities contained in this Section). The indemnities contained in this Section shall survive the termination of this Trust Agreement.
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ARTICLE VIII
TRANSFER OF OWNER PARTICIPANT’S INTEREST
Section 8.01 Transfer of Interest. All provisions of Section 8.2 of the Participation Agreement shall (with the same force and effect as if set forth in full, mutatis mutandis, in this Section) be applicable to any direct or indirect Transfer by Owner Participant of any or all of its right, title or interest in and to this Trust Agreement or any of the other Operative Documents or the Trust Estate or any proceeds therefrom.
ARTICLE IX
SUCCESSOR OWNER TRUSTEES
Section 9.01 Resignation of Owner Trustee; Appointment of Successor.
(a) Resignation or Removal. Owner Trustee (i) shall resign if required to do so pursuant to Section 9.3 of the Participation Agreement and (ii) may resign at any time without cause by giving at least 60 days prior written notice to Owner Participant and Lessee, such resignation to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b). In addition, subject to Article XII and subject to Section 6.2.2 of the Participation Agreement, Owner Participant may at any time remove Owner Trustee, only for cause (or, at any time when the Aircraft is registered in a non-United States jurisdiction, with or without cause), by a notice in writing delivered to Owner Trustee and Lessee, such removal to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b). In the case of the resignation or removal of Owner Trustee, subject to Article XII and subject to Section 6.2.2 of the Participation Agreement, Owner Participant may appoint a successor Owner Trustee by an instrument in writing signed by Owner Participant with the prior written consent of Lessee, such consent not to be unreasonably withheld; provided that, if an Event of Default shall have occurred and be continuing, then no such prior written consent of Lessee shall be so required. If a successor Owner Trustee shall not have been appointed within 30 days after such notice of resignation or removal, Owner Trustee or Lessee may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of the appointment by such court.
(b) Execution and Delivery of Documents, etc. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment and shall give Owner Participant and Lessee written notice of such acceptance. Upon the execution and delivery of such instrument, such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trust hereunder with like effect as if originally named Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trust herein expressed, all the
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estates, properties, rights, powers and trust of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all monies or other property then held by such predecessor Owner Trustee as Owner Trustee upon the trust herein expressed, together with all the books and records maintained by such predecessor Owner Trustee with respect to such trust pursuant to Sections 5.04, 5.06 and 6.07. Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will complete, execute and deliver to the successor Owner Trustee such documents as are necessary to cause registration of the Aircraft included in the Trust Estate to be transferred upon the records of the FAA, or the International Registry or other governmental authority having jurisdiction, into the name of the successor Owner Trustee.
(c) Qualification. Any successor Owner Trustee, however appointed, shall be a Citizen of the United States and shall also be a bank or trust company organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $100,000,000 (or having a combined capital and surplus of at least $25,000,000 and the obligations of which are guaranteed by a corporation or a bank or trust company having a combined capital and surplus of at least $100,000,000), if there be such an institution willing, able and legally qualified to perform the duties of Owner Trustee hereunder upon reasonable and customary terms.
(d) Merger, etc. Any corporation into which Trust Company may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Trust Company shall be a party, or any corporation to which substantially all the corporate trust business of Trust Company may be transferred, shall, subject to the terms of Section 9.01(c), be the institution acting as Owner Trustee hereunder without further act. Trust Company shall pay all costs and expenses associated with such merger, conversion or consolidation, without indemnification or reimbursement from either Lessee or Owner Participant, and shall obtain all necessary documentation properly to reflect such merger, conversion or consolidation.
ARTICLE X
SUPPLEMENTS AND AMENDMENTS TO TRUST AGREEMENT
AND OTHER DOCUMENTS
Section 10.01 Supplements and Amendments. Subject to Section 6.4.6(b) of the Participation Agreement, at any time and from time to time, upon the written request of Owner Participant, (a) Owner Trustee, together with Owner Participant, shall execute a supplement to this Trust Agreement for the purpose of adding provisions to, or changing or eliminating provisions of, this Trust Agreement as specified in such request, and (b) Owner Trustee shall enter into such written amendment of or supplement to any other Operative Document as Lessee may agree to and as may be specified in such request, or execute and deliver such written waiver or modification of or consent under the terms of any such Operative Document as Lessee may agree to and as may be specified in such request. Notwithstanding the foregoing, except to the extent permitted by Section 6.4.6(b) of the Participation Agreement, no supplement to this Trust Agreement or waiver or modification of the terms hereof shall be permitted.
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Section 10.02 Discretion as to Execution of Documents. If in the opinion of Owner Trustee any document required to be executed pursuant to the terms of Section 10.01 adversely affects any right, duty, immunity or indemnity in favor of Trust Company or Owner Trustee hereunder or under any other Operative Document, Owner Trustee may in its discretion decline to execute such document.
Section 10.03 Absence of Requirements as to Form. It shall not be necessary for any written request furnished pursuant to Section 10.01 to specify the particular form of the proposed documents to be executed pursuant to such Section, but it shall be sufficient if such request shall indicate the substance thereof.
Section 10.04 Distribution of Documents. Promptly after the execution by Owner Trustee of any document entered into pursuant to Section 10.01, Owner Trustee shall mail, by certified mail, postage prepaid, a conformed copy thereof to Owner Participant, but the failure of Owner Trustee to mail such conformed copy shall not impair or affect the validity of such document.
Section 10.05 No Request Needed as to Lease Supplements. No written request pursuant to Section 10.01 shall be required to enable Owner Trustee to enter into any Lease Supplement with Lessee pursuant to Section 3.01 or Section 3.03(a).
ARTICLE XI
MISCELLANEOUS
Section 11.01 Termination of Trust Agreement. This Trust Agreement and the trust created hereby shall terminate and this Trust Agreement shall be of no further force or effect upon the earliest of (a) the later of (i) the sale or other final disposition by Owner Trustee of all property constituting part of the Trust Estate and the final distribution by Owner Trustee of all monies or other property or proceeds constituting part of the Trust Estate in accordance with Article IV, and (ii) the expiration or termination of the Lease in accordance with its terms; provided that at such time Lessee shall have fully complied with all of the terms of the Participation Agreement and the Lease or (b) 110 years less one day after the earlier execution of this Trust Agreement by either Trust Company or Owner Participant (or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such rights, privileges and options for a period in gross, exceeding the period for which such rights, privileges and options are stated in this clause (b) to extend and be valid, then such rights, privileges or options shall not terminate as aforesaid in this clause (b) but shall extend to and continue in effect, but only if such non-termination and extension shall then be valid under applicable law, until such time as the same shall under applicable law cease to be valid), whereupon all monies or other property or proceeds constituting part of the Trust Estate shall be distributed in accordance with the terms of Article IV or (c) the election of Owner Participant by notice to Owner Trustee to revoke the trust created hereby; otherwise this Trust Agreement and the trust created hereby shall continue in full force and effect in accordance with the terms hereof. Notwithstanding the foregoing, the provisions of Section 6.4.6 of the Participation Agreement shall apply hereto.
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Section 11.02 Owner Participant Has No Legal Title in Trust Estate. Owner Participant does not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title and interest of Owner Participant in and to the Trust Estate hereunder shall operate to terminate this Trust Agreement or the trust hereunder or entitle any successors or transferees of Owner Participant to an accounting or to the transfer of legal title to any part of the Trust Estate.
Section 11.03 Assignment, Sale, etc. of Aircraft. Any Transfer of the Aircraft by Owner Trustee made pursuant to and in accordance with the terms hereof or of the Lease or the Participation Agreement shall bind Owner Participant and shall be effective to Transfer all right, title and interest of Owner Trustee and Owner Participant in and to the Aircraft. No assignee, purchaser, transferee or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such Transfer or as to the application of any sale or other proceeds with respect thereto by Owner Trustee.
Section 11.04 Third Party Beneficiary. Lessee shall be an express third party beneficiary of this Trust Agreement to the extent the provisions of this Trust Agreement by their terms expressly confer upon Lessee any right or remedy.
Section 11.05 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents or waivers required or permitted under the terms and provisions of this Trust Agreement shall be in English and in writing, and given by United States registered or certified mail, return receipt requested, postage prepaid, overnight courier service or facsimile, and any such notice shall be effective when received (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) and addressed as follows: (a) if to Lessee, Owner Trustee or Trust Company, to the respective addresses set forth in Section 10.1 of the Participation Agreement, and (b) if to Owner Participant, to such address as it shall have furnished by notice to Owner Trustee, or, until an address is so furnished, to the respective address set forth in Section 10.1 of the Participation Agreement. Any party, by notice to the other parties hereto, may designate different addresses for subsequent notices or communications. Whenever the words “notice” or “notify” or similar words are used herein, they mean the provision of formal notice as set forth in this Section.
Section 11.06 Miscellaneous.
(a) Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
(b) No term or provision of this Trust Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into in compliance with the terms of Article X; and any waiver of the terms hereof shall be effective only in the specified instance and for the specific purpose given.
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(c) This Trust Agreement and the other Operative Documents, and all certificates, instruments and other documents relating thereto delivered and to be delivered from time to time pursuant to the Operative Documents, supersede any and all representations, warranties and agreements (other than any Operative Document) prior to the date of this Trust Agreement, written or oral, between or among any of the parties hereto relating to the transactions contemplated hereby and thereby.
(d) This Trust Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Trust Agreement, including a signature page executed by each of the parties hereto shall be an original, but all of such counterparts together shall constitute one instrument.
(e) This Trust Agreement shall be binding upon and inure to the benefit of, Owner Participant and, subject to the provisions of Article VIII hereof, its successors and permitted assigns, Owner Trustee and its successors as Owner Trustee under this Trust Agreement and Trust Company and its successors and permitted assigns. Any request, notice, direction, consent, instruction, waiver or other instrument or action by Owner Participant shall bind its successors and permitted assigns.
(f) THIS TRUST AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.
ARTICLE XII
CERTAIN LIMITATIONS ON CONTROL1
Section 12.01 Limitations on Control. Notwithstanding any other provision of this Trust Agreement, but subject to Sections 12.02 and 12.04, Owner Participant will have no rights or powers to direct, influence or control Owner Trustee in the performance of Owner Trustee’s duties under this Trust Agreement in connection with any matters involving the ownership and operation of the Aircraft by Owner Trustee. In all such matters, Owner Trustee shall have absolute and complete discretion in connection therewith and shall be free of any kind of influence or control whatsoever by Owner Participant, and Owner Trustee shall exercise its duties under this Trust Agreement in connection with matters involving the ownership and operation of the Aircraft by Owner Trustee as it, in its discretion, shall deem necessary to protect the interests of the United States, notwithstanding any countervailing interest of any foreign power which, or whose citizens, may have a direct or indirect interest in Owner Participant, and any such action by Owner Trustee shall not be considered malfeasance or in breach of any obligation which Owner Trustee might otherwise have to Owner Participant; provided, however, that subject to the foregoing limitations, Owner Trustee shall exercise its discretion in all matters involving the ownership and operation of the Aircraft by Owner Trustee (a) with due regard for the interests of Owner Participant and (b) in a manner not inconsistent with the provisions of the
1     Provision subject to change pursuant to FAA regulations regarding NCT.
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[Trust Agreement ([Year] MSN [MSN])]
Operative Documents; provided, further, that Owner Participant may confer with Owner Trustee and/or Owner Trustee may consult with Owner Participant in connection with such matters involving the ownership and operation of the Aircraft (it being understood that any advice, opinion or suggestion obtained by Owner Trustee in the course of such conferring or consulting shall not be binding on Owner Trustee, but that Owner Trustee shall be free to follow or disregard such advice, opinion or suggestion in the exercise of its discretion). In addition, Owner Participant may not remove Owner Trustee or any successor Owner Trustee appointed hereunder, except for cause. Owner Trustee agrees to promptly notify Owner Participant of the exercise of its duties under this Trust Agreement in connection with matters involving the ownership and operation of the Aircraft by Owner Trustee.
Section 12.02 Discretion, Actions and Payments of Owner Trustee. Subject to the requirements of Section 12.01, Owner Trustee agrees that it will not, unless expressly required by the terms of this Trust Agreement, without the prior consent of Owner Participant, (a) sell, transfer, assign, lease, mortgage, pledge or otherwise dispose of the Aircraft or other assets held in the Trust Estate relating thereto or (b) amend or waive any rights under any Operative Document, or give any consents under any Operative Documents. Notwithstanding any other provision of this Article XII, the grant of the rights of Owner Trustee set forth in Section 12.01 shall not extend to any other rights, powers or privileges in respect of the beneficial interest of Owner Participant in the Trust Estate, and Owner Participant (and not Owner Trustee) shall be entitled to receive from Owner Trustee or otherwise all payments of whatsoever kind and nature payable to Owner Participant pursuant to this Trust Agreement in the same manner as if the rights permitted to be exercised by Owner Trustee as described in Section 12.01 had not been transferred to Owner Trustee and held in trust hereunder.
Section 12.03 General. Owner Trustee and Owner Participant hereby agree with each other that if Persons who are neither Citizens of the United States nor resident aliens have the power to direct or remove Owner Trustee, either directly or indirectly through the control of another Person, those Persons together shall not have more than 25% of the aggregate power to direct or remove Owner Trustee.
Section 12.04 Purpose. The purpose of this Article XII is to give Owner Trustee the power to manage and control the Aircraft with respect to matters involving the ownership and operation of the Aircraft by Owner Trustee so as to ensure that (a) the Aircraft shall be controlled with respect to such matters by a Citizen of the United States, and (b) Owner Trustee shall be able to give the affidavit required by Section 47.7(c)(2)(iii) of the Federal Aviation Regulations, 14 C.F.R. §47.7(c)(2)(iii). This Article XII shall be construed in furtherance of the foregoing purposes; provided, however, that this Article XII shall be ignored and given no force or effect: (i) if Owner Participant determines that it meets the requirements for a Citizen of the United States and both Owner Participant and Owner Trustee file with the FAA the affidavits required by Section 47.7(c)(2)(ii) of the Federal Aviation Regulations, 14 C.F.R. §47.7(c)(2)(ii), or (ii) during periods when the Aircraft has been registered in a non-United States jurisdiction and a de-registration telex has been issued by the FAA in connection with the re-registration of the Aircraft in such non-United States jurisdiction.
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[Trust Agreement ([Year] MSN [MSN])]
Section 12.05 Adverse Effect of Citizenship on Registration. If the right (a) to exercise voting or similar rights hereunder by Owner Participant, or (b) (i) to direct, influence, or limit the exercise of, or (ii) to prevent the direction or influence of, or (iii) place any limitation on the exercise of, Owner Trustee’s authority, or (c) to remove Owner Trustee, would adversely affect the United States registration of the Aircraft, Owner Participant shall have no such right; provided, however, that this Section shall be of no force or effect during periods in which the Aircraft is registered in a non-United States jurisdiction.
ARTICLE XIII
COMPLIANCE WITH LAWS
Section 13.01 Covenant To Comply With Export Restrictions And U.S. Laws. The Owner Participant acknowledges that the Aircraft may be subject to restrictions involving the export and re-export of the same pursuant to the laws and regulations of the United States, that the laws and regulations of the United States restrict the transfer of any interest in the Aircraft to certain persons (collectively, the “Export Restrictions”) and that such Export Restrictions may apply to the Aircraft even after the Aircraft has been physically removed or transferred from the United States. The Owner Participant also acknowledges that the Owner Trustee, as a U.S. regulated financial institution, is subject to the laws and regulations of the United States, including, without limitation, those promulgated by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC) and the Financial Crimes Enforcement Network (FinCEN) (collectively, the “U.S. Laws”). The Owner Participant agrees that it will comply with, and will not knowingly permit, the Aircraft to be used in a manner that is contrary to, Export Restrictions or U.S. Laws applicable to (1) the Owner Participant; (2) the Owner Trustee; or (3) the Aircraft, including the acquisition, possession, operation, use, maintenance, leasing, subleasing, or other transfer or disposition thereof.
Section 13.02 Approval of Specified Transfer. The Owner Participant agrees that it will not permit the assignment of this Trust Agreement, any transfer of the beneficial interest of the Owner Participant created by this Trust Agreement, or a lease or sublease of the Aircraft (collectively, a “Specified Transfer”) without first informing the Owner Trustee of such proposed Specified Transfer and taking reasonable steps to provide the Owner Trustee with such information in relation to any Specified Transfer and any proposed transferee in connection with such Specified Transfer (the “Specified Transferee”) to allow the Owner Trustee to identify the Specified Transferee and perform the appropriate checks in accordance with and for the purposes of compliance with its “know your customer” requirements, any anti-money laundering requirements and any Export Restrictions or other U.S. Laws. The Owner Trustee shall not unreasonably delay its review of such information. If the Owner Trustee has determined that the Specified Transfer will or may reasonably be expected to put the Owner Trustee at risk of violating any laws or regulations applicable to the Owner Trustee including, without limitation, the Export Restrictions and/or U.S. Laws, or if the Owner Trustee in its sole discretion believes that the information provided to it by the Owner Participant is not sufficient to enable it to make such a determination, it shall promptly notify the Owner Participant of its determination and if the Owner Participant decides to proceed with the Specified Transfer then: (i) subject to the terms of this Agreement, the Owner Trustee may resign or the Owner Participant may remove the Owner Trustee; and (ii) the Owner Trustee shall have no obligation to facilitate a Specified Transfer while the Owner Trustee’s resignation or removal is pending.
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[Trust Agreement ([Year] MSN [MSN])]
[Remainder of Page Intentionally Left Blank; Signature Page Follows]
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IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION

By
Name:
Title:

[NAME OF OWNER PARTICIPANT]

By
Name:
Title:
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ANNEX A
DEFINITIONS
ANNEX A

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EXHIBIT III
FORM OF PARTICIPATION AGREEMENT
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CONFIDENTIAL: Subject to Restrictions on Dissemination
Set Forth in Section 10.4 of this Agreement
PARTICIPATION AGREEMENT ([YEAR]
MSN [MSN])
dated as of
[Date]
among
AMERICAN AIRLINES, INC.,
as Lessee
[NAME OF OWNER PARTICIPANT],
as Owner Participant
and
WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee
Covering One Airbus [Model] Aircraft
(Generic Manufacturer and Model AIRBUS [Generic Model])
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(continued)

Page

10.3 Concerning Owner Trustee	40
10.4 Confidential Information	40
10.5 Further Assurances	41
10.6 Third Party Beneficiary	41
10.7 Miscellaneous	41
EXHIBITS, ANNEXES AND SCHEDULES

EXHIBIT A	FORM OF OPINION OF [ASSOCIATE] GENERAL COUNSEL FOR LESSEE
EXHIBIT B	FORM OF OPINION OF SPECIAL COUNSEL FOR OWNER TRUSTEE
EXHIBIT C	[INTENTIONALLY LEFT BLANK]
EXHIBIT D	FORM OF OPINION OF AVIATION COUNSEL
EXHIBIT E	FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT F	FORM OF BUYER FURNISHED EQUIPMENT BILL OF SALE
EXHIBIT G	FORM OF OWNER PARTICIPANT GUARANTEE
EXHIBIT H	FORM OF ENGINE WARRANTY AGREEMENT1

ANNEX A	DEFINITIONS
ANNEX B	PAYMENT INFORMATION

SCHEDULE A	CERTAIN TERMS
SCHEDULE B	RE-REGISTRATION CONDITIONS

1	Include form agreed with CFM for A319 and A320 aircraft. Include form agreed with IAE for A321 aircraft.
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PARTICIPATION AGREEMENT ([YEAR] MSN [MSN])
THIS PARTICIPATION AGREEMENT ([YEAR] MSN [MSN]), dated as of [ ] (as amended, modified or supplemented from time to time, this “Agreement”), among (i) AMERICAN AIRLINES, INC., a Delaware corporation (together with its successors and permitted assigns, “Lessee”), (ii) [NAME OF OWNER PARTICIPANT], a [jurisdiction] [type of entity] (together with its successors and permitted assigns, “Owner Participant”), and (iii) WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as expressly provided herein, but solely as Owner Trustee (herein in such capacity, together with its successors and permitted assigns, “Owner Trustee”, and in its individual capacity, together with its successors and permitted assigns, “Trust Company”).
RECITALS:
1. Subject to the terms and conditions set forth herein, Owner Trustee is willing to lease the Aircraft to Lessee, and Lessee is willing to lease the Aircraft from Owner Trustee pursuant to the Lease.
2. On or prior to the date hereof, Owner Participant has entered into the Trust Agreement with Trust Company, pursuant to which Owner Trustee agrees, among other things, to hold the Trust Estate for the benefit of Owner Participant on the terms specified in such Trust Agreement.
3. Pursuant to the terms of the Trust Agreement, Owner Trustee is authorized and directed by Owner Participant to execute and deliver the Lease, pursuant to which, subject to the terms and conditions set forth therein, Owner Trustee agrees to lease to Lessee, and Lessee agrees to lease from Owner Trustee, the Aircraft on the Delivery Date, such lease to be evidenced by the execution and delivery of Lease Supplement No. 1.
NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the agreements contained in the other Operative Documents and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1. Definitions. Unless the context otherwise requires, all capitalized terms used herein and not otherwise defined herein shall have the meanings set forth, and shall be construed and interpreted in the manner described, in Annex A for all purposes of this Agreement.
Section 2. Lease of Aircraft. Subject to the terms and conditions of this Agreement, on the Delivery Date, Owner Trustee agrees to lease the Aircraft to Lessee, and Lessee agrees to lease the Aircraft from Owner Trustee, pursuant to the Lease.
Section 3. Closing. On the Delivery Date, subject to the terms and conditions of this Agreement and the Lease, Owner Trustee shall lease the Aircraft to Lessee and Lessee shall accept the Aircraft under the Lease by executing and delivering Lease Supplement No. 1. The closing (the “Closing”) of the transactions contemplated hereby shall take place commencing at 9:00 a.m., Fort Worth, Texas time (or such later time as the parties may agree), on the Delivery Date at the offices of Lessee in Fort Worth, Texas.
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Section 4. Conditions Precedent.
4.1 Conditions Precedent to Obligations of Owner Participant. The obligation of Owner Participant to take the actions required by this Agreement to be taken by it at the Closing is subject to the satisfaction or waiver by Owner Participant, prior to or at the Closing, of the conditions precedent set forth below in this Section 4.1; provided that it shall not be a condition precedent to the obligations of Owner Participant that any document be delivered or action be taken that is to be delivered or be taken by Owner Participant or by a Person within Owner Participant’s control.
4.1.1 Delivery of Documents. This Agreement and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall be in form and substance reasonably satisfactory to Owner Participant, shall be in full force and effect and executed original counterparts or copies thereof shall have been delivered to Owner Participant or its special counsel unless the failure to receive such document is the result of any action or inaction by Owner Participant or by a Person within Owner Participant’s control:
(a) the Trust Agreement and the Owner Participant Guarantee, if any;
(b) [a bill of sale for buyer furnished equipment in substantially the form attached hereto as Exhibit F; provided that only the Owner Trustee shall receive the sole executed original thereof;]
(c) the Lease and Lease Supplement No. 1; provided that only Owner Trustee shall receive the sole executed chattel paper original of each thereof;
(d) the Engine Warranty Agreement;
(e) an insurance report of Lessee’s independent insurance broker as to the due compliance with the terms of Section 11 of the Lease relating to insurance with respect to the Aircraft and certificates of insurance;
(f) (i) a copy of the resolutions of the board of directors (or executive committee) of Lessee, certified as of the Delivery Date by the Secretary or an Assistant Secretary of Lessee, duly authorizing the execution, delivery and performance by Lessee of the Operative Documents executed and to be executed by Lessee and each other document required to be executed and delivered by Lessee, in accordance with the provisions hereof; (ii) copies of the certificate of incorporation and by-laws of Lessee, certified as of the Delivery Date by the Secretary or an Assistant Secretary of Lessee, together with all amendments and supplements thereto; and (iii) an incumbency certificate of Lessee, dated as of the Delivery Date, as to the persons authorized to execute and deliver this Agreement, the other Operative Documents to which Lessee is or is to be a party and each other document executed or to be executed on behalf of Lessee in connection with the transactions contemplated hereby and thereby and the signatures of such person or persons;

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[Participation Agreement ([Year] MSN [MSN])]
(g) (i) a copy of the resolutions of the board of directors (or executive committee) of Trust Company, certified as of the Delivery Date by the Secretary or an Assistant Secretary of Trust Company, duly authorizing the execution, delivery and performance by Trust Company and Owner Trustee of the Operative Documents executed and to be executed by each such party and each other document required to be executed and delivered by each such party in accordance with the provisions hereof; (ii) copies of the articles of association, by-laws and/or other constituent documents of Trust Company, certified as of the Delivery Date by the Secretary or an Assistant Secretary of Trust Company, together with all amendments and supplements thereto; and (iii) an incumbency certificate of Trust Company, dated as of the Delivery Date, as to the persons authorized to execute and deliver this Agreement, the other Operative Documents to which Trust Company or Owner Trustee is or is to be a party and each other document executed or to be executed on behalf of Trust Company or Owner Trustee in connection with the transactions contemplated hereby and thereby and the signatures of such person or persons;
(h) officer’s certificates, dated the Delivery Date, from (i) Lessee, certifying as to the correctness of each of the matters stated in Section 4.1.4 (insofar as the same relate to Lessee or the Aircraft); and (ii) each of Trust Company, Owner Trustee [and], Owner Participant [and Owner Participant Guarantor], certifying that no Lessor’s Lien attributable to such party exists, and further certifying as to the correctness of each of the matters stated in Section 4.1.4 (insofar as the same relate to such Person); and
(i) opinions, dated the Delivery Date, from (i) [David A. Allen], Esq., [Associate] General Counsel of Lessee, addressed to Owner Participant and Owner Trustee, in substantially the form attached hereto as Exhibit A, (ii) [Ray, Quinney & Nebeker P.C.], special counsel for Owner Trustee, addressed to Owner Participant and Lessee, in substantially the form attached hereto as Exhibit B, and (iii) opinion(s) of in-house/external counsel of Owner Participant [and in-house/external counsel of Owner Participant Guarantor, in each case] addressed to Owner Trustee and Lessee, in form and substance satisfactory to Lessee.
4.1.2 No Violation. No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate governmental authorities or any court that would make it a violation of law or regulation for Lessee, Owner Participant or Owner Trustee to execute, deliver and perform its respective obligations under this Agreement or the other Operative Documents and any transactions contemplated by this Agreement or the other Operative Documents.
4.1.3 No Proceedings. No action or proceeding or governmental action shall have been instituted or threatened before any court or governmental authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental authority, at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the other Operative Documents or the transactions contemplated hereby and thereby.
4.1.4 Representations, Warranties and Covenants. On the Delivery Date, the representations and warranties of each of Lessee and Trust Company made herein and in the other Operative Documents shall be correct and accurate in all material respects, in each case as though made on and as of such date, or if such representations and warranties relate solely to an

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[Participation Agreement ([Year] MSN [MSN])]
earlier date, as of such earlier date, and each of Lessee and Trust Company shall have performed and observed, in all material respects, all of its covenants, obligations and agreements in this Agreement and in the other Operative Documents to which it is party to be observed and performed by it as of the Delivery Date.
4.1.5 Governmental Authority. All appropriate actions required to have been taken prior to the Delivery Date in connection with the transactions contemplated by this Agreement and the other Operative Documents by any governmental authority shall have been taken, and all orders, permits, waivers, exemptions, authorizations and approvals of any governmental authority required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement and the other Operative Documents (other than the filings and registrations referred to in Section 5.1.7) shall have been issued, and all such orders, permits, waivers, exemptions, authorizations and approvals shall be in full force and effect on the Delivery Date.
4.1.6 No Event of Default. On the Delivery Date, no event has occurred and is continuing that constitutes an Event of Default.
4.1.7 Aircraft Status. The Aircraft shall have been duly certified by the FAA as to type.
4.1.8 Sales Tax. Lessee shall have provided such exemption certificates for sales, use, value added, goods and services, transfer, stamp or similar Tax purposes with respect to the delivery and lease of the Aircraft as Owner Participant may reasonably request.
4.1.9 Filings. On the Delivery Date, (a) the Lease and Lease Supplement No. 1 shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to the Transportation Code and (b) a precautionary UCC financing statement covering the Lease shall have been duly filed in the State of Delaware (or arrangements shall have been made for filing promptly after the Delivery Date).
4.1.10 Aircraft Registration. Counsel to the FAA or Aviation Counsel shall have confirmed in writing that the Aircraft is registered or is eligible to be registered in the name of Owner Trustee.
4.1.11 No Event of Loss. On the Delivery Date, no event has occurred and is continuing that constitutes an Event of Loss with respect to the Aircraft.
4.1.12 Material Adverse Change. On the Delivery Date, no Material Adverse Change shall have occurred and be continuing. For purposes of this Section 4.1.12, “Material Adverse Change” shall mean (i) the commencement of any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings against or involving Lessee, as debtor, other than the Chapter 11 Case; (ii) any default by Lessee, after any applicable grace period, in the payment of any indebtedness for borrowed money where such default is in excess of ten million US Dollars (US$10,000,000), except to the extent resulting from the commencement of the Chapter 11 Case; or (iii) any default by Lessee, after any applicable grace period, in the payment of any regularly-scheduled rental payment under any operating lease where the amount defaulted of the cumulative regularly-scheduled rental payments over the term of such operating lease is in excess of ten million US Dollars (US$10,000,000), except to the extent resulting from the commencement of the Chapter 11 Case.

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[Participation Agreement ([Year] MSN [MSN])]
4.2 Conditions Precedent to Obligations of Owner Trustee. The obligation of Owner Trustee to take the actions required by this Agreement to be taken by it at the Closing is subject to the satisfaction or waiver by Owner Trustee, prior to or at the Closing, of the conditions precedent set forth below in this Section 4.2; provided that it shall not be a condition precedent to the obligations of Owner Trustee that any document be delivered or action be taken that is to be delivered or be taken by Owner Trustee or by a Person within Owner Trustee’s control.
4.2.1 Delivery of Documents. Executed original counterparts or copies of the following documents shall have been received by Owner Trustee or its special counsel, unless the failure to receive such document is the result of any action or inaction by Owner Trustee or by a Person within Owner Trustee’s control:
(a) the documents described in Section 4.1.1, except as specifically provided therein;
(b) (i) a copy of the resolutions of the board of directors (or executive committee) of Owner Participant, certified as of the Delivery Date by the Secretary or an Assistant Secretary of Owner Participant, duly authorizing the execution, delivery and performance by Owner Participant of the Operative Documents executed and to be executed by Owner Participant and each other document required to be executed and delivered by Owner Participant, in accordance with the provisions hereof; (ii) copies of the certificate of incorporation, by-laws and/or other constituent documents of Owner Participant, certified as of the Delivery Date by the Secretary or an Assistant Secretary of Owner Participant, together with all amendments and supplements thereto; and (iii) an incumbency certificate of Owner Participant, dated as of the Delivery Date, as to the persons authorized to execute and deliver this Agreement, the other Operative Documents to which Owner Participant is or is to be a party and each other document executed or to be executed on behalf of Owner Participant in connection with the transactions contemplated hereby and thereby and the signatures of such person or persons;
[(c) (i) a copy of the resolutions of the board of directors (or executive committee) of Owner Participant Guarantor, certified as of the Delivery Date by the Secretary or an Assistant Secretary of Owner Participant Guarantor, duly authorizing the execution, delivery and performance by Owner Participant Guarantor of the Operative Documents executed and to be executed by Owner Participant Guarantor and each other document required to be executed and delivered by Owner Participant Guarantor, in accordance with the provisions hereof; (ii) copies of the certificate of incorporation, by-laws and/or other constituent documents of Owner Participant Guarantor, certified as of the Delivery Date by the Secretary or an Assistant Secretary of Owner Participant Guarantor, together with all amendments and supplements thereto; and (iii) an incumbency certificate of Owner Participant Guarantor, dated as of the Delivery Date, as to the persons authorized to execute and deliver the Operative Documents to

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[Participation Agreement ([Year] MSN [MSN])]
which Owner Participant Guarantor is or is to be a party and each other document executed or to be executed on behalf of Owner Participant Guarantor in connection with the transactions contemplated hereby and thereby and the signatures of such person or persons;] and
(d) [evidence of Owner Participant’s appointment of a process agent as provided in Section 10.7.7 and [of Owner Participant Guarantor’s appointment of a process agent as provided in the Owner Participant Guarantee and]1 [each] of such process agent’s acceptance of such appointment.]2
4.2.2 Other Conditions Precedent. Each of the conditions set forth in Sections 4.1.2, 4.1.3, 4.1.4, 4.1.5, 4.1.6, 4.1.7, 4.1.8, 4.1.9, 4.1.10 and 4.1.11 shall have been satisfied or waived by Owner Trustee, unless the failure of any such condition to be satisfied is the result of any action or inaction by Owner Trustee or by a Person within Owner Trustee’s control.
4.3 Conditions Precedent to Obligations of Lessee. The obligation of Lessee to take the actions required by this Agreement to be taken by it at the Closing is subject to the satisfaction or waiver by Lessee, prior to or at the Closing, of the conditions precedent set forth below in this Section 4.3; provided that it shall not be a condition precedent to the obligations of Lessee that any document be delivered or action be taken that is to be delivered or be taken by Lessee or by a Person within Lessee’s control.
4.3.1 Delivery of Documents. Executed original counterparts or copies of the following documents shall have been received by Lessee or its counsel, unless the failure to receive such document is the result of any action or inaction by Lessee or by a Person within Lessee’s control:
(a) the documents described in Sections 4.1.1, [and] 4.2.1(b), [and 4.2.1(c)], [and 4.2.1(d)]3 except as specifically provided therein; and
(b) the Owner Participant Guarantee, if any.
4.3.2 Sales Tax. Owner Trustee and Owner Participant shall have provided such exemption certificates for sales, use, value added, goods and services, transfer, stamp or similar Tax purposes with respect to the delivery and lease of the Aircraft as Lessee may reasonably request, and Lessee shall be reasonably satisfied that no such Tax is payable with respect to such delivery and lease.
4.3.3 Tax Forms. Lessee shall have received from Owner Trustee a duly completed and executed original IRS Form W-9, and each of Lessee and Owner Trustee shall
1     Include if Owner Participant Guarantor is foreign.
2     Include if foreign OP.
3     Include if foreign OP or foreign OP guarantor.

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[Participation Agreement ([Year] MSN [MSN])]
have received from Owner Participant a duly completed and executed original IRS Form [W-9]4 (and/or other applicable IRS Form(s)), in each case, establishing a complete exemption from U.S. federal withholding Taxes with respect to all payments of Rent or other amounts to or for the benefit of Owner Trustee or Owner Participant under the Operative Documents.
4.3.4 Representations, Warranties and Covenants. On the Delivery Date, the representations and warranties of each of Lessor, Trust Company, Owner Participant and Owner Participant Guarantor (if any) made herein and in the other Operative Documents shall be correct and accurate in all material respects, in each case as though made on and as of such date, or if such representations and warranties relate solely to an earlier date, as of such earlier date, and each of Lessor, Trust Company, Owner Participant and Owner Participant Guarantor (if any) shall have performed and observed, in all material respects, all of its covenants, obligations and agreements in this Agreement and in the other Operative Documents to which it is party to be observed and performed by it as of the Delivery Date.
4.3.5 Title. Title to the Aircraft shall have been conveyed to Owner Trustee (subject to the recordation of the FAA Bill of Sale with the FAA pursuant to Section 6.5.1 and the registration on the International Registry of the Sale of the Airframe and Engines from Manufacturer to Owner Trustee pursuant to Section 6.5.2), free and clear of Liens other than (a) the rights and interests of Owner Trustee and Lessee under the Lease and Lease Supplement No. 1 covering the Aircraft and (b) the beneficial interest of Owner Participant created by the Trust Agreement.
4.3.6 Filings. On the Delivery Date, the FAA Bill of Sale shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to the Transportation Code.
4.3.7 Application for Registration. Counsel to the FAA or Aviation Counsel shall have confirmed in writing that the Aircraft is registered or is eligible to be registered in the name of Owner Trustee, the Aircraft shall be registered with the FAA in the name of the Owner Trustee (or application for registration of the Aircraft in the name of Owner Trustee shall have been duly made with the FAA) and Lessee has temporary or permanent authority to operate the Aircraft.
4.3.8 Aircraft Status. Lessee shall have executed and delivered to the Manufacturer a Certificate of Acceptance (as such term in defined in the American/Airbus Purchase Agreement) with respect to the Aircraft.
4.3.9 Other Conditions Precedent. Each of the conditions set forth in Sections 4.1.2, 4.1.3, 4.1.5, 4.1.7, 4.1.8, 4.1.9, 4.1.10 and 4.1.11 shall have been satisfied or waived by Lessee, unless the failure of any such condition to be satisfied is the result of any action or inaction by Lessee or by a Person within Lessee’s control.
4     If foreign OP, replace W-9 with W-8BEN or other relevant IRS form(s).

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[Participation Agreement ([Year] MSN [MSN])]
4.4 Aviation Counsel Opinions.
4.4.1 Filing Opinion. Promptly following the filings and registrations described in Sections 6.5.1 and 6.5.2, Lessee, Owner Trustee and Owner Participant shall receive an opinion addressed to each of them from Aviation Counsel, substantially in the form of Exhibit D.
4.4.2 Recordation Opinion. Promptly following the registration of the Aircraft, the recording of the FAA Bill of Sale, the Lease and Lease Supplement No. 1 pursuant to the Transportation Code, and the receipt of appropriate and correct recording information from the FAA, Lessee, Owner Trustee and Owner Participant shall receive an opinion addressed to each of them from Aviation Counsel, as to the due registration of the Aircraft, the due recording of such instruments and the lack of filing of any intervening documents with respect to the Aircraft.
Section 5. Representations and Warranties.
5.1 Representations and Warranties of Lessee. Lessee hereby represents and warrants that as of the date hereof:
5.1.1 Organization. Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority[, as a debtor in possession under Section 1107 and 1108 of the Bankruptcy Code,]5 to own or hold under lease its properties and to enter into and perform its obligations under the Operative Documents to which it is or will be a party.
5.1.2 Corporate Authorization; No Violation. The execution, delivery and performance by Lessee of this Agreement and the other Operative Documents to which it is or will be a party have been duly authorized by all necessary corporate action on the part of Lessee [and by the Bankruptcy Court]6, do not require any stockholder approval or approval or consent of any trustee or holder of indebtedness or obligations of Lessee, except such as have been duly obtained, and do not and will not violate the certificate of incorporation or by-laws of Lessee or any current law, governmental rule, regulation, judgment or order binding on Lessee or violate or result in a breach of, or constitute a default under, or result in the creation of any Lien (other than as permitted under the Operative Documents) upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which Lessee or its properties is or are bound or affected.
5.1.3 Approvals. Neither the execution and delivery by Lessee of, nor the performance by Lessee of its obligations under, nor the consummation by Lessee of the transactions contemplated in, this Agreement and the other Operative Documents to which Lessee is or will be a party, requires the consent or approval of, or the giving of notice to, or the registration with, or the taking of any other action in respect of, the Department of Transportation, the FAA or any other United States federal or state governmental authority
5     Include if the Closing occurs during the pendency of the Chapter 11 Case.
6     Id.

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[Participation Agreement ([Year] MSN [MSN])]
having jurisdiction, or the International Registry, except for (a) the filings and registrations referred to in Section 5.1.7, (b) [the Bankruptcy Court Order, (c)]7 notices, filings, recordings and other actions required to be given, made or performed after the Delivery Date and ([c][d]) such action, as a result of any act or omission by Owner Trustee, Owner Participant or any Affiliate of any thereof, as may be required under the United States federal securities laws or the securities or other laws of any state thereof or other jurisdiction applicable to sales of securities.
5.1.4 Valid and Binding Agreements. This Agreement has been duly executed and delivered by Lessee and constitutes, and each other Operative Document to which Lessee will be a party will be duly executed and delivered by Lessee and, when executed and delivered, will constitute, the legal, valid and binding obligation of Lessee enforceable against Lessee in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity and except, in the case of the Lease, as limited by applicable laws that may affect the remedies provided in the Lease, which laws, however, do not make the remedies provided in the Lease inadequate for the practical realization of the rights and benefits intended to be provided thereby.
5.1.5 Litigation. Except for such matters disclosed in press releases issued by [AMR Corporation]8 [American Airlines Group, Inc.]9 or Lessee or in public filings made with the Securities and Exchange Commission under the Exchange Act by [AMR Corporation] [American Airlines Group, Inc.] or Lessee, there are no pending or, to Lessee’s knowledge, threatened actions or proceedings before any court, arbitrator or administrative agency which would materially adversely affect the ability of Lessee to perform its obligations under this Agreement or any of the other Operative Documents to which Lessee is or will be a party.
5.1.6 Securities Law. Neither Lessee nor any Person authorized to act on its behalf has directly or indirectly offered any interest in the Trust Estate or the Trust Agreement or any similar security to, or solicited any offer to acquire any of the same from, any Person in violation of the registration requirements of the Securities Act or any applicable securities law.
5.1.7 Registration and Recordation. Except for (a) the registration of the Aircraft with the FAA pursuant to the Transportation Code and periodic renewals of such registration as may be necessary under the FAA regulations governing U.S. registration of aircraft, (b) the filing for recordation with the FAA pursuant to the Transportation Code of the FAA Bill of Sale, the Lease and Lease Supplement No. 1 and (c) the registration on the International Registry of (i) the Sale of the Airframe and Engines from Manufacturer to Owner Trustee and (ii) the International Interests created under the Lease (as supplemented by Lease Supplement No. 1), no further filing or recording of any document is necessary or advisable in
7     Include if the Closing occurs during the pendency of the Chapter 11 Case.
8     Include here and in following lines if merger is not effective when the Closing occurs.
9     Include and in following lines if merger is effective when the Closing occurs.

LA 1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]
order to establish and perfect Owner Trustee’s interests in the Aircraft as against Lessee and any third parties in any jurisdiction within the United States, other than the filing of a precautionary financing statement in respect thereof under Article 9 of the UCC as in effect in the State of Delaware and the filing of continuation statements with respect thereto required to be filed at periodic intervals under such UCC.
5.1.8 Certificated Air Carrier. Lessee is a Certificated Air Carrier.
5.2 Representations and Warranties of Owner Participant. Owner Participant hereby represents and warrants that as of the date hereof:
5.2.1 Organization. Owner Participant is [type of entity] duly organized, validly existing and in good standing under the laws of [jurisdiction of organization] and has the [corporate] power and authority to own or hold under lease its properties, to carry on its business and operations and to enter into and perform its obligations under the Operative Documents to which it is or will be a party.
5.2.2 Corporate Authorization; No Violation. The execution, delivery and performance by Owner Participant of this Agreement and the other Operative Documents to which it is or will be party have been duly authorized by all necessary [corporate] action on the part of Owner Participant, do not require any [stockholder] approval or approval or consent of any trustee or holder of indebtedness or obligations of Owner Participant, except such as have been duly obtained, or violate or result in a breach of, or constitute a default under, or result in the creation of any Lien (other than as permitted under the Operative Documents) upon the property of Owner Participant under, any indenture, mortgage, contract or other agreement to which Owner Participant is a party or by which Owner Participant or its properties is or are bound or affected. The execution, delivery and performance by Owner Participant of this Agreement and the other Operative Documents to which it is or will be party and the acquisition by Owner Participant of its interest in the Trust Estate (and the rights related thereto) do not and will not violate the [organizational documents] of Owner Participant or any current law, governmental rule, regulation, judgment or order binding on Owner Participant (including, without limitation, any such law, rule, regulation, judgment or order relating to money-laundering, anti-corruption or export control or imposing economic sanctions).
5.2.3 Approvals. Neither the execution and delivery by Owner Participant of, nor the performance by Owner Participant of its obligations under, nor the consummation by Owner Participant of the transactions contemplated in, this Agreement and the other Operative Documents to which Owner Participant is or will be a party, requires the consent or approval of, or the giving of notice to, or the registration with, or the taking of any other action in respect of any [jurisdiction of organization] governmental authority having jurisdiction.
5.2.4 Valid and Binding Agreements. This Agreement has been duly executed and delivered by Owner Participant and constitutes, and each other Operative Document to which Owner Participant will be a party will be duly executed and delivered by Owner Participant and, when executed and delivered, will constitute, the legal, valid and binding obligation of Owner Participant enforceable against Owner Participant in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

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[Participation Agreement ([Year] MSN [MSN])]
5.2.5 Litigation. There are no pending or, to Owner Participant’s knowledge, threatened actions or proceedings before any court, arbitrator or administrative agency which would materially adversely affect the ability of Owner Participant to perform its obligations under this Agreement or any of the other Operative Documents to which Owner Participant is or will be a party.
5.2.6 Securities Law. Neither Owner Participant nor any Person authorized to act on its behalf has directly or indirectly offered any interest in the Trust Estate or the Trust Agreement or any similar security to, or solicited any offer to acquire any of the same from, any Person in violation of the registration requirements of the Securities Act or any other applicable securities law.
5.2.7 No Liens. On the Delivery Date, there are no Lessor’s Liens attributable to it.
5.2.8 Citizenship. Either (a) Owner Participant is a Citizen of the United States or (b) the Trust Agreement is in a form that permits the Aircraft to be registered with the FAA in the name of Owner Trustee (without regard to any provision of applicable law that permits FAA registration of an aircraft by limiting its location and usage but with regard to voting trust provisions and provisions delegating certain control rights to Owner Trustee), notwithstanding the failure of Owner Participant to be a Citizen of the United States.
5.2.9 ERISA. Either (a) no part of the funds to be used by Owner Participant to make and hold its investment pursuant to this Agreement directly or indirectly constitutes assets of any “employee benefit plan” (as defined in Section 3(3) of ERISA) or of any “plan” (as defined in Section 4975(e) of the Code) or (b) its purchase and holding of its interest in the Trust Estate and its investment pursuant to this Agreement are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.
5.2.10 Qualifying Institution. [Owner Participant is a Qualifying Institution (as defined in Section 8.2(a)(ii)) as of the Delivery Date.]10
5.2.11 Tax Status. [Owner Participant is a domestic [corporation] [partnership] for U.S. federal income tax purposes.]11
10     If Owner Participant is not itself a Qualifying Institution, replace with the following representation: “On the Delivery Date, Owner Participant’s obligations under the Operative Documents are guaranteed by Owner Participant Guarantor pursuant to the Owner Participant Guaranty. On the Delivery Date, Owner Participant Guarantor is a direct or indirect parent of Owner Participant and is a Qualifying Institution.”
11     If Owner Participant is a foreign entity, replace with language to the following effect: “Owner Participant is (x) taxed as a [corporation] [disregarded entity] for U.S. federal income tax purposes, (y) a corporation resident in [ ] for [ ] tax purposes [(by virtue of being managed and controlled in [__])] and (z) a resident of [ ] within the meaning of the income tax convention between [ ] and the United States (the “Treaty”) and fully eligible for the benefits of the [“Business Profits”][“Industrial or Commercial Profits”], “Interest” and “Other Income” articles of the Treaty with respect to all payments under the Lease and the other Operative Documents and all income of Lessor with respect thereto.” If a foreign Owner Participant is tax-transparent, add similar language regarding its owners. In addition, in the case of a foreign Owner Participant, Lessee will need to understand whether the Owner Participant’s country imposes, under the Law in effect on the Delivery Date, any Taxes on the delivery of the Aircraft to Lessee under the Lease, or requires any stamp, value added or similar Taxes to be charged or collected by Lessee or Owner Trustee with respect to the Operative Documents or any Rent.

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[Participation Agreement ([Year] MSN [MSN])]
5.3 Representations and Warranties of Owner Trustee and Trust Company. Wells Fargo Bank Northwest, National Association, as Trust Company (except with respect to Sections 5.3.4(b), 5.3.5(b) and 5.3.7(b)) and as Owner Trustee, hereby represents and warrants that as of the date hereof:
5.3.1 Organization. Trust Company is a national banking association duly organized and validly existing and in good standing under the laws of the United States and has the corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to enter into and perform its obligations under the Operative Documents to which it is or will be a party.
5.3.2 Corporate Authorization. The execution, delivery and performance by each of Trust Company and Owner Trustee of this Agreement and the other Operative Documents to which it is or will be party have been duly authorized by all necessary corporate action on the part of Trust Company or Owner Trustee, as the case may be, do not require any stockholder approval or approval or consent of any trustee or holder of indebtedness or obligations of Trust Company or Owner Trustee, except as such as have been duly obtained, and do not and will not violate the certificate of incorporation or by-laws of Trust Company or any current law, governmental rule, regulation, judgment or order binding on Trust Company or Owner Trustee pertaining to its banking, trust or fiduciary powers or violate or result in a breach of, or constitute a default under, or result in the creation of any Lien (other than as permitted under the Operative Documents) upon the property of Trust Company or Owner Trustee under, any indenture, mortgage, contract or other agreement to which Trust Company or Owner Trustee is a party or by which Trust Company or Owner Trustee or its properties is or are bound or affected.
5.3.3 Approvals. Neither the execution and delivery by Trust Company or Owner Trustee of, nor the performance by Trust Company or Owner Trustee of its obligations under, nor the consummation by Trust Company or Owner Trustee of the transactions contemplated in, this Agreement and the other Operative Documents to which Trust Company or Owner Trustee is or will be a party, requires the consent or approval of, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any United States federal or Utah state governmental authority having jurisdiction over its banking, trust or fiduciary powers.

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[Participation Agreement ([Year] MSN [MSN])]
5.3.4 Valid and Binding Agreements. (a) This Agreement has been duly executed and delivered by Trust Company and constitutes, and each other Operative Document to which Trust Company will be a party will be duly executed and delivered by Trust Company and, when executed and delivered, will constitute, the legal, valid and binding obligation of Trust Company enforceable against Trust Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.
(b) This Agreement has been duly executed and delivered by Owner Trustee and constitutes, and each other Operative Document to which Owner Trustee will be a party will be duly executed and delivered by Owner Trustee and, when executed and delivered, will constitute, the legal, valid and binding obligation of Owner Trustee enforceable against Owner Trustee in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.
5.3.5 Litigation. (a) There are no pending or, to Trust Company’s knowledge, threatened actions or proceedings before any court, arbitrator or administrative agency which would materially adversely affect the financial condition of Trust Company or the ability of Trust Company to perform its obligations under this Agreement or any of the other Operative Documents to which Trust Company is or will be a party.
(b) There are no pending or, to Owner Trustee’s knowledge, threatened actions or proceedings before any court, arbitrator or administrative agency which would materially adversely affect the financial condition of Owner Trustee or the ability of Owner Trustee to perform its obligations under this Agreement or any of the other Operative Documents to which Owner Trustee is or will be a party.
5.3.6 Securities Law. Neither Owner Trustee nor Trust Company nor any Person authorized to act on their respective behalf has directly or indirectly offered any interest in the Trust Estate or the Trust Agreement or any similar security for sale to, or solicited any offer to acquire any of the same from, any Person in violation of the registration requirements of the Securities Act or any applicable securities law.
5.3.7 No Liens; Title. (a) On the Delivery Date, there are no Lessor’s Liens attributable to Trust Company.
(b) On the Delivery Date, there are no Lessor’s Liens attributable to Owner Trustee.
(c) On the Delivery Date, Owner Trustee shall have received whatever title to the Aircraft was conveyed to it by Manufacturer.

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[Participation Agreement ([Year] MSN [MSN])]
5.3.8 Citizenship. Each of Owner Trustee and Trust Company is a Citizen of the United States (without making use of a voting trust agreement or a voting powers agreement).
5.3.9 No Taxes. There are no Taxes imposed by the State of Utah or any political subdivision thereof in connection with the execution and delivery by Trust Company or Owner Trustee of this Agreement or the other Operative Documents to which it is a party or the acquisition by Owner Trustee of its interest in the Aircraft. There are no Taxes imposed by the State of Utah or any political subdivision thereof on Owner Trustee or Trust Company (other than franchise or other taxes based on or measured by any fees or compensation received for services rendered as Owner Trustee) in connection with the ownership and leasing of the Aircraft under, or the performance by Trust Company or Owner Trustee of, the Lease or the other Operative Documents to which it is a party, which Taxes would not have been imposed if the Trust Agreement were not governed by Utah law and neither Trust Company nor Owner Trustee had its principal place of business in, held the Trust Estate in or performed its duties under the Trust Agreement and the other Operative Documents in the State of Utah.
Section 6. Covenants and Agreements.
6.1 Covenants of Lessee.
6.1.1 Corporate Existence; Certificated Air Carrier. Lessee shall at all times maintain its corporate existence (except as permitted by Section 6.1.3) and shall do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory) and franchises to the extent deemed necessary in the good faith judgment of Lessee in the ordinary course of business except for any right or franchise that Lessee determines is no longer necessary or desirable in the conduct of its business. Lessee shall, for as long as and to the extent required under Section 1110 in order that Lessor be entitled to the benefits of Section 1110 with respect to the Aircraft (if any), remain a Certificated Air Carrier.
6.1.2 Financial and Other Information. Lessee agrees to furnish Owner Trustee and Owner Participant:
(a) within 60 days after the end of each of the first three quarterly periods in each fiscal year of Lessee during the Term, either (i) a consolidated balance sheet of Lessee and its consolidated subsidiaries as of the close of such period, together with the related consolidated statements of income for such period, or (ii) a report of Lessee on Form 10-Q in respect of such period in the form filed with the Securities and Exchange Commission;
(b) within 120 days after the close of each fiscal year of Lessee during the Term, either (i) a consolidated balance sheet of Lessee and its consolidated subsidiaries as of the close of such fiscal year, together with the related consolidated statements of income for such fiscal year, as certified by independent public accountants, or (ii) a report of Lessee on Form 10-K in respect of such year in the form filed with the Securities and Exchange Commission;
(c) within 120 days after the close of each fiscal year of Lessee during the Term, a certificate of Lessee signed by a Responsible Officer of Lessee, to the effect that the signer has reviewed the relevant terms of the Lease and has made, or caused to be made under

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[Participation Agreement ([Year] MSN [MSN])]
his or her supervision, a review of the transactions and condition of Lessee during the accounting period covered by the financial statements referred to in clause (b) above, and that such review has not disclosed the existence during such accounting period, nor does the signer have knowledge of the existence as of the date of such certificate, of any Event of Default or, if any such Event of Default exists or existed, specifying the nature and period of existence thereof and what action Lessee has taken or is taking or proposes to take with respect thereto; and
(d) such other non-confidential information readily available to Lessee without undue expense as Owner Trustee shall reasonably request.
The items required to be furnished pursuant to clause (a) and clause (b) above shall be deemed to have been furnished on the date on which such item is posted on the Securities and Exchange Commission’s website at www.sec.gov, and such posting shall be deemed to satisfy the requirements of clause (a) and clause (b); provided that Lessee shall deliver a paper copy of any item referred to in clause (a) and clause (b) above to Owner Trustee and Owner Participant if Owner Participant so requests.
6.1.3 Merger. Lessee shall not consolidate with or merge into any other Person, or convey, transfer or lease all or substantially all of its assets as an entirety to any Person, unless:
(a) the Person formed by such consolidation or into which Lessee is merged or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of Lessee as an entirety (the “Successor”):
(i) if and to the extent required under Section 1110 in order that Lessor continues to be entitled to any benefits of Section 1110 with respect to the Aircraft, shall be a Certificated Air Carrier; and
(ii) shall execute and deliver to Owner Trustee and Owner Participant an agreement in form reasonably satisfactory to Owner Participant containing an assumption by such Successor of the due and punctual performance and observance of each covenant and condition to be performed or observed by Lessee of each of the Operative Documents to which Lessee is a party;
(b) immediately after giving effect to such transaction, no Event of Default caused by such transaction shall have occurred and be continuing; and
(c) Lessee shall have delivered to Owner Trustee and Owner Participant an officer’s certificate and an opinion of counsel (which may be Lessee’s General Counsel), each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement described in clause (a) above comply with this Section 6.1.3 and that all conditions precedent herein provided for relating to such transaction have been complied with (except that such opinion need not cover the matters referred to in clause (b) above and may rely, as to factual matters, on an officer’s certificate of Lessee) and, in the case of such opinion, that such assumption agreement has been duly authorized, executed and delivered by the Successor, constitutes its legal, valid and binding obligation and is enforceable against the Successor in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

LA 1 – Participation Agreement

Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of Lessee as an entirety in accordance with this Section 6.1.3, the Successor shall succeed to, be substituted for, and may exercise every right and power of, and shall assume every obligation and liability of, Lessee under the Operative Documents with the same effect as if the Successor had been named as Lessee herein; and thereafter, Lessee shall be released and discharged from all obligations and covenants under the Operative Documents.
6.1.4 [****]
(a) [****]
(b) [****]
(c) [****]
(d) [****]
(e) [****]
6.2 Covenants of Owner Participant.
6.2.1 Owner Trustee Obligations. Owner Participant agrees that it will not direct Owner Trustee to take any action in violation of any agreement or undertaking of Owner Trustee in any of the Operative Documents.
6.2.2 Replacement of Owner Trustee. Owner Participant agrees not to remove the institution acting as Owner Trustee, and not to replace the institution acting as Owner Trustee in the event that such institution resigns as Owner Trustee, without in either case having obtained Lessee’s prior written consent (such consent not to be unreasonably withheld); provided that Lessee’s consent shall not be required if any Event of Default shall have occurred and be continuing. In any such event, a new Owner Trustee selected by Owner Participant which is a Citizen of the United States and, unless an Event of Default shall have occurred and be continuing, is acceptable to Lessee, shall be substituted for Owner Trustee; provided that Owner Participant shall not choose a replacement Owner Trustee which, in the good faith opinion of Lessee, may (or, if an Event of Default shall have occurred and be continuing, Owner Participant shall use its commercially reasonable efforts to select a replacement Owner Trustee which will not) result in additional liability to Lessee pursuant to Section 7.1. or 7.2, except in the case of a mandatory or voluntary resignation of Owner Trustee where Lessee has not proposed an alternative Owner Trustee that is reasonably satisfactory to Owner Participant.
6.2.3 Certain Payments. Owner Participant agrees to pay or cause Owner Trustee to pay all or any portion of [****] pursuant to Section 6.1.4(e) as and when specified in such Section.

LA 1 – Participation Agreement
[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

[Participation Agreement ([Year] MSN [MSN])]
6.2.4 Replacement Engines. Owner Participant agrees that, in the case of any Replacement Engine substituted pursuant to Section 8(d) of the Lease or any engine substituted pursuant to Section I of the Return Conditions, Owner Trustee is hereby authorized and directed to take the actions specified in Section 8(d) of the Lease or Section I of the Return Conditions, as applicable, with respect to such Replacement Engine or engine, as applicable.
6.3 Covenants of Owner Trustee and Trust Company.
6.3.1 FAA and International Registry Correspondence. Owner Trustee agrees to furnish to Lessee copies of (a) all periodic reports sent by it to the FAA (or to the aeronautical authority of the country of registry of the Aircraft if the Aircraft is not registered under the laws of the United States) or the International Registry relating to the Aircraft, (b) all notices, certificates of aircraft registration and other documents and correspondence received by it from the FAA (or from the aeronautical authority of the country of registry of the Aircraft if the Aircraft is not registered under the laws of the United States) or the International Registry relating to the Aircraft and (c) any other notices, assessments, affidavits, instruments or other documents relating to the Aircraft, the Trust Estate or Owner Trustee’s ownership thereof in its possession after the date hereof.
6.3.2 Distribution of Funds. With respect to any amount stated in the Lease or any other Operative Document to be distributable by Trust Company or Owner Trustee to Lessee or Owner Participant, each of Trust Company and Owner Trustee, upon receipt thereof, agrees to distribute such amount (or cause such amount to be distributed) to Lessee or Owner Participant, as applicable, in accordance with the terms of the Lease or such other Operative Document.
6.3.3 Indebtedness and Other Business. Each of Trust Company and Owner Trustee agrees that Owner Trustee will not create, incur or assume any indebtedness for money borrowed, or enter into any business or other activity, except to the extent expressly provided in this Agreement or the other Operative Documents.
6.3.4 Trust Administration. Each of Owner Trustee and Trust Company agrees that it will perform all of its administrative duties under this Agreement and the other Operative Documents solely in the State of Utah or in such other location to which the situs of the Trust is moved in accordance with Section 6.4.9, except to the extent necessary to exercise any of its rights or remedies to the extent permitted by applicable laws in connection with an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.
6.3.5 Banking Law Filing. Trust Company agrees to make any filing required to be made under Section 131.3 of the New York State Banking Law.
6.3.6 Funds Transfer Fees. Each of Owner Trustee and Trust Company agrees that it will not impose, directly or indirectly, any lifting charge, cable charge, remittance charge or any other charge or fee on any transfer by Lessee of funds to, through or by Owner Trustee and Trust Company pursuant to any Operative Document, except as may be otherwise agreed to in writing by Lessee (in which case such agreed charge or fee shall be for Lessee’s account).

LA 1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]
6.4 Other Covenants.
6.4.1 Lessor’s Liens. Each of Owner Participant and Trust Company agrees that (a) it shall promptly, at its own cost and expense, take such action as may be necessary duly to discharge and satisfy in full any Lessor’s Lien attributable to it if the same shall arise at any time (by bonding or otherwise, so long as Lessee’s operation and use of the Aircraft is not impaired); provided that Owner Participant may, for a period of not more than 60 days, contest any such Lessor’s Lien diligently and in good faith by appropriate proceedings so long as such contest does not involve any material risk of the sale, forfeiture or loss of or loss of use of the Airframe or any Engine or any material risk of criminal penalties or material civil penalties being imposed on Lessee, and (b) it shall indemnify and hold harmless the other parties hereto from and against any loss, cost, Tax, expense or damage (including reasonable legal fees and expenses) that may be suffered or incurred by any of them as a result of its failure to promptly discharge or satisfy in full any such Lessor’s Lien.
6.4.2 Vesting of Title. Each of Owner Participant, Owner Trustee and Trust Company agrees that in each instance in which the Lease provides that title to the Aircraft, any Engine, engine, Part or Obsolete Part shall be transferred to or vest in Lessee, title to such Aircraft, Engine, engine, Part or Obsolete Part shall vest in Lessee, free and clear of all right, title and interest of such party, Lessor’s Liens and Liens of the type described in Section 6(h) of the Lease, and each of Owner Participant, Owner Trustee and Trust Company shall do all acts necessary to discharge all such Liens and other rights held by it in such Aircraft, Engine, engine, Part or Obsolete Part.
6.4.3 Quiet Enjoyment. Each of Owner Participant, Owner Trustee and Trust Company agrees that, except as expressly permitted by Section 15 of the Lease following an Event of Default that has occurred and is continuing, notwithstanding anything herein or in any other Operative Document to the contrary, neither it nor any Person claiming by, through or under it shall (a) discharge the registration with the International Registry of the International Interests arising with respect to the Lease, (b) transfer the right to discharge any of such International Interests to any other Person or cause any such right to be so transferred (other than (i) in the case of any Back-Leveraging Transaction that complies with Section 8.3, to the applicable Back-Leveraging Party, or (ii) in connection with Section 8.1) or (c) take or cause to be taken any action inconsistent with Lessee’s rights under the Lease and its right to quiet enjoyment of the Aircraft, the Airframe, any Engine or any Part, or otherwise in any way interfere with or interrupt the use, operation and continuing possession of the Aircraft, the Airframe, any Engine or any Part by Lessee or any sublessee, assignee or transferee under any sublease, assignment or transfer then in effect and permitted by the terms of the Lease.
6.4.4 Aircraft Registration. Each of Owner Participant, Owner Trustee and Trust Company agrees (a) to execute and deliver all documents and instruments required by the FAA from time to time or as Lessee reasonably requests for the purpose of effecting and continuing the United States registration of the Aircraft pursuant to Section 7(a) of the Lease, (b) to cooperate with Lessee, at Lessee’s expense, in effecting and continuing any foreign re-registration of the Aircraft pursuant to Section 7(a) of the Lease and (c) to perform all action necessary or appropriate in order for Lessee to have temporary or permanent authority under applicable United States federal law to operate the Aircraft as contemplated by the Lease.

LA 1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]
6.4.5 Interest in Certain Engines. Each of Owner Participant, Owner Trustee and Trust Company agrees, for the benefit of the lessor, conditional vendor or secured party of any airframe or any engine leased, purchased or owned by Lessee subject to a lease, conditional sale or other security agreement, that it will not acquire or claim, as against such lessor, conditional vendor or secured party, any right, title or interest in any engine or engines as the result of such engine or engines being installed on the Airframe at any time while such engine or engines are subject to such lease, conditional sale or other security agreement.
6.4.6 Compliance with Trust Agreement. Each of Owner Participant, Owner Trustee and Trust Company agrees (a) to comply with all of the terms of the Trust Agreement (as the same may hereafter be amended or supplemented from time to time in accordance with the terms thereof and clause (b) of this Section 6.4.6) applicable to it, (b) not to amend, supplement or otherwise modify any provision of the Trust Agreement without Lessee’s prior written consent (such consent not to be unreasonably withheld) and (c) notwithstanding anything to the contrary contained in the Trust Agreement, not to terminate or revoke the Trust Agreement or the trusts created by the Trust Agreement without Lessee’s prior written consent (such consent not to be unreasonably withheld).
6.4.7 Warranties. Each of Owner Participant, Owner Trustee and Trust Company agrees that, so long as no Event of Default shall have occurred and be continuing, Lessee shall, throughout the Term, have the benefit of and shall be entitled to enforce, either in its own name or in the name of Owner Trustee for the use and benefit of Lessee, any and all warranties of any Person (whether express or implied) in respect of the Aircraft, the Airframe, any Engine or any Part, and each of Owner Participant, Owner Trustee and Trust Company agrees to execute and deliver such further documents and take such further action, as may be reasonably requested by Lessee and at Lessee’s cost and expense, as may be necessary to enable Lessee to obtain such warranty service or the benefits of any such warranty as may be furnished for the Aircraft, Airframe, any Engine or any Part by such Person. Each of Owner Participant, Owner Trustee and Trust Company hereby appoints and constitutes Lessee, for the duration of the Term except at such times as an Event of Default shall have occurred and be continuing, its agent and attorney-in-fact during the Term to assert and enforce, from time to time, in the name and for the account of Owner Trustee and Lessee, as their interests may appear, but in all cases at the cost and expense of Lessee, whatever claims and rights any of them may have against such Person.
6.4.8 Bankruptcy of Trust Estate. Each of Owner Participant, Trust Company and Owner Trustee agrees that it shall not commence or join in any action to subject the Trust Estate or the trust established by the Trust Agreement, as debtor, to the reorganization or liquidation provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statute.
6.4.9 Change in Situs of Trust. Each of Owner Participant, Trust Company and Owner Trustee agrees that if, at any time, Lessee (a) certifies that Lessee has, or in its good faith opinion will, become obligated to pay an amount pursuant to Section 7.2, and such amount would be reduced or eliminated if the situs of the Trust were changed and (b) requests that the situs of the Trust be moved to another state in the United States from the state in which it is then located, Owner Participant shall direct such change in situs as may be specified in writing by

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Lessee, and Owner Participant and Owner Trustee shall take whatever action as may be reasonably necessary to accomplish such change. All reasonable out-of-pocket fees and expenses of Owner Participant, Trust Company and Owner Trustee incurred in connection with such a change in situs shall be borne by Lessee. Notwithstanding anything to the contrary contained herein or in any other Operative Document, Owner Participant and Owner Trustee will not consent to or direct a change in the situs of the Trust without the prior written consent of Lessee; provided that such consent of Lessee shall not be required for any such change in situs in connection with an exercise of remedies pursuant to Section 15 of the Lease.
6.4.10 Insurance. Each of Owner Participant, Owner Trustee and Trust Company agrees not to obtain or maintain insurance for its own account if such insurance would limit or otherwise adversely affect the coverage or amounts payable under, or increase the premiums for, any insurance required to be maintained pursuant to Section 11 of the Lease or any other insurance maintained by Lessee.
6.4.11 Stamp Tax. Owner Participant shall pay any stamp, documentation or similar Tax imposed or levied upon or in respect of its execution or delivery of this Agreement or any other Operative Document by any jurisdiction outside the United States in which it (a) is organized, (b) has its principal office or an office through which it is acting hereunder or (c) executes or delivers any such document.
6.5 Filings.
6.5.1 FAA Filings. On the Delivery Date, Lessee and Owner Trustee will cause the FAA Bill of Sale, the Application for Aircraft Registration, the Lease and Lease Supplement No. 1 to be promptly filed and recorded, or filed for recording, with the FAA to the extent permitted under the Transportation Code or required under any other applicable United States law, in the following order: first, the FAA Bill of Sale; second, the Application for Aircraft Registration; and third, the Lease, to be effected by so filing the Lease with Lease Supplement No. 1 attached thereto.
6.5.2 International Registry Filings. On or promptly after the Delivery Date, Lessee and Owner Trustee will cause the registration of the following to be effected on the International Registry in accordance with the Cape Town Treaty in the following order: first, the Sale of the Airframe and Engines from Manufacturer to Owner Trustee; and second, the International Interests created under the Lease (as supplemented by Lease Supplement No. 1). Lessee and Owner Trustee each shall also, as and to the extent applicable, consent to such registrations upon the issuance of a request for such consent by the International Registry.
Section 7. Indemnification and Expenses.
7.1 General Indemnity.
7.1.1 Claims Indemnified. Subject to Section 7.1.2, if the Closing occurs, Lessee agrees to indemnify and hold harmless each Indemnified Person on an After-Tax Basis against any and all Claims imposed on, incurred by or asserted against such Indemnified Person resulting from or arising out of (a) Lessee’s use, possession and operation of the Aircraft, including the control, delivery, redelivery, location, pooling, maintenance, repair, substitution,

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replacement, registration, re-registration, sublease, storage, modification, alteration, return, transfer or other disposition of the Aircraft, the Airframe, any Engine or any Part (including, without limitation, with respect thereto, any such Claim for any death or injury to passengers or others, any such Claim for any damage to the environment, and any such Claim for patent, trademark or copyright infringement) and (b) any incorrectness of any representations or warranties of Lessee contained in any Operative Document, or any failure by Lessee to perform or observe any covenant, agreement or other obligation to be performed or observed by Lessee under the Lease and the other Operative Documents.
7.1.2 Claims Excluded. Lessee shall have no obligation to indemnify and hold harmless any Indemnified Person under Section 7.1 (or otherwise under the Operative Documents) with respect to Claims described in any one or more of the following subsections:
(a) Any Claim to the extent attributable to acts or events occurring after the earlier of (i) the return of the Aircraft to Lessor pursuant to Section 5 of the Lease and (ii) the expiration or earlier termination of the Lease except to the extent such Claim arises pursuant to the exercise of remedies in accordance with Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing;
(b) Any Claim that is or is attributable to a Tax (including any Tax benefits), whether or not Lessee is required to indemnify therefor under Section 7.2, it being agreed that Section 7.2 sets forth Lessee’s entire liability with respect to Taxes, other than Taxes taken into account in order to make an indemnity payment under this Section 7.1 on an After-Tax Basis;
(c) Any Claim to the extent attributable to the gross negligence or willful misconduct of any Indemnified Person (other than the gross negligence or willful misconduct imputed as a matter of law to any Indemnified Person solely by reason of its interest in the Aircraft);
(d) Any Claim to the extent attributable to the failure by any Indemnified Person to perform or observe any covenant, agreement or other obligation to be performed or observed by it under, or any incorrectness of any representations or warranties of any Indemnified Person contained in, the Lease or any other Operative Document or any agreement relating hereto or thereto to which any such Indemnified Person is a party;
(e) Any Claim that constitutes a Permitted Lien;
(f) Any Claim to the extent attributable to the Transfer (voluntary or involuntary) (i) by any Indemnified Person of any interest in the Aircraft, the Airframe, any Engine, any Part, the Trust Estate, Rent or any interest arising under any Operative Document, or any similar interest or security, in each case other than such a Transfer pursuant to the Return Conditions or Section 8 or 10 of the Lease or pursuant to the exercise of remedies in accordance with Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing, or (ii) of any interest (direct or indirect) in any Indemnified Person;
(g) Any Claim to the extent attributable to a failure on the part of Owner Trustee to distribute in accordance with the Operative Documents any amounts received and distributable by it thereunder;

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(h) Any Claim to the extent relating to any cost, fee, expense or other payment obligation (i) that is payable or borne by (A) Lessee pursuant to any expense, indemnification, compensation or reimbursement provision of any Operative Document other than this Section 7.1 or (B) a Person other than Lessee pursuant to any provision of any Operative Document or (ii) that such Indemnified Person expressly agrees shall not be payable or borne by Lessee;
(i) Any Claim to the extent that it is an ordinary and usual operating or overhead expense;
(j) Any Claim resulting from a violation of ERISA or a “prohibited transaction” under Section 4975 of the Code;
(k) Any Claim that would not have arisen but for the authorization, giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Document, other than such (i) as are requested in writing by Lessee, or (ii) that occur as a result of the exercise of remedies in accordance with Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing;
(l) Any Claim that would not have arisen but for any indebtedness, head lease, swap, hedge, or other financing (other than the Lease) arrangements of any Indemnified Person relating to the Aircraft, the Airframe, any Engine, any Part, Rent or any Operative Document; provided that, in the case of any such Claim against any Back-Leveraging Indemnified Person, such Claim shall only be excluded by this subsection (l) to the extent that the nature of such Claim is different than it would have been had such Back-Leveraging Indemnified Person (i) been Lessor or Owner Participant or an officer, director, servant, agent, successor and permitted assign of Lessor or Owner Participant, as applicable, and (ii) entered into the Operative Documents but not the other documents relating to the applicable Back-Leveraging Transaction;
(m) Any Claim that would not have arisen but for the failure of Trust Company, Owner Trustee or Owner Participant to be a Citizen of the United States; and
(n) Any Claim that is attributable to or relates to any broker’s fee, commission or finder’s fee in connection with any transaction contemplated by the Operative Documents (other than such fees of Lessee’s lease advisor, SkyWorks Capital, LLC).
7.1.3 Indemnified Person. All rights (including, without limitation, the right to receive any indemnity payment under this Section 7.1) of an Indemnified Person and any member of such Indemnified Person’s Related Indemnitee Group shall be exercised solely by an Indemnified Person who is a party to this Agreement or a Back-Leveraging Indemnified Person who is a party to a Lessee Consent and is bound by an agreement, for the benefit of Lessee, described in Section 8.3.2(a)(ii). If any Indemnified Person fails to comply with this Section 7.1, such Indemnified Person shall not be entitled to indemnity under this Section 7.1 with respect to any Claim to the extent (but only to the extent) that Lessee shall have been prejudiced by such failure and that such failure is not the result of or otherwise attributable to the failure of Lessee to comply with any of its duties or obligations under this Section 7.1.

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7.1.4 Insured Claims. If any Claim indemnified by Lessee is covered by a policy of insurance maintained by Lessee pursuant to Section 11 of the Lease, each Indemnified Person agrees to cooperate, at Lessee’s expense, with the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may be required to retain the benefits of such insurance with respect to such Claim.
7.1.5 Claims Procedure. An Indemnified Person shall promptly notify Lessee of any Claim as to which indemnification is sought. Any amount payable by Lessee to any Indemnified Person pursuant to this Section 7.1 shall be paid within 30 days after receipt of a written demand therefor from such Indemnified Person accompanied by a written statement describing in reasonable detail the Claim which is the subject of and basis for such indemnity and the computation of the amount so payable.
Subject to the rights of insurers under policies of insurance maintained by Lessee, Lessee shall have the right to investigate, and the right in its sole discretion to defend or compromise, any Claim for which indemnification is sought under this Section 7.1, and each Indemnified Person shall cooperate with all reasonable requests of Lessee in connection therewith; provided that Lessee shall reimburse such Indemnified Person for all reasonable costs and expenses incurred by it in connection therewith. No Indemnified Person shall enter into a settlement or other compromise with respect to any Claim without the prior written consent of Lessee, unless such Indemnified Person waives its right and the rights of its Related Indemnitee Group to be indemnified with respect to such Claim. Where Lessee or the insurers under a policy of insurance maintained by Lessee undertake the defense of an Indemnified Person with respect to a Claim, no additional legal fees or expenses of such Indemnified Person in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of Lessee or such insurers; provided, however, that, if in the written opinion (a “Conflict Opinion”) of counsel to such Indemnified Person an actual or potential material conflict of interest exists where it is advisable for such Indemnified Person to be represented by separate counsel, the reasonable fees and expenses of such separate counsel shall be borne by Lessee. Subject to the requirements of any policy of insurance maintained by Lessee, an Indemnified Person may participate at its own expense in any judicial proceeding controlled by Lessee pursuant to the preceding provisions; provided that such party’s participation does not, in the opinion of the independent counsel appointed by Lessee or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 7.1. Notwithstanding anything to the contrary contained herein, Lessee shall not under any circumstances be liable for the fees and expenses of more than one counsel for all Indemnified Persons except in the case of a delivery to Lessee of a Conflict Opinion with respect to each Indemnified Person seeking to be represented by separate counsel.
7.1.6 Subrogation. To the extent that a Claim indemnified by Lessee under this Section 7.1 is in fact paid in full by Lessee and/or an insurer under a policy of insurance maintained by Lessee, Lessee and/or such insurer, as the case may be, shall, without any further action, be subrogated to the rights and remedies of the Indemnified Person on whose behalf such Claim was paid (other than rights and remedies of such Indemnified Person under insurance policies maintained at its own expense) with respect to the transaction or event giving rise to such Claim. Such Indemnified Person shall give such further assurances or agreements and shall

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cooperate with Lessee or such insurer, as the case may be, to permit Lessee or such insurer to pursue such rights and remedies, if any, to the extent reasonably requested by Lessee and at Lessee’s expense. Should an Indemnified Person receive any payment from any party other than Lessee or its insurers, in whole or in part, with respect to any Claim paid in full by Lessee or its insurers hereunder, such Indemnified Person shall promptly pay the amount so received (but not an amount in excess of the amount Lessee or any of its insurers has paid in respect of such Claim) over to Lessee.
7.1.7 No Guaranty. Notwithstanding anything to the contrary contained in the Lease or in any other Operative Document, Lessee shall not have any responsibility for, or incur any liabilities as a result of, any residual value guaranty, deficiency guaranty or similar agreement in connection with the Aircraft, the Airframe, any Engine or any Part. In addition, nothing set forth in this Section 7.1 shall constitute a guarantee by Lessee that the Aircraft shall have any particular value, useful life or residual value.
7.2 General Tax Indemnity
7.2.1 Taxes Indemnified. Subject to Section 7.2.2, if the Closing occurs, Lessee agrees to indemnify and hold harmless each Tax Indemnitee on an After-Tax Basis against any and all Taxes imposed on any Tax Indemnitee, Lessee, the Aircraft, the Airframe, any Engine or any Part upon or with respect to (a) the Aircraft, the Airframe, any Engine or any Part, (b) the lease, possession, operation, use, non-use, control, purchase, sale, delivery, redelivery, location, pooling, maintenance, repair, substitution, replacement, registration, re-registration, purchase, sale, sublease, storage, modification, alteration, return, transfer or other disposition of the Aircraft, the Airframe, any Engine or any Part, (c) any Basic Rent or Supplemental Rent payable by or on behalf of Lessee, (d) any incorrectness of any representations or warranties of Lessee contained in any Operative Document, or any failure of Lessee to perform or observe any covenant, agreement or other obligation to be performed or observed by Lessee, under the Lease or any Operative Document or (e) the exercise of remedies in accordance with Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing.
7.2.2 Taxes Excluded from Indemnity. Lessee shall have no obligation to indemnify and hold harmless any Tax Indemnitee under Section 7.2 (or otherwise under the Operative Documents) with respect to Taxes described in any one or more of the following subsections; provided that subsections (a) and (e) below shall not apply in determining the additional amount necessary to make any payment on an After-Tax Basis:
(a) Taxes imposed by any government or taxing authority on, based on, measured by or with respect to capital, net worth, retained earnings, gross or net income or gross or net receipts or proceeds or that are doing business, franchise, minimum or withholding Taxes; provided that this subsection (a) shall not apply to (i) any such Taxes imposed by any government or taxing authority located outside the United States to the extent such Taxes would have been imposed had the sole connection between the Tax Indemnitee and such government or taxing authority been (A) the location, use, operation or presence of the Aircraft, the Airframe, any Engine or any Part in such jurisdiction, (B) the presence or activity of Lessee or any Permitted Sublessee or any Affiliate of either in such jurisdiction or (C) Lessee’s (or another Person on its behalf) making a payment from or through such jurisdiction or (ii) any sales, use, goods and services, license, value added or property Taxes, or Taxes of a similar nature, imposed by any government or taxing authority;

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(b) Taxes that would not have been imposed but for (i) any Lessor’s Lien, (ii) the gross negligence or willful misconduct of any Tax Indemnitee (other than gross negligence or willful misconduct imputed as a matter of law to such Tax Indemnitee solely by reason of its interest in the Aircraft), (iii) the breach or inaccuracy of any representation, warranty or covenant of any Tax Indemnitee contained in any Operative Document (unless attributable to the breach by Lessee of any representation, warranty or covenant of Lessee contained in any Operative Document), or (iv) a failure of any Tax Indemnitee to comply with any certification, information, documentation, reporting or other similar requirement, if such compliance is necessary or appropriate to claim any relief from such Taxes for which such Tax Indemnitee was eligible, unless such failure is due to the failure of Lessee to comply with its obligations under Section 7.2.5 below;
(c) Taxes imposed on or with respect to a Transfer (voluntary or involuntary) (i) by a Tax Indemnitee of any interest in the Aircraft, the Airframe, any Engine, any Part, the Trust Estate, Rent or any interest arising under any Operative Document or (ii) of any interest (direct or indirect) in a Tax Indemnitee, in each case other than a Transfer pursuant to the Return Conditions or Section 8 or 10 of the Lease or pursuant to the exercise of remedies in accordance with Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing;
(d) Taxes to the extent imposed with respect to any period commencing after the earlier of (i) the return of the Aircraft to Lessor pursuant to Section 5 of the Lease and (ii) the expiration or earlier termination of the Lease; provided that there shall not be excluded by this subsection (d) any Taxes to the extent (x) attributable to events occurring or matters arising prior to or simultaneously with the earlier of such times, (y) imposed with respect to any payment by Lessee under the Operative Documents after such date or (z) arising pursuant to the exercise of remedies in accordance with Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing;
(e) Taxes imposed by any government or taxing authority to the extent such Taxes would not have been imposed but for a connection between any Tax Indemnitee or any Affiliate thereof and such government or taxing authority unrelated to the transactions contemplated by the Operative Documents;
(f) Taxes to the extent such Taxes would not have been imposed but for an amendment or waiver with respect to any Operative Document, unless such amendment or waiver is (i) requested in writing by Lessee or (ii) made as a result of the exercise of remedies in accordance with Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing;
(g) value added Taxes imposed in lieu of a net income Tax by the United States or any state or local government or taxing authority thereof or therein;

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(h) Taxes resulting from a violation of ERISA or a “prohibited transaction” under Section 4975 of the Code;
(i) Taxes on, based on, measured by or with respect to any consideration payable for services rendered by Trust Company as owner trustee;
(j) Taxes that would not have been imposed but for any indebtedness, head lease, swap, hedge or other financing (other than the Lease) arrangements of any Tax Indemnitee relating to the Aircraft, the Airframe, any Engine, any Part, Rent or any Operative Document; provided that, for the avoidance of doubt, Taxes imposed on a Back-Leveraging Indemnified Person, if any, that has been added as a Tax Indemnitee in a Lessee Consent shall not be treated as described in this clause (j) to the extent that such Taxes would have been imposed on another Tax Indemnitee and would have been subject to indemnification by Lessee under this Section 7 had there been no such indebtedness, head lease, swap, hedge or other financing (other than the Lease) arrangements;
(k) Taxes in excess of the Taxes that would have been imposed and indemnified against by Lessee hereunder had there not been a Transfer (voluntary or involuntary) (i) by a Tax Indemnitee of any interest in the Aircraft, the Airframe, any Engine, any Part, the Trust Estate, Rent or any interest arising under any Operative Document or (ii) of any interest (direct or indirect) in a Tax Indemnitee, in each case other than a Transfer pursuant to the Return Conditions or Section 8 or 10 of the Lease or pursuant to the exercise of remedies in accordance with Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing;
(l) withholding Taxes imposed by the U.S. federal government that would not have been imposed but for a Tax Indemnitee or any Person holding a direct or indirect interest in the Tax Indemnitee being other than a “United States person” within the meaning of Section 7701(a)(30) of the Code; or
(m) Taxes payable by Owner Participant under Section 6.4.11 of this Agreement.
7.2.3 Payment. Lessee shall pay any Tax for which it is liable pursuant to this Section 7.2 directly to the appropriate taxing authority, if allowable, or, if not so allowable, directly to the relevant Tax Indemnitee. Any amount payable directly to any Tax Indemnitee pursuant to this Section 7.2 shall be paid to such Tax Indemnitee on or prior to the later of (a) 30 days after receipt by Lessee of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the Taxes that are the subject of such indemnity and the computation of the amount so payable, (b) one Business Day prior to the due date for the payment of such Taxes (including all extensions) or (c) in the case of amounts that are being contested in accordance with Section 7.2.4, the time such contest (including all appeals, if any) is finally resolved; provided that Lessee shall pay any amounts due pursuant to Section 7.2.4 at the time or times required by such Section. If requested by a Tax Indemnitee in writing, Lessee shall furnish to such Tax Indemnitee the original or a certified copy of a receipt (if any is reasonably available to Lessee) for Lessee’s payment of any Tax directly to a taxing authority pursuant to this Section 7.2 or such other evidence of such payment

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by Lessee as is reasonably acceptable to such Tax Indemnitee and reasonably available to Lessee. If, for any reason, Lessee makes any payment with respect to any Taxes of any Tax Indemnitee that are not the responsibility of Lessee with respect to such Tax Indemnitee under this Section 7, such Tax Indemnitee shall pay to Lessee, within 30 days of Lessee’s demand therefor, an amount equal to the amount paid by Lessee with respect to such Taxes.
7.2.4 Contests; Refunds.
If a written claim is made against any Tax Indemnitee for any Tax for which Lessee may be obligated pursuant to this Section 7.2, such Tax Indemnitee shall promptly notify Lessee in writing of such claim. If requested by Lessee in writing, Lessee shall, subject to the conditions set forth in the next paragraph, be entitled at its sole expense to contest such Tax in the name of the relevant Tax Indemnitee or of Lessee through appropriate administrative and judicial proceedings (including pursuing all judicial appeals); provided that (a) no Event of Default under Section 14(a), (b), (f), (g), (h) or (i) of the Lease shall have occurred and be continuing, (b) if such contest shall be conducted in a manner requiring the payment of the Tax, Lessee shall advance to or for the benefit of such Tax Indemnitee (on an interest-free basis) the amount of such payment and shall agree to indemnify such Tax Indemnitee against any adverse tax consequences to such Tax Indemnitee resulting from such interest-free loan and (c) the action to be taken will not result in any material danger of forfeiture, sale or loss of the Aircraft, the Airframe or any Engine (unless Lessee shall have provided to Owner Trustee a bond or other sufficient protection against such risk reasonably acceptable to Owner Trustee) or any material risk of the imposition of criminal penalties. In any contest under this Section 7.2.4 conducted by Lessee, Lessee shall determine the forum and manner in which such contest shall be conducted and, upon the written request of the relevant Tax Indemnitee, shall advise such Tax Indemnitee of the status of such contest, and each Tax Indemnitee shall take reasonable steps to cooperate with Lessee, at Lessee’s request and expense, in connection with such contest.
Lessee shall not be permitted to conduct such a contest in its name or in the name of the relevant Tax Indemnitee (and instead a Tax Indemnitee, at Lessee’s request, shall contest in its own name as provided in the next paragraph) if (x) an Event of Default under Section 14(a), (b), (f), (g), (h) or (i) of the Lease shall have occurred and be continuing or (y) such contest involves issues for which Lessee is not obligated under this Section 7.2 that can not be severed by reasonable efforts of the Tax Indemnitee from all issues for which Lessee might be so obligated.
If requested by Lessee in writing, and if Lessee is not itself contesting a claim under this Section 7.2.4, the relevant Tax Indemnitee shall contest, diligently and in good faith, in the name of such Tax Indemnitee the validity, applicability and amount of the relevant Tax by (I) resisting payment thereof, (II) not paying the same except under protest, if protest be necessary or proper, or (III) if payment be made, using reasonable efforts to promptly obtain a refund thereof in appropriate administrative and judicial proceedings; provided that (1) Lessee shall have agreed to pay such Tax Indemnitee on demand all reasonable out-of-pocket costs and expenses which such Tax Indemnitee may incur in connection with contesting such claim, including, without limitation, all reasonable legal, accountants’ and investigatory fees and disbursements, (2) if such contest shall be conducted in a manner requiring the payment of the Tax, Lessee shall advance to such Tax Indemnitee (on an interest-free basis) the amount of such payment and shall agree to indemnify such Tax Indemnitee against any adverse tax consequences to such Tax Indemnitee

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resulting from such interest-free loan, (3) the action to be taken will not result in any material danger of forfeiture, sale or loss of the Aircraft, the Airframe or any Engine or Part (unless Lessee shall have provided to Owner Trustee a bond or other sufficient protection against such risk reasonably acceptable to Owner Trustee) and (4) if an Event of Default shall have occurred and be continuing, Lessee shall have provided security for its related tax indemnity obligation reasonably acceptable to such Tax Indemnitee. In any contest under this Section 7.2.4 conducted by a Tax Indemnitee, such Tax Indemnitee shall determine the forum for such contest and the manner in which it shall be conducted; provided that such Tax Indemnitee shall consult in good faith with Lessee and its counsel, and provide to Lessee and its counsel any communications to or from the relevant taxing authority or administrative or judicial body, with respect to the issues for which Lessee may be obligated under this Section 7.2.
If a refund (whether in cash or in any other form) shall be obtained by or for any Tax Indemnitee of all or part of any Tax paid by Lessee or for which Lessee shall have made an advance to, or reimbursed, such Tax Indemnitee, such Tax Indemnitee shall promptly pay Lessee an amount equal to the amount of such refund (which shall reduce the amount of any interest-free loan previously made by Lessee under this Section 7.2.4), together with any interest received on such refund attributable to such Tax that is properly attributable to the period subsequent to such payment or reimbursement by Lessee, reduced by any Taxes payable by such Tax Indemnitee as a result of the receipt or accrual of such refund and interest, and increased by any Tax benefit realized by such Tax Indemnitee as a result of any payment by such Tax Indemnitee pursuant to this sentence; provided that the subsequent loss of a refund for which payment has been made to Lessee under this paragraph shall be treated as an indemnifiable Tax hereunder without regard to the exclusions set forth in Section 7.2.2.
If, without the consent of Lessee, a Tax Indemnitee elects not to, or fails to, contest or cooperate in the contest of any Tax as required in accordance with this Section 7.2.4, or elects to settle, compromise or otherwise terminate any such contest, such election or failure shall constitute a waiver by each Tax Indemnitee of any right to any amount that might otherwise be payable by Lessee pursuant to this Section 7.2 with respect to such Tax (and any other Tax for which a successful contest is materially adversely affected because of such election or failure), other than any expenses of the contest, and, if Lessee has theretofore provided such Tax Indemnitee with an interest-free loan to pay such amount, such Tax Indemnitee shall promptly repay an amount which, after subtraction of any further net savings of Taxes actually realized by such Tax Indemnitee as a result of such repayment, shall be equal to the amount of such interest-free loan, together with interest on the amount of such loan from the date such loan was made to the date of repayment pursuant to this sentence at the rate that would have been paid by the relevant taxing authority had such contest resulted in a refund.
7.2.5 Reports and Returns; Information; Forms. If any report or return is required to be filed with respect to a Tax subject to indemnification by Lessee under this Section 7.2, Lessee shall timely file such report or return in its own name if it is permitted by applicable law to do so (unless Lessee has been notified by the relevant Tax Indemnitee that such Tax Indemnitee intends to file such report or return), showing ownership of the Aircraft in Owner Trustee. If requested by the relevant Tax Indemnitee, Lessee shall send a copy of such report or return to such Tax Indemnitee. If Lessee is not permitted by applicable Law to file any such report or return in its own name, or has insufficient information to do so, Lessee shall, upon

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[Participation Agreement ([Year] MSN [MSN])]
obtaining actual knowledge of such requirement, promptly notify the relevant Tax Indemnitee of such requirement and, to the extent it is able to do so, prepare and deliver to such Tax Indemnitee a proposed form of such report or return. Lessee shall furnish to each Tax Indemnitee, and each Tax Indemnitee shall furnish to Lessee, upon the written request of such Tax Indemnitee or Lessee, as the case may be, such data in its possession or otherwise reasonably available to it as may be reasonably requested to enable Lessee or such Tax Indemnitee, as the case may be, as is reasonably necessary to file any such returns or reports and to otherwise comply with the requirements of any taxing authority with respect to the transactions contemplated by the Lease.
Each Tax Indemnitee agrees to furnish from time to time to or as directed by Lessee, upon Lessee’s written request and at Lessee’s expense, such duly executed and properly completed forms, statements or certificates as may be necessary or appropriate in order to claim any available reduction of any Tax for which Lessee may be obligated under this Section 7.2 or to comply with the requirements of any taxing authority with respect to the transactions contemplated by the Lease; provided that Lessee shall have furnished such Tax Indemnitee with any information necessary to complete such form, statement or certificate that is not otherwise reasonably available to such Tax Indemnitee. If any form, statement or certificate provided by Owner Participant or another Tax Indemnitee to Lessee pursuant to any Operative Document becomes obsolete or incorrect, such Person shall promptly notify Lessee.
7.3 Survival; Other.
7.3.1 Survival. The indemnities and other obligations of Lessee (subject to Sections 7.1.2(a) and 7.2.2(d)), and the obligations of each Indemnified Person and Tax Indemnitee, under Sections 7.1, 7.2 and 7.3 shall survive the expiration or other termination of the Operative Documents.
7.3.2 Tax Savings. If, by reason of any Claims or Taxes paid or indemnified against by Lessee pursuant to Section 7.1 or 7.2, any Indemnified Person or Tax Indemnitee at any time realizes a net reduction in any Taxes not indemnified against by Lessee and not taken into account previously in computing the amount of any indemnity payable by Lessee under Section 7.1 or 7.2, such Indemnified Person or Tax Indemnitee shall promptly pay to Lessee an amount that, after subtraction of any further Tax savings such Indemnified Person or Tax Indemnitee realizes as a result of the payment thereof, is equal to the amount of such net Tax reduction; provided that any subsequent loss of a Tax benefit for which a payment has been made to Lessee under this Section 7.3.2 (or which was taken into account previously in computing an amount payable by Lessee under Section 7.2) shall be treated as an indemnifiable Tax hereunder without regard to the exclusions set forth in Section 7.2.2. Each Indemnified Person and each Tax Indemnitee shall in good faith use diligence in filing tax returns and in dealing with taxing authorities to seek and claim any Tax benefit that would result in such a reduction in Taxes and to minimize the Taxes indemnifiable by Lessee hereunder.
7.3.3 Non-Parties. If an Indemnified Person or Tax Indemnitee is not a party to this Agreement, Lessee may require such Indemnified Person or Tax Indemnitee to agree in writing, in a form reasonably acceptable to Lessee, to the terms of Section 7.1 or 7.2, as the case may be, and this Section 7.3, prior to making any payments to such Indemnified Person or Tax Indemnitee under Section 7.1 or 7.2, as the case may be.

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[Participation Agreement ([Year] MSN [MSN])]
7.3.4 Application of Payments During Event of Default. If, at the time an amount would otherwise be payable to Lessee under Section 7.1, 7.2 or 7.3.2, an Event of Default shall have occurred and be continuing, such amount shall be held by the relevant Indemnified Person or Tax Indemnitee as security for the obligations of Lessee under the Operative Documents. At such time as no Event of Default is continuing, such amount shall be paid to Lessee.
7.3.5 Verification. At the request of Lessee, any computation by an Indemnified Person or a Tax Indemnitee of any amount payable by or to Lessee pursuant to Section 7.1, 7.2 or 7.3.2 shall be verified and certified by a nationally recognized firm of independent accountants selected by the Indemnified Person or Tax Indemnitee, as the case may be, and reasonably acceptable to Lessee. In the event such accounting firm shall determine that the computation of any such amount is incorrect, it shall determine what it believes to be the correct amount, and, absent prima facie error, such determination shall be binding upon the parties. Such Indemnified Person or Tax Indemnitee, as the case may be, shall cooperate with such accounting firm and provide it with such information as is reasonably necessary for such verification and certification; provided that such accounting firm shall have entered into a confidentiality agreement reasonably satisfactory to such Indemnified Person or Tax Indemnitee. If Lessee or such Indemnified Person or Tax Indemnitee, as the case may be, has paid any amount under Section 7.1, 7.2 or 7.3.2 prior to such accounting firm’s completion of its review, appropriate adjustments will be made promptly after such completion to take into account the determination by such firm. The costs of any such verification and certification shall be borne by Lessee unless such accounting firm determines that any amount payable (a) by Lessee to such Indemnified Person or Tax Indemnitee, as the case may be, is less than 95% of the amount determined by such Indemnifed Person or Tax Indemnitee to be so payable or (b) by such Indemnified Person or Tax Indemnitee, as the case may be, to Lessee is greater than the amount determined by such Indemnified Person or Tax Indemnitee to be so payable by at least 5%, in either of which cases the cost of such verification and certification shall be paid by such Indemnified Person or Tax Indemnitee. Notwithstanding anything to the contrary in the foregoing or elsewhere in the Operative Documents, neither Lessee, nor any other Person (other than the independent accountants referred to above), shall have any right to inspect an Indemnified Person’s or a Tax Indemnitee’s Tax returns, books or records.
7.3.6 Withholding Agent. Owner Trustee hereby agrees to act as the U.S. federal withholding Tax agent in respect of Rent and all other amounts payable to it, or distributable by it for or on account of Owner Participant under the Operative Documents, and to be responsible for preparing and filing IRS Forms 1042 and 1042-S (or any similar or successor forms), as well as any other governmental filings and information requirements in connection therewith, and making deposits of U.S. federal withholding Taxes (if any), in accordance with U.S. federal Tax Laws.
7.4 Expenses. Except as otherwise provided in this Section 7.4, each of Lessee and Owner Participant will be responsible for its own costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of the Operative Documents. Lessee agrees promptly to pay (a) all the reasonable out-of-pocket costs and expenses incurred by Trust Company in connection with the negotiation, preparation, execution and delivery of the Operative Documents (including, without limitation, the reasonable fees, expenses and

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disbursements of [Ray, Quinney & Nebeker P.C.,] special counsel for Trust Company); and (b) the reasonable fees, expenses and disbursements of Aviation Counsel in connection with the negotiation, preparation, execution and delivery of the Operative Documents. Lessee also agrees to pay all costs and expenses imposed by the FAA, the International Registry and the State of Delaware in connection with the registrations and filings described in Section 5.1.7. Lessee agrees to pay the initial and on-going fees of Trust Company in connection with the transactions contemplated hereby during the Term of the Lease.
Section 8. Assignment or Transfer of Interests.
8.1 Owner Trustee. Except as expressly provided in the Operative Documents, Owner Trustee shall not, directly or indirectly, Transfer any of its right, title or interest in and to the Aircraft, any of the Operative Documents, the Trust Estate or any proceeds therefrom without the prior written consent of Lessee; provided that such consent shall not be required for a Transfer pursuant to the exercise of remedies by Owner Trustee under and in accordance with Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing, [****]:
(i) [****]
(ii) [****]
(iii) there shall be a [****]
(iv) the [****] shall not violate the Transportation Code, the Securities Act or any other Law (including, without limitation, ERISA, any laws or regulations imposing U.S. economic sanctions measures or any orders or licenses issued thereunder), or create a relationship that would be in violation thereof, and [****] shall not result in a “prohibited transaction” under Section 4975 of the Code;
(v) Owner Trustee shall cause any and all documents Lessee may request for the [****]
(vi) [****]
(vii) [****]
(viii) Lessee shall have received from each of [****]
(ix) as a precondition to any such [****], Owner Participant shall pay all reasonable expenses of Lessee, Trust Company, Owner Trustee and Owner Participant Guarantor, if any (including reasonable legal fees and expenses), in connection with the [****];
(x) with respect to any fees of Trust Company [****], Lessee shall not be obligated to pay any amount [****]

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[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

[Participation Agreement ([Year] MSN [MSN])]
(xi) none of Lessee’s obligations, responsibilities, liabilities, costs and risks in the use and operation of the Aircraft or under, relating to or in respect of the Operative Documents or otherwise, including, without limitation, under or in respect of any of Lessee’s payment or indemnity obligations, shall be increased or altered, and none of Lessee’s rights and benefits under any Operative Document shall be diminished, as a result of or in connection any [****]; and
(xii) in no event shall there be permitted hereunder more than [****]
8.2 Owner Participant.
(a) Owner Participant Transfer Requirements. Owner Participant shall not directly or indirectly Transfer any of its right, title or interest in and to all or any part of this Agreement, any of the other Operative Documents or the Trust Estate, except that Owner Participant may Transfer all (but not less than all) of its right, title and interest therein to a single bank, lending institution, leasing company, other financial institution, corporation, limited partnership, statutory trust, limited liability company or special purpose entity if, as preconditions to such Transfer:
(i) (A) the Person to whom such Transfer is made (the “Transferee”) either is a Citizen of the United States or qualifies as a Citizen of the United States through a voting trust agreement, voting powers agreement or similar arrangement (including, without limitation, provisions delegating certain control rights to the Owner Trustee) by the Transferee or any Affiliate thereof, but in each case without reliance on any rule that would restrict in any way the use and operation of the Aircraft, and has the requisitepower, authority and legal right to enter into and carry out the transactions contemplated by the Operative Documents; (B) unless Lessee consents, the Transferee is not an airline or other commercial operator of aircraft, freight forwarder, or any other company directly or indirectly engaged in the business of passenger, cargo, freight or parcel transportation or any Affiliate of any thereof; (C)(1) the Transfer does not violate the Transportation Code, the Securities Act or any other Law (including, without limitation, ERISA, any laws or regulations imposing U.S. economic sanctions measures or any orders or licenses issued thereunder), or create a relationship that would be in violation thereof, (2) the Transfer does not result in a “prohibited transaction” under Section 4975 of the Code, (3) the Transfer does not adversely affect the registration of the Aircraft in the name of Owner Trustee with the FAA (or the aeronautical authority of the country of registry of the Aircraft if the Aircraft is not registered under the laws of the United States), (4) the Transfer will not subject Lessee to any additional regulation under, or require Lessee to give any notice to, register with, make any filings with or take any other action in respect of, any governmental authority or agency of any jurisdiction, (5) the Transfer does not require registration under the Securities Act or any foreign securities laws, require qualification of an indenture under the Trust Indenture Act, or require Lessee to sign any registration statement, (6) unless Lessee consents, the Transfer does not involve a Rule 144A, Regulation S or other capital markets or equity syndication transaction not described in the immediately preceding clause (5), and (7) the Transfer does not result in, or involve, incurrence by Lessee of any indebtedness for

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accounting purposes (it being understood that, if any change in the lease accounting standards applicable to Lessee requires that Lessee, independently of the Transfer, capitalize its leases, including the Lease, in Lessee’s books, such capitalization of the Lease is not intended to constitute, and shall not be construed as, incurrence by Lessee of any indebtedness for accounting purposes within the meaning of this clause (7)); (D) Owner Participant and the Transferee shall have entered into an agreement in the form attached hereto as Exhibit E (the “Assumption Agreement”) or in such other form as shall be acceptable to Lessee; (E) Owner Participant shall have delivered to Owner Trustee and Lessee an opinion or opinions of counsel (which shall either be the in-house counsel of the Transferee or other counsel reasonably satisfactory to Lessee) to the effect that the Assumption Agreement has been duly authorized, executed and delivered by the Transferee and is enforceable against the Transferee in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity and to the effect that (subject to customary exceptions, qualifications and exclusions) such Transfer complies with clause (A) (except as to citizenship) and clause (C) (with respect to the Transportation Code and the Securities Act and no violation of Law) above (provided that, in determining observance with all factual matters contained in this Section, such counsel may rely on representations of the Transferee); and (F) the Transferee shall have provided to each of Lessee and Owner Trustee a duly completed and executed original IRS Form W-9 (and/or other applicable IRS Form(s)) establishing a complete exemption from U.S. federal withholding taxes with respect to all payments of Rent or other amounts to or for the benefit of Owner Trustee or Owner Participant under the Operative Documents; and
(ii) except with the consent of Lessee, either (A) the Transferee at the time of such Transfer either (I) has a combined capital and surplus of at least $40,000,000 immediately prior to the time of Transfer, or a tangible net worth of at least $40,000,000 immediately prior to the time of Transfer, exclusive of goodwill, all of the foregoing determined in accordance with generally accepted accounting principles, or (II) has assets of at least $1,000,000,000 or more and is engaged in the making, purchasing, holding or investing in loans, leases or similar extensions of credit in the ordinary course of its business, or (III) has debt obligations rated at least “A” by S&P or the equivalent or better rating by Moody’s and the Transferee’s payment obligations owed to Lessee shall rank at least pari passu with such rated debt obligations, or (IV) is otherwise approved in writing by Lessee, such approval not to be unreasonably withheld or delayed (any Transferee meeting any of the requirements of (I), (II), (III) or (IV) above being hereinafter referred to as a “Qualifying Institution”), or (B) if the Transferee is not itself a Qualifying Institution, a parent corporation of the Transferee which qualifies as a Qualifying Institution shall have executed and delivered to Owner Trustee and Lessee an absolute and unconditional guaranty, substantially in the form of Exhibit G or otherwise in form and substance reasonably satisfactory to Lessee ([the guaranty by [Name of initial Owner Participant Guarantor] or any other1] [any] such guaranty, an “Owner
1    Insert if applicable.

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[Participation Agreement ([Year] MSN [MSN])]
Participant Guarantee”) and [Name of initial Owner Participant Guarantor or] such parent the “Owner Participant Guarantor”), with respect to the obligations undertaken by the Transferee under the Assumption Agreement referred to above, together with an opinion of counsel (which may be the in-house counsel of the Qualifying Institution providing such guaranty or other counsel reasonably satisfactory to Lessee) to the effect that such guaranty is enforceable against the guarantor in accordance with its terms. The Transferee shall, at the time of Transfer, deliver to Owner Trustee and Lessee a certificate of a duly authorized officer of the Transferee or its guarantor evidencing satisfaction of the requirements of (I), (II) or (III), as applicable, set forth in this clause (ii).
It shall be a further condition to any such Transfer, and the parties hereby agree, that: (x) as determined at the time of such Transfer, none of Lessee’s obligations, responsibilities, liabilities, costs and risks in the use and operation of the Aircraft or under, relating to or in respect of the Operative Documents or otherwise, including, without limitation, under or in respect of any of Lessee’s payment or indemnity obligations, shall be increased or altered, and none of Lessee’s rights and benefits under any Operative Document shall be diminished, as a result of or in connection with such Transfer or any aspect thereof or any other transaction relating thereto (it being acknowledged that an increase in the number of Indemnified Persons or Tax Indemnitees shall not, of itself, constitute an increase in Lessee’s obligations under the Operative Documents); and (y) Lessee shall have no obligation, responsibility or liability of any kind under, relating to or in respect of such Transfer or any aspect thereof or any other transaction relating thereto, except acknowledging acceptance of the Assumption Agreement.
The transferor Owner Participant will pay or cause the Transferee to pay any fees, costs, charges and expenses incurred by Owner Trustee, Trust Company, Lessee or any other party in connection with any such Transfer (including, without limitation the reasonable out-of-pocket expenses of Lessee and its legal fees and expenses) whether or not such Transfer is consummated, and in no case will Lessee be responsible for (and Owner Participant will hold Lessee harmless from) any such fees, charges or expenses or for any fees, charges or expenses incurred by any party to a Back-Leveraging Transaction in connection with such Transfer.
(b) Effect of Transfer. Upon any such Transfer by Owner Participant to a Transferee permitted by this Section 8.2, the Transferee shall be deemed the “Owner Participant” for all purposes hereof (unless the context is inappropriate) and each reference herein or in any other Operative Document to “Owner Participant” shall thereafter be deemed a reference to the Transferee as Owner Participant (unless the context is inappropriate). Upon any such Transfer by Owner Participant to a Transferee permitted by this Section 8.2, the transferor Owner Participant shall be relieved of all of its duties, liabilities and obligations hereunder and under the Trust Agreement that have been expressly assumed by such Transferee; provided that in no event will any such Transfer release the transferor Owner Participant from any duty, liability or obligation (i) arising or relating to any event occurring prior to the effective time of such Transfer, (ii) on account of any breach by the transferor Owner Participant of any of its representations, warranties, covenants or obligations contained herein or in any other Operative Document or any Assumption Agreement, or for any fraudulent or willful misconduct engaged in by the transferor Owner Participant, (iii) that relates to any indemnity claimed by the transferor Owner Participant or (iv) relating to or arising out of any Lessor’s Lien attributable to the

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transferor Owner Participant. If Owner Participant proposes to Transfer its interests pursuant to this Section 8.2, it shall give at least 10 days prior written notice thereof to Owner Trustee and Lessee, specifying the name and address of the Transferee and the facts necessary to determine whether the conditions of this Section 8.2 have been or will be satisfied.
8.3 Back-Leverage.
8.3.1 Back Leveraging Transaction Requirements. Owner Trustee shall be permitted (in connection with any financing involving the Aircraft, including, without limitation, any multi-tiered debt financing) to grant a security interest (such grant, a “Back-Leveraging Transaction”) in its interest in the Aircraft and the Operative Documents to a third party (such party, the “Back-Leveraging Party”, and any other Person that is to benefit from such security interest in favor of the Back-Leveraging Party, a “Back-Leveraging Lender”), provided that the following requirements are satisfied:
(a) Owner Trustee shall give Lessee at least [****] prior written notice of such Back-Leveraging Transaction which notice shall identify the Back-Leveraging Party and each Designated Back-Leveraging Lender.
(b) Lessee shall be satisfied (in its reasonable opinion) that, and either the Lessee Consent or the security agreement and other transaction documents entered into in connection with such Back-Leveraging Transaction (the “Back-Leveraging Documents”) will include representations, warranties and covenants from each of Owner Participant and Owner Trustee, and, in the case of clauses (i) through (iii) below, the Back-Leveraging Party and each Back-Leveraging Lender, for the benefit of Lessee to the effect that, notwithstanding anything to the contrary set forth herein or in any other Operative Document:
(i) (x) [****] none of Lessee’s obligations, responsibilities, liabilities, costs and risks in the use and operation of the Aircraft or under, relating to or in respect of the Operative Documents or otherwise, including, without limitation, under or in respect of any of Lessee’s payment or indemnity obligations, shall be increased or altered, and none of Lessee’s rights and benefits under any Operative Document shall be diminished, as a result of or in connection with such Back-Leveraging Transaction or any aspect thereof or any other transaction relating thereto (except to the extent expressly set forth in Section 8.3.2), and (y) Lessee shall have no obligation, responsibility or liability of any kind under, relating to or in respect of the Back-Leveraging Transaction or any aspect thereof or any other transaction relating thereto (except to the extent expressly set forth in Section 8.3.2);
(ii) Lessee will not be required to remove any Liens on the Aircraft, the Airframe, any Engine, any Part, the Trust Estate or the Operative Documents relating to or that would not have arisen but for such Back-Leveraging Transaction;
(iii) (A) the rights and remedies of any Person under the Back-Leveraging Documents are subject in all respects to the Lease and the rights of Lessee under the Operative Documents, including, without limitation, that Lessee shall be entitled to exercise all of its rights under the Lease notwithstanding any provision to the

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[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

contrary in any Back-Leveraging Document, (B) neither the Back-Leveraging Party nor any Back-Leveraging Lender shall have any recourse to Lessee for any breach of any obligation of Owner Trustee, Trust Company, Owner Participant or any other Person in connection with any Back-Leveraging Document, (C) any amounts held by the Back-Leveraging Party or any Back-Leveraging Lender for which application is provided in the Lease shall be applied solely as provided in the Lease notwithstanding any provision to the contrary contained in any Back-Leveraging Document, (D) in the event of any transfer of title to Lessee (or any Permitted Sublessee) of the Aircraft, the Airframe, any Engine or any Part pursuant to the terms of the Lease, such title shall vest in Lessee (or such Permitted Sublessee) free and clear of the security interest of any Back-Leveraging Documents, (E) the security interest in connection with such Back-Leveraging Transaction shall not attach to any Part removed from the Aircraft except to the extent that Lessor has rights in such Part pursuant to the Lease, and (F) each of the Back-Leveraging Party and any Back-Leveraging Lender agrees, for the benefit of the lessor, conditional vendor or secured party of any airframe or any engine leased, purchased or owned by Lessee (or any Permitted Sublessee) subject to a lease, conditional sale or other security agreement, that it will not acquire or claim, as against such lessor, conditional vendor or secured party, any right, title or interest in any engine or engines as the result of such engine or engines being installed on the Airframe at any time while such engine or engines are subject to such lease, conditional sale or other security agreement; and
(iv) such Back-Leveraging Transaction and the Back-Leveraging Documents (A) will not violate any provisions of the Transportation Code, the Securities Act, the Trust Indenture Act or any other applicable Law (including, without limitation, ERISA) in any jurisdiction, or create a relationship that would be in violation thereof, (B) will not subject Lessee to any additional regulation under, or require Lessee to give notice to, register with, make any filings with or take any other action in respect of, any governmental authority or agency of any jurisdiction, (C) will not require Lessee to be an “issuer”, “co-issuer” or registrant of securities, whether or not such securities are registered under the Securities Act or any other applicable law in any jurisdiction, (D) will not require any registration under the Securities Act or any foreign securities laws, require qualification of an indenture under the Trust Indenture Act, or require Lessee to sign any registration statement, (E) [****] will not involve a Rule 144A, Regulation S or other capital markets transaction not described in the immediately preceding clause (D), (F) will not result in a prohibited transaction under Section 4975 of the Code, and (G) will not result in, or involve, incurrence by Lessee of any indebtedness for accounting purposes (it being understood that, if any change in the lease accounting standards applicable to Lessee requires that Lessee, independently of the Back-Leveraging Transaction and the Back-Leveraging Documents, capitalize its leases, including the Lease, in Lessee’s books, such capitalization of the Lease is not intended to constitute, and shall not be construed as, incurrence by Lessee of any indebtedness for accounting purposes within the meaning of this clause (G)).
(c) The Back-Leveraging Documents shall include a covenant of quiet enjoyment from the Back-Leveraging Party and each Back-Leveraging Lender for the benefit of Lessee substantially similar to Section 6.4.3.

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[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

(d) The registration on the International Registry of the “sale” of the Aircraft to Lessor and the International Interests created under the Lease shall rank prior to any other registration relating to any Back-Leveraging Transaction, and Lessor or Owner Participant, as applicable, and the Back-Leveraging Party and each Back-Leveraging Lender shall take all such actions reasonably requested by Lessee to establish and preserve such priority.
(e) Lessee shall not be required to provide information (financial or otherwise) for, obtain accountants’ consents or otherwise participate in such Back-Leveraging Transaction (except as expressly provided in Section 8.3.2).
(f) There shall be no more than one Back-Leveraging Transaction at any time.
(g) Owner Participant shall pay all reasonable costs and expenses of the other parties hereto in connection with such Back-Leveraging Transaction, including, without limitation, reasonable counsel fees and disbursements, whether or not such Back-Leveraging Transaction is consummated.
For the avoidance of doubt, Lessee shall be satisfied (in its reasonable opinion) that the agreements of the Back-Leveraging Party and any Back-Leveraging Lender described in this Section 8.3.1 shall be binding upon each such Person’s successors and assigns.
8.3.2 Lessee Participation. In connection with any such Back-Leveraging Transaction that meets the foregoing requirements of Section 8.3.1:
(a) at Owner Trustee’s request, (i) if the definition of “Indemnified Person” shall have been modified in accordance with the following clause (ii), Lessee shall add the name (A) of the Back-Leveraging Party and, so long as there are fewer than 10 Back-Leveraging Lenders, each Back-Leveraging Lender notified to Lessee pursuant to Section 8.3.1(a) (each such Back-Leveraging Lender, a “Designated Back-Leveraging Lender”) as an additional insured under the aircraft liability policies required pursuant to Section 11(a) of the Lease, in each case, with respect to the interests of such Person in its capacity as a Back-Leveraging Indemnified Person in the transactions contemplated by the Operative Documents [****] Lessor and Lessee shall [****]; and (iv) the Back-Leveraging Party shall agree in writing, for the benefit of Lessee, that any payments, amounts or proceeds of any kind or nature, including, without limitation, any insurance, condemnation or requisition proceeds, with respect to the Aircraft, Airframe or any Engine for which application is provided in the Operative Documents shall paid and applied solely as provided in the Operative Documents; and
(b) at Owner Trustee’s request, Lessee shall enter into a consent and acknowledgment with Owner Trustee, Owner Participant, the Back-Leveraging Party and any Back-Leveraging Lender in form and substance reasonably acceptable to Lessee (a “Lessee Consent”) confirming Lessee’s obligations in Section 8.3.2(a) and containing other customary provisions not inconsistent with Section 8.3.1.
8.3.3 No Other Restructurings. Except as described in this Section 8.3, Owner Trustee and Owner Participant will have no other rights to restructure or refinance the transactions contemplated by the Operative Documents, including, without limitation, to include a “head-lease” structure, without Lessee’s consent, such consent not to be unreasonably withheld.

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[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

Section 9. Change of Citizenship.
9.1 Generally. Without prejudice to the representations, warranties or covenants regarding the status of any party hereto as a Citizen of the United States, each of Owner Participant, Owner Trustee and Trust Company agrees that, during the Term, in the event its status is to change or has changed as a Citizen of the United States or it makes public disclosure of circumstances as a result of which it believes that such status is likely to change, it will notify all the other parties to this Agreement of (a) such change in status promptly after obtaining actual knowledge thereof or (b) such belief as soon as practicable after such public disclosure but in any event within 10 Business Days after such public disclosure.
9.2 Owner Participant. Owner Participant covenants that if, at any time during the Term when the Aircraft is registered in the United States, Owner Participant is not or ceases to be a Citizen of the United States and the Aircraft would thereupon become ineligible for registration in the name of Owner Trustee under the Transportation Code as in effect at such time and the regulations then applicable thereunder (without regard to any “based and primarily used” provision, or other provision that in any way could restrict the use and operation of the Aircraft by Lessee but with regard to voting trust provisions and provisions delegating certain control rights to the Owner Trustee), then Owner Participant at its own expense shall promptly (and, in any event, within a period of 30 days) either transfer, pursuant to Article VIII of the Trust Agreement and Section 8.2 hereof, its right, title and interest in and to the Trust Agreement, the Trust Estate and this Agreement, or take such other action, as may be necessary to prevent any deregistration of the Aircraft or to make possible its registration in the United States (without regard to any “based and primarily used” provision, or other provision that in any way could restrict the use and operation of the Aircraft by Lessee but with regard to voting trust provisions and provisions delegating certain control rights to the Owner Trustee), as the case may be. Each party hereto agrees to take such steps, at Owner Participant’s expense, as Owner Participant shall reasonably request in order to assist Owner Participant in complying with its obligations under this Section 9.2. Owner Participant agrees to indemnify and hold harmless the other parties hereto for any and all losses, liabilities, costs and expenses incurred by such parties arising from the failure of the Aircraft to be eligible for registration in the name of Owner Trustee attributable to Owner Participant’s failure to be a Citizen of the United States at any time during the Term.
9.3 Owner Trustee. Trust Company covenants that, if at any time when the Aircraft is registered in the United States Trust Company is not or ceases to be a Citizen of the United States and the Aircraft would thereupon become ineligible for registration in the name of Owner Trustee under the Transportation Code as in effect at such time and the regulations then applicable thereunder (without regard to any “based and primarily used” provision, or other provision that in any way could restrict the use and operation of the Aircraft by Lessee), Trust Company shall resign immediately as Owner Trustee in accordance with Section 9.01 of the Trust Agreement. Trust Company agrees to indemnify and hold harmless the other parties hereto for any and all losses, liabilities, costs and expenses incurred by such parties arising from Trust Company’s failure to be a Citizen of the United States at any time during the Term.

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[Participation Agreement ([Year] MSN [MSN])]
Section 10. Miscellaneous.
10.1 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents or waivers required or permitted under the terms and provisions of this Agreement shall be in English and in writing, and given by United States registered or certified mail, return receipt requested, postage prepaid, overnight courier service or facsimile, and any such notice shall be effective when received (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) and addressed as follows:
(a) if to Lessee:
American Airlines, Inc.
4333 Amon Carter Boulevard, MD 5662
Fort Worth, Texas 76155
Attention: Treasurer
Facsimile: 817.967.4318
Telephone: 817.963.1234
(b) if to Owner Participant:
[Name of Owner Participant]
[Address of Owner Participant]
Attention:
Facsimile:
Telephone:
(c) if to Owner Trustee:
Wells Fargo Bank Northwest, National Association
MAC: 1240-026
260 N. Charles Lindbergh Dr.
Salt Lake City, UT 84116
Attention: Corporate Trust Lease Group
Facsimile: 801.246.7142
Telephone: 801.246.6000
With a copy to the Owner Participant.
Any party, by notice to the other parties hereto, may designate different addresses for subsequent notices or communications. Whenever the words “notice” or “notify” or similar words are used herein, they mean the provision of formal notice as set forth in this Section 10.1.
10.2 Late Payments; Business Days; Currency. In the event that any amounts required to be paid hereunder are not paid when due, such amounts shall bear interest, to the extent permitted by applicable law, from the due date thereof to, but not including, the date such

LA 1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]
amount is paid, at the Overdue Rate. If any amount required to be paid hereunder is due on a day that is not a Business Day, such amount shall be paid on the next succeeding Business Day with the same force and effect as if paid on the scheduled date of payment, and no interest shall accrue on the amount of such payment from and after such scheduled date to the time of payment on such next succeeding Business Day. All payment obligations by the parties hereto under the Operative Documents shall be payable in U.S. Dollars.
10.3 Concerning Owner Trustee. Wells Fargo Bank Northwest, National Association is entering into the Operative Documents solely in its capacity as Owner Trustee under the Trust Agreement and not in its individual capacity (except as expressly provided in the Operative Documents), and in no case shall Wells Fargo Bank Northwest, National Association (or any entity acting as successor Owner Trustee under the Trust Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Lessor or Owner Trustee under the Operative Documents; provided, however, that Wells Fargo Bank Northwest, National Association (or any successor Owner Trustee) shall be personally liable under the Operative Documents for its own gross negligence, its own simple negligence in the handling of funds actually received by it in accordance with the terms of the Operative Documents, its willful misconduct and its breach of its covenants, representations and warranties in the Operative Documents, to the extent covenanted or made in its individual capacity or as otherwise expressly provided in the Operative Documents; provided, further, that nothing contained in this Section 10.3 shall be construed to limit the exercise and enforcement in accordance with the terms of the Operative Documents of rights and remedies against the Trust Estate.
10.4 Confidential Information. All Confidential Information shall be held confidential by each of Owner Trustee, Trust Company and Owner Participant and shall not, without the prior written consent of Lessee, be furnished or disclosed to anyone other than (a) such party’s bank examiners, auditors, accountants, agents and legal counsel, each with an absolute need to know such information; (b) any Person with whom such party is in good faith conducting negotiations relating to the possible Back-Leveraging Transaction or permitted transfer, sale or other disposition of its rights and obligations under this Agreement, the Lease and the other Operative Documents, if such Person shall have entered into an agreement for the express benefit of Lessee to hold such Confidential Information confidential in accordance with the provisions of this Section 10.4; (c) except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority; and (d) except to the extent such Confidential Information becomes publicly available or becomes available on a non-confidential basis from a source other than any party to the Operative Documents or any Affiliate thereof. Notwithstanding anything to the contrary in the Operative Documents, except as reasonably necessary to comply with applicable securities law, the parties to the Operative Documents (and their respective employees, representatives and agents) may disclose to any and all persons, without limitation of any kind, the United States federal or state income tax treatment and tax structure of the transaction contemplated thereby and all materials of any kind provided to them relating to such tax treatment and tax structure. For this purpose, “tax structure” means any facts relevant to the United States federal or state income tax treatment of such transaction, but (unless otherwise required by applicable Law) does not include information relating to the identity of the parties. The obligations set forth in this Section 10.4 shall survive any termination or rescission of this Agreement or other Operative Documents, as the case may be.

LA 1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]
10.5 Further Assurances. Each party hereto shall execute, acknowledge and deliver or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, including, without limitation, making or consenting to registrations on the International Registry with respect to the Lease contemplated by Section 2 and appointing Aviation Counsel as its “professional user entity” (as defined in the Cape Town Treaty) to make or consent to any registrations or discharges on the International Registry with respect to the Airframe or any Engine, in any case, as any other party hereto shall reasonably request in connection with the administration of, or to carry out more effectively the purposes of, or to better assure and confirm into such other party the rights and benefits to be provided under this Agreement; provided that this sentence is not intended to impose upon Lessee any additional liabilities not contemplated by this Agreement.
10.6 Third Party Beneficiary. Except for Indemnified Persons and Tax Indemnitees not a party hereto (each of which shall be deemed to be express third party beneficiaries with respect to the provisions of Section 7.1 or 7.2, as the case may be, subject to Section 7.3.3), this Agreement is not intended to, and shall not, provide any Person not a party hereto with any rights of any nature whatsoever against any of the parties hereto and no Person not a party hereto shall have any right, power or privilege in respect of any party hereto, or have any benefit or interest, arising out of this Agreement.
10.7 Miscellaneous.
10.7.1 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
10.7.2 Amendments. No term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against which the enforcement of the amendment, modification or supplement is sought.
10.7.3 Prior Agreements. This Agreement and the other Operative Documents, and all certificates, instruments and other documents relating thereto delivered and to be delivered from time to time pursuant to the Operative Documents, supersede any and all representations, warranties and agreements (other than any Operative Document) prior to the date of this Agreement, written or oral, between or among any of the parties hereto relating to the transactions contemplated hereby and thereby.
10.7.4 Counterparts. This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto shall be an original, but all of such counterparts together shall constitute one instrument.

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[Participation Agreement ([Year] MSN [MSN])]
10.7.5 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of, Owner Participant and, subject to the provisions of Section 8.2, its successors and permitted assigns, Owner Trustee and its successors as Owner Trustee under the Trust Agreement, Trust Company and its successors and permitted assigns, and Lessee and, subject to the terms of Section 6.1.3, its successors and permitted assigns.
10.7.6 No Waiver. No failure on the part of Owner Participant, Owner Trustee, Trust Company or Lessee to exercise, and no delay in exercising, any right, power or privilege under this Agreement or any other Operative Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder and thereunder. Except as may be expressly limited herein or by any other Operative Document, the remedies herein provided are cumulative and not exclusive of any remedies provided by Law.
10.7.7 Governing Law; Jurisdiction.
(a) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK.
(b) [Except for the period prior to the Plan Effective Date, during which the Bankruptcy Court shall have exclusive jurisdiction, in]1 [In] relation to any legal action or proceeding arising out of or in connection with this Agreement or any other Operative Document, each of Owner Participant, Trust Company, Owner Trustee and Lessee (a) irrevocably submits to the nonexclusive jurisdiction of each of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York, and other courts with jurisdiction to hear appeals from such courts, and (b) to the maximum extent permitted by applicable Law, waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action or proceeding, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper or that this Agreement or any other Operative Document or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts. [Owner Participant irrevocably designates and appoints [name of process agent] as process agent to receive for it and on its behalf service of process in any proceedings arising hereunder or under any other Operative Document to which it is a party. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.]2
(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY
1     Include for all deliveries occurring during the pendency of Lessee’s Chapter 11 Case.
2    Include only if there is a foreign Owner Participant.

LA 1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]
APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE SUBJECT MATTER OF ANY OF THE FOREGOING.
10.7.8 Section 1110. It is the intention of the parties hereto that the Lease, to the fullest extent available under applicable law, entitles Lessor to the benefits of Section 1110 with respect to the Aircraft. In the furtherance of the forgoing, the parties hereby confirm that the Lease is to be treated as a lease for U.S. federal income tax purposes. Nothing contained in this paragraph shall be construed to limit Lessee’s use and operation of the Aircraft under the Lease or constitute a representation or warranty by any party as to tax consequences.
10.7.9 Waiver of Immunity. To the extent that Owner Participant or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, and whether under the United States Foreign Sovereign Immunities Act of 1976 (or any successor legislation) or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon any Operative Documents to which it is a party, including, without limitation, immunity from suit or service of process, immunity from jurisdiction or judgment of any court or tribunal or execution of a judgment, or immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, Owner Participant hereby irrevocably and expressly waives any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

LA 1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]
IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed as of the day and year first above written.

AMERICAN AIRLINES, INC.

By:
Name:
Title:

[NAME OF OWNER PARTICIPANT]

By:
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity (except as expressly provided herein) but solely as Owner Trustee

By:
Name:
Title:

LA 1 – Participation Agreement

EXHIBIT A
FORM OF OPINION OF [ASSOCIATE] GENERAL COUNSEL FOR LESSEE
[Letterhead of American Airlines, Inc.]
[ ], 20[ ]
To Each of the Addressees
Listed on Schedule I Attached Hereto:
Re: American Airlines, Inc.
One Airbus [Model] Aircraft
(U.S. Registration No. N[ ])
Ladies and Gentlemen:
I am [Associate] General Counsel of American Airlines, Inc., a Delaware corporation (the “Lessee”), and as such I am delivering this opinion in connection with the transactions contemplated by the Participation Agreement ([YEAR] MSN [MSN]), dated as of [ ], 20[ ] (the “Participation Agreement”), among Wells Fargo Bank Northwest, National Association, a national banking association, not in its individual capacity, except as expressly provided therein, but solely as owner trustee (in such capacity, the “Lessor”, and in its individual capacity, the “Trust Company”), the Lessee and [Name of Owner Participant, type of entity and jurisdiction of organization] (the “Owner Participant”). This opinion is being delivered pursuant to Sections 4.1.1(i) and 4.2.1(a) of the Participation Agreement. Capitalized terms used herein without definition are used as defined in the Participation Agreement.
In so acting, I or attorneys under my supervision have examined (i) the Participation Agreement, (ii) the Lease Agreement ([YEAR] MSN [MSN]), dated as of [ ], 20[ ] (the “Lease Agreement”), between the Lessor and the Lessee, (iii) Lease Supplement No.1, dated today (the “Lease Supplement”), between the Lessor and the Lessee and (iv) the Trust Agreement ([YEAR] MSN [MSN]), dated as of [ ], 20[ ], between the Trust Company and the Owner Participant, each delivered on the date hereof by the Lessee to the Lessor (the documents listed in clauses (i) through (iv), collectively, the “Operative Documents”) and have examined and relied upon the representations and warranties as to factual matters contained therein or made pursuant thereto and upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable me to render the opinion expressed below. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

EXHIBIT A

LA 1 – Participation Agreement

Based on and subject to the foregoing and subject to the further assumptions and qualifications set forth below, I am of the following opinion:
1. The Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority[, as a debtor in possession under Sections 1107 and 1108 of the Bankruptcy Code,]1 to own and hold under lease its properties and to enter into and perform its obligations under the Participation Agreement, the Lease Agreement and the Lease Supplement (collectively, the “Lessee Documents”).
2. The Lessee holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code (such Title 49, the “Transportation Code”) for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.
3. The execution, delivery and performance by the Lessee of the Lessee Documents have been duly authorized by all necessary corporate action on the part of the Lessee [and by the Bankruptcy Court]2, do not require any stockholder approval or approval or consent of any trustee or holder of any indebtedness or obligations of the Lessee known to me, and do not violate any current law, governmental rule or regulation or any judgment or order known to me to be binding on the Lessee, or violate the Certificate of Incorporation or By-Laws of the Lessee, or violate the provisions of, or constitute a default under, or result in the creation of any Lien (other than as permitted by the terms of the Lease Agreement) upon the property of the Lessee under, any indenture, mortgage, contract or other agreement or instrument known to me to which the Lessee is a party or by which it or any of its property is bound.
4. Except for the filings referred to in paragraph 6 below [and the Bankruptcy Court Order]3, neither the execution and delivery by the Lessee of the Lessee Documents, nor the consummation by the Lessee of the transactions contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, the U.S. Department of Transportation, the FAA or any other Federal or State of New York or Texas governmental authority.
5. Each of the Lessee Documents has been duly executed and delivered by the Lessee and constitutes the valid and binding obligation of the Lessee, enforceable against the Lessee in accordance with its terms.
6. Except for (a) the filing for recordation with the FAA of the FAA Bill of Sale relating to the Aircraft showing the transfer of title from the Manufacturer to the Lessor and the filing with the FAA of the aircraft registration application relating to the Aircraft in accordance with the Transportation Code and the registration of the Aircraft in the name of the Lessor with
1     Include if the Closing occurs during the pendency of the Chapter 11 case.
2     Id
3    Id.

EXHIBIT A

LA 1 – Participation Agreement

the FAA, (b) the filing for recordation with the FAA of the Lease Agreement, with the Lease Supplement attached, in accordance with the Transportation Code, (c) the filing with the FAA of the appropriate FAA forms relating to filings, registrations and recordations under the Cape Town Treaty (including, without limitation, AC Form 8050-135) and (d) such filings, registrations and recordations as may be necessary or advisable under the Cape Town Treaty: (i) with respect to such portion of the Aircraft as is covered by the recording system established by the FAA pursuant to the Transportation Code, and assuming at the time of each such filing that no other unrecorded documents relating to the Aircraft have been filed pursuant to the Transportation Code but have not been shown on indices of filed but unrecorded documents made available to special Oklahoma City counsel, no further filing or recording of any document is necessary or advisable under the laws of the State of New York or Texas or the Federal laws of the United States of America in order to establish and perfect the interest of the Lessor in the Aircraft as against the Lessee and any third parties claiming by or through the Lessee in any applicable jurisdiction of the United States, except for periodic renewals of the registration of the Aircraft in the name of the Lessor with the FAA as may be necessary under the FAA regulations governing United States registration of aircraft; and (ii) with respect to such portion, if any, of the Aircraft as may not be covered by such recording system, no further filing or recording of any document (including any financing statement) is necessary or advisable under Article 9 of the Uniform Commercial Code as in effect in the State of New York (the “NY UCC”) and Chapter 9 of the Uniform Commercial Code as in effect in the State of Texas (the “Texas UCC” and together with the NY UCC, the “UCC”) in order to establish and perfect the interest of the Lessor in the Aircraft as against the Lessee and any third parties claiming by or though the Lessee in such States, except for the filing of a Uniform Commercial Code financing statement in the State of Delaware, and the filing of continuation statements with respect thereto required to be filed at periodic intervals under the Uniform Commercial Code of the State of Delaware and such other filings or recordings as may be necessary under the laws of the State of Delaware.
7. There are no pending or, to the best of my knowledge, threatened actions or proceedings before any court or administrative agency or arbitrator that would materially adversely affect the ability of the Lessee to perform its obligations under the Lessee Documents.
8. The Lessor for the Aircraft, as Lessor under the Lease Agreement, is entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code (11 U.S.C. § 1110) with respect to the Airframe and Engines subject to the Lease Agreement on the date hereof.
My opinions set forth above are subject to (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ or lessors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith, reasonableness and fair dealing, and standards of materiality, and (iv) in the case of indemnity, contribution or exculpation provisions, public policy considerations. In addition, applicable laws and interpretations may affect the validity or enforceability of certain remedies provided for in the Lease Agreement, but such limitations do not, in my opinion, make the remedies provided for therein inadequate for the practical realization of the rights and benefits intended to be provided thereby (subject to the other qualifications expressed herein). Without limiting the foregoing, I express no opinion as to the validity, binding effect or enforceability of any provision of the Operative Documents that purports to (w) waive, release or vary any statutory right of any party

EXHIBIT A

LA 1 – Participation Agreement

or any duties owing to any party to the extent that such waiver, release or variation may be limited by Section 1-102(3) of the NY UCC or Section 1.302(b) of the Texas UCC, (x) prohibit the Lessee from transferring its respective rights in any Lessee Document, as the enforceability of such prohibition may be limited by Section 2A-303 of the UCC, (y) provide for liquidated damages in an amount that exceeds the amount that is reasonable in light of the anticipated harm caused by the Lessee’s default or other applicable act or omission, or (z) provide that the terms thereof may not be waived or modified except in writing, or that any prohibited or unenforceable provision thereof may be severed without invalidating the remaining provisions thereof. In addition, the enforceability of any provision in the Operative Documents to the effect that certain determinations made by one party shall have conclusive effect may be limited under certain circumstances. I express no opinion as to (w) the enforceability of any purported right of set-off with respect to any contingent or unmatured obligations, (x) any reference to the subject matter jurisdiction of a United States Federal court to adjudicate any controversy, (y) any waiver of inconvenient forum or improper venue, or (z) any provisions of any Operative Document relating to the submission to the jurisdiction of any court other than the courts of the State of New York sitting in the County of New York and the United States District Court for the Southern District of New York. My opinion in paragraph 5 above with respect to the choice of law and choice of forum provisions of the Lessee Documents is given in reliance on, and is limited in scope to, Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, and I express no opinion with respect to any such provision insofar as it exceeds such scope.
I express no opinion as to the validity, binding effect or enforceability of any of the Operative Documents, or of any security interest created under any of the Operative Documents, to the extent that such Operative Documents grant or purport to grant an interest that is not governed by the UCC or the Transportation Code. Except as set forth in paragraph 6 above, I express no opinion as to the validity or perfection of the interests purported to be created under the Operative Documents.
I have assumed that the Operative Documents constitute legal, valid and binding obligations of each party thereto (other than the Lessee) enforceable against such party in accordance with their respective terms. I also have relied on the opinion, dated today and addressed to you, relating to the Aircraft of Daugherty, Fowler, Peregrin, Haught & Jenson, P.C., special Oklahoma City counsel, and I have made no investigation of law or fact as to the matters stated in such opinion. My opinion is subject to all the assumptions, qualifications and limitations contained in such opinion. I have also assumed that the Operative Documents and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended. I express no opinion herein as to the title to or any other interest of the Lessor in or to the Aircraft, Airframe, Engines or any part thereof, and in rendering the foregoing opinions I have assumed that the Lessor with respect to the Aircraft holds, and will continue to hold, good title to the Aircraft, free and clear of all Liens other than the Liens created by the Lessee Documents. With your permission, my opinion is limited to the laws of the States of New York and Texas, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America, except that I express no opinion with respect to the antitrust, bankruptcy (except to the extent specifically set forth in paragraph 8 above), environmental, securities or tax laws of any jurisdiction, or with respect to the Cape Town Treaty or any laws, rules or regulations relating thereto or promulgated thereunder.

EXHIBIT A

LA 1 – Participation Agreement

This opinion letter is limited to the matters stated, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and I assume no responsibility to advise you of changes in law, facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify the opinions expressed herein.

The opinions expressed herein are solely for the benefit of the addressee hereof in connection with the transactions contemplated by the Participation Agreement and may not be used for any other purpose. Neither my opinions nor this opinion letter may be relied upon by any other Person without my prior written consent.
Very truly yours,

EXHIBIT A

LA 1 – Participation Agreement

SCHEDULE I
Wells Fargo Bank Northwest, National Association, as Owner Trustee
[Name of Owner Participant], as Owner Participant
[[Name of Owner Participant Guarantor], as Owner Participant Guarantor, if applicable]

EXHIBIT A

LA 1 – Participation Agreement

EXHIBIT B
FORM OF OPINION OF SPECIAL COUNSEL FOR OWNER TRUSTEE
[Letterhead of Ray, Quinney & Nebeker P.C.]
[ ], 20[ ]
TO THE ADDRESSEES LISTED ON
SCHEDULE A ATTACHED HERETO
    Re:    One Airbus [Model] aircraft bearing U.S. Registration Number N[ ] and
        Manufacturer’s Serial Number [MSN]
Dear Sir or Madam:
We have acted as counsel to Wells Fargo Bank Northwest, National Association, a national banking association, in its individual capacity (“WFBN”) and as Owner Trustee (the “Owner Trustee”) in connection with the transactions contemplated by that certain Participation Agreement ([YEAR] MSN [MSN]) dated as of [ ] (the “Participation Agreement”) among Wells Fargo Bank Northwest, National Association, not in its individual capacity, except as expressly provided therein, but solely as Owner Trustee, [ ], a [jurisdiction] [type of entity], as Owner Participant (the “Owner Participant”), and American Airlines, Inc., as lessee (the “Lessee”). This opinion is being delivered pursuant to Section 4.1.1(i)(ii) of the Participation Agreement. Except as otherwise defined herein, all capitalized terms used herein shall have the respective meanings set forth in, or by reference to, Annex A to the Participation Agreement.
We have examined and relied on copies furnished to us of the following documents:
(a) the Participation Agreement;
(b) the Trust Agreement;
(c) the Lease Agreement; and
(d) the Lease Supplement No. 1, dated the date hereof (the documents described in items (a) through (d) being collectively referred to as the “Operative Documents”).
We have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.
Based on and subject to the foregoing, we are of the opinion that:
    1.    WFBN is a national banking association duly organized and validly existing and in good standing under the laws of the United States and has the full corporate and trust power, authority and legal right in its individual capacity and as Owner Trustee, as the case may be, to execute and deliver the Operative Documents to which it is a party and perform its obligations thereunder. WFBN is a “citizen of the United States” within the meaning of 49 U.S.C. §40102(a)(15).

EXHIBIT B

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2.The execution, delivery and performance by WFBN and the Owner Trustee of the Operative Documents to which each is a party, the consummation by WFBN or the Owner Trustee, as the case may be, of the transactions contemplated thereby and compliance by WFBN or the Owner Trustee, as the case may be, with the terms thereof (i) have been duly authorized by all necessary corporate and trust action on the part of WFBN or the Owner Trustee, as the case may be, (ii) do not contravene, or result in a breach of or constitute any default under WFBN’s charter documents or by-laws or the provisions of any indenture, mortgage, contract or other agreement, in each case known to us, to which it is party or by which it or any of its properties is or may be bound or affected and (iii) does not and will not contravene any law or governmental rule or regulation of the United States or the State of Utah governing the banking or trust powers of WFBN, or any order or judgment known to us and applicable to or binding on WFBN or the Owner Trustee, as the case may be.

    3.    Each of the Operative Documents to which WFBN or the Owner Trustee, as the case may be, is a party has been duly executed and delivered by WFBN, in its individual capacity or as Owner Trustee, as the case may be, and is the legal, valid and binding obligation of WFBN, in its individual capacity or as Owner Trustee, as the case may be, enforceable against WFBN, in its individual capacity or as Owner Trustee, as the case may be, in accordance with its terms.

    4.    No taxes, fees or other charges (other than taxes payable by the Owner Trustee on or measured by any compensation received by the Owner Trustee for its services) are required to be paid under the laws of the State of Utah or any political subdivision thereof (i) in connection with the execution, delivery or performance by WFBN or the Owner Trustee of the Operative Documents; and (ii) by any party to the Operative Documents with respect to the transactions contemplated thereby in either case solely because the Trust is created under, and the Trust Agreement is governed by, the laws of the State of Utah or because WFBN is a national banking association with its principal place of business in Salt Lake City, Utah, and administers the Trust Estate in Utah.

    5.    To our knowledge, there exist no Liens affecting the right, title and interest of the Owner Trustee in and to the Aircraft resulting from Claims against WFBN not related to the ownership of the Aircraft or the administration of the Trust or any other transaction contemplated by the Trust Agreement and the other Operative Documents.

    6.    To our knowledge, there are no pending or threatened actions or proceedings against or affecting WFBN or the Owner Trustee before any court or administrative agency or arbitration board or tribunal, individually or in the aggregate, which, if determined adversely to it, would materially adversely affect the power or ability of WFBN or the Owner Trustee to perform its obligations under the Operative Documents.

EXHIBIT B

LA 1 – Participation Agreement

7.No consent, license, approval or authorization of, or filing, registration or qualification with, or giving of notice or taking of any other action with respect to, any Utah or local government authority or agency, or any United States federal government agency or agency regulating the banking or trust powers of WFBN is required in connection with the execution, delivery and performance by WFBN, either in its individual capacity or as Owner Trustee, of the Operative Documents to which it, in such capacity, is a party or any of the transactions contemplated thereby, other than any such consent, license, approval, authorization, filing, registration, qualification, notice or action as has been duly obtained, given or taken and is in full force and effect.
The foregoing opinions are subject to the following assumptions, exceptions and qualifications:
A. The foregoing opinions are limited to the laws of the State of Utah and the federal laws of the United States of America governing the banking and trust powers of WFBN. In addition, without limiting the foregoing we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended, (ii) Title 49 of the United States Code Annotated (previously known as the Federal Aviation Act of 1958), as amended (except with respect to the opinion set forth in paragraph 1 above concerning the citizenship of WFBN), (iii) the Federal Communications Act of 1934, as amended, or (iv) state securities or blue sky laws. Insofar as the foregoing opinions relate to the legality, validity, binding effect and enforceability of the Operative Documents involved in these transactions, which by their terms are governed by the laws of a state other than Utah, we have assumed that such documents constitute legal, valid, binding and enforceable agreements under the laws of such other state, as to which we express no opinion.
B. The opinion set forth in paragraph 1 above concerning the citizenship of WFBN is based upon the facts contained in an affidavit of WFBN, made by its authorized officer, which facts we have not independently verified.
C. The foregoing opinions regarding enforceability of any document or instrument are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
D. As to the documents involved in these transactions, we have assumed that each is a legal, valid and binding obligation of each party thereto, other than WFBN or the Owner Trustee, and is enforceable against each such party in accordance with their respective terms.
E. We have assumed that all signatures, other than those of the Owner Trustee or WFBN, on documents and instruments involved in these transactions are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

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F. We do not purport to be experts in respect of, or express any opinion concerning laws, rules or regulations applicable to, the particular nature of the equipment involved in these transactions.
G. We have made no investigation of, and we express no opinion concerning, the nature of the title to any part of the equipment involved in these transactions or the priority of any mortgage or security interest.
H. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.
I. In addition to any other limitation by operation of law upon the scope, meaning, or purpose of this opinion, this opinion speaks only as of the date hereof. We have no obligation to advise the recipients of this opinion (or any third party) of changes of law or fact that may occur after the date hereof, even though the change may affect the legal analysis, a legal conclusion or an information confirmation herein.
J. The opinions expressed in this letter are solely for the use of the parties to which it is addressed in matters directly related to the Participation Agreement and the transactions contemplated thereunder and these opinions may not be relied on by any other persons or for any other purpose without our prior written approval. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.
Very truly yours,
RAY QUINNEY & NEBEKER P.C.

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SCHEDULE A
American Airlines, Inc., as Lessee
[ ], as Owner Participant
[ ], as Owner Participant Guarantor, if applicable

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[INTENTIONALLY LEFT BLANK]

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EXHIBIT D
FORM OF OPINION OF AVIATION COUNSEL
To the Parties Named on
Schedule 1 attached hereto
RE:    One (1) Airbus model (shown on the IR as ) aircraft bearing manufacturer’s serial number and U.S. Registration No. N (the “Airframe”) and two (2) model (shown on the IR as ) aircraft engines bearing manufacturer’s serial numbers and (the “Engines”)
Ladies and Gentlemen:
Acting as special legal counsel in connection with the transactions contemplated by the instruments described below, this opinion is furnished to you with respect to (i) the registration of interests with the International Registry (the “IR”) created pursuant to, and according to the provisions of, the Convention on International Interests in Mobile Equipment (the “Convention”), the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”), both signed in Cape Town, South Africa on November 16, 2001, together with the Regulations for the International Registry (the “Regulations”), the International Registry Procedures (the “Procedures”), and all other rules, amendments, supplements, and revisions thereto (collectively, the “CTT”), all as in effect on this date in the United States of America, as a Contracting State, and (ii) the recordation of instruments and the registration of airframes with the Federal Aviation Civil Aircraft Registry (the “FAA”) under the requirements of Title 49 of the United States Code (the “Transportation Code”).
Terms capitalized herein and not otherwise defined herein shall have the meanings given in the CTT.
On , we examined and filed with the FAA the following described instruments at the respective times listed below:
    (a)    AC Form 8050-2 Aircraft Bill of Sale dated (the “FAA Bill of Sale”) by Airbus S.A.S., as seller (the “Seller”), which conveyed title to the Airframe to Wells Fargo Bank Northwest, National Association, as owner trustee (the “Owner Trustee”) under the Trust Agreement ([Year] MSN [MSN]) dated as of (the “Trust Agreement”) between as owner participant and the Owner Trustee, which FAA Bill of Sale was filed at .M., C. .T.;

    (b)    AC Form 8050-1 Aircraft Registration Application dated (the “Aircraft Registration Application”) by the Owner Trustee, with respect to the Airframe, to which was/were attached the Affidavit(s) required by Section 47.7(c)(2)(ii/iii) of the Federal Aviation Regulations (the “Affidavit(s)”) which Aircraft Registration Application with the Affidavit(s) attached was filed at .M., C. .T.;

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(c)    the Trust Agreement was filed at .M., C. .T.; and

    (d)    Lease Agreement ([Year] MSN [MSN]) dated as of between the Owner Trustee, as lessor, and American Airlines, Inc., as lessee (the “Lessee”), with Lease Supplement No. 1 dated between the Owner Trustee, as lessor, and the Lessee covering the Airframe and Engines attached thereto (collectively, the “Lease”), which Lease was filed at .M., C. .T.
We have also examined a copy of the Warranty Bill of Sale dated (the “Warranty Bill of Sale”) from the Seller conveying title to the Airframe and the Engines to the Owner Trustee.
The interest created by the FAA Bill of Sale and the Warranty Bill of Sale is referred to herein as the “CTT Sale”. The interest created by the Lease is referred to herein as the “CTT Lease Interest”. The CTT Sale and the CTT Lease Interest are referred to herein collectively as the “CTT Interests”.
Based upon our examination of the foregoing instruments and such records of the FAA and the IR as we deemed necessary to render this opinion, it is our opinion that:
    1.    the Airframe and the Engines constitute Aircraft Objects based upon the Interim Updatable List of Eligible Aircraft Objects compiled by the FAA;

    2.    the Aircraft Registration Application with the Affidavit(s) attached and the Trust Agreement are in due form for filing and have been duly filed with the FAA pursuant to and in accordance with the Transportation Code;

    3.    the FAA Bill of Sale and the Lease are in due form for recordation by, and have been duly filed for recordation with, the FAA pursuant to and in accordance with the Transportation Code;

    4.    the Airframe is eligible for registration by the FAA for purposes of the Transportation Code in the name of the Owner Trustee and the filing with the FAA of the FAA Bill of Sale, the Aircraft Registration Application, the Trust Agreement and the Affidavit(s) will cause the FAA to register the Airframe, in due course, in the name of the Owner Trustee, at which time the FAA will issue an AC Form 8050-3 Certificate of Aircraft Registration in the name of the Owner Trustee, pursuant to and in accordance with the Transportation Code;

    5.    the owner of the Airframe for registration purposes at the FAA is the Owner Trustee and the Airframe and the Engines are free and clear of liens and encumbrances of record at the FAA except as created by the Lease;

    6.    the rights of the Owner Trustee, as lessor, and the Lessee under the Lease, with respect to the Airframe and the Engines at the FAA, are perfected;

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7.    based upon the Priority Search Certificates obtained from the IR, copies of which are attached hereto as Schedule 2 and incorporated herein by reference:

    (a)    the Airframe and the Engines are subject only to the CTT Lease Interest;

    (b)    the CTT Lease Interest has been duly registered on the IR and constitutes a first priority International Interest in the Airframe and the Engines; and

    (c)    the CTT Sale has been duly registered on the IR and constitutes a Sale with respect to the Airframe and the Engines;

    8.    the CTT Interests are entitled to the priorities, protections and benefits of the CTT, subject to the statements on Exhibit A attached hereto;

    9.    no further registration on the IR of the CTT Interests is required under the CTT in order to maintain the effectiveness and priority thereof and no other registration of the Airframe or filings other than filings with the FAA (which have been duly effected) are necessary in order to:

    (a)    maintain the registration of the Airframe in the name of the Owner Trustee, subject to compliance with the provisions of Title 14, Section 47.40 of the Code of Federal Regulations relating to re-registration and renewal of the registration of the Airframe; and

    (b)    maintain the lien and priority of the Lease, with respect to the Airframe and the Engines; and

    10.    no authorization, approval, consent, license or order of, or registration with, or the giving of notice to, the FAA is required for the valid authorization, delivery and performance of the Trust Agreement and the Lease, except for such filings as are referred to above.
In the event the CTT Interests are not subject to the CTT, then the interests created thereby are governed by the Transportation Code or applicable law.
This opinion is subject to certain comments, limitations and assumptions as listed in Exhibit A attached hereto and incorporated herein by reference.
In rendering this opinion we have relied upon the opinion of the Aeronautical Center Counsel dated , a copy of which is attached hereto.

Very truly yours,

ROBIN D. JENSON
For the Firm

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SCHEDULE 1
American Airlines, Inc., as Lessee
Wells Fargo Bank Northwest, National Association, as Owner Trustee
[Name of Owner Participant], as Owner Participant
[Name of Owner Participant Guarantor], as Owner Participant Guarantor, if applicable

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SCHEDULE 2
[the Priority Search Certificates attached hereto]

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EXHIBIT A
Assumptions and Limitations
In rendering the foregoing opinion we have assumed that:
    (i)    the records maintained by the FAA are accurate in all respects;

    (ii)    the Priority Search Certificates are accurate in all respects, contain all the registered information and data on the IR in connection with the Airframe and the Engines to which they relate, and have not been altered since the date of such Priority Search Certificates;

    (iii)    there have been no registrations made on the IR against the Airframe and the Engines using descriptions which vary from the IR descriptions shown above for the Airframe and the Engines and, for the purposes of this opinion, only the models and serial numbers contained in the IR descriptions of the Airframe and the Engines shown above were utilized for the IR searches;

    (iv)    the IR descriptions of the Airframe and the Engines are as noted above and are accurate and complete descriptions with respect to the registrations on the IR;

    (v)    at the time the Lease was concluded, the Debtor was situated, pursuant to the CTT, in the United States;

    (vi)    the necessary parties under the Lease have given the consents in writing to the registration with the IR of the interests in the Airframe and the Engines created thereby;

    (vii)    each of the CTT Interests is effective under applicable local law to constitute an interest, a sale, an assignment or a discharge which is subject to the CTT and registration on the IR;

    (viii)    all of the registrations indicated on the Priority Search Certificates are fully and properly constituted and validly created under the CTT;

    (ix)    all documents identified in this opinion, all documents in the records maintained by the FAA for the Airframe and the Engines, as well as any registrations on the IR pertaining to the Airframe and the Engines, are valid, enforceable and sufficient under the relevant applicable law or the CTT to create, effect or terminate the rights and interests they purport to create, effect or terminate;

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(x)    in rendering this opinion, we have assumed that:

    (a)    the Owner Trustee qualifies as a “citizen of the United States” as defined in the Transportation Code;

    (b)    the instruments described above are valid and enforceable under applicable local law; and

    (c)    there are no documents with respect to the Airframe or the Engines which have been filed for recordation with the FAA under the FAA’s recording system but which have not yet been listed in the available records of such system as having been so filed;

    (xi)    there has been no subordination or variation of any priority that would be acquired pursuant to the terms of the CTT, in connection with the registrations on the IR evidenced by the Priority Search Certificates other than pursuant to any subordination indicated on the Priority Search Certificates;

    (xii)    the Airframe is not registered under the civil aircraft registry of any other country;

    (xiii)    the Interim Updatable List of Eligible Aircraft Objects compiled by the FAA, insofar as it relates to the Airframe and the Engines, is accurate in all respects;

    (xiv)    the Airframe and the Engines have been accurately described by manufacturer’s name, model and serial number by the parties in the instruments described above; and

    (xv)    the United States Contracting State search certificate description of declarations, withdrawals of declarations and categories of non-consensual rights or interests, as communicated to the Registrar by UNIDROIT as the Depositary as having been declared by the United States, and the date on which each such declaration or withdrawal of declaration is recorded, are accurate in all respects.
In addition, our opinion is subject to the following limitations:
    (i)    a search on the IR pursuant to the CTT requires that the searching party enter the exact manufacturer, model or serial number of an airframe or engine being searched using the appropriate drop down boxes, where available, and if a registration has been made on the IR against the Airframe or the Engines which describes the Airframe or the Engines differently (i.e. any space, comma, dash, added number or character, missing number or character, or any other discrepancy whatsoever in the description of the manufacturer, model or serial number) the Priority

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Search Certificates will produce an inaccurate search result; accordingly, there may be registrations on the IR against the Airframe and the Engines which are not reflected on the Priority Search Certificates and which may have priority over subsequent registrations on the IR or filings with the FAA;

    (ii)    the opinion relating to the registration of the Airframe with the FAA is issued only as to its current eligibility for registration and not with respect to events which may occur in the future which may affect the continued eligibility for registration;

    (iii)    as to matters of United States Citizenship as defined in the Transportation Code, the undersigned has relied upon representations made in the Aircraft Registration Application;

    (iv)    because the FAA does not maintain registration records for engines for nationality purposes, we cannot independently verify the owner, make, model, or serial numbers of the Engines;

    (v)    in rendering this opinion, we are subject to the accuracy of the FAA, its employees and agents in the filing, indexing, cross-referencing, imaging and recording of instruments filed with the FAA;

    (vi)    no opinion is expressed herein as to laws other than the CTT and the Transportation Code;

    (vii)    this opinion as to the status of the records of the FAA as to the Airframe covers only that period of time during which the Airframe has been subject to United States Registration;

    (viii)    the Lease was filed with the FAA with certain information intentionally omitted from the FAA filing counterpart as containing confidential or proprietary information and we have relied upon the opinion of John H. Cassady, Deputy Chief Counsel of the FAA issued September 16, 1994 (Federal Register/Volume 59, Number 182/September 21, 1994) and the current practices of the FAA with respect to the eligibility of the Lease for recordation with the confidential omissions; and

    (ix)    since our examination was limited to records maintained by the FAA and the IR, our opinion:

    (a)    in respect of rights derived from FAA filings, does not cover liens, claims or encumbrances of which the parties have actual notice as contemplated by 49 U.S.C. §44108(a);

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(b)    in respect of rights derived from FAA filings or registrations with the IR, does not cover liens, claims or encumbrances which are perfected without the filing of notice thereof with the FAA or the IR, including without limitation, federal tax liens, liens arising under Section 1368(a) of Title 29 of the United States Code, liens arising under 49 U.S.C. §46304 and certain artisan’s liens;

    (c)    does not cover liens perfected in foreign jurisdictions, except to the extent applicable law would regulate their priority based on registration with the IR; and

    (d)    does not cover any rights to arrest or detain an airframe or an engine under any applicable law.

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EXHIBIT E
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ([YEAR] MSN [MSN]), dated as of [ ] (as amended, modified or supplemented from time to time, this “Agreement)”, among (i) [NAME OF ASSIGNOR], a [jurisdiction] [type of entity] (together with its successors and permitted assigns, “Assignor”), (ii) [NAME OF ASSIGNEE], a [jurisdiction] [type of entity] (together with its successors and permitted assigns, “Assignee”) and (iii) AMERICAN AIRLINES, INC., a Delaware corporation (together with its successors and permitted assigns, “Lessee”).
RECITALS:
1. Reference is made to one Airbus [Model] aircraft bearing the manufacturer’s serial number [MSN] and U.S. Registration No. [Reg. No.] (as more fully described in the Participation Agreement referred to below, the “Aircraft”).
2. Assignor and Assignee desire to effect (a) the transfer by Assignor to Assignee of all of the right, title and interest of Assignor (except as reserved below) in and to (i) the Operative Documents, (ii) the Trust Estate and (iii) the proceeds from any of the foregoing and (b) the assumption by Assignee of the obligations of Assignor accruing under the Operative Documents (such transfer and assumption, the “Assignment and Assumption”).
3. The Participation Agreement ([YEAR] MSN [MSN]), dated as of [ ], among Lessee, Assignor, as Owner Participant, and Wells Fargo Bank Northwest, National Association, a national banking association, not in its individual capacity except as expressly provided therein, but solely as Owner Trustee (as amended, modified or supplemented from time to time, the “Participation Agreement”) permits such Assignment and Assumption upon satisfaction of certain conditions heretofore or concurrently herewith being complied with.
NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the agreements contained in the Operative Documents and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Definitions. Unless the context otherwise requires, all capitalized terms used herein and not otherwise defined herein shall have the meanings set forth, and shall be construed and interpreted in the manner described, in the Participation Agreement.
2. Conditions to Effectiveness; Effective Time.
(a) Prior to the Effective Time or, in the case of subclause [(v)] [(vi)] [(vii)], at the Effective Time:
(i) Assignor or Assignee shall have paid or reimbursed Owner Trustee, Trust Company, Lessee or any other party for any fees, charges or expenses incurred by Owner Trustee, Trust Company, Lessee or any such party in connection with the Assignment and Assumption (including, without limitation the reasonable out-of-pocket expenses of Lessee and its legal fees and expenses);

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(ii) Assignee shall have provided to each of Lessee and Owner Trustee a duly completed and executed original IRS Form [ ]1 establishing a complete exemption from U.S. federal withholding Taxes with respect to all payments of Rent or other amounts to or for the benefit of Owner Trustee or Owner Participant under the Operative Documents;
(iii) Assignee shall have delivered to each of Lessee and Owner Trustee a legal opinion of [ ] in accordance with Section 8.2(a) of the Participation Agreement;
(iv) Assignee shall have delivered to each of Lessee and Owner Trustee a certificate of a duly authorized officer of [Assignee/Owner Participant Guarantor] in accordance with Section 8.2(a) of the Participation Agreement;
(v) [Owner Participant Guarantor shall have delivered to each of Lessee and Owner Trustee [describe the Owner Participant Guarantee] in accordance with Section 8.2(a) of the Participation Agreement;]
(vi) [Assignee shall have provided to each of Lessee and Owner Trustee evidence of Assignee’s appointment of the process agent as provided in Section 11(c) and of such process agent’s acceptance of such appointment;]2; and
(vii) the representations and warranties of Assignor and Assignee made herein shall be correct and accurate in all material respects, in each case as though made on and as of such date, or if such representations and warranties relate solely to an earlier date, as of such earlier date.
(b) Subject to the satisfaction or waiver of the conditions set forth in subsection (a) by the parties hereto, this Agreement shall become effective at [ [a.m.][p.m.]] on [ ] (the “Effective Time”).
3. Assignment. Assignor has transferred, and does hereby transfer unto Assignee, as of the Effective Time, all of its present and future right, title and interest in and to the Operative Documents, the Trust Estate, and any proceeds from the foregoing, except such rights of Assignor as have arisen or accrued to Assignor prior to the Effective Time (including specifically, but without limitation, the right to receive any amounts due or accrued to Assignor under the Operative Documents as of a time prior to the Effective Time and the right to receive any indemnity payment pursuant to the Participation Agreement with respect to events occurring prior to such time), in each case subject to the rights of Lessee thereunder.
1     Insert the applicable IRS form number(s).
2     Include if foreign OP; otherwise, insert “[intentionally omitted]”.

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4. Assumption. Assignee hereby accepts the Transfer set forth in Section 3 and assumes and undertakes all of the duties and obligations of Assignor whenever accrued (other than duties and obligations of Assignor required to be performed by Assignor prior to the Effective Time under the Operative Documents) pursuant to the Operative Documents, including without limitation, any obligations it may have under any Operative Document with regard to Lessee or Owner Trustee, in each case subject to Lessee’s rights thereunder. Assignee hereby confirms that from and after the Effective Time it (a) shall be deemed a party to the Participation Agreement and the Trust Agreement, (b) shall be deemed the party named as the “Owner Participant” for all purposes of the Operative Documents and (c) shall be bound by, and shall perform and observe, all of the terms of each Operative Document (including the agreements and obligations of Assignor set forth therein) as if therein named the Owner Participant. Assignor hereby assumes the risk of any adverse tax or other adverse consequences of the Assignment and Assumption to any party to, or any Indemnified Person or Tax Indemnitee under, any of the Operative Documents (other than Assignee). Based on the terms and conditions of this Agreement and the representations, warranties and covenants of Assignor and Assignee contained herein, Lessee agrees that from and after the Effective Time Assignee shall be deemed the party named as the “Owner Participant” for all purposes of the Operative Documents.
5. Release of Assignor. Assignor will remain liable for the duties, obligations and liabilities of the “Owner Participant” under the Operative Documents except for the duties, obligations and liabilities expressly assumed by Assignee under Section 4. Except as provided in the preceding sentence, Assignor shall be relieved of all of its duties, obligations and liabilities under the Operative Documents; provided that Assignor shall in no event be released from any such duty, obligation or liability (i) arising or relating to any event occurring prior to the Effective Time, (ii) on account of any breach by Assignor of any of its representations, warranties, covenants or obligations contained herein or in any Operative Document or any other Assumption Agreement, or for any fraudulent or willful misconduct engaged in by Assignor, (iii) that relates to any indemnity claimed by Assignor or (iv) relating to or arising out of any Lessor’s Lien attributable to Assignor.
6. Appointment as Attorney-in-Fact. In furtherance of the assignment set forth in Section 3, Assignor hereby constitutes and appoints Assignee the true and lawful attorney of Assignor, with full power of substitution, in the name of Assignee or in the name of Assignor but on behalf of and for the benefit of and at the expense of Assignee, to collect for the account of Assignee all items sold, transferred or assigned to Assignee pursuant hereto; to institute and prosecute, in the name of Assignor or otherwise, but at the expense of Assignee, all proceedings that Assignee may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the items sold, transferred or assigned; to defend and compromise at the expense of Assignee any and all actions, suits or proceedings as to title to or interest in any of the property acquired by Assignee; and to do all such acts and things in relation thereto at the expense of Assignee as Assignee shall reasonably deem advisable. Assignor hereby acknowledges that this appointment is coupled with an interest and is irrevocable by Assignor in any manner or for any reason.
7. Payments. Assignor hereby covenants and agrees to pay over to Assignee, if and when received following the Effective Time, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of Assignor that, under Section 3, belong to Assignee, and Assignee hereby covenants and agrees to pay over to Assignor, if and when received following the Effective Time, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of Assignee that, under Section 3, belong to Assignor.

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8. Representations and Warranties of Assignor. Assignor represents and warrants that:
(a) Assignor is [type of entity] duly organized, validly existing and in good standing under the laws of [jurisdiction of organization] and has the [corporate] power and authority to own or hold under lease its properties, to carry on its business and operations and to enter into and perform its obligations under this Agreement.
(b) The execution, delivery and performance by Assignor of this Agreement have been duly authorized by all necessary [corporate] action on the part of Assignor, do not require any [stockholder] approval or approval or consent of any trustee or holder of indebtedness or obligations of Assignor, except such as have been duly obtained, or violate or result in a breach of, or constitute a default under, or result in the creation of any Lien (other than as permitted under the Operative Documents) upon the property of Assignor under, any indenture, mortgage, contract or other agreement to which Assignor is a party or by which Assignor or its properties is or are bound or affected. The execution, delivery and performance by Assignor of this Agreement do not and will not violate the [organizational documents] of Assignor or any current law, governmental rule, regulation, judgment or order binding on Assignor (including, without limitation, any such law, rule, regulation, judgment or order relating to money-laundering, anti-corruption or export control or imposing economic sanctions).
(c) Neither the execution and delivery by Assignor of, nor the performance by Assignor of its obligations under, nor the consummation by Assignor of the transactions contemplated in, this Agreement requires the consent or approval of, or the giving of notice to, or the registration with, or the taking of any other action in respect of any [jurisdiction of organization] governmental authority having jurisdiction.
(d) This Agreement has been duly executed and delivered by Assignor and constitutes the legal, valid and binding obligation of Assignor enforceable against Assignor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.
(e) There are no pending or, to Assignor’s knowledge, threatened actions or proceedings before any court, arbitrator or administrative agency which would materially adversely affect the ability of Assignor to perform its obligations under this Agreement or the Operative Documents.
(f) Neither Assignor nor any Person authorized to act on its behalf has directly or indirectly offered any interest in the Trust Estate or the Trust Agreement or any similar security to, or solicited any offer to acquire any of the same from, any Person in violation of the registration requirements of the Securities Act or any other applicable securities law.

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(g) At the Effective Time, there are no Lessor’s Liens attributable to Assignor.
(h) No Person acting on behalf of Assignor is or will be entitled to any broker’s fee, commission or finder’s fee in connection with any transaction contemplated by this Agreement or the Operative Documents.
(i) The Assignment and Assumption (1) does not violate the Transportation Code, the Securities Act or any other Law (including, without limitation, ERISA, any laws or regulations imposing U.S. economic sanctions measures or any orders or licenses issued thereunder), or create a relationship that would be in violation thereof, (2) does not result in a “prohibited transaction” under Section 4975 of the Code, (3) does not adversely affect the registration of the Aircraft in the name of Owner Trustee with the FAA (or the aeronautical authority of the country of registry of the Aircraft if the Aircraft is not registered under the laws of the United States), (4) will not subject Lessee to any additional regulation under, or require Lessee to give any notice to, register with, make any filings with or take any other action in respect of, any governmental authority or agency of any jurisdiction, (5) does not require registration under the Securities Act or any foreign securities laws, require qualification of an indenture under the Trust Indenture Act, or require Lessee to sign any registration statement, (6) unless Lessee consents, the Transfer contemplated hereby does not involved a Rule 144A, Regulation S or other capital markets or equity syndication transaction not described in the immediately preceding clause (5), and (7) does not result in, or involve, incurrence by Lessee of any indebtedness for accounting purposes (it being understood that, if any change in the lease accounting standards applicable to Lessee requires that Lessee, independently of the Transfer contemplated hereby, capitalize its leases, including the Lease, in Lessee’s books, such capitalization of the Lease is not intended to constitute, and shall not be construed as, incurrence by Lessee of any indebtedness for accounting purposes within the meaning of this clause (7)).
(j) Assignor has fully performed all of its obligations under the Operative Documents, which obligations by their terms are required to be satisfied or performed prior to the Effective Time or prior to the consummation of the transactions contemplated hereby.
9. Representations and Warranties of Assignee. Assignee represents and warrants that:
(a) Assignee is [type of entity] duly organized, validly existing and in good standing under the laws of [jurisdiction of organization] and has the [corporate] power and authority to own or hold under lease its properties, to carry on its business and operations, to enter into and perform its obligations under this Agreement and to perform its obligations under the Operative Documents to which it is or will be a party.
(b) The execution, delivery and performance by Assignee of this Agreement, and the performance by Assignee of the Operative Documents to which it is or will be party, have been duly authorized by all necessary [corporate] action on the part of Assignee, do not require any [stockholder] approval or approval or consent of any trustee or holder of indebtedness or obligations of Assignee, except such as have been duly obtained, or violate or result in a breach of, or constitute a default under, or result in the creation of any Lien (other than

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as permitted under the Operative Documents) upon the property of Assignee under, any indenture, mortgage, contract or other agreement to which Assignee is a party or by which Assignee or its properties is or are bound or affected. The execution, delivery and performance by Assignee of this Agreement and the performance by Assignee of the Operative Documents to which it is or will be party and the acquisition by Assignee of its interest in the Trust Estate (and the rights related thereto) do not and will not violate the [organizational documents] of Assignee or any current law, governmental rule, regulation, judgment or order binding on Assignee (including, without limitation, any such law, rule, regulation, judgment or order relating to money-laundering, anti-corruption or export control or imposing economic sanctions).
(c) Neither the execution and delivery by Assignee of this Agreement, nor the performance by Assignee of its obligations under, nor the consummation by Assignee of the transactions contemplated in, this Agreement and the Operative Documents to which Assignee is or will be a party, requires the consent or approval of, or the giving of notice to, or the registration with, or the taking of any other action in respect of any [jurisdiction of organization] governmental authority having jurisdiction.
(d) This Agreement has been duly executed and delivered by Assignee and constitutes, and each Operative Document to which Assignee will be a party will constitute, the legal, valid and binding obligation of Assignee enforceable against Assignee in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.
(e) There are no pending or, to Assignee’s knowledge, threatened actions or proceedings before any court, arbitrator or administrative agency which would materially adversely affect the ability of Assignee to perform its obligations under this Agreement or any Operative Document to which it is or will be a party.
(f) Neither Assignee nor any Person authorized to act on its behalf has directly or indirectly offered any interest in the Trust Estate or the Trust Agreement or any similar security to, or solicited any offer to acquire any of the same from, any Person in violation of the registration requirements of the Securities Act or any other applicable securities law.
(g) At the Effective Time, there are no Lessor’s Liens attributable to Assignee, and the execution, delivery and performance of this Agreement will not result in any Lessor’s Lien attributable to Assignee.
(h) Either (i) Assignee is a Citizen of the United States or (ii) the Trust Agreement is in a form that permits the Aircraft to be registered with the FAA in the name of Owner Trustee (without regard to any provision of applicable law that permits FAA registration of an aircraft by limiting its location and usage but with regard to voting trust provisions and provisions delegating certain control rights to the Owner Trustee), notwithstanding the failure of Assignee to be a Citizen of the United States.

EXHIBIT E

LA 1 – Participation Agreement

(i) Assignee is not an airline or other commercial operator of aircraft, freight forwarder, or any other company directly or indirectly engaged in the business of passenger, cargo, freight or parcel transportation, or any Affiliate thereof.
(j) Either (a) no part of the funds to be used by Assignee to make and hold its investment pursuant to this Agreement directly or indirectly constitutes assets of any “employee benefit plan” (as defined in Section 3(3) of ERISA) or of any “plan” (as defined in Section 4975(e) of the Code) or (b) its purchase and holding of its interest in the Trust Estate and its investment pursuant to this Agreement are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.
(k) Assignee is a Qualifying Institution (as such term is defined in Section 8.2(a)(ii) of the Lease) (or a parent corporation of the Assignee which qualifies as a Qualifying Institution shall have executed and delivered to Lessee a guaranty substantially in the form of Exhibit G to the Participation Agreement or otherwise in form and substance reasonably satisfactory to Lessee).
(l) The Assignment and Assumption (1) does not violate the Transportation Code, the Securities Act or any other Law (including, without limitation, ERISA, any laws or regulations imposing U.S. economic sanctions measures or any orders or licenses issued thereunder), or create a relationship that would be in violation thereof, (2) does not result in a “prohibited transaction” under Section 4975 of the Code, (3) does not adversely affect the registration of the Aircraft in the name of Owner Trustee with the FAA (or the aeronautical authority of the country of registry of the Aircraft if the Aircraft is not registered under the laws of the United States), (4) will not subject Lessee to any additional regulation under, or require Lessee to give any notice to, register with, make any filings with or take any other action in respect of, any governmental authority or agency of any jurisdiction, (5) does not require registration under the Securities Act or any foreign securities laws, require qualification of an indenture under the Trust Indenture Act, or require Lessee to sign any registration statement, (6) unless Lessee consents, the Transfer contemplated hereby does not involve a Rule 144A, Regulation S or other capital markets or equity syndication transaction not described in the immediately preceding clause (5), and (7) does not result in, or involve, incurrence by Lessee of any indebtedness for accounting purposes (it being understood that, if any change in the lease accounting standards applicable to Lessee requires that Lessee, independently of the Transfer contemplated hereby, capitalize its leases, including the Lease, in Lessee’s books, such capitalization of the Lease is not intended to constitute, and shall not be construed as, incurrence by Lessee of any indebtedness for accounting purposes within the meaning of this clause (7)).
(m) [Assignee is a domestic [corporation][partnership] for U.S. federal income tax purposes.]3
3     If Assignee is a foreign entity, replace with language to the following effect: “Assignee is (x) taxed as a [corporation] for U.S. federal income tax purposes, (y) a corporation resident in [ ] for [ ] tax purposes [(by virtue of being managed and controlled in [ ])] and (z) a resident of [ ] within the meaning of the income tax convention between [ ] and the United States (the “Treaty”) and fully eligible for the benefits of the [“Business Profits”][“Industrial or Commercial Profits”], “Interest” and “Other Income” articles of the Treaty with respect to all payments under the Lease and the other transaction documents and all income of Lessor with respect thereto.” If a foreign Assignee is tax-transparent, add similar language regarding its owners. In addition, a foreign Assignee will need to provide an opinion or representation substantially to the following effect: “Under applicable Law in effect at the Effective Time, assuming the Aircraft is not located or used by Lessee or any sublessee of Lessee at or after the Effective Time in [Assignee’s country] and neither Lessee, Owner Trustee nor Trust Company is acting, or has acted, under the Operative Documents through an office or other fixed place of business or an agent in [Assignee’s country], neither Lessee nor Owner Trustee will be required to charge, withhold or otherwise collect any sales, stamp, value added or similar Tax imposed by [Assignee’s country], or any political subdivision thereof, with respect to the Operative Documents or any Rent payable at or after the Effective Time.”

EXHIBIT E

LA 1 – Participation Agreement

10. Certain Agreements.
(a) Assignee agrees that, except as expressly permitted by Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing, notwithstanding anything herein or in any Operative Document to the contrary, neither it nor any Person claiming by, through or under it shall take or cause to be taken any action inconsistent with Lessee’s rights under the Lease and Lessee’s right to quiet enjoyment of the Aircraft, the Airframe, any Engine or any Part, or otherwise in any way interfere with or interrupt the use, operation and continuing possession of the Aircraft, the Airframe, any Engine or any Part by Lessee or any sublessee, assignee or transferee under any sublease, assignment or transfer then in effect and permitted by the terms of the Lease.
(b) Notwithstanding anything to the contrary contained herein or in the Operative Documents, each of Assignor and Assignee hereby agrees, for the benefit of Lessee, that as determined at the Effective Time none of Lessee’s obligations, responsibilities, liabilities, costs and risks in the use and operation of the Aircraft or under, relating to or in respect of the Operative Documents or otherwise, including, without limitation, under or in respect of any of Lessee’s payment or indemnity obligations, shall be increased or altered, and none of Lessee’s rights and benefits under any Operative Document shall be diminished, as a result of or in connection with the Assignment and Assumption or any aspect thereof or any other transaction relating thereto (it being acknowledged that an increase in the number of indemnitees shall not, of itself, constitute an increase in Lessee’s obligations under the Operative Documents).
11. Miscellaneous.
(a) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
(b) This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto shall be an original, but all of such counterparts together shall constitute one instrument.

EXHIBIT E

LA 1 – Participation Agreement

(c) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK. [Assignee irrevocably designates and appoints [name of process agent] as process agent to receive for it and on its behalf service of process in any proceedings arising hereunder or under any other Operative Document to which it is a party. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.]4
(d) To the extent that Assignee or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, and whether under the United States Foreign Sovereign Immunities Act of 1976 (or any successor legislation) or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon any Operative Documents to which it is a party, including, without limitation, immunity from suit or service of process, immunity from jurisdiction or judgment of any court or tribunal or execution of a judgment, or immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, Assignee hereby irrevocably and expressly waives any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]
4     Include only if Assignee is a foreign entity.

EXHIBIT E

LA 1 – Participation Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be duly executed as of the day and year first above written.

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Accepted and Agreed: AMERICAN AIRLINES, INC.

By:
Name:
Title:

EXHIBIT E

LA 1 – Participation Agreement

EXHIBIT F
FORM OF BUYER FURNISHED EQUIPMENT BILL OF SALE
Know all persons by these presents that American Airlines, Inc., a corporation organized and existing under the laws of the State of Delaware, and having its chief executive office at 4333 Amon Carter Blvd., Ft. Worth, TX 76155 (“Seller”), was this [day] [month] [year] the owner of the title to the equipment listed on Annex A hereto and all appliances, components, parts, instruments, appurtenances, accessories, furnishings, modules and other equipment of any nature, incorporated therein, installed thereon or attached thereto on the date hereof (the “BFE”). The Seller does this day of [month] [year], grant, convey, bargain, sell, transfer, deliver and set over all of its rights, title and interest in and to the BFE to the following entity and to its successors and assigns forever, such BFE to be the property thereof:
[Insert Name/Address of OT]
(the “Buyer”)
The Seller hereby warrants to the Buyer, its successors and assigns that it has good and lawful right to sell, deliver and transfer title to the BFE to the Buyer and that there is hereby conveyed to the Buyer good, legal and valid title to the BFE, free and clear of all liens, claims, charges, encumbrances and rights of others and that the Seller will warrant and defend such title forever against all claims and demands whatsoever.
This Warranty Bill of Sale will be governed by and construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative this day of [month], [year] in [Blagnac/Hamburg].

AMERICAN AIRLINES, INC.

By:
Name:
Title:

EXHIBIT F

LA 1 – Participation Agreement

EXHIBIT F
ANNEX A
TO
BFE BILL OF SALE

EXHIBIT F

LA 1 – Participation Agreement

[Guarantee ([Year] MSN [MSN])]
EXHIBIT G
FORM OF OWNER PARTICIPANT GUARANTEE
GUARANTEE ([YEAR] MSN [MSN])
dated as of •, 20•
by
[NAME OF OWNER PARTICIPANT GUARANTOR]

EXHIBIT G

LA 1 – Participation Agreement

[Guarantee ([Year] MSN [MSN])]

Section 1. Defined Terms	4

Section 2. Affirmation of Representations and Warranties under OP Documents	4

Section 3. Guarantee	4

3.1. Guarantee of Obligations under OP Documents	4

3.2. Unconditional Obligations	4

3.3. Guarantor’s Obligations Not Affected	5

3.4. Waiver	6

3.5. Waiver of Rights of Subrogation and Contribution	6

3.6. Payments	7

Section 4. Representations, Warranties and Covenants of Guarantor	7

4.1. Representations and Warranties of Guarantor	7

4.2. Covenants of Guarantor	8

Section 5. Costs and Expenses	8

Section 6. Survival of Representations, Warranties and Agreements	8

Section 7. Notices, etc	8

Section 8. Amendments and Waivers	8

Section 9. Severability of this Guarantee	8

Section 10. Miscellaneous	8

Section 11. [Agent for Service of Process	9

Section 12. Time of the Essence	9

Section 13. Waiver of Immunity	9

EXHIBIT A - Beneficiaries	11
EXHIBIT G

LA 1 – Participation Agreement

[Guarantee ([Year] MSN [MSN])]
GUARANTEE
GUARANTEE dated as of [•], 20[•] by [OWNER PARTICIPANT GUARANTOR], a [FORM OF ENTITY] organized and existing under the laws of [JURISDICTION] (together with its successors and assigns, “Guarantor”), for the benefit of the parties listed in Exhibit A attached hereto (together with their respective successors and assigns, the “Beneficiaries”).
WHEREAS, [OWNER PARTICIPANT], a [FORM OF ENTITY] organized and existing under the laws of [JURISDICTION] (together with its successors and assigns, the “Owner Participant”) is majority-owned subsidiary of Guarantor;
WHEREAS, Guarantor derives substantial benefit from the Owner Participant entering into the transactions contemplated by the OP Documents;
WHEREAS, American Airlines, Inc. (“American”), as lessee, the Owner Participant and Wells Fargo Bank Northwest, National Association, a national banking association, not in its individual capacity except as expressly provided herein, but solely as owner trustee, as lessor (“Lessor”), entered into a Participation Agreement ([YEAR] MSN [MSN]), dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Participation Agreement”);
WHEREAS, American and Lessor entered into a Lease Agreement ([YEAR] MSN [MSN]) dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Lease”);
[WHEREAS, substantially contemporaneously herewith, the Owner Participant and the Beneficiary are entering into a Lessee Consent and Agreement ([YEAR] MSN [MSN]), dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Lessee Consent”), among Lessor, the Owner Participant, the Beneficiary and the other parties named therein;]1
WHEREAS, it is a condition to the Lessee’s obligation to enter into the transactions contemplated by the Participation Agreement that Guarantor agrees to guarantee the obligations of the Owner Participant in each of the Operative Documents executed or to be executed by the Owner Participant or by which the Owner Participant is bound (such Operative Documents, [together with the Lessee Consent,]2in each case, as amended, modified or supplemented from time to time, being referred to herein as the “OP Documents”);
NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:
1     Insert if there is a contemporaneous leveraging transaction.
2     Id.
EXHIBIT G

LA 1 – Participation Agreement

[Guarantee ([Year] MSN [MSN])]
Section 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in Annex A to the Lease.
Section 2. Affirmation of Representations and Warranties under OP Documents. Guarantor hereby represents and warrants to the Beneficiaries that all of the representations and warranties of the Owner Participant contained in the OP Documents are true and correct as of the date hereof.
Section 3. Guarantee.
3.1 Guarantee of Obligations under OP Documents. Guarantor irrevocably and unconditionally guarantees to the Beneficiaries the due and punctual performance of and compliance with all covenants, agreements, terms and conditions of each of the OP Documents required to be performed or complied with by the Owner Participant (including, without limitation, in the case of a Back-Leveraging Transaction, the Owner Participant’s representations, warranties and covenants described in Section 8.3.1(b) of the Participation Agreement and compliance of the applicable Back-Leveraging Transaction with the terms of Section 8.3 of the Participation Agreement) (all such payment obligations and other covenants, agreements, terms and conditions, being referred to herein as the “Obligations”). In case the Owner Participant shall fail to perform or comply with any Obligation, Guarantor will forthwith perform and comply with such Obligation or cause the same forthwith to be performed or complied with, and, in case the Owner Participant shall fail to pay or perform duly and punctually any Obligation required to be made or performed by the Owner Participant under any OP Document when and as the same shall be due and payable, or required to be performed, as the case may be, in accordance with the terms of such OP Document, Guarantor will immediately pay or perform, as the case may be, the same to the Person entitled thereto and in addition, pay such further amount, if any, as shall be sufficient to cover all reasonable costs and expenses (including, without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by the Beneficiaries in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting any or all of the Obligations.
3.2 Unconditional Obligations. The guarantee by Guarantor contained in Section 3.1 hereof is a primary obligation of Guarantor and is an unconditional, absolute, present and continuing obligation and is not conditioned in any way upon the institution of suit or the taking of any other action with respect to the representations and warranties of the Owner Participant contained in any OP Document or any attempt to enforce performance of or compliance with the Obligations (including, without limitation, any payment obligations). To the extent that performance or compliance with the guarantee by Guarantor contained in Section 3.1 hereof requires the payment of money, such guarantee is an absolute, unconditional, present and continuing guarantee of payment and not of collectability and is in no way conditioned or contingent upon the validity, or enforceability of any OP Document or any of the Obligations or any collateral security, other guarantee, if any, or credit support therefor or any attempt to collect from the Owner Participant or any other entity or to perfect or enforce any security or upon any other condition or contingency or upon any other action, occurrence or circumstance whatsoever. Such guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due to any of the Beneficiaries pursuant to the
EXHIBIT G

LA 1 – Participation Agreement

[Guarantee ([Year] MSN [MSN])]
terms of any OP Document is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, dissolution, liquidation, or the like, of the Owner Participant or Guarantor, or upon or as a result of, the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Owner Participant or Guarantor or any substantial part of their respective property, or otherwise, all as though such payment had not been made notwithstanding any termination of this Guarantee or any OP Document. Guarantor shall not commence against the Owner Participant any “case” (as defined in Title 11 of the United States Code, the “Bankruptcy Code”) under the Bankruptcy Code or any similar proceeding under any state insolvency, bankruptcy or similar statute.
3.3 Guarantor’s Obligations Not Affected. The obligations of Guarantor under this Guarantee shall remain in full force and effect without regard to, and shall not be impaired or affected by:
3.3.1 any extension, indulgence or renewal in respect of the payment of any amount payable, or the performance of any Obligation; or
3.3.2 any amendment or modification of or addition or supplement to or deletion from any of the terms of any OP Document, or any other agreement (including, without limitation, any collateral security, other guarantee, if any, or other credit support or right of offset with respect thereto) which may be made relating to any OP Document or any Obligation; or
3.3.3 any compromise, waiver, release or consent or other action or inaction in respect of any of the terms of any OP Document, or any other agreement (including, without limitation, any collateral security, other guarantee, if any, or other credit support or right of offset with respect thereto) which may be made relating to any OP Document or any Obligation; or
3.3.4 any exercise or non-exercise by any of the Beneficiaries of any right, power, privilege or remedy under or in respect of this Guarantee or any OP Document, or any waiver of any such right, power, privilege or remedy or of any default in respect of this Guarantee or any OP Document or any guarantee or other agreement executed pursuant hereto, or any receipt of any security or any release of any security; or
3.3.5 any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, dissolution, liquidation, or the like, of the Owner Participant, Guarantor or any other Person; or
3.3.6 any limitation of the liability of the Owner Participant under the terms of any OP Document which may now or hereafter be imposed by any statute, regulation or rule of law; or
3.3.7 any merger or consolidation of the Owner Participant or Guarantor into or with any other person or entity, or any sale, lease or transfer of any or all of the assets of the Owner Participant or Guarantor to any other person or entity; or
EXHIBIT G

LA 1 – Participation Agreement

[Guarantee ([Year] MSN [MSN])]
3.3.8 any indebtedness of the Owner Participant to any person or entity, including Guarantor; or
3.3.9 any claim, set-off, deduction or defense Guarantor or the Owner Participant may have against any of the Beneficiaries, whether hereunder or under any OP Document or independent of or unrelated to the transactions contemplated by the OP Documents; or
3.3.10 any change in law; or
3.3.11 absence of any notice to, or knowledge by, Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing subdivisions (a) through (j); or
3.3.12 any sale, transfer or other disposition by the Owner Participant of any right, title or interest in and to any OP Document or the Aircraft; or
3.3.13 any other circumstance whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against Guarantor. No obligations of the Owner Participant are affected hereby.
3.4 Waiver. Guarantor unconditionally waives, to the fullest extent permitted by Law, (a) notices of the creation of any Obligation under the OP Documents or any of the matters referred to in Section 3.3 hereof or any notice of or proof of reliance by any of the Beneficiaries upon this Guarantee or acceptance of this Guarantee (the Obligations shall conclusively be deemed to have been created, contracted, incurred or renewed, extended, amended or waived in reliance upon this Guarantee and all dealings between the Owner Participant or Guarantor and any Beneficiary shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee), (b) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights of any of the Beneficiaries against Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under any OP Document, and notice of default or any failure on the part of the Owner Participant to perform and comply with any Obligation, (c) any right to the enforcement, assertion or exercise by any of the Beneficiaries of any right, power, privilege or remedy conferred herein or in any OP Document or otherwise, (d) any requirement of promptness or diligence on the part of any of the Beneficiaries, or (e) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or which might otherwise limit recourse against Guarantor.
3.5 Waiver of Rights of Subrogation and Contribution. Guarantor will not assert any right to which it may become entitled, whether by subrogation, contribution or otherwise, against the Owner Participant or any of its properties, by reason of the performance by Guarantor of its obligations under this Agreement, nor shall Guarantor seek or be entitled to seek any reimbursement from the Owner Participant in respect of payments made by Guarantor until such time as all of the Obligations of the Owner Participant under the OP Documents shall be duly and fully performed.
EXHIBIT G

LA 1 – Participation Agreement

[Guarantee ([Year] MSN [MSN])]
3.6 Payments. Guarantor hereby guarantees that all payments hereunder shall be paid without set-off, counterclaim, deduction or withholding (or, if there is any such deduction or withholding for Taxes, Guarantor hereby agrees to pay additional amounts such that Guarantor bears such Taxes), and shall be made in U.S. Dollars; provided, that such Beneficiary shall have provided Guarantor with any withholding form, certificates or documents that such Beneficiary is legally entitled to provide if necessary or advisable to reduce or eliminate such withholding taxes, provided, however, that no Beneficiary shall be required to deliver such form, certificates or documents to reduce or eliminate any withholding taxes imposed by any non U.S. jurisdiction as a result of payments being made from, or Guarantor’s or Owner Participant’s connection with, such jurisdiction unless (x) Guarantor shall have provided to such Beneficiary timely notice of the requirement for such documentation, (y) such Beneficiary determines in good faith that it would suffer no risk of adverse consequences by providing the applicable form, and (z) Guarantor has agreed to pay, and does pay after demand therefor, on an After-Tax Basis, all costs and expenses incurred by such Beneficiary in providing the applicable form. If any payment of Guarantor hereunder is converted into a claim, proof, judgment or order in a currency other than Dollars, Guarantor will indemnify the Beneficiaries as an independent obligation against any loss arising out of or as a result of such receipt or conversion.
Section 4. Representations, Warranties and Covenants of Guarantor.
4.1 Representations and Warranties of Guarantor. As of the date hereof, Guarantor hereby represents and warrants that: (a) it is a [FORM OF ENTITY] duly organized and validly existing under the laws of [JURISDICTION] and has the corporate power and authority to carry on its present business and operations, to own or hold under lease its properties and to enter into and perform its obligations under this Guarantee, and this Guarantee has been duly authorized, executed and delivered by it and is legal, valid and binding on it and is enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity; (b) the execution and delivery by Guarantor of this Guarantee and compliance by it with all of the provisions hereof do not and will not contravene any Law or any order of any court or governmental authority or agency applicable to or binding on it or contravene the provisions of, or constitute a default under, [its certificate of incorporation or by-laws] or any indenture, mortgage, contract or any agreement or instrument to which it is a party or by which it or any of its property may be bound or affected; (c) no authorization or approval or other action by, and no notice to or filing with, any [jurisdiction of organization] governmental authority having authority over Guarantor or its assets is required for the due execution, delivery or performance by it of this Guarantee; (d) there are no pending or threatened actions or proceedings before any court or administrative agency which would materially adversely affect its ability to perform its obligations under this Guarantee; (e) the Owner Participant is a majority-owned subsidiary of Guarantor; and (f) Guarantor is a Qualifying Institution.
EXHIBIT G

LA 1 – Participation Agreement

[Guarantee ([Year] MSN [MSN])]
4.2 Covenants of Guarantor. For so long as the Owner Participant is a party to the OP Documents:
4.2.1 Guarantor agrees that it will not impair Owner Participant’s ability to perform its obligations under the OP Documents; and
4.2.2 Guarantor agrees to comply with the terms and conditions of Section 10.4 of the Participation Agreement with respect to any Confidential Information.
Section 5. Costs and Expenses. Guarantor will pay all reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred by or on behalf of any of the Beneficiaries in connection with the enforcement of Guarantor’s obligations under this Guarantee.
Section 6. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements of Guarantor contained herein shall survive the execution and delivery of this Guarantee and the consummation of the transactions contemplated hereby and by the Operative Documents.
Section 7. Notices, etc. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents or waivers required or permitted under the terms and provisions of this Guarantee shall be in English and in writing, and given by United States registered or certified mail, return receipt requested, postage prepaid, overnight courier service or facsimile, and any such notice shall be effective when received (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) and addressed, (a) if to Guarantor, at • or at such other address as Guarantor shall from time to time designate in writing to American, (b) if to American, at 4333 Amon Carter Boulevard, Mail Drop 5662, Ft. Worth, Texas 76155, Attention: Treasurer, Fax: (817) 967-4318, Tel: (817) 963-1234 or at such other address as American shall from time to time designate in writing to Guarantor, or (c) if to the Lessor, at • or at such other address as the Lessor shall from time to time designate in writing to Guarantor
Section 8. Amendments and Waivers. Neither this Guarantee nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by Guarantor and the Beneficiaries.
Section 9. Severability of this Guarantee. Any provision of this Guarantee which is prohibited and unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 10. Miscellaneous. This Guarantee shall remain in full force and effect until payment in full of all sums payable hereunder under the OP Documents, and performance in full of all obligations of Guarantor hereunder, it being understood that upon the transfer of the Owner Participant’s interest pursuant to the terms of the OP Documents, subject to the payment in full of all sums due and payable hereunder and performance in full of all obligations of Guarantor hereunder and subject to such transfer complying with Section 8.2 of the Participation Agreement, this Guarantee shall terminate. This Guarantee constitutes the entire agreement and
EXHIBIT G

LA 1 – Participation Agreement

[Guarantee ([Year] MSN [MSN])]
supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. The index preceding this Guarantee and the headings of the various Sections of this Guarantee are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Guarantee shall be binding upon the successors of Guarantor, and shall inure to the benefit of the Beneficiaries and their successors and permitted assigns. Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of each of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York, and other courts with jurisdiction to hear appeals from such court and other courts with jurisdiction to hear appeals from such court for the purposes of any suit, action or other proceeding arising out of this Guarantee, the subject matter hereof or any of the transactions contemplated hereby. THIS GUARANTEE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS GUARANTEE IS BEING DELIVERED IN THE STATE OF NEW YORK.
Section 11. [Agent for Service of Process. Guarantor agrees that its designated agent for service of process relating to any proceedings arising out of or connected with this Guarantee is •. Guarantor agrees that service of process in any action or proceeding described in Section 10 may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such agent for service of process at its address referred to in the first sentence of this Section 11. Guarantor, by notice to the Beneficiaries, may designate a different agent and address for subsequent service of process; provided that Guarantor will take all action, including the filing of any and all documents and instruments, as may be necessary so that it shall at all times have an agent for service of process for the above purposes in the County of New York, State of New York. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.]3
Section 12. Time of the Essence. The time stipulated in this Guarantee for all payments by Guarantor to any of the Beneficiaries and for prompt, punctual performance of Guarantor’s obligations under this Guarantee shall be of the essence for this Guarantee.
Section 13. Waiver of Immunity. To the extent that Owner Participant or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, and whether under the United States Foreign Sovereign Immunities Act of 1976 (or any successor legislation) or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon any Operative Documents to which it is a party, including, without limitation, immunity from suit or service of process, immunity from jurisdiction or judgment of any court or tribunal or execution of a judgment, or immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, Owner Participant hereby irrevocably and expressly waives any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere.
3     Include if Guarantor is foreign.
EXHIBIT G

LA 1 – Participation Agreement

[Guarantee ([Year] MSN [MSN])]
IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed by its duly authorized officer as of the day and year first above written.

[GUARANTOR]

By:
Title:
EXHIBIT G

LA 1 – Participation Agreement

EXHIBIT A
BENEFICIARIES
American Airlines, Inc., as Lessee (and its successors and permitted assigns)
Wells Fargo Bank Northwest, National Association, Owner Trustee and Lessor (and its successors and permitted assigns)
EXHIBIT G

LA 1 – Participation Agreement

EXHIBIT H
FORM OF ENGINE WARRANTY AGREEMENT
THIS ENGINE WARRANTY ASSIGNMENT AGREEMENT (the “Assignment Agreement”) dated as of , 201 is made by and between American Airlines, Inc., a corporation organized under the laws of Delaware (the “Assignor”), and Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as Owner Trustee (the “Assignee”). Unless the context otherwise requires, terms which are capitalized but not otherwise defined herein shall have the meaning given to them in the General Terms Agreement or Lease, as applicable, such terms being as themselves herein defined.
W I T N E S S E T H:
WHEREAS:
(A)    The Assignor and the Engine Manufacturer are parties to the General Terms Agreement providing, among other things, for product support, including warranties for the support, of the engines covered thereby, including the Engines, and related equipment given to the Assignor by the Engine Manufacturer;

(B)    The Assignor has agreed to transfer all of its right, title and interest in and to the Aircraft, including the Engines, to the Assignee pursuant to the Participation Agreement ([Year] MSN [MSN]);

(C)    The Assignee has agreed to lease the Aircraft, including the Engines, to the Assignor pursuant to the Lease;

(D)    The Assignee wishes to acquire certain rights and interest in and to warranties relating to the Engines, and the Assignor, on the terms and conditions hereinafter set forth, is willing to assign to the Assignee such rights and interests of the Assignor in and to such warranties, and the Assignee is willing to accept such assignment, as hereinafter set forth; and

(E)    The Engine Manufacturer is willing to execute and deliver to the Assignee the Engine Consent and Agreement in substantially the form of the Schedule 1 hereto (the “Engine Consent and Agreement”).
NOW, THEREFORE, in consideration of the mutual covenants herein contained and of other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
EXHIBIT H

LA 1 – Participation Agreement

1.    Definitions.
For all purposes of this Assignment Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:
“Aircraft” shall mean one Airbus Model A319-100 Aircraft bearing manufacturer’s serial number , including the Engines installed on such Aircraft.
“Engine” shall mean each of the CFM56-5B engines bearing manufacturer’s serial numbers and .
“Engine Manufacturer” shall mean CFM International, Inc., a Delaware corporation.
“Event of Default” has the meaning given to such term in the Lease.
“General Terms Agreement” shall mean the General Terms Agreement dated as of November 18, 2011 between the Engine Manufacturer and the Assignor, insofar as such General Terms Agreement relates to the Engines, as heretofore amended, modified or supplemented, excluding all letter agreements thereto, except as otherwise set forth herein.
“Lease” means the Lease Agreement ([Year] MSN [MSN]) dated as of , 201 and entered into between the Assignor and the Assignee, whereby the Assignee has agreed to lease the Engines to the Assignor.
“Letter Agreement No. 2” or “LA2” means Letter Agreement No. 2 to the General Terms Agreement dated November 18, 2011 between the Engine Manufacturer and the Assignor, related to warranties and product support regarding the Engines.
“Participation Agreement” means the Participation Agreement ([Year] MSN [MSN]) dated as of , 201 and entered into among Assignor, Assignee and the Owner Participant named therein, whereby the Assignee has agreed to lease to the Assignor and the Assignor has agreed to lease the Engines from the Assignee.
“Warranties” means, solely with respect to each Engine, and each Module and Product related to such Engine, Engine Manufacturer’s New Engine Standard Warranty, Reconditioning Alternative, New Parts Standard Part Warranty, Ultimate Life Warranty, Standard Ultimate Life Warranty Parts Credit Allowance, Campaign Change Warranty, Warranty for Special Tools and Ground Equipment, Warranty Pass-On, Vendor Back-Up Warranty and Vendor Interface Warranty as set forth in the Engine Warranty Plan, paragraphs A.2, A.3, B.2., C.1., C.2.b., D, E, F, G, and H, which forms part of the General Terms Agreement, and as limited by the applicable terms of the General Terms Agreement and Engine Warranty Plan, as more particularly set out in Exhibit A hereto.
EXHIBIT H

LA 1 – Participation Agreement

2.    Assignment and Authorization of Assignor.

2.1    The Assignor does hereby sell, assign, transfer and set over unto the Assignee, its successors and permitted assigns, all of the Assignor’s remaining rights and interests in and to the Warranties as and to the extent that the same relate to each Engine and the operation thereof, including, without limitation, in such assignment, (a) all claims for damages in respect of such Engine arising as a result of any default by the Engine Manufacturer in respect of the Warranties, and (b) any and all rights of the Assignor to compel performance of the terms of the Warranties; reserving exclusively to the Assignor, however, (i) all of the Assignor’s rights and interests in and to the Warranties and/or the General Terms Agreement as and to the extent that the same relate to engines other than such Engine and the purchase and operation of such engines, and (ii) any and all letter agreements with the exception of LA2, as specifically provided herein. The Assignee hereby accepts such assignment.

2.2    Notwithstanding the foregoing, during the Term of the Lease, so long, and only so long, as no Event of Default shall have occurred and be continuing, the Assignee hereby authorizes the Assignor, to exercise in the Assignor’s name all rights in respect of the Warranties as and to the extent that the same relate to each Engine, except that the Assignor may not enter into any change order or other amendment, modification or supplement to the General Terms Agreement in respect of the Warranties relating to any Engine without the prior written consent of the Assignee (such consent not to be unreasonably withheld or delayed) if such change order, amendment, modification or supplement would result in any rescission, cancellation or termination of the Warranties with respect to such Engine or otherwise adversely affect the rights of the Assignee under the Warranties with respect to such Engine.

2.3    For all purposes of this Assignment Agreement, the Engine Manufacturer shall not be deemed to have knowledge of and need not recognize the occurrence, the continuance or the discontinuance of any Event of Default, or the expiration of the Term of the Lease, unless and until the Engine Manufacturer shall have received from the Assignee written notice thereof addressed to the Engine Manufacturer’s General Counsel—Commercial Engines at CFM International, Inc., c/o GE Aviation, One Neumann Way, Mail Drop F125, Cincinnati, Ohio 45215-6301, U.S.A., with copy to: Attn: Contracts Administration, CFM International, Inc., 1 Neumann Way, Mail Drop Y7, Cincinnati, OH 45215, U.S.A., and, in acting in accordance with the Warranties, the General Terms Agreement and this Assignment Agreement, the Engine Manufacturer may conclusively rely on such notice. Until such time as notice of an Event of Default, or of the expiration of the Term of the Lease, shall have been given by the Assignee to the Engine Manufacturer, the Engine Manufacturer shall with respect to the Warranties deal solely and exclusively with the Assignor. The Assignee shall promptly, after such Event of Default has been remedied or waived, give written notice of the same to the Engine Manufacturer’s General Counsel—Commercial Engines as provided above, with a copy to the Assignor at its address for notices set forth in the Lease, and upon the Engine Manufacturer’s receipt of such notice, the Engine Manufacturer shall resume the sole and exclusive dealings with the Assignor authorized, in the absence of notice of an Event of Default, or the expiration of the Term of the Lease, by this Section 2 and by the Engine Consent and Agreement.
EXHIBIT H

LA 1 – Participation Agreement

3.    Assignor’s Continuing Obligations.

3.1    It is expressly agreed that, notwithstanding anything herein contained to the contrary: (a) the Assignor shall at all times remain liable to the Engine Manufacturer under the terms and conditions of the General Terms Agreement to perform all duties and obligations of the Assignor thereunder to the same extent as if this Assignment Agreement had not been executed, (b) the exercise by the Assignee of any of the rights assigned hereunder shall not release the Assignor from any of its duties or obligations to the Engine Manufacturer under the General Terms Agreement, except to the extent that such exercise by the Assignee shall constitute performance of such duties and obligations, (c) the Assignor will exercise its rights and perform its obligations under the General Terms Agreement in respect of each Engine to the extent that such rights and obligations have not been assigned hereunder, and (d) except as specifically provided in Section 3.2 with respect to the Assignee, the Assignee shall not have any obligation or liability under the General Terms Agreement by reason of or arising out of this Assignment Agreement or be obligated to perform any of the obligations or duties of the Assignor under the General Terms Agreement or to make any payment or to make any inquiry as to the sufficiency of any payment received by it or to present or file and claim or to take any action to collect or enforce any claim for any payment assigned hereunder.

3.2    Notwithstanding anything contained in this Assignment Agreement to the contrary (but without in any way releasing the Assignor from any of its duties or obligations under the General Terms Agreement), the Assignee confirms expressly for the benefit of the Engine Manufacturer that, in exercising any rights in and to the Warranties, or in making any claim with respect thereto, the applicable terms and conditions of the General Terms Agreement (including any conditions, liabilities, and limitations), and the Warranties, shall apply to and be binding upon the Assignee to the same extent as the Assignor.

3.3    Nothing contained herein shall subject the Engine Manufacturer to any obligation or liability to which it would not otherwise be subject under the General Terms Agreement or modify in any respect the contract rights of the Engine Manufacturer thereunder or subject the Engine Manufacturer to any multiple or duplicative obligation or liability under the General Terms Agreement or limit any rights of set-off the Engine Manufacturer may have against the Assignor under applicable law. No further assignment of any remaining Warranties, including, but not limited to, assignments for security purposes, are permitted without the express prior written consent of the Engine Manufacturer.

3.4    Effective at any time after an Event of Default has occurred, and for so long as such Event of Default is continuing, and following the expiration of the Term of the Lease, the Assignor does hereby constitute the Assignee, its successors and permitted assigns, the Assignor’s true and lawful attorney, irrevocably, with full power (in the name of the Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due and to become due under or arising out of the General Terms Agreement in respect of each Engine, but only to the extent that the same have been expressly assigned by this Assignment Agreement and, for such period as the Assignee may exercise rights with respect thereto under this Assignment Agreement, to
EXHIBIT H

LA 1 – Participation Agreement

endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute (or, if previously commenced, assume control of) any proceedings and to obtain any recovery in connection therewith that the Assignee may deem to be necessary or advisable with respect to such monies and claims for monies.

3.5    So long as the Engine Manufacturer acts in good faith in accordance with this Assignment Agreement, the Engine Manufacturer may rely conclusively on any notice given by the Assignee hereunder without inquiring as to the accuracy of, or the entitlement of the Assignee to give, such notice.

4.    Further Assistance.

4.1    The Assignor agrees that, at any time and from time to time upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Assignee shall reasonably request in order to obtain the full benefits of this Assignment Agreement and of the rights and powers herein granted.

5.    Representations, Warranties and Covenants.

5.1    The Assignor does hereby represent and warrant that (i) a true and complete copy of the Warranties have been provided to the Assignee and that such provisions constitute all the provisions of the Warranties relevant to the rights assigned pursuant hereto, (ii) the General Terms Agreement is in full force and effect and is enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect which affect creditors’ rights generally, and the Assignor and the Engine Manufacturer are not in default thereunder, (iii) the Assignor has, with the authorized execution of the Engine Consent and Agreement, received all necessary consents of assignment in the transfer contemplated herein, and (iv) the rights assigned and transferred by the Assignor under Section 2, subject to the rights expressly reserved by this Assignment Agreement, are all the representations, warranties and indemnities provided to the Assignor by the Engine Manufacturer with respect to the rights assigned hereby relating to the Warranties.

5.2    The Assignor does hereby represent and warrant that it has not assigned or pledged the Warranties as they relate to any Engine to anyone other than the Assignee, and hereby covenants that, so long as the Warranties with respect to any Engine remain assigned to the Assignee pursuant to this Assignment Agreement, the Assignor will not, without the prior written consent of the Assignee, assign or pledge the whole or any part of the Warranties that relates to such Engine. The Assignee shall not assign the whole or any part of the Warranties hereby assigned in respect of any Engine unless (i) such assignment is back to the Assignor in connection with the substitution of such Engine pursuant to Section 8(d) of the Lease or (ii) such assignment is consented to in writing by the Engine Manufacturer.
EXHIBIT H

LA 1 – Participation Agreement

5.3 The Assignee agrees that it will not enter into any agreement with the Engine Manufacturer that would amend, modify, rescind, cancel or terminate the General Terms Agreement in respect of the Warranties or take other action to amend, modify, rescind, cancel or terminate any of the Assignor’s rights in respect of the Warranties, without the prior written consent of the Assignor, except if the Engine Manufacturer shall have been notified in writing that an Event of Default has occurred and is continuing or the Term of the Lease has expired.

5.4    Each of the Assignor and the Assignee agrees that this Assignment Agreement may not be amended, extended, modified, supplemented, terminated or waived orally. Any and all amendments, extensions, modifications, supplements, terminations or waivers must be presented in writing and be signed by the Engine Manufacturer and the party against whom the enforcement of such amendment, modification, supplement, termination or waiver is sought to be charged.

6.    Confidentiality.

6.1    The Assignee agrees, expressly for the benefit of the Engine Manufacturer, that it will not, without the prior written consent of the Engine Manufacturer, disclose, directly or indirectly to any third party, any terms of the Warranties or any other portion of the General Terms Agreement at any time disclosed to it by the Assignor incident to effecting the assignment herein; provided, that (a) the Assignee may use, retain, and disclose any such information to its special counsel and public accountants, who shall maintain the confidentiality of such terms, (b) the Assignee may disclose any such terms as required by applicable law, governmental regulations, subpoena, or other written demand under color of legal right for such information but it shall first, as soon as practicable upon receipt of such demand and to the extent permitted by applicable laws, furnish a copy thereof to the Assignor and the Engine Manufacturer, and the Assignee shall afford the Assignor and the Engine Manufacturer reasonable opportunity, at the moving party’s cost and expense, to obtain a protective order or other satisfactory assurance reasonably satisfactory to the Engine Manufacturer of confidential treatment for the information required to be disclosed, (c) the Assignee may disclose such terms to any bona fide potential purchaser or lessee of the Engine, subject to execution by such prospective purchaser or lessee of a written confidentiality statement setting forth the same or substantially similar terms as those referred to in this Section 6, and (d) the Assignee may disclose such terms as permitted under Section 10.4 of the Participation Agreement as if this Agreement were specifically referred to therein, and subject to execution by such persons to whom the disclosure is made under Section 10.4 of a written confidentiality statement setting forth the same or substantially similar terms as those referred to in this Section 6.

7.    Miscellaneous.

7.1    This Assignment Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
EXHIBIT H

LA 1 – Participation Agreement

7.2    This Assignment Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, United States of America.
EXHIBIT H

LA 1 – Participation Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Engine Warranty Assignment to be duly executed and effective as of the day and year first above written.

AMERICAN AIRLINES, INC.

By:

Name:

Title:

Date:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:

Name:

Title:

Date:
EXHIBIT H

LA 1 – Participation Agreement

ENGINE WARRANTY PLAN
[To be attached.]
EXHIBIT H

LA 1 – Participation Agreement

ENGINE CONSENT AND AGREEMENT
CFM International, Inc., a Delaware corporation (the “Engine Manufacturer”), hereby acknowledges notice and receipt of the Engine Warranty Assignment Agreement made by and between American Airlines, Inc. (the “Assignor”) and Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as Owner Trustee (the “Assignee”), dated as of , 201 (the “Assignment Agreement”). Terms defined in the Assignment Agreement shall be used herein with the same meaning.
The Engine Manufacturer hereby consents to the assignment of the Warranties by the Assignor to the Assignee pursuant to the Assignment Agreement and hereby confirms to the Assignee that (a) all representations, warranties, indemnities, and agreements of the Engine Manufacturer under the Warranties with respect to the Engine shall, subject to the terms and conditions thereof, inure to the benefit of the Assignee to the same extent as to Assignor therein except as provided otherwise in Section 2 of the Assignment Agreement; (b) the Assignee shall not be liable for any of the obligations or duties of the Assignor under the General Terms Agreement, nor shall the Assignment Agreement give rise to any duties or obligations whatsoever on the part of the Assignee owing to the Engine Manufacturer, except for the Assignee’s agreement in the Assignment Agreement with respect to the Engines to the effect that in exercising any right assigned to it under the Warranties or in making any claim with respect thereto, the terms and conditions of the General Terms Agreement (including any conditions, liabilities, and limitations) relating to any Engine, and the Warranties, shall apply to and be binding upon the Assignee to the same extent as the Assignor; and (c) the Engine Manufacturer will continue to pay to the Assignor all payments that the Engine Manufacturer may be required to make (and that have been assigned to Assignee under the Assignment Agreement) in respect of any Engine under the Warranties unless and until the Engine Manufacturer shall have received written notice from the Assignee, addressed to its General Counsel—Commercial Engines at CFM International, Inc., c/o GE Aviation, One Neumann Way, Mail Drop F125, Cincinnati, Ohio 45215-6301, U.S.A., with copy to: Attn: Contracts Administration, CFM International, Inc., 1 Neumann Way, Mail Drop Y7, Cincinnati, OH 45215, U.S.A., that an Event of Default has occurred and is continuing or the Term of the Lease has expired and that payments should be made otherwise.
The Engine Manufacturer shall not be deemed to have knowledge of any change in the authority of Assignor or Assignee, as the case may be, to exercise the rights established in the Assignment Agreement until the Engine Manufacturer has received written notice thereof. Any performance by the Engine Manufacturer that discharges its obligations under the Warranties in accordance with the terms of the General Terms Agreement as of the date hereof will satisfy the respective interests of the Assignor and Assignee. So long as the Engine Manufacturer acts in good faith in accordance with the Assignment Agreement and this Engine Consent and Agreement, the Engine Manufacturer may rely conclusively on any notice given by the Assignee without inquiring as to the accuracy of, or the entitlement of the Assignee to give such notice.
EXHIBIT H

LA 1 – Participation Agreement

Notwithstanding any provision to the contrary in this Engine Consent and Agreement or in the Assignment Agreement, the Engine Manufacturer shall not be construed as being a party to the Assignment Agreement and nothing contained herein shall subject the Engine Manufacturer to any multiple or duplicative liability or to any obligation or liability to which it would not otherwise be subject under the General Terms Agreement other than the fact that such obligation or liability in respect to the Warranties shall be owed to the Assignee and such rights shall be exercisable subject to the rights of the assignment created under the Assignment Agreement. Nothing contained herein shall modify in any respect the contract rights of the Engine Manufacturer under the General Terms Agreement or limit any rights of set-off the Engine Manufacturer may have under applicable law. No further assignment of any remaining Warranties, including, without limitation, assignments for security purposes, are permitted without the express written consent of the Engine Manufacturer; provided that the Assignee may assign the Warranties in respect of any Engine back to the Assignor in connection with the substitution of such Engine pursuant to Section 8(d) of the Lease, in which case the Assignee shall give the Engine Manufacturer a written notice of such assignment, addressed to its General Counsel—Commercial Engines at CFM International, Inc., c/o GE Aviation, One Neumann Way, Mail Drop F125, Cincinnati, Ohio 45215-6301, U.S.A.
To the extent permitted by applicable law, this Engine Consent and Agreement shall be governed by and construed in accordance with the laws of the State of New York.
Dated as of , 201_

CFM INTERNATIONAL, INC.

By:

Name:

Title:
EXHIBIT H

LA 1 – Participation Agreement

ANNEX A
DEFINITIONS
ANNEX A

LA 1 – Participation Agreement

ANNEX B
PAYMENT INFORMATION
Payments to Owner Trustee/Lessor: Payments made to Owner Trustee pursuant to the terms of the Operative Documents shall be made to the following account of Lessor:
[ ]
or to such other account of Lessor in the United States as may be specified in a notice delivered by Owner Trustee to Lessee and Owner Participant in accordance with Section 10.1 at least 10 Business Days prior to the due date after which payments are to be made pursuant to such notice.
Payments to Owner Participant: Payments made to Owner Participant pursuant to the terms of the Operative Documents shall be made to the following account of Owner Participant:
[ ]
or to such other account of Owner Participant in the United States as may be specified in a notice delivered by Owner Participant to Owner Trustee and Lessee in accordance with Section 10.1 at least 10 Business Days prior to the due date after which payments are to be made pursuant to such notice.
Payments to Lessee: Payments made to Lessee pursuant to the terms of the Operative Documents shall be made to the following account of Lessee:
[ ]
or to such other account of Lessee in the United States as may be specified in a notice delivered by Lessee to Owner Trustee and/or Owner Participant in accordance with Section 10.1 at least 10 Business Days prior to the due date after which payments are to be made pursuant to such notice.
ANNEX B

LA 1 – Participation Agreement

SCHEDULE A
CERTAIN TERMS

Insurance Threshold Amount:	$[****]

Obsolete Parts cap (for purposes of Section 8(c) of the Lease)	[A319 - $[****] A320 - $[****] A321 - $[****]]1
PERMITTED COUNTRIES
[****]
1    Insert value for applicable aircraft type.
SCHEDULE A

LA 1 – Participation Agreement
[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

SCHEDULE B
RE-REGISTRATION CONDITIONS
Lessee’s right to cause or permit the Aircraft to be re-registered pursuant to Section 7(a) of the Lease is subject to the satisfaction of the conditions below or waiver thereof by Lessor and Owner Participant, as applicable:
(a) no Event of Default shall have occurred and be continuing at the date of such request or at the effective date of the change in registration; provided that it shall not be necessary to comply with this condition if the change in registration involves the registration of the Aircraft under the laws of the United States;
(b) each of Lessor and Owner Participant shall have received a legal opinion addressed to it from counsel to Lessee admitted to practice in the jurisdiction of registration (which counsel shall be reasonably satisfactory to Owner Participant) (i) to the effect that (A) after giving effect to such change in registration, all filing, recording or other action necessary to perfect and protect Lessor’s rights and interests in and to the Aircraft and the Lease has been accomplished (or if such opinion cannot be given at the time by which Lessor has been requested to consent to a change in registration, (x) the opinion shall detail what filing, recording or other action is necessary and (y) Lessor and Owner Participant shall have received a certificate from Lessee that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to Lessor and Owner Participant on or prior to the effective date of such change in registration), (B) the terms of the Lease are legal, valid and binding and enforceable against Lessee in such jurisdiction (subject to bankruptcy and equitable remedies exceptions and other customary exceptions), and (C) it is not necessary for Lessor or Owner Participant to qualify to do business in such jurisdiction or otherwise satisfy any other applicable law, rule or regulation existing at the date of such request (or if such opinion cannot be given, the opinion shall detail what other existing law, rule or regulation must be satisfied by Lessor or Owner Participant, as the case may be) solely as a result of the proposed re-registration, and (ii) if such re-registration is in connection with a sublease to a Permitted Sublessee and such country is not, at the time of re-registration, the United States or a Permitted Country, to the effect that there exist no possessory rights in favor of Permitted Sublessee under the laws of such country that would, assuming at such time Permitted Sublessee is not insolvent or bankrupt, prevent the return of the Aircraft in accordance with and when permitted by the terms of Sections 14 and 15 of the Lease upon the exercise of remedies by Lessor of its remedies in accordance with Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing;
(c) Lessor and Owner Participant shall have received assurances reasonably satisfactory to Owner Participant to the effect that the insurance provisions of the Lease shall have been complied with after giving effect to such change in registration;
SCHEDULE B

LA 1 – Participation Agreement

(d) such re-registration will not result in the imposition by such country of any Taxes on Lessor or Owner Participant for which Lessee is not required to indemnify Lessor or Owner Participant, as the case may be, unless Lessee agrees to indemnify Lessor or Owner Participant, as the case may be, for any Taxes imposed by such country in connection with or relating to the transactions contemplated by the Lease that would not have been imposed but for such re-registration; provided that it shall not be necessary to comply with the conditions contained in this clause (d) if such change in registration results in the re-registration of the Aircraft under the laws of the United States, except to the extent that the provisions of the tax indemnification provisions relating to Lessor or Owner Participant, as the case may be, were amended in effecting a previous foreign registration;
(e) such re-registration will not divest Lessor of title to the Aircraft; and
(f) Lessee shall have paid or made provision for the payment of all reasonable out-of-pocket expenses (including reasonable attorneys’ fees) of Lessor and Owner Participant in connection with such change in registration;
provided, further, that Lessee shall not cause the Aircraft to be registered under the laws of any foreign jurisdiction without the prior written consent of Owner Participant if (1) the civil aviation laws of such foreign jurisdiction impose unusual requirements on lessors of civil aircraft, and (2) Lessor or Owner Participant, as the case may be, would be required to comply with such unusual requirements upon the registration of the Aircraft in such foreign jurisdiction, and compliance therewith by Lessor or Owner Participant, as the case may be, would result in a material burden on the business activities of Lessor or Owner Participant, as the case may be.
SCHEDULE B

LA 1 – Participation Agreement

EXHIBIT IV
FORM OF DEFINITIONS ANNEX
[NAME OF OWNER PARTICIPANT]
DEFINITION ANNEX ([YEAR]) MSN [MSN])
LA 1 – Annex A

ANNEX A
DEFINITIONS
General Provisions
(a) In each Operative Document (as defined below), unless otherwise expressly provided, a reference to:
(i) each of “Lessee,” “Lessor,” “Owner Trustee,” “Owner Participant” or any other Person includes, without prejudice to the provisions of any Operative Document, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;
(ii) words importing the plural include the singular and words importing the singular include the plural;
(iii) any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Document, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms, and any agreement, instrument or document entered into in substitution or replacement therefor;
(iv) any provision of any law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Delivery Date (as defined below in this Annex A), and thereafter from time to time;
(v) the word “government” includes any instrumentality or agency thereof;
(vi) the words “Agreement,” “this Agreement,” “hereby,” “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Operative Document refer to such Operative Document as a whole and not to any particular provision of such Operative Document;
(vii) the words “including,” “including, without limitation,” “including, but not limited to,” and terms or phrases of similar import when used in any Operative Document, with respect to any matter or thing, mean including, without limitation, such matter or thing; and
(viii) a “Section,” a “subsection,” an “Exhibit,” an “Annex” or a “Schedule” in any Operative Document, or in any annex thereto, is a reference to a section or a subsection of, or an exhibit, an annex or a schedule to, such Operative Document or such annex, respectively.
[NAME OF OWNER PARTICIPANT]
DEFINITION ANNEX ([YEAR]) MSN [MSN])
LA 1 – Annex A

(b) Each attachment, appendix, exhibit, annex, supplement and schedule to each Operative Document is incorporated in, and shall be deemed to be a part of, such Operative Document.
(c) Headings and tables of contents used in any Operative Document are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Document.
Defined Terms
“AD” has the meaning set forth in Section 7(a) of the Lease.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, “control” (including “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall Trust Company be deemed to be an Affiliate of any of Owner Trustee, Lessor or Owner Participant or vice versa.
“After-Tax Basis”, in the context of determining the amount of a payment to be made on such basis, means the payment of an amount which, after subtraction of the net increase, if any, in U.S. federal, state and local income tax liability incurred by the Indemnified Person or Tax Indemnitee to whom the payment is made as a result of the receipt or accrual of such payment (taking into account any current Tax benefits realized by such Indemnified Person or Tax Indemnitee as a result of the event or circumstances giving rise to such payment), shall equal the amount that would have been payable if no net increase in such tax liability had been incurred.
“Aircraft” means the Airframe together with the two Engines described in Lease Supplement No. 1 (or any Replacement Engine substituted for any of such Engines under, and pursuant to the terms of, the Lease) (except in each case for any Excluded Equipment), whether or not any of such initial or substituted Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft.
“Aircraft Protocol” means the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements, and revisions thereto, as in effect in the United States.
“Airframe” means (i) the aircraft described in Lease Supplement No. 1 (except (x) Engines or engines from time to time installed thereon and any and all Parts related to such Engines or engines and (y) any Excluded Equipment) to be leased under the Lease by Lessor to Lessee and (ii) any and all Parts so long as the same shall be incorporated or installed in or attached to such aircraft, or so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 of the Lease after removal from such aircraft.
[NAME OF OWNER PARTICIPANT]
DEFINITION ANNEX ([YEAR]) MSN [MSN])
LA 1 – Annex A

“American/Airbus Purchase Agreement” means the A320 Family Aircraft Purchase Agreement, dated July 20, 2011, between Lessee and the Manufacturer, as amended, supplemented or otherwise modified from time to time.
“Application for Aircraft Registration” means the application for registration on Federal Aviation Administration AC Form 8050-1 with respect to the Aircraft in the name of Owner Trustee.
“Approved Program” means a maintenance program for aircraft of the same make and model as the Aircraft which shall be (i) the Maintenance Program, (ii) the MPD, or (iii) such other maintenance program approved by Lessor (such approval not to be unreasonably withheld); provided that for purposes of this clause (iii), such approval right shall, in connection with the re-registration or subleasing of the Aircraft, Airframe or any Engine, only be required at the time of the initial re-registration or at the commencement of such sublease, as applicable. For purposes of the foregoing sentence, with respect to the flight/hours/cycles/calendar time limitations of Parts and inspections, references to the MPD mean the most restrictive applicable limitation set forth therein.
“Assumption Agreement” has the meaning set forth in Section 8.2(a)(i)(D) of the Participation Agreement.
“Aviation Counsel” means Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation, or such other nationally recognized special aviation counsel located in Oklahoma City, Oklahoma as is designated by Lessee.
“Back-Leveraging Documents” has the meaning set forth in Section 8.3.1(b) of the Participation Agreement.
“Back-Leveraging Indemnified Person” has the meaning set forth in Section 8.3.2(a) of the Participation Agreement.
“Back-Leveraging Lender” has the meaning set forth in Section 8.3.1 of the Participation Agreement.
“Back-Leveraging Party” has the meaning set forth in Section 8.3.1 of the Participation Agreement.
“Back-Leveraging Transaction” has the meaning set forth in Section 8.3.1 of the Participation Agreement.
“Bankruptcy Code” means the United States Bankruptcy Code, 11 United States Code §§ 101 et seq.
[NAME OF OWNER PARTICIPANT]
DEFINITION ANNEX
2
LA 1 – Annex A

[”Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Case.]1
[”Bankruptcy Court Order” means the bankruptcy order entitled “Order pursuant to 11 U.S.C. § 365(a) and Fed. R. Bankr. P. 6004 Approving Assumption of (A) the A320 Family Aircraft Purchase Agreement Made July 20, 2011, as Amended, between Airbus S.A.S. and American Airlines, Inc.; and (B) the General Terms Agreement by and among IAE International Aero Engines AG and American Airlines, Inc., as Amended and Supplemented”, dated as of January 23, 2013 and entered by the Bankruptcy Court on January 23, 2013.]2
“Basic Rent” means the basic rent payable to Lessor for the Aircraft pursuant to Section 3(b) of the Lease in the amounts and payable at the times as provided therein.
“Basic Term” means the term for which the Aircraft is leased under the Lease pursuant to Section 3(a) thereof commencing on the Delivery Date and ending on the Lease Expiry Date, or such earlier date on which the Lease is terminated in accordance with the provisions thereof.
“Bills of Sale” means the FAA Bill of Sale and the Warranty Bill of Sale collectively.
“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks are authorized or required by law, regulation or executive order to be closed in Fort Worth, Texas or New York, New York or the city and state in which the principal corporate trust office of Owner Trustee is located.
“Cape Town Convention” means the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements, and revisions thereto, as in effect in the United States.
“Cape Town Treaty” means, collectively, the official English language text of (i) the Cape Town Convention, (ii) the Aircraft Protocol, (iii) all rules and regulations adopted pursuant thereto and as in effect in the United States and (iv) with respect to each of the foregoing described in clauses (i) through (iii), all amendments, supplements and revisions thereto as in effect in the United States.
“Certificated Air Carrier” means an air carrier holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of Section 1110.
1     Include if the Closing occurs during the pendency of the Chapter 11 Case. Consider whether use of this term will change if a general stipulation is entered.
2    Id.
[NAME OF OWNER PARTICIPANT]
DEFINITION ANNEX
3
LA 1 – Annex A

[”Chapter 11 Case” means the voluntary cases commenced by Lessee and certain of its Affiliates under chapter 11 of the Bankruptcy Code, which are jointly administered and are currently pending before the Bankruptcy Court, styled In re AMR Corporation, et al., Chapter 11 Case Number 11-15463 (SHL).]3
“Citizen of the United States” has the meaning specified for such term in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the U.S. enacted in substitution or replacement therefor.
“Claim” or “Claims” means any and all liabilities, obligations, losses, damages, penalties, claims, costs, actions or suits of whatsoever kind and nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) and, except as otherwise expressly provided, shall include all reasonable costs, disbursements and expenses (including reasonable legal fees and expenses) in connection therewith or related thereto.
“Closing” has the meaning set forth in Section 3 of the Participation Agreement.
“Code” means the U.S. Internal Revenue Code of 1986, as currently in effect or hereafter amended.
“Confidential Information” means the provisions of, and all matters relating to, the Lease (other than any portions of the Lease recorded with the FAA and available for public inspection), the Participation Agreement and the other Operative Documents including, without limitation, (i) the existence and terms of any sublease of the Airframe or Engines pursuant to Section 7(b) of the Lease and the identity of the Permitted Sublessee thereunder (other than any portions of any sublease recorded with the FAA and available for public inspection); (ii) all information obtained in connection with any inspection conducted pursuant to Section 12(a) or 12(b) of the Lease or obtained from Lessee in electronic form pursuant to Section 12(c) of the Lease; (iii) each certification furnished pursuant to Section 11(a) and Section 11(b) of the Lease; and (iv) all information contained in each report furnished pursuant to Section 11(e) of the Lease.
“Conflict Opinion” has the meaning set forth in Section 7.1.5 of the Participation Agreement.
“CRAF Program” means the Civil Reserve Air Fleet Program authorized under 10 U.S.C. §9511 et seq. or any similar or substitute program under the laws of the United States.
“Delivery Date” has the meaning specified in Lease Supplement No. 1.
3     Include if the Closing occurs during the pendency of the Chapter 11 Case.
[NAME OF OWNER PARTICIPANT]
DEFINITION ANNEX
4
LA 1 – Annex A

“Designated Back-Leveraging Lender” has the meaning set forth in Section 8.3.2(a) of the Participation Agreement.
“Dollars” and “$” mean the lawful currency of the United States.
“EASA” means the European Aviation Safety Agency of the European Union and any successor agency.
“Engine” means (i) each of the engines listed by manufacturer’s serial numbers in Lease Supplement No. 1, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft; (ii) any Replacement Engine which may from time to time be substituted, pursuant to the Return Conditions or Sections 8(d) or 10(d) of the Lease, for an Engine leased under the Lease; and (iii) any and all Parts incorporated or installed in or attached to such Engine or Replacement Engine or any and all Parts removed from such Engine or Replacement Engine so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 of the Lease after removal from such Engine or Replacement Engine, but in each case, except any Excluded Equipment. Except as otherwise set forth in the Lease, at such time as a Replacement Engine shall be so substituted, the replaced Engine shall cease to be an Engine. The term “Engines” also means, as of any date of determination, all Engines then leased under the Lease.
“Engine Manufacturer” means [CFM International, Inc.]4 [IAE International Aero Engines AG]5.
“Engine Warranty Agreement” means the Engine Warranty Assignment Agreement, in substantially the form attached to the Participation Agreement as Exhibit H, dated as of the Delivery Date, between Lessee and Lessor, to which an Engine Consent and Agreement executed by the Engine Manufacturer is attached.
“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder.
“Event of Default” has the meaning set forth in Section 14 of the Lease.
“Event of Loss” with respect to any property means any of the following events with respect to such property:
(i) loss of such property or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;
4     Include for A319 and A320 aircraft.
5     Include for A321 aircraft.
[NAME OF OWNER PARTICIPANT]
DEFINITION ANNEX
5
LA 1 – Annex A

(ii) any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;
(iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, such property (other than a requisition for use of the Aircraft, the Airframe or any Engine by the U.S. government or any agency or instrumentality thereof which shall not have resulted in loss of possession of such property for a period continuing beyond the end of the Term) which, in the case of any event referred to in this clause (other than requisition of title), shall have resulted in the loss of possession of such property by Lessee (or any Permitted Sublessee) for a period in excess of 120 consecutive days or a shorter period that ends on or after the last day of the Term (in which event the Event of Loss pursuant to this clause (iii) shall be deemed to have occurred on the last day of the Term);
(iv) as a result of any rule, regulation, order or other action by the FAA, the Department of Transportation or other governmental body of the U.S. or other country of registry of the Aircraft having jurisdiction, the use of such property in the normal course of passenger air transportation shall have been prohibited for a period of six consecutive months, unless Lessee (or any Permitted Sublessee), prior to the expiration of such six-month period, shall have undertaken and shall be diligently carrying forward all steps which in its judgment are necessary or desirable to permit the normal use of such property by Lessee (or any Permitted Sublessee) or, in any event, if such use shall have been prohibited for a period of twelve consecutive months; or
(v) the operation or location of the Aircraft, while under requisition for use by the U.S. government, in any area excluded from coverage by any insurance policy in effect with respect to the Aircraft required by the terms of Section 11 of the Lease, if Lessee shall be unable to obtain indemnity or insurance in lieu thereof from the U.S. government;
provided that if such property shall be returned to Lessee in usable condition after the occurrence of an event described in clause (i), (iii) or (v) above but prior to the date on which Stipulated Loss Value would be payable pursuant to Section 10(a) of the Lease, then such event shall, at the option of Lessee, not constitute an Event of Loss.
“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.
“Excluded Equipment” means (i) defibrillators, enhanced emergency medical kits and other medical and emergency equipment, (ii) airphones and other components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications or electronic entertainment or services to passengers aboard the Aircraft, (iii) branded passenger convenience or service items, and (iv) cargo containers.
[NAME OF OWNER PARTICIPANT]
DEFINITION ANNEX
6
LA 1 – Annex A

“Export Administration Regulations” means the United States Export Administration Regulations, 15 C.F.R. §§ 730-774, as amended, modified or supplemented from time to time, and any successor thereto.
“FAA” or “Federal Aviation Administration” means the Federal Aviation Administration of the U.S. and any successor governmental authority.
“FAA Bill of Sale” means the bill of sale for the Aircraft on Federal Aviation Administration AC Form 8050-2 executed by the Manufacturer in favor of Owner Trustee.
“Fair Market Rental Value” means the rental value which could be obtained in an arm’s-length transaction between an informed and willing lessee under no compulsion to lease and an informed and willing lessor in possession under no compulsion to lease, assuming that the Aircraft is unencumbered by the Lease and is in the condition required thereby; provided that, in determining such value under Section 15 of the Lease, the Aircraft shall be valued on an “as-is, where-is” basis, taking into account customary brokerage and other reasonable costs and out-of-pocket expenses that would be typically incurred in connection with the re-letting of equipment such as the Airframe, Engines or any Part thereof. Such value shall be determined by mutual written agreement between Lessor and Lessee or, in the absence of mutual written agreement, pursuant to an Independent Appraisal, except in determining such value under Section 15 of the Lease, such value shall be determined by Independent Appraisal as provided therein.
“Fair Market Sales Value” means the sales value which could be obtained in an arm’s-length transaction between an informed and willing purchaser under no compulsion to purchase and an informed and willing seller in possession under no compulsion to sell, assuming that the Aircraft is unencumbered by the Lease and is in the condition required thereby; provided that, in determining such value under Section 15 of the Lease, the Aircraft shall be valued on an “as-is, where-is” basis, taking into account customary brokerage and other reasonable costs and out-of-pocket expenses that would be typically incurred in connection with the sale of equipment such as the Airframe, Engines or any Part thereof. Such value shall be determined by mutual written agreement between Lessor and Lessee or, in the absence of mutual written agreement, pursuant to an Independent Appraisal, except in determining such value under Section 15 of the Lease, such value shall be determined by Independent Appraisal as provided therein.
“Indemnified Person” means Owner Trustee, Trust Company and Owner Participant (including, for this purpose, a Person identified in writing to Lessee by Owner Participant who manages or services Owner Participant’s interest in the Trust Estate) and each Back-Leveraging Indemnified Person that has been added as an “Indemnified Person” in a Lessee Consent and their respective officers, directors, servants, agents, successors and permitted assigns, but excluding any such Person in its capacity as the manufacturer, supplier or subcontractor of the Aircraft, Airframe or Engines or any Part and any officer, director, servant, agent, successor or permitted assign of such Person in such capacity.
[NAME OF OWNER PARTICIPANT]
DEFINITION ANNEX
7
LA 1 – Annex A

“Independent Appraisal” means an appraisal mutually agreed to by two nationally recognized independent aircraft appraisers, one of which appraisers shall be chosen by Lessor and one by Lessee, or, if such appraisers cannot agree on such appraisal, an appraisal arrived at by a third nationally recognized independent aircraft appraiser chosen by the mutual consent of such two appraisers; provided that if either party shall fail to appoint a nationally recognized independent aircraft appraiser within 15 days after a written request to do so by the other party, the “Independent Appraisal” shall be the appraisal rendered by the appraiser that has been appointed; provided, further, that if both Lessor and Lessee appoint nationally recognized independent aircraft appraisers but such appraisers cannot agree on an appraisal and fail to appoint a third nationally recognized independent aircraft appraiser within 20 days after the date of the appointment of the second of such appraisers, then either party may apply to the American Arbitration Association to make such appointment. In the event such third independent appraiser shall be chosen to provide such appraisal, unless the parties agree otherwise, such appraisal shall be required to be made within 20 days of such appointment. Notwithstanding the foregoing, if an Independent Appraisal is used to determine the Fair Market Rental Value for the purposes of Section 21 of the Lease, the time periods set forth in the two preceding sentences shall be shortened to the extent necessary to allow the Fair Market Rental Value to be determined within 30 days after Lessee provides its revocable notice of its intent to renew the Lease pursuant to Section 21 of the Lease. Notwithstanding the foregoing, if an Independent Appraisal is used to determine the Fair Market Rental Value and/or Fair Market Sales Value for the purposes of Section 15 of the Lease, an Independent Appraisal shall be an appraisal prepared by Ascend Worldwide Limited, BK Associates, Inc., AVITAS, Inc. or another nationally recognized independent aircraft appraiser chosen in good faith by Owner Participant. The fees and expenses of appraisers for an Independent Appraisal, whenever undertaken pursuant to the Lease, shall be borne equally by Lessor and Lessee, and Lessor and Lessee each shall separately bear any fees, costs and expenses of its respective attorneys and experts (other than the appraisers referred to above) incurred in connection with such Independent Appraisal, except that the costs of an Independent Appraisal undertaken pursuant to Section 15 of the Lease shall be for the account of Lessee.
“Inspecting Party” has the meaning set forth in Section 12(a) of the Lease.
“Insurance Threshold Amount” has the meaning set forth in Schedule A to the Participation Agreement.
“International Interest” has the meaning ascribed to the defined term “international interest” under the Cape Town Treaty.
“International Registry” means the international registry established pursuant to the Cape Town Treaty.
“Investment Company Act” means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder.
“Law” means and includes (a) any statute, decree, constitution, regulation, order, judgment or other directive of any governmental authority; (b) any treaty, pact, compact or other agreement to which any governmental authority is a signatory or party; (c) any judicial or administrative interpretation or application of any Law described in (a) or (b) above; and (d) any amendment or revision of any Law described in (a), (b) or (c) above.
[NAME OF OWNER PARTICIPANT]
DEFINITION ANNEX
8
LA 1 – Annex A

“Lease” or “Lease Agreement” means that certain Lease Agreement ([YEAR] MSN [MSN]), dated as of [ ], [YEAR], between Lessor and Lessee.
“Lease Expiry Date” means the tenth (10th) anniversary of the Delivery Date.
“Lease Period” means the period commencing on and including each Lease Period Date and ending on and including (i) the day immediately preceding the next subsequent Lease Period Date, (ii) the Lease Expiry Date, in the case of final Lease Period during the Basic Term, or (iii) the last day of any Renewal Term, in the case of the final Lease Period during such Renewal Term.
“Lease Period Date” means, during the Basic Term or any Renewal Term, each date specified in Schedule A to Lease Supplement No. 1.
“Lease Supplement” means (i) Lease Supplement No. 1 and (ii) any other supplement to the Lease Agreement from time to time executed and delivered in connection with one or more Replacement Engines.
“Lease Supplement No. 1” means a lease supplement, substantially in the form of Exhibit A to the Lease, entered into between Lessor and Lessee on the Delivery Date for the purpose of subjecting the Aircraft to the Lease.
“Lessee” means American Airlines, Inc., a Delaware corporation.
“Lessee Consent” has the meaning set forth in Section 8.3.2(b) of the Participation Agreement.
“Lessor” means Owner Trustee as lessor under the Lease.
“Lessor’s Liens” means any Lien on or relating to or affecting the Aircraft, the Airframe, any Engine or any Part, title thereto or any interest therein, the Lease or the Trust Estate arising as a result of:
(i) Claims against or affecting Trust Company, Owner Trustee, Owner Participant or any Owner Participant Guarantor, as applicable, not related to ownership of the Aircraft or the transactions contemplated by the Lease and the other Operative Documents;
(ii) acts or omissions of Trust Company, Owner Trustee, Owner Participant or any Owner Participant Guarantor, as applicable, not related to the transactions contemplated by, or not expressly provided for under the terms of, the Lease and the other Operative Documents;
[NAME OF OWNER PARTICIPANT]
DEFINITION ANNEX
9
LA 1 – Annex A

(iii) Taxes or Claims imposed against Trust Company, Owner Trustee, Owner Participant or any Owner Participant Guarantor, as applicable, which are not indemnified against by Lessee pursuant to Section 7.1, 7.2 or 7.3 of the Participation Agreement; or
(iv) Taxes or Claims imposed against Trust Company, Owner Trustee, Owner Participant or any Owner Participant Guarantor, as applicable, arising out of any voluntary or involuntary Transfer (other than pursuant to the Return Conditions or Section 8 or 10 of the Lease or pursuant to the exercise of remedies in accordance with Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing) by Trust Company, Owner Trustee, Owner Participant or any Owner Participant Guarantor, as applicable, of its respective interest in the Aircraft, the Airframe, any Engine, any Part, any Obsolete Part, the Trust Estate, Rent or any interest arising under any Operative Document, including, without limitation, by means of granting a security interest therein;
provided that an arrangement expressly permitted by Section 8.3 of the Participation Agreement shall not constitute a Lessor’s Lien so long as such arrangement remains compliant with Section 8.3 of the Participation Agreement.
“LIBOR” means, with respect to any Rent payment not paid when due, the rate for deposits in Dollars for a period of one month which appears on the Reuters Screen LIBOR01 Page (or successor page) as of 11:00 A.M., London time, two London Banking Days prior to the date such Rent payment came due. If such rate does not appear on the Reuters Screen LIBOR01 Page (or successor page), the rate will be determined on the basis of the rates at which deposits in Dollars are offered by the principal London offices of the Reference Banks at approximately 11:00 A.M., London time, on the date two London Banking Days prior to the date such Rent payment came due to prime banks in the London interbank market for a period of one month commencing on such date and in an amount of $10,000,000. Lessor will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for such overdue Rent payment will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such overdue Rent payment will be the arithmetic mean of the rates quoted by major banks in New York City, selected by Lessor, at approximately 11:00 A.M., New York City time, on the date two London Banking Days prior to the date such Rent payment came due for loans in Dollars to leading European banks for a period of one month commencing on such date and in an amount of $10,000,000.
“Lien” means any mortgage, pledge, lien, charge, encumbrance, lease, conditional sale or security interest.
“London Banking Day” means any day on which commercial banks are not authorized or required to close in London, England and which is also a day on which dealings in U.S. Dollar deposits are carried out in the London Interbank market.
“Loss Payee” means Lessor, except as otherwise provided in a Lessee Consent.
[NAME OF OWNER PARTICIPANT]
DEFINITION ANNEX
10
LA 1 – Annex A

“Loss Payment Date” has the meaning specified in Section 10(a) of the Lease.
“Maintenance Program” has the meaning specified in Section 7(a)(ii) of the Lease.
“Manufacturer” means Airbus S.A.S.
“Marketing Inspection” has the meaning specified in Section 12(b) of the Lease.
“Moody’s” means Moody’s Investors Services, Inc. (or any successor thereto that is a nationally recognized statistical rating organization).
“MPD” means the maintenance planning document published by the Manufacturer and applicable to the Aircraft, as revised from time to time.
“New Owner Participant” has the meaning set forth in Section 8.1 of the Participation Agreement.
“New Owner Trustee” has the meaning set forth in Section 8.1 of the Participation Agreement.
“Obsolete Parts” has the meaning specified in Section 8(c) of the Lease.
“Operative Documents” means the Lease, the Participation Agreement, the Trust Agreement, the Engine Warranty Agreement and any Owner Participant Guarantee.
“Overdue Rate” means, as at any date of determination, an interest rate equal to 2% per annum plus the applicable LIBOR, calculated on the basis of a 360-day year and the number of actual days elapsed.
“Owner Participant” means [Name of Owner Participant], a [jurisdiction] [type of entity].
“Owner Participant Guarantee” means [(i) for so long as [Name of Owner Participant] is the Owner Participant, the Guarantee ([YEAR] MSN [MSN]), dated as of [ ], by [Name of Owner Participant Guarantor], and (ii) otherwise,]6 an absolute and unconditional guarantee by the applicable Owner Participant Guarantor, substantially in the form of Exhibit G to the Participation Agreement or, otherwise, in form and substance reasonably satisfactory to Lessee, delivered pursuant to Section 8.2(a)(ii) of the Participation Agreement.
“Owner Participant Guarantor” [(i) with respect to the period during which [Name of Owner Participant] is Owner Participant under the Operative Documents, means [Name of Owner Participant Guarantor] and (ii)]7 with respect to the period during which any Transferee is Owner Participant under the Operative Documents, has the meaning set forth in Section 8.2.(a)(ii) of the Participation Agreement.
6     Include if there will be an Owner Participant Guarantee for the initial Owner Participant.
7     Include if there will be an Owner Participant Guarantee for the initial Owner Participant.
[NAME OF OWNER PARTICIPANT]
DEFINITION ANNEX
11
LA 1 – Annex A

“Owner Trustee” means (i) Wells Fargo Bank Northwest, National Association, a national banking association, not in its individual capacity, but solely in its capacity as owner trustee under the Trust Agreement, or (ii) if Wells Fargo Bank Northwest, National Association is not then serving as Owner Trustee under the Trust Agreement, the successor Owner Trustee under the Trust Agreement.
“Participation Agreement” means that certain Participation Agreement ([YEAR] MSN [MSN]), dated as of [ ], [YEAR], among Lessee, Owner Trustee, Trust Company and Owner Participant.
“Parts” means any and all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (i) complete Engines or engines and (ii) any Excluded Equipment), so long as the same are incorporated or installed in or attached to the Airframe or any Engine or so long as title thereto remains vested in Lessor in accordance with the terms of Section 8 of the Lease after removal from the Airframe or any Engine.
“Permitted Country” means each of the countries listed in Schedule A to the Participation Agreement.
“Permitted Investment” means each of the following:
(i) direct obligations of the U.S. and agencies thereof;
(ii) obligations fully guaranteed by the U.S.;
(iii) certificates of deposit issued by, or bankers acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the U.S. or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000, and having a rating of A, its equivalent or better by Moody’s or S&P (or if neither such organization shall rate such institution at any time, by any nationally recognized rating organization in the United States);
(iv) commercial paper of any holding company of a bank, trust company or national banking association described in clause (iii);
(v) bearer note deposits with, or certificates of deposit issued by, or promissory notes of, any subsidiary incorporated under the laws of Canada (or any province thereof) of any bank, trust company or national banking association described in clause (iii), (viii) or (ix);
[NAME OF OWNER PARTICIPANT]
DEFINITION ANNEX
12
LA 1 – Annex A

(vi) commercial paper of companies having a rating assigned to such commercial paper by Moody’s or S&P (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States) equal to either of the two highest ratings assigned by such organization;
(vii) U.S. dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of (A) any bank, trust company or national banking association described in clause (iii) or (B) any other bank described in clause (viii) or (ix);
(viii) U.S.-issued Yankee certificates of deposit issued by, or bankers acceptances of, or commercial paper issued by, any bank having combined capital and surplus and retained earnings of at least $100,000,000 and headquartered in Canada, Japan, the United Kingdom, France, Germany, Switzerland or The Netherlands;
(ix) U.S. dollar-denominated time deposits with any Canadian bank having a combined capital and surplus and retained earnings of at least $100,000,000 and having a rating of A, its equivalent or better by Moody’s or S&P (or, if neither such organization shall rate such institution at any time, by any nationally recognized rating organization in the United States);
(x) Canadian Treasury Bills fully hedged to U.S. dollars;
(xi) repurchase agreements with any financial institution having combined capital and surplus and retained earnings of at least $100,000,000 collateralized by transfer of possession of any of the obligations described in clauses (i) through (x) above; and
(xii) money market mutual funds that are registered with the Security and Exchange Commission under the Investment Company Act and operated in accordance with Rule 2a-7 and that at the time of such investment are rated “Aaa” by Moody’s and/or “AAA” by S&P.
“Permitted Lien” has the meaning specified in Section 6 of the Lease.
“Permitted Sublessee” means:
(i) the Manufacturer or Engine Manufacturer (or any Affiliate of either thereof);
(ii) any Certificated Air Carrier;
(iii) any foreign air carrier that is principally based in and a domiciliary of a Permitted Country, if, at the time Lessee enters into a sublease with such foreign air carrier, Lessor receives an opinion from counsel to Lessee (which counsel shall be reasonably satisfactory to Lessor) to the effect that:
[NAME OF OWNER PARTICIPANT]
DEFINITION ANNEX
13
LA 1 – Annex A

(A) all filing, recording and other action necessary to perfect and protect Lessor’s rights and interests in and to the Aircraft and the Lease has been accomplished;
(B) there exist no possessory rights in favor of such sublessee under the laws of such sublessee’s country which would, upon bankruptcy or insolvency of or other default by Lessee and assuming that at the time of such bankruptcy, insolvency or other default by Lessee, such sublessee is not insolvent or bankrupt, prevent the return of an Engine or the Airframe and each Engine or engine subject to such sublease to Lessor in accordance with and when permitted by the terms of Sections 14 and 15 of the Lease upon the exercise by Lessor of its remedies under Section 15 of the Lease; and
(C) the terms of the Lease are legal, valid, binding and enforceable in the country in which such foreign air carrier is principally based (subject to customary exceptions); or
(iv) any foreign air carrier not described in clause (iii) above consented to in writing by Lessor (such consent not to be unreasonably withheld);
provided that in the case of any such foreign air carrier referred to in clause (iii) or (iv) above (other than a foreign air carrier principally based in Taiwan), the U.S. maintains full diplomatic relations with the country in which such foreign air carrier is principally based at the time such sublease is entered into.
“Person” means any individual person, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government.
[”Plan Effective Date” means the effective date of any plan of reorganization filed by Lessee in the Chapter 11 Case that is confirmed pursuant to Section 1129 of the Bankruptcy Code.] 8
“Qualifying Institution” has the meaning specified in Section 8.2(a)(ii) of the Participation Agreement.
“Reference Banks” means Citibank, JP Morgan Chase Bank, Deutsche Bank, and such other or additional banking institutions as may be designated from time to time by mutual agreement of Lessee and Lessor.
8     Include if the Closing occurs during the pendency of the Chapter 11 Case.
[NAME OF OWNER PARTICIPANT]
DEFINITION ANNEX
14
LA 1 – Annex A

“Reference Stipulated Loss Value Determination Date” means (i) with respect to Section 10 of the Lease, the Stipulated Loss Value Determination Date on or immediately preceding the Loss Payment Date, (ii) with respect to Section 15(c) of the Lease, the Stipulated Loss Value Determination Date on or immediately preceding the Specified Payment Date and (iii) with respect to Section 15(d) of the Lease, the Stipulated Loss Value Determination Date on or immediately preceding the Sale Date.
“Related Aircraft” means any aircraft that is a “Leased Aircraft” (as defined in the American/Airbus Purchase Agreement) other than the Aircraft.
“Related Lease” means, as of any date of determination, any aircraft lease agreement in substantially the form of the Lease Agreement with respect to any Related Aircraft between Lessee, as lessee, and Wells Fargo Bank Northwest, National Association, as owner trustee (or a successor trust company or any other bank or trust company pursuant to a “Trust Transfer” with respect to such aircraft lease agreement), as lessor, provided that, as of such date, the “Owner Participant” with respect to such aircraft lease agreement and Owner Participant with respect to the Lease Agreement are identical or are Affiliates and the further conditions in both of the following clauses (A) and (B) are satisfied: (A) with respect to such aircraft lease agreement, either (x) Owner Participant is and has been the “Owner Participant” since the inception of such aircraft lease agreement or (y) Owner Participant is and became “Owner Participant” as a result of a direct Transfer of the owner participant interest meeting the requirements of Section 8.2 of the related “Participation Agreement” from Airbus Financial Services or an Affiliate of Airbus Financial Services who has been such an Affiliate since the inception of such aircraft lease agreement, provided that Airbus Financial Services or such Affiliate prior to such Transfer had been the “Owner Participant” with respect to such aircraft lease agreement at all times since the inception of such aircraft lease agreement, and (B) with respect to the Lease Agreement, Owner Participant is and has been [name of initial Owner Participant] since the inception of the Lease Agreement.
“Related Indemnitee Group” with respect to any Indemnified Person, subject to Section 8.3.2(a) of the Participation Agreement, means each of such Indemnified Person’s officers, directors, servants, agents, successors and permitted assigns.
“Renewal Term” has the meaning set forth in Section 21 of the Lease.
“Rent” means Basic Rent and Supplemental Rent.
“Replaced Engine” has the meaning set forth in Section 8(d)(i) of the Lease.
“Replacement Engine” means an engine of the same make and model as the Replaced Engine (or engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe and compatible with the other Engine) which shall have been substituted under the Lease pursuant to the Return Conditions or Sections 8(d) or 10(d) of the Lease, together with all Parts relating to such engine, but in each case excluding any Excluded Equipment.
[NAME OF OWNER PARTICIPANT]
DEFINITION ANNEX
15
LA 1 – Annex A

“Re-registration Conditions” means the terms and conditions set forth in Schedule B to the Participation Agreement.
“Responsible Officer” means, with respect to Lessee, its Chairman of the Board, its President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary or any other management employee (i) whose power to take the action in question has been authorized, directly or indirectly, by the Board of Directors of Lessee, (ii) working under the supervision of any such Chairman of the Board, President, Executive Vice President, Senior Vice President, Chief Financial Officer, Vice President, Treasurer or Secretary and (iii) whose responsibilities include the administration of the transactions and agreements contemplated by the Lease and other Operative Documents.
“Return Conditions” means the return conditions set forth in Annex B to the Lease.
“Return Date” has the meaning set forth in Annex B to the Lease.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, a subsidiary of The McGraw-Hill Companies, Inc. (or any successor thereto that is a nationally recognized statistical rating organization).
“Sale” has the meaning ascribed to the term “sale” in the Cape Town Treaty.
“Sale Date” has the meaning specified in Section 15(d) of the Lease.
“Section 1110” means Section 1110 of the Bankruptcy Code.
“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.
[****] has the meaning set forth in Section 6.1.4 of the Participation Agreement.
[****] has the meaning set forth in Section 6.1.4 of the Participation Agreement.
“Specified Payment Date” has the meaning set forth in Section 15(c) of the Lease.
“Specified Persons” means Owner Trustee, Trust Company, Owner Participant and, to the extent provided in Section 8.3 of the Participation Agreement, each Back-Leveraging Indemnified Person. that has been added as an “Indemnified Person” in a Lessee Consent.
“Stipulated Loss Value” with respect to the Aircraft means (i) during the Basic Term, the amount set forth in Schedule B to Lease Supplement No. 1 opposite the Stipulated Loss Value Determination Date that is the Reference Stipulated Loss Value Determination Date and (ii) during any Renewal Term, the amount determined as provided in Section 21 of the Lease applicable to the Stipulated Loss Value Determination Date that is the Reference Stipulated Loss Value Determination Date.
[NAME OF OWNER PARTICIPANT]
DEFINITION ANNEX ([YEAR]) MSN [MSN])
16
LA 1 – Annex A
[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

“Stipulated Loss Value Determination Date” means (i) during the Basic Term, each date specified in Schedule B to Lease Supplement No. 1 and (ii) during any Renewal Term, each Lease Period Date occurring during such Renewal Term.
“Sublease Period” means any period during which a sublease permitted by the terms of the Lease is in effect.
“Successor” has the meaning set forth in Section 6.1.3(a) of the Participation Agreement.
“Supplemental Rent” means all amounts (other than Basic Rent) which Lessee agrees to pay to Lessor, Owner Participant or any other Indemnified Person or Tax Indemnitee pursuant to any Operative Document, including without limitation payments of Stipulated Loss Value and indemnities payable under Sections 7.1 and 7.2 of the Participation Agreement.
“Tax” or “Taxes” means all governmental or quasi-governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use, property, personal and real, tangible and intangible taxes), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any penalties, fines, additions to tax or interest thereon or other additions thereto imposed, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.
“Tax Indemnitee” means Lessor, Owner Trustee, Trust Company, Owner Participant and each Back-Leveraging Indemnified Person that has been added as a “Tax Indemnitee” in a Lessee Consent (including any security trustee that has been so added) and their respective officers, directors, servants, agents, successors and permitted assigns, and, with respect to any Tax imposed on a consolidated or combined group of companies of which Lessor, Owner Trustee, Trust Company, Owner Participant or any such Back-Leveraging Indemnified Person is a member, such group and any member thereof, but excluding any such Person in its capacity as the manufacturer, supplier or subcontractor of the Aircraft, Airframe or Engines or any Part and any officer, director, servant, agent, successor or permitted assign of such Person in such capacity.
“Term” means the Basic Term and, if actually entered into, any Renewal Term.
“Transfer” means an offer, sale, assignment, transfer, participation, conveyance or other disposition.
“Transferee” has the meaning set forth in Section 8.2(a)(i)(A) of the Participation Agreement.
“Transportation Code” means that portion of Title 49 of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended.
[NAME OF OWNER PARTICIPANT]
DEFINITION ANNEX ([YEAR]) MSN [MSN])
17
LA 1 – Annex A

“Trust” means the trust created under the Trust Agreement.
“Trust Agreement” means that certain Trust Agreement ([YEAR] MSN [MSN]), dated as of [ ], [YEAR], between Owner Participant and Trust Company.
“Trust Company” means (i) Wells Fargo Bank Northwest, National Association, a national banking association, in its individual capacity, or (ii) if such Wells Fargo Bank Northwest, National Association is not then serving as Owner Trustee under the Trust Agreement, the entity serving as Owner Trustee, in its individual capacity.
“Trust Estate” means all estate, right, title and interest of Owner Trustee in and to the Aircraft, the Participation Agreement, the Lease and the other Operative Documents, including, without limitation, all amounts of Basic Rent, Supplemental Rent, insurance proceeds (other than any insurance proceeds payable under liability policies to or for the benefit of Trust Company, for its own account or in its individual capacity, or to Owner Participant) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft including, without limitation, any and all payments and proceeds received by Owner Trustee after the termination of the Lease with respect to the Aircraft resulting from the sale, lease or other disposition thereof.
“Trust Indenture Act” means the Trust Indenture Act of 1939.
“Trust Transfer” has the meaning set forth in Section 8.1 of the Participation Agreement.
“UCC” means the Uniform Commercial Code, as in effect in any applicable jurisdiction.
“U.S.” or “United States” means the United States of America.
“Warranty Bill of Sale” means the warranty (as to title) bill of sale with respect to the Aircraft executed by the Manufacturer in favor of Owner Trustee.
[NAME OF OWNER PARTICIPANT]
DEFINITION ANNEX
18
LA 1 – Annex A